As filed with the Securities and Exchange Commission on December 19, 2012

Registration No.333-183614

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-11

FOR REGISTRATION

UNDER

THE SECURITIES ACT OF 1933

GRIFFIN CAPITAL NET LEASE REIT, INC.

(Exact Name of Registrant as Specified in Its Governing Instruments)

2121 Rosecrans Avenue, Suite 3321

El Segundo, California 90245

(310) 606-5900

(Address, Including Zip Code and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Kevin A. Shields

Chief Executive Officer

Griffin Capital Net Lease REIT, Inc.

2121 Rosecrans Avenue, Suite 3321

El Segundo, California 90245

(310) 469-6100

(Name, Address, Including Zip Code and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Michael K. Rafter, Esq.

Howard S. Hirsch, Esq.

Baker, Donelson, Bearman, Caldwell and Berkowitz, PC

3414 Peachtree Road

Suite 1600

Atlanta, Georgia 30326

(404) 577-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(5)
Common Stock, $0.001 par value	[TBD]	[TBD]	$1,000,000,000	$52,716(2)
Common Stock, $0.001 par value(3)	[TBD]	[TBD]	$ 100,000,000	$3,667(4)

(1)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457.
(2)	As discussed below, pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes $540 million of unsold securities that have been previously registered, with respect to which the Registrant paid filing fees of $30,132. The filing fees previously paid with respect to shares being carried forward to this registration statement reduce the amount of fees currently due from $114,600 to $52,716.
(3)	Represents shares issuable pursuant to the Registrant’s distribution reinvestment plan.
(4)	As discussed below, pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes $68 million of unsold securities that have been previously registered, with respect which the Registrant paid filing fees of $3,794. The filing fees previously paid with respect to shares being carried forward to this registration statement reduce the amount of fees currently due from $11,460 to $3,667.
(5)	Registration fee previously paid.

Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the securities registered pursuant to this Registration Statement include unsold securities previously registered for sale pursuant to the Registrant’s registration statement on Form S-11 (File No. 333-159167) initially filed by the Registrant on May 12, 2009 (the “Prior Registration Statement”). The Prior Registration Statement registered securities with a maximum offering price of $750 million for sale pursuant to the Registrant’s primary offering, and securities with a maximum offering price of $75 million for sale pursuant to the Registrant’s distribution reinvestment plan. Of these amounts, approximately $540 million of primary offering securities remain unsold and $68 million of distribution reinvestment plan securities remain unsold. These unsold amounts are being carried forward to this Registration Statement and the filing fees paid with respect to the initial registration of the unsold securities is being used to offset filing fees that would otherwise be due in connection with the filing of this Registration Statement. Pursuant to Rule 415(a)(6), the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities pursuant to this prospectus until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED DECEMBER 19, 2012

GRIFFIN CAPITAL NET LEASE REIT, INC.

Maximum Offering of $1,100,000,000 in Shares of Common Stock

Griffin Capital Net Lease REIT, Inc. is a Maryland corporation that elected to qualify as a real estate investment trust, or “REIT,” for federal income tax purposes for our taxable year ended December 31, 2010. We are offering up to a maximum of $1,000,000,000 in shares of our common stock (approximately              shares) in our primary offering for $             per share, with discounts available for certain categories of purchasers as described in “Plan of Distribution.” We are also offering up to $100,000,000 in shares of our common stock (approximately              shares) pursuant to our distribution reinvestment plan at a purchase price during this offering of $             per share. No person may own (actually or constructively) more than 9.8% of our outstanding common stock unless our board of directors waives this restriction. We will offer these shares until             , 2015, which is two years after the effective date of this offering, unless extended by our board of directors for an additional year as permitted under applicable law, or extended with respect to shares offered pursuant to our distribution reinvestment plan. We reserve the right to reallocate shares between our primary offering and our distribution reinvestment plan. We also reserve the right to terminate this offering in our sole discretion. Through December 3, 2012, we have received aggregate gross offering proceeds of approximately $122.8 million from the sale of approximately 12.4 million shares in our initial public offering.

As of November 30, 2012, we owned 13 properties in California, Colorado, Illinois, Kansas, New Jersey, Ohio, Pennsylvania, South Carolina and Washington with an aggregate of approximately 3.1 million rentable square feet. Five of these properties were contributed by certain affiliates of our sponsor, Griffin Capital Corporation, including our Chief Executive Officer and Chairman, Kevin A. Shields, our President, David C. Rupert, and our Vice President — Acquisitions, Don G. Pescara, along with several third party investors, to The GC Net Lease REIT Operating Partnership, L.P., our operating partnership, in exchange for approximately 2.6 million units of limited partnership interests in our operating partnership. The five contributed properties contain an aggregate of approximately 2.1 million gross rentable square feet and had an approximately $145 million total valuation with approximately $38.4 million of equity.

We expect to use a substantial amount of the net proceeds from this offering to primarily invest in single tenant net lease properties essential to the business operations of the tenant diversified by corporate credit, physical geography, product type and lease duration. We are externally managed by The GC Net Lease REIT Advisor, LLC, our advisor, which is an affiliate of our sponsor. This is the first REIT sponsored by our advisor or any of its affiliates.

See “Risk Factors ” beginning on page 21 for a discussion of certain factors that should be carefully considered by prospective investors before making an investment in the shares offered hereby. These risks include but are not limited to the following:

•

We have limited operating history and, as of November 30, 2012, we owned 13 properties. We are a “blind pool” because we have not identified any additional investments we will make with proceeds from this offering.

•	As of September 30, 2012, our accumulated deficit was approximately $6.6 million, and we anticipate that our operations will not be profitable in 2012.

•

This is a “best efforts” offering and some or all of our shares may not be sold. There is no minimum offering amount, and our ability to diversify our portfolio will depend on our ability to raise funds in this offering.

•

No public market currently exists for shares of our common stock and we may not list our shares on a national exchange before five to eight years after completion of this offering, if at all. It will be difficult to sell your shares. If you sell your shares, it will likely be at a substantial discount.

•	We have no employees and must depend on our advisor to conduct our operations, and there is no guarantee that our advisor will devote adequate time or resources to us.

•	Payment of substantial fees to our advisor and its affiliates will reduce cash available for investment and distribution.

•	There are substantial conflicts among us and our sponsor, advisor, dealer manager and property manager.

•

We may borrow, issue additional securities or sell assets to fund distributions, or we may make distributions out of net proceeds from this offering, each of which may cause us to have fewer funds for acquisitions. We may use an unlimited amount from any source to pay distributions.

•	We may fail to qualify as a REIT, which could adversely affect our operations and our ability to make distributions.

•

We may use substantial debt to acquire our properties, especially in the early years, which could hinder our ability to pay distributions to our stockholders or could decrease the value of your investment.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our shares of common stock is prohibited.

	Price to Public	Sales Commissions*	Dealer Manager Fee*	Net Proceeds (Before Expenses)
Primary Offering
Per Share	$—	$0.70	$0.30	$—
Total Maximum	$1,000,000,000	$70,000,000	$30,000,000	$900,000,000
Distribution Reinvestment Plan
Per Share	$—	$—	$—	$—
Total Maximum	$100,000,000	$—	$—	$100,000,000

*The maximum amount of sales commissions we will pay is 7% of the gross offering proceeds in our primary offering. The maximum amount of dealer manager fees we will pay is 3% of the gross offering proceeds in our primary offering. The sales commissions and, in some cases, the dealer manager fee, will not be charged or may be reduced with regard to shares sold to or for the account of certain categories of purchasers. The reduction in these fees will be accompanied by a reduction in the per share purchase price, except that shares sold under the distribution reinvestment plan will be sold at $        per share. See “Plan of Distribution.”

The dealer manager of this offering, Griffin Capital Securities, Inc., a member firm of the Financial Industry Regulatory Authority, is an affiliate of our sponsor and will offer the shares on a best efforts basis. The minimum permitted purchase is generally $2,500.

                    , 2012

SUITABILITY STANDARDS

An investment in our shares of common stock involves significant risks and is only suitable for persons who have adequate financial means, desire a relatively long-term investment and will not need liquidity from their investment. Initially, there will be no public market for our shares and we cannot assure you that one will develop, which means that it may be difficult for you to sell your shares. This investment is not suitable for persons who seek liquidity or guaranteed income, or who seek a short-term investment.

In consideration of these factors, we have established suitability standards for an initial purchaser or subsequent transferee of our shares. These suitability standards require that a purchaser of shares have either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

In all states, net worth is to be determined excluding the value of a purchaser’s home, furnishings and automobiles. Several states have established suitability requirements that are more stringent than our standards described above. Shares will be sold only to investors in these states who meet our suitability standards set forth above along with the special suitability standards set forth below:

•

For Kansas Residents – It is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their “liquid net worth”[1] in this and other direct participation investments.

•	For Maine Residents – The Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar offerings not exceed 10% of the investor’s “liquid net worth”[1].

•

For Alabama, New Mexico and Ohio Residents – Shares will only be sold to residents of the States of Alabama, New Mexico and Ohio representing that they have a liquid net worth of at least 10 times their investment in us and affiliates of us and our sponsor and that they meet one of our suitability standards.

•

For Iowa, Kentucky, Massachusetts, Michigan, and Missouri Residents – Shares will only be sold to residents of the States of Iowa, Kentucky, Massachusetts, Michigan and Missouri representing that they have a liquid net worth of at least 10 times their investment in our shares and that they meet one of our suitability standards.

•

For Nebraska, Oklahoma, Oregon and Pennsylvania Residents – Shares will only be sold to residents of the States of Nebraska, Oklahoma, Oregon and Pennsylvania representing that they have a net worth of at least 10 times their investment in our shares and that they meet one of our suitability standards.

•	For Tennessee Residents – Investments by Tennessee residents must not exceed 10% of their liquid net worth.

The minimum initial investment is at least $2,500, except for purchases by (1) our existing stockholders, including purchases made pursuant to the distribution reinvestment plan, and (2) existing investors in other programs sponsored by our sponsor, which may be in lesser amounts; provided however, that the minimum initial investment for purchases made by an IRA is at least $1,500. In addition, you may

[1]	“Liquid net worth” is defined, for purposes of Kansas and Maine residents, as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

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not transfer, factionalize or subdivide your investment in shares of our common stock so as to retain fewer than the number of shares of our common stock required under the applicable minimum initial investment. In order for retirement plans to satisfy the minimum initial investment requirements, unless otherwise prohibited by state law, a husband and wife may contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code (Code).

Our sponsor and each participating broker-dealer, authorized representative or any other person selling shares on our behalf are required to make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor based on information provided by the investor regarding the investor’s financial situation and investment objectives. Our sponsor or the participating broker-dealer, authorized representative or any other person selling shares on our behalf will make this determination based on information provided by such investor to our sponsor or the participating broker-dealer, authorized representative or any other person selling shares on our behalf, including such investor’s age, investment objectives, investment experience, income, net worth, financial situation and other investments held by such investor, as well as any other pertinent factors.

Our sponsor or the participating broker-dealer, authorized representative or any other person selling shares on our behalf will maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.

In making this determination, our sponsor or the participating broker-dealer, authorized representative or other person selling shares on our behalf will, based on a review of the information provided by you, consider whether you:

•	meet the minimum income and net worth standards established in your state;

•	can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

•	the fundamental risks of an investment in our common stock;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our common stock;

•	the restrictions on transferability of our common stock;

•	the background and qualifications of our advisor and its affiliates; and

•	the tax consequences of an investment in our common stock.

In the case of sales to fiduciary accounts, the suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares or by the beneficiary of the account. Given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, our suitability standards are intended to help ensure that shares of our common stock are an appropriate investment for those of you who become investors.

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see “Prospectus Summary” and the remainder of this prospectus for more detailed information about this offering.

Q:	What is a real estate investment trust?

A:	In general, a real estate investment trust, or REIT, is a company that:

•	combines the capital of many investors to acquire or provide financing for commercial real estate;

•	allows individual investors the opportunity to invest in a diversified portfolio of real estate under professional management;

•	pays distributions to investors of at least 90% of its taxable income; and

•

avoids the “double taxation” treatment of income that generally results from investments in a corporation because a REIT generally is not subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied.

In order to qualify as a REIT, an otherwise taxable domestic corporation must:

•	be managed by an independent board of directors or trustees;

•	be jointly owned by 100 or more stockholders without five or fewer investors owning in total more than 50% of the REIT;

•	have 95% of its income derived from dividends, interest and property income;

•	invest at least 75% of its assets in real estate; and

•	derive at least 75% of its gross income from rents or mortgage interest.

There are three basic types of REITs, which are as follows:

•	equity REITs that invest in or own real estate and earn income through collecting rent;

•	mortgage REITs that lend money to owners and developers or invest in financial instruments; and

•	hybrid REITs that are a combination of equity and mortgage REITs.

We intend to operate primarily as an equity REIT, although our charter does not prohibit us from investing in mortgages as well.

Q:	What is Griffin Capital Net Lease REIT, Inc.?

A:	Griffin Capital Net Lease REIT, Inc. is a Maryland corporation that has elected to qualify as a REIT for federal income tax purposes for the taxable year ended December 31, 2010. We do not have any employees and are externally managed by our advisor, The GC Net Lease REIT Advisor, LLC.

Q:	Do you currently own any properties?

A:

Yes. As of November 30, 2012, we owned 13 properties in California, Colorado, Illinois, Kansas, New Jersey, Ohio, Pennsylvania, South Carolina and Washington with an aggregate of approximately 3.1 million rentable square feet. Our properties currently generate approximately

$25.4 million in annual base rental revenues, on a cash basis. As of November 30, 2012, our portfolio was comprised as follows:

Property	Location	Industry	Square Feet
Renfro	Clinton, South Carolina	Manufacturing (Hosiery Products)	566,500
Plainfield	Plainfield, Illinois	Construction Engineering Services	176,000
Will Partners	Monee, Illinois	Distribution (Kitchen Accessories)	700,200
Emporia Partners	Emporia, Kansas	Manufacturing (Automotive Parts)	320,800
ITT	Los Angeles, California	Educational	35,800
Quad/Graphics	Loveland, Colorado	Printing	169,800
LTI	Carlsbad, California	Research and Development (Biotechnology Tools)	328,700
AT&T	Redmond, Washington	Telecommunications	156,000
Westinghouse	Cranberry Township, Pennsylvania	Nuclear Energy (Products and Services)	118,000
GE Aviation Systems	Whippany, New Jersey	Manufacturing (Aviation)	114,300
Travelers	Greenwood Village, Colorado	Insurance	131,000
Zeller Plastik	Libertyville, Illinois	Manufacturing (Plastics)	193,700
Northrop Grumman	Beavercreek (Dayton), Ohio	Security Services	99,200
Total			3,110,000

Please see “Our Real Estate Investments — Our Properties” for more detailed information about the properties in our portfolio.

Q:	Who are your current tenants?

A:	As of November 30, 2012, we had 13 properties which were occupied by the following tenants:

•

The LTI property is leased to Life Technologies Corporation (LTI), a global biotechnology tools company. The LTI property is a state of the art facility which serves as LTI’s global headquarters. The LTI property accounts for 16.4% of our current estimated gross annual revenue.

•

The AT&T property is leased to AT&T Services, Inc., a wholly-owned subsidiary of AT&T, Inc. and the primary real estate procurement and information technology subsidiary of AT&T, Inc. The AT&T property accounts for 12.1% of our current estimated gross annual revenue.

•

The Westinghouse property is leased to Westinghouse Electric Company, LLC, which provides fuel, services, technology, plant design and equipment for the commercial nuclear power industry in the U.S. and internationally, and whose parent company is Toshiba Corporation. The Westinghouse property is one of four buildings situated in Westinghouse Electric Company, LLC’s international headquarters campus. The Westinghouse property accounts for 11.4% of our current estimated gross annual revenue.

•

The tenant on the Plainfield property is Chicago Bridge & Iron Company, which utilizes the property as the home office for its intellectual personnel, with the bulk of its engineers located at the property. Chicago Bridge & Iron N.V., the parent company of Chicago Bridge & Iron Company and the guarantor the Plainfield lease, is one of the world’s largest engineering, procurement and construction companies. The Plainfield property accounts for 10.2% of our current estimated gross annual revenue.

•

The Will Partners property is leased to World Kitchen, LLC, a manufacturer, designer, developer and/or marketer of consumer bakeware, dinnerware, kitchen and household tools, rangetop cookware and cutlery products. World Kitchen, LLC utilizes the property as its principal regional distribution center, one of two such centers for the company in the U.S. The Will Partners property accounts for 9.1% of our current estimated gross annual revenue.

•

Renfro Corp, the tenant on the Renfro property, is the largest manufacturer of socks in the U.S. and the second largest manufacturer of all hosiery products in the world. The Renfro property serves as the tenant’s principal regional distribution center and accounts for 7.3% of our current estimated gross annual revenue.

•

The Northrop Grumman property is leased to Northrop Grumman Systems Corporation, a wholly-owned subsidiary, and the most significant operating subsidiary, of Northrop Grumman Corporation. Northrop Grumman Corporation is a leading global security company providing innovative systems, products, and solutions to government and commercial customers worldwide. The Northrop Grumman property accounts for 5.9% of our current estimated gross annual revenue.

•

Hopkins Enterprises, Inc., the tenant on the Emporia Partners property, subleases the property to Hopkins Manufacturing Corporation, a manufacturer and marketer of specialized towing products and functional accessories for the automotive and recreational vehicle aftermarkets. The Emporia Partners property serves as headquarters and a regional production and distribution point for Hopkins Manufacturing Corporation. The Emporia Partners property accounts for 5.7% of our current estimated gross annual revenue.

•

The Zeller Plastik property is leased to Zeller Plastik USA, Inc., whose parent company, Zeller Plastik, Inc., is one of the world’s leading producers of plastic closures and packaging components, including pop-tops, screw tops, and flip tops found on food, beauty and beverage products. The Zeller Plastik property serves as the North American headquarters for Zeller Plastik, Inc., and accounts for 5.0% of our current estimated gross annual revenue.

•

The Quad/Graphics property is leased to World Color (USA), LLC, whose parent company, Quad/Graphics, Inc., is one of the world’s largest printing companies. The Quad/Graphics property is Quad/Graphics’ only dedicated directory printing facility in the Western United States, serving markets as far west as Hawaii. The Quad/Graphics property accounts for 4.8% of our current estimated gross annual revenue.

•

The Travelers property is leased to The Travelers Indemnity Company, the largest of the six subsidiaries that comprise The Travelers Companies, Inc. The property serves as the regional headquarters location for The Travelers Indemnity Company and houses the full complement of services offered by The Travelers Indemnity Company including underwriting and claims processing for the company’s many different actuarial disciplines. The Travelers property accounts for 4.8% of our current estimated gross annual revenue.

•

GE Aviation Systems, LLC, the tenant on the GE Aviation Systems property, is the largest producer of engines for commercial and military aircraft in the world. GE Aviation Systems, LLC utilizes the property as a design, assembly and repair facility for mission critical airplane components for every major aircraft manufacturer. The GE Aviation Systems property accounts for 4.3% of our current estimated gross annual revenue.

•

The tenant on the ITT property is ITT Educational Services, Inc., a publicly-traded, private college system focused on technology-oriented programs of study and operates over 121 educational campuses and four learning centers in 37 states. ITT Educational Services, Inc. uses the property as its principal educational campus serving the San Fernando and Santa Clarita Valleys within the Los Angeles County of California. The ITT property accounts for 3.0% of our current estimated gross annual revenue.

Please see “Our Real Estate Investments — Our Properties” for more detailed information about our tenants.

Q:	What will you do with the money raised in this offering?

A:	If we sell the maximum offering, we estimate that approximately 88.25% of our gross offering proceeds will be used to primarily invest in single tenant net lease properties in accordance with our investment objectives and to pay real estate related acquisition fees and expenses. The remaining 11.75% will be used to pay sales commissions, dealer manager fees and other organization and offering expenses. We expect our acquisition fees and actual acquisition expenses to constitute approximately 2.57% of our gross offering proceeds, which will allow us to invest approximately 85.68% in real estate investments. We may also use net offering proceeds to pay down debt or make distributions if our cash flows from operations are insufficient. Until we invest the proceeds of this offering as described in this prospectus, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn significant returns, and we cannot guarantee how long it will take to use the proceeds. See “Estimated Use of Proceeds.”

Q:	What is your primary investment strategy?

A:	We will seek to acquire a portfolio of single tenant net lease properties throughout the United States diversified by corporate credit, physical geography, product type and lease duration. We intend to acquire assets consistent with our single tenant net lease acquisition philosophy by focusing primarily on properties:

•	essential to the business operations of the tenant;

•	located in primary, secondary and certain select tertiary markets;

•	leased to tenants with stable and/or improving credit quality; and

•	subject to long-term leases with defined rental rate increases or with short-term leases with high-probability renewal and potential for increasing rent.

See “Investment Objectives and Related Policies.”

Q:	What is “Business Essential”?

A:	We will acquire assets essential to the business operations of each tenant. Real estate assets, including key distribution and/or manufacturing facilities or key office properties, are deemed “business essential” if the occupancy of those assets by the corporate tenant is important to its ongoing business operations such that its failure to continue to occupy the property would cause the corporate tenant substantial operational disruption.

Q:	How will you own the properties?

A:	The GC Net Lease REIT Operating Partnership, L.P., our operating partnership, will own, directly or indirectly through one or more special purpose entities, all of our properties. We are the sole general partner of our operating partnership, and therefore, we completely control the operating partnership. This structure is commonly known as an UPREIT. Due to the contribution of five of our properties from certain affiliates of our sponsor, as of December 3, 2012, we owned approximately 76% of the limited partnership units of our operating partnership, and our sponsor and certain of its affiliates, including our Chief Executive Officer and Chairman, Kevin A. Shields, our President, David C. Rupert, and our Vice President – Acquisitions, Don G. Pescara, owned approximately 16% of the limited partnership units of our operating partnership. The remaining approximately 8% of the limited partnership units are owned by third parties. As we raise additional offering proceeds, our ownership interest in the operating partnership will increase proportionately.

Q:	What is an UPREIT?

A:	UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” An UPREIT is a REIT that holds all or substantially all of its properties through an operating partnership in which the REIT holds a controlling interest. Using an UPREIT structure may give us an advantage in acquiring properties from persons who might not otherwise sell their properties because of unfavorable tax results. Generally, a sale of property directly to a REIT, or a contribution in exchange for REIT shares, is a taxable transaction to the selling property owner. However, in an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of property may transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT’s operating partnership without recognizing gain for tax purposes.

Q:	What are the terms of your leases?

A:	We seek to secure leases with creditworthy tenants prior to or at the time of the acquisition of a property. Our leases are generally economically “triple-net” leases, which means that the tenant is responsible for the cost of repairs, maintenance, property taxes, utilities, insurance and other operating costs. In certain of our leases, we may be responsible for replacement of specific structural components of a property such as the roof of the building or the parking lot. Our leases will generally have terms of seven to 15 years, many of which will have tenant renewal options for additional five-year terms.

Q:	Why are you using the single tenant net lease investment strategy?

A:	Our sponsor has been acquiring single tenant net lease properties for well over a decade. Our sponsor’s positive acquisition and ownership experience with single tenant net lease properties of the type we intend to acquire stems from the following:

•	the credit quality of the lease payment is determinable and equivalent to the senior unsecured credit rating of the tenant;

•	the essential nature of the asset to the tenant’s business provides greater default protection relative to the tenant’s balance sheet debt; and

•	long-term leases provide a consistent and predictable income stream across market cycles and shorter-term leases offer income appreciation upon renewal and reset.

See “Investment Objectives and Related Policies.”

Q:	What is a taxable REIT subsidiary?

A:	Our company is allowed to own up to 100% of the stock of taxable REIT subsidiaries that can perform activities unrelated to our leasing of space to tenants, such as third party management, development and other independent business activities. A taxable REIT subsidiary is a fully taxable corporation and may be limited in its ability to deduct interest payments made to us. In addition, we will be subject to a 100% penalty tax on certain amounts if the economic arrangements among our tenants and customers, our taxable REIT subsidiary and us are not comparable to similar arrangements among unrelated parties. We, along with The GC Net Lease REIT TRS, Inc., a wholly-owned subsidiary of our operating partnership, filed an election to treat The GC Net Lease REIT TRS, Inc. as a taxable REIT subsidiary. The GC Net Lease REIT TRS, Inc. will conduct certain activities that, if conducted by us, could cause us to receive non-qualifying income under the REIT gross income tests.

Q:	If I buy shares, will I receive distributions, and how often?

A:	Yes. We commenced paying distributions on June 15, 2009, and expect to continue to pay distributions on a monthly basis to our stockholders. See “Description of Shares — Distribution Policy” and “ — Distribution Declaration History.”

Q:	Will the distributions I receive be taxable as ordinary income?

A:	Yes and no. Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. We expect that some portion of your distributions may not be subject to tax in the year received because depreciation expense reduces taxable income but does not reduce cash available for distribution. In addition, we may make distributions using offering proceeds. The portion of your distribution that is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or we are liquidated, at which time you would be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

You also should review the section of this prospectus entitled “Federal Income Tax Considerations.”

Q:	How many shares do you currently have outstanding?

A:	As of December 3, 2012, we have approximately 12.6 million shares of common stock issued and outstanding. Through December 3, 2012, we have received aggregate gross offering proceeds of approximately $122.8 million from the sale of approximately 12.4 million shares in our initial public offering. In addition to our initial public offering, we also issued approximately 248,000 shares for aggregate gross offering proceeds of approximately $2.4 million in a private offering of our shares which terminated on November 6, 2009.

Q:	What kind of offering is this?

A:	Through our dealer manager, we are offering a maximum of $1,000,000,000 in shares of our common stock at $ per share in our primary offering on a “best efforts” basis. We are also offering $100,000,000 in shares of our common stock at $ per share pursuant to our distribution reinvestment plan to those stockholders who elect to participate in such plan as described in this prospectus. We reserve the right to reallocate the shares of common stock we are offering between our primary offering and our distribution reinvestment plan. We commenced our initial public offering of shares of our common stock on November 6, 2009. On , 2013 we terminated our initial public offering. On , 2013, we commenced this “best efforts” public offering of up to $1,100,000,000 in shares of our common stock. As of December 3, 2012, we had received aggregate gross offering proceeds of approximately $122.8 million from the sale of approximately 12.4 million shares in our initial public offering.

Q:	How does a “best efforts” offering work?

A:	When shares are offered on a “best efforts” basis, the participating broker-dealers are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all or any of the shares that we are offering.

Q:	How long will this offering last?

A:	The offering will not last beyond , 2015 (two years after the effective date of this offering), unless extended by our board of directors as permitted under applicable law, or extended with respect to shares offered pursuant to our distribution reinvestment plan. We reserve the right to reallocate shares between our primary offering and our distribution reinvestment plan. We also reserve the right to terminate this offering earlier at any time.

Q:	How did you determine your offering price?

A:	[to be added on February 1, 2013]

Q:	Who can buy shares?

A:	Generally, you may buy shares pursuant to this prospectus provided that you have either (1) a net worth of at least $70,000 and a gross annual income of at least $70,000, or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, furnishings and automobiles. Some states have higher suitability requirements. You should carefully read the more detailed description under “Suitability Standards” immediately following the cover page of this prospectus.

Q:	For whom is an investment in your shares recommended?

A:	An investment in our shares may be appropriate if you (1) meet the suitability standards as set forth herein, (2) seek to diversify your personal portfolio with a finite-life, real estate-based investment, (3) seek to receive current income, (4) seek to preserve capital, (5) wish to obtain the benefits of potential long-term capital appreciation, and (6) are able to hold your investment for a long period of time. On the other hand, we caution persons who require liquidity or guaranteed income, or who seek a short-term investment.

Q:	May I make an investment through my IRA, SEP or other tax-favored account?

A:	Yes. You may make an investment through your IRA, a simplified employee pension (SEP) plan or other tax-favored account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (2) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (3) whether the investment will generate unrelated business taxable income (UBTI) to your IRA, plan or other account, (4) whether there is sufficient liquidity for such investment under your IRA, plan or other account, (5) the need to value the assets of your IRA, plan or other account annually or more frequently, and (6) whether the investment would constitute a prohibited transaction under applicable law.

Q:	Is there any minimum investment required?

A:	Yes. Generally, you must invest at least $2,500. Investors who already own our shares and existing investors in other programs sponsored by our sponsor can make additional purchases for less than the minimum investment. You should carefully read the more detailed description of the minimum investment requirements appearing under “Suitability Standards” immediately following the cover page of this prospectus.

Q:	How do I subscribe for shares?

A:	If you meet the suitability standards described herein and choose to purchase shares in this offering, you must complete a subscription agreement, like the one contained in this prospectus as Appendix A, for a specific number of shares and pay for the shares at the time you subscribe.

Q:	May I reinvest my distributions?

A:

Yes. Under our distribution reinvestment plan, you may reinvest the distributions you receive. The purchase price per share under our distribution reinvestment plan will be $             per share during this offering. No sales commissions or dealer manager fees will be paid on shares sold under the distribution reinvestment plan. Please see “Description of Shares — Distribution Reinvestment Plan” for more information regarding our distribution reinvestment plan.

Q:	If I buy shares in this offering, how may I later sell them?

A:	At the time you purchase the shares, they will not be listed for trading on any national securities exchange. As a result, if you wish to sell your shares, you may not be able to do so promptly or at all, or you may only be able to sell them at a substantial discount from the price you paid. Subject to applicable law, however, you may sell your shares to any buyer that meets the applicable suitability standards and is willing to make representations similar to the ones contained in our subscription agreement, unless such sale would cause the buyer to own more than 9.8% of the value of our then-outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then-outstanding common stock. See “Suitability Standards” and “Description of Shares — Restrictions on Ownership and Transfer.” We are offering a share redemption program, as discussed under “Description of Shares — Share Redemption Program,” which may provide limited liquidity for some of our stockholders; however, we may suspend or terminate our share redemption program if our board of directors determines that such program is not in the best interests of our stockholders.

Q:	What are some of the more significant risks involved in an investment in your shares?

A:	An investment in our shares is subject to significant risks. You should carefully consider the information set forth under “Risk Factors” beginning on page 21 for a discussion of the material risk factors relevant to an investment in our shares. Some of the more significant risks include the following:

•	We have limited prior operating history or established financing sources.

•	We have incurred operating losses to date, have an accumulated deficit and our operations will not be profitable in 2012;

•

If we pay distributions from sources other than our cash flow from operations, we will have fewer funds available for the acquisition of properties, and your overall return may be reduced. We may use an unlimited amount from any source to pay our distributions.

•	There is currently no public trading market for our shares and there may never be one; therefore, it will be difficult for you to sell your shares.

•

If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment will fluctuate with the performance of the specific properties we acquire.

•	Because this is a “blind pool” offering, you will not have the opportunity to evaluate the investments we will make with the proceeds of this offering before you purchase our shares.

•	Our ability to operate profitably will depend upon the ability of our advisor to efficiently manage our day-to-day operations.

•	Our sponsor, advisor, property manager and their officers and certain of their key personnel will face competing demands relating to their time, which may cause our operating results to suffer.

•

Our advisor will face conflicts of interest relating to the incentive fee structure under our advisory agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

•	You are bound by the majority vote on matters on which our stockholders are entitled to vote and, therefore, your vote on a particular matter may be superseded by the vote of other stockholders.

•	Because our dealer manager is one of our affiliates, you will not have the benefit of an independent review of the prospectus or us as is customarily performed in underwritten offerings.

•	Payment of substantial fees and expenses to our advisor and its affiliates will reduce cash available for investment and distribution.

•

Many of our properties will depend upon a single tenant for all or a majority of their rental income, and our financial condition and ability to make distributions may be adversely affected by the bankruptcy or insolvency, a downturn in the business, or a lease termination of a single tenant, including those caused by the current economic downturn.

•

As of November 30, 2012, four of our 13 current tenants each represent in excess of 10% of our estimated annual rental income; therefore we currently rely on these four tenants and adverse effects to their business could affect our performance.

•	We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such properties, which may lead to a decrease in the value of our assets.

•	Adverse economic conditions may negatively affect our property values, returns and profitability.

•

If we breach covenants under our loans with KeyBank National Association and other syndication partners, we could be held in default under such loans, which could accelerate our repayment date and materially adversely affect the value of your investment in us.

•	Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make distributions to you.

•	Continued disruptions in the credit markets and real estate markets could have a material adverse effect on our results of operations, financial condition and ability to pay distributions to you.

•	Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions as we will incur additional tax liabilities.

•	You may have tax liability on distributions you elect to reinvest in our common stock.

•

There are special considerations that apply to employee benefit plans, IRAs, or other tax-favored benefit accounts investing in our shares which could cause an investment in our shares to be a prohibited transaction which could result in additional tax consequences.

Q:	Will I be notified of how my investment is doing?

A:	Yes. We will provide you with periodic updates on the performance of your investment with us, including:

•	an investor update letter, distributed quarterly;

•	a quarterly account statement from the transfer agent;

•	an annual report; and

•	an annual IRS Form 1099.

We intend to annually provide the estimated value of our shares and to include this information in our annual report. Until 18 months after we have completed our last offering (excluding offerings under our distribution reinvestment plan), we intend to use the most recent price paid to acquire a share in our offering (ignoring purchase price discounts for certain categories of purchasers) as our estimated per share value of our shares. This estimated per share value may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. Please see “Risk Factors — Risks Related to Our Corporate Structure” and “Investment By Tax-Exempt Entities and ERISA Considerations — Annual Valuation Requirement” sections of our prospectus. We will also be filing quarterly reports with the Securities and Exchange Commission (SEC), which are available to investors.

Q:	When will I get my detailed tax information?

A:	Your IRS Form 1099 will be placed in the mail by January 31 of each year.

Q:	Who can help answer my questions?

A:	If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Griffin Capital Securities, Inc.

4000 MacArthur Boulevard

West Tower, Suite 200

Newport Beach, California 92660

Telephone: (310) 469-5100

Email: jschwaber@griffincapital.com

Attention: Jeffrey S. Schwaber

PROSPECTUS SUMMARY

This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Questions and Answers About this Offering” and “Risk Factors” sections, before making a decision to invest in our shares.

Griffin Capital Net Lease REIT, Inc.

Griffin Capital Net Lease REIT, Inc. is a Maryland corporation incorporated on August 28, 2008 that elected to qualify as a REIT for federal income tax purposes for the taxable year ended December 31, 2010. We expect to use a substantial amount of the net proceeds from this offering primarily to acquire single tenant net lease properties. Although, as of November 30, 2012, we owned 13 properties in nine states, this offering is considered a “blind pool” because we have not identified any additional investments we will make with proceeds from this offering.

On February 20, 2009, we commenced a private offering of up to 10,000,000 shares of our common stock for $10.00 per share (subject to discounts for certain categories of purchasers) to accredited investors only pursuant to a confidential private placement memorandum. On November 6, 2009, we terminated our private offering and commenced our initial public offering, having received aggregate gross offering proceeds of approximately $2.4 million from the sale of approximately 248,000 shares in our private offering. On             , 2013 we terminated our initial public offering. As of             , 2013, we had raised gross offering proceeds of approximately $             million from the sale of approximately              million shares. On             , 2013, we commenced this “best efforts” public offering of up to $1,100,000,000 in shares of our common stock.

Our office is located at 2121 Rosecrans Avenue, Suite 3321, El Segundo, California 90245. Our telephone number is (310) 606-5900 and our fax number is (310) 606-5910. Additional information about us may be obtained at www.griffincapitalnetleasereit.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

Our Advisor

The GC Net Lease REIT Advisor, LLC is our advisor and will be responsible for managing our affairs on a day-to-day basis and identifying and making acquisitions on our behalf, subject to oversight by our board of directors. Our advisor was formed in Delaware on August 27, 2008 and is owned by our sponsor. See the “Management — Our Advisor” section of this prospectus.

Our Sponsor

Our advisor is managed by our sponsor, Griffin Capital Corporation. Our sponsor, formed as a California corporation in 1995, is a privately-owned real estate investment company specializing in the acquisition, financing and management of institutional-quality property in the U.S. Led by senior executives, some of which have more than two decades of real estate experience collectively encompassing over $14.0 billion of transaction value and more than 400 transactions, our sponsor has acquired or constructed more than 11 million square feet of space since 1996. As a principal, our sponsor has engaged in a full spectrum of transaction risk and complexity, ranging from ground-up development, opportunistic acquisitions requiring significant re-tenanting or asset re-positioning to structured single tenant acquisitions. Our sponsor currently serves as a co-sponsor for Griffin-American Healthcare REIT II, Inc. (“Griffin-American Healthcare REIT”), a publicly-registered, non-traded real estate investment trust. As of November 30, 2012, our sponsor owned and/or managed a portfolio consisting of 36 assets with 7.6 million square feet of space, located in 14 states, with an initial capitalization of approximately $807.6 million. Our sponsor’s portfolio of properties consisted of approximately 64% office, 31% industrial, and 5% retail. Approximately 88% of our sponsor’s portfolio consisted of single tenant net lease assets. See the “Management – Affiliated Companies” section of this prospectus.

Our Property Manager

The GC Net Lease REIT Property Management, LLC, formed on August 28, 2008, is our property manager and will initially manage and lease our properties. Griffin Capital Property

Management, LLC is the sole owner of the property manager. Our sponsor, Griffin Capital Corporation, is the sole owner of Griffin Capital Property Management, LLC. See “Management – Affiliated Companies—Our Property Manager” and “Conflicts of Interest.” Our property manager was organized to manage the properties that we acquire. Our property manager derives substantially all of its income from the property management services it performs for us. See “Management – Affiliated Companies—Property Management Agreements” below and “Management Compensation.”

As of November 30, 2012, our property manager and its affiliates managed 36 properties with 7.6 million rentable square feet located in 14 states. The property management function is occasionally contracted out to third party providers. As of November 30, 2012, our sponsor had contracts with seven third party providers.

Our Management

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Currently, we have three directors – Kevin A. Shields, our Chief Executive Officer, and two independent directors, Timothy J. Rohner and Gregory M. Cazel. All of our executive officers and one of our directors are affiliated with our advisor. Our charter, which requires that a majority of our directors be independent of our advisor, requires that our independent directors will be responsible for reviewing the performance of our advisor and must approve other matters set forth in our charter. See the “Conflicts of Interest — Certain Conflict Resolution Procedures” section of this prospectus. Our directors will be elected annually by our stockholders.

Conflicts of Interest

Our advisor will experience conflicts of interest in connection with the management of our business affairs, including the following:

•

The management personnel of our advisor and its affiliates, each of whom also makes investment decisions for 11 other affiliated programs and three other entities which own properties, must determine which investment opportunities to recommend to us or an affiliated program or joint venture and must determine how to allocate resources among us and the other affiliated programs;

•	Our advisor may receive higher fees by providing an investment opportunity to an entity other than us;

•

We may engage in transactions with other programs sponsored by affiliates of our advisor which may entitle such affiliates to fees in connection with its services, as well as entitle our advisor and its affiliates to fees on both sides of the transaction;

•

Our advisor will have to determine when or if to sell the properties contributed by our sponsor and certain of its affiliates, including Kevin A. Shields, our Chief Executive Officer and Chairman, David C. Rupert, our President, and Don G. Pescara, our Vice President — Acquisitions, which will entail certain tax implications;

•	We may structure the terms of joint ventures between us and other programs sponsored by our advisor and its affiliates;

•

Our advisor and its affiliates, including The GC Net Lease REIT Property Management, LLC, our property manager, will have to allocate their time between us and other real estate programs and activities in which they are involved;

•

Our advisor and its affiliates will receive substantial fees in connection with transactions involving the purchase, management and sale of our properties regardless of the quality of the property acquired or the services provided to us; and

•	Our advisor may receive substantial compensation in connection with a potential listing or other liquidity event.

These conflicts of interest could result in decisions that are not in our best interests. See the “Conflicts of Interest” and the “Risk Factors — Risks Related to Conflicts of Interest” sections of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.

Our Structure

Below is a chart showing our ownership structure and the entities that are affiliated with our advisor and sponsor as of December 11, 2012.

*	The address of all of these entities is 2121 Rosecrans Avenue, Suite 3321, El Segundo, California 90245, except for Griffin Capital Securities, Inc., which is located at 4000 MacArthur Boulevard, West Tower, Suite 200, Newport Beach, California 92660.
**	Griffin Capital Corporation is owned by Kevin A. Shields, our Chief Executive Officer and Chairman.

Compensation to Our Advisor and its Affiliates

Our advisor and its affiliates will receive compensation and reimbursements for services relating to this offering and the investment and management of our assets. The most significant items of compensation are summarized in the table below. Please see the “Management Compensation” section for a complete discussion of the compensation payable to our advisor and its affiliates. The sales commissions and dealer manager fees may vary for different categories of purchasers, as described in the “Plan of Distribution” section of this prospectus. The table below assumes that the maximum amount of shares will be sold through distribution channels associated with the highest possible sales commissions and dealer manager fees and accounts for the fact that shares will be sold through our distribution reinvestment plan at $             per share with no sales commissions and no dealer manager fees.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering ($1,100,000,000 in shares)
	Offering Stage

Sales Commissions (Participating Dealers)	7% of gross proceeds of our primary offering; we will not pay any sales commissions on sales of shares under our distribution reinvestment plan; the dealer manager will reallow all sales commissions to participating broker-dealers.	$70,000,000

Dealer Manager Fee (Dealer Manager)	3% of gross proceeds of our primary offering; we will not pay a dealer manager fee on sales of shares under our distribution reinvestment plan.	$30,000,000

Other Organization and Offering Expenses (Advisor)	Estimated to be 1.75% of gross offering proceeds from our primary offering for organization and offering expenses in the event we raise the maximum offering.	$17,500,000

	Operational Stage

Acquisition Fees (Advisor)	2.5% of the contract purchase price of each property or other real estate investments we acquire.	$21,450,000 (estimate without leverage) $53,500,000 (estimate assuming 60% leverage) $85,675,000 (estimate assuming 75% leverage)

Acquisition Expenses (Advisor)	Actual expenses incurred by our advisor in connection with an acquisition, which we estimate to be approximately 0.5% of the contract purchase price of each property. In no event will the total of all acquisition fees and acquisition expenses payable with respect to a particular investment exceed 6% of the contract purchase price.	$4,300,000 (estimate without leverage) $10,700,000 (estimate assuming 60% leverage) $17,135,000 (estimate assuming 75% leverage)

Asset Management Fees (Advisor)	A monthly fee up to 0.0625%, which is one-twelfth of 0.75%, of our average invested assets.	Not determinable at this time.

Property Management Fees (Property Manager)	Aggregate property management fees of up to 3% of gross revenues received for management of our properties. These property management fees may be paid or re-allowed to third party property managers. Reimbursable costs and expenses include wages and salaries and other expenses of employees engaged in operating, managing and maintaining our properties, as well as certain	Not determinable at this time.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering ($1,100,000,000 in shares)

allocations of office, administrative, and supply costs. In the event that we contract directly with a non-affiliated third party property manager with respect to a particular property, we will pay our property manager an oversight fee equal to 1% of the gross revenues of the property managed.

Operating Expenses (Advisor and Property Manager)	We will reimburse the expenses incurred by our advisor in connection with its provision of administrative services, including related personnel costs.	Not determinable at this time.

Incentive Plan Compensation (Independent Directors)	We may issue stock based awards to our independent directors and to employees and affiliates of our advisor. The total number of shares of common stock we have reserved for issuance under our Employee and Director Long-Term Incentive Plan may not exceed 10% of our outstanding shares at any time.	Not determinable at this time.

Liquidation/Listing Stage

Disposition Fee (Advisor)	Up to one-half of the total real estate commission paid but in no event to exceed an amount equal to 3% of the contract price for property sold.	Not determinable at this time.

Subordinated Share of Net Sale Proceeds (payable only if we are not listed on a national securities exchange) (Advisor)

We will pay the advisor a share of net sale proceeds equal to:

•    5% if stockholders paid return of capital plus between 6% and 8% annual cumulative, non-compounded return;

•    10% if stockholders paid return of capital plus between 8% and 10% annual cumulative, non-compounded return; or

•    15% if stockholders paid return of capital plus a 10% or more annual cumulative, non-compounded return.

Not determinable at this time.

Subordinated Performance Fee Due Upon Termination of Advisory Agreement (payable only if we are not listed on a national securities exchange) (Advisor)

We will pay the advisor a termination fee based on the appraised value of the assets minus liabilities (less any payments made to advisor for subordinated share of net sale proceeds) equal to:

•    5% if stockholders paid return of capital plus between 6% and 8% annual cumulative, non-compounded return;

•    10% if stockholders paid return of capital plus between 8% and 10% annual cumulative, non-compounded return; or

•    15% if stockholders paid return of capital plus a 10% or more annual cumulative, non-compounded return.

Not determinable at this time.

Subordinated Incentive Listing Fee (payable only if we are listed on a national securities exchange) (Advisor)

In the event we list our stock we must pay a listing fee equal to the following percentages of the amount by which the market value of our stock plus all prior distributions exceeds invested capital plus the below preferred returns:

•    5% if stockholders paid return of capital plus between 6% and 8% annual cumulative, non-compounded return;

•    10% if stockholders paid return of capital plus between 8% and 10% annual cumulative, non-compounded return; or

•    15% if stockholders paid return of capital plus a 10% or more annual cumulative, non-compounded return.

Not determinable at this time.

See “Management Compensation” for a detailed explanation of these fees and various limitations related to these fees.

Our REIT Status

If we qualify as a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Code, a REIT is subject to numerous organizational and operational requirements, including a requirement that it distribute at least 90% of its annual taxable income to its stockholders. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Estimated Use of Proceeds

If we sell the maximum offering, we estimate that approximately 88.25% of our gross offering proceeds will be used to primarily invest in single tenant net lease properties in accordance with our investment objectives and to pay real estate related acquisition fees and expenses, while the remaining 11.75% will be used to pay sales commissions, dealer manager fees and other organization and offering expenses. We expect our acquisition fees and actual acquisition expenses to be approximately 2.57% of gross offering proceeds, which will allow us to invest approximately 85.68% in real estate investments. We may also use net offering proceeds to pay down debt or to fund distributions if our cash flows from operations are insufficient. We will not pay sales commissions or a dealer manager fee on shares sold under our distribution reinvestment plan. Please see the “Estimated Use of Proceeds” section of this prospectus.

Primary Investment Objectives

Our primary investment objectives are to:

•	invest in income-producing real property in a manner that allows us to qualify as a REIT for federal income tax purposes;

•	provide regular cash distributions to our stockholders;

•	preserve and protect your invested capital; and

•	achieve appreciation in the value of our properties over the long term.

See the “Investment Objectives and Related Policies” section of this prospectus for a more complete description of our investment policies and restrictions.

Liquidity Events

Subject to then-existing market conditions and the sole discretion of our board of directors, we intend to achieve one or more of the following liquidity events within five to eight years after completion of this offering:

•	list our shares on a national securities exchange;

•	merge, reorganize or otherwise transfer our company or its assets to another entity that has listed securities;

•	commence selling our properties and liquidate our company; or

•	otherwise create a liquidity event for our stockholders.

However, we cannot assure you that we will achieve one or more of these liquidity events within the time frame contemplated or at all. This time frame represents our best faith estimate of the time necessary to build a portfolio sufficient enough to effectuate one of the liquidity events listed above. Our board of directors has the sole discretion to continue operations beyond eight years after completion of the offering if it deems such continuation is in the best interests of our stockholders.

Our Borrowing Strategy and Policies

We may incur our indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties and publicly or privately-placed debt instruments or financing from institutional investors or other lenders. We may obtain a credit facility or separate loans for each acquisition. Our indebtedness may be unsecured or may be secured by mortgages or other interests in our properties. We may use borrowing proceeds to finance acquisitions of new properties, to pay for capital improvements, repairs or buildouts, to refinance existing indebtedness, to pay distributions, to fund redemptions of our shares or to provide working capital.

There is no limitation on the amount we can borrow for the purchase of any property. We anticipate that we will utilize approximately 60% leverage in connection with our acquisition strategy, and at this time, we intend to reduce our leverage to at or below 50% as we approach an exit strategy. However, our charter limits our borrowing to 300% of our net assets (equivalent to 75% of the cost of our assets) unless otherwise approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report. Except as set forth in our charter regarding debt limits, we may re-evaluate and change our debt strategy and policies in the future without a stockholder vote.

Distribution Policy

To maintain our qualification as a REIT, we are required to make aggregate annual distributions to our stockholders of at least 90% of our annual taxable income (which does not necessarily equal net income as calculated in accordance with generally accepted accounting principles in the United States). Our board of directors may authorize distributions in excess of those required for us to maintain our REIT status depending on our financial condition and such other factors as our board of directors deems relevant. We have not established a minimum distribution level. We calculate our monthly distributions based upon daily record and distribution declaration dates so investors may be entitled to distributions immediately upon purchasing our shares. We commenced paying distributions on June 15, 2009 and expect to continue to pay distributions on a monthly basis to our stockholders. To the extent we pay distributions in excess of our operating cash flow, we may pay such excess distributions from the proceeds of this offering or by borrowing funds from third parties on a short-term basis, issuing new securities or selling assets. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and there are no current limits on the amount of distributions to be paid from such funds. See the “Description of Shares — Distribution Policy” and “ — Distribution Declaration History” sections of this prospectus for a more complete description of our stockholder distribution policy.

Distribution Reinvestment Plan

Under our distribution reinvestment plan, you may reinvest the distributions you receive in additional shares of our common stock. The purchase price per share under our distribution reinvestment plan will be $             per share during this offering. No sales commissions or dealer manager fees will be paid on shares sold under the distribution reinvestment plan. If you participate in the distribution reinvestment plan, you will not receive the cash from your distributions, other than special distributions that are designated by our board of directors. As a result, you may have a tax liability with respect to your share of our taxable income, but you will not receive cash distributions to pay such liability. We may terminate the distribution reinvestment plan at our discretion at any time upon 10 days’ prior written notice to you. See the “Description of Shares — Distribution Reinvestment Plan” section of this prospectus.

Share Redemption Program

Our board of directors has adopted a share redemption program that enables our stockholders to sell their shares back to us in limited circumstances. Our share redemption program permits you to submit your shares for redemption after you have held them for at least one year, subject to the significant conditions and limitations described below.

There are several restrictions on your ability to sell your shares to us under our share redemption program. You generally have to hold your shares for one year before submitting your shares for redemption under the program; however, we may waive the one-year holding period in the event of the death, disability or bankruptcy of a stockholder. In addition, we will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) during any calendar year, we will not redeem in excess of 5.0% of the weighted average number of shares outstanding during the prior calendar year; and (2) funding for the redemption of shares will be limited to the amount of net proceeds we receive from the sale of shares under our distribution reinvestment plan. These limits may prevent us from accommodating all requests made in any year.

During the term of this offering, and subject to certain provisions described in “Description of Shares — Share Redemption Program,” the redemption price per share, or Redemption Amount, will depend on the length of time you have held such shares as follows: 92.5% of the Redemption Amount after one year from the purchase date; 95.0% of the Redemption Amount after two years from the purchase date; 97.5% of the Redemption Amount after three years from the purchase date; and 100% of the Redemption Amount after four years from the purchase date. The Redemption Amount shall equal the amount you paid for your shares until the offering price changes or net asset value is calculated, as described in more detail in “Description of Shares — Share Redemption Program.”

ERISA Considerations

The section of this prospectus entitled “Investment by Tax-Exempt Entities and ERISA Considerations” describes some of the effects the purchase of shares may have on IRAs, retirement plans subject to ERISA and/or the Code, or similar entities. ERISA is a federal law that regulates the operation of certain tax-favored retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan, an IRA, or similar entities should read the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus very carefully.

Description of Shares

Uncertificated Shares

Our board of directors has authorized the issuance of our shares without certificates. We expect that, unless and until our shares are listed on a national securities exchange, we will not issue shares in certificated form. Our transfer agent will maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the record owner and the new owner deliver a properly executed stock transfer form to us, along with a fee to cover reasonable transfer costs, in an amount determined by our board of directors. We will provide the required form to you upon request.

Stockholder Voting Rights

We intend to hold annual meetings of our stockholders for the purpose of electing our directors and conducting other business matters that may be presented at such meetings. We may also call special meetings of stockholders from time to time. You are entitled to one vote for each share of common stock you own at any of these meetings.

Restrictions on Share Ownership

Our charter contains restrictions on ownership of our shares that prevent any one person from owning more than 9.8% in value of our outstanding shares and more than 9.8% in value or number, whichever is more restrictive, of any class or series of our outstanding shares of stock unless waived by our board of directors. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Code. For a more complete description of the shares, including restrictions on the ownership of shares, please see the “Description of Shares” section of this prospectus. Our charter also limits your ability to transfer your shares to prospective stockholders unless (1) they meet the minimum suitability standards regarding income or net worth, and (2) the transfer complies with the minimum purchase requirements, which are both described in the “Suitability Standards” section immediately following the cover page of this prospectus.

RISK FACTORS

An investment in our shares involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our shares. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition. These risks could cause the value of our shares to decline and could cause you to lose all or part of your investment.

Risks Related to this Offering and an Investment in Griffin Capital Net Lease REIT, Inc.

We have limited prior operating history or established financing sources.

We have a limited operating history, and you should not rely upon the past performance of other real estate investment programs sponsored by affiliates of our advisor to predict our future results. We were incorporated in August 2008. As of November 30, 2012, we owned 13 properties in nine states. You should consider this prospectus in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development.

To be successful in this market, we must, among other things:

•	identify and acquire investments that further our investment objectives;

•	increase awareness of the “Griffin Capital Net Lease REIT, Inc.” name within the investment products market;

•	expand and maintain our network of participating broker-dealers;

•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	respond to competition for our targeted real estate properties and other investments as well as for potential investors; and

•	continue to build and expand our operational structure to support our business.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

We have incurred operating losses to date, have an accumulated deficit and our operations will not be profitable in 2012.

We incurred a net loss of approximately $3.8 million for the fiscal year ended December 31, 2010, and a net loss of approximately $4.6 million for the fiscal year ended December 31, 2011. Our accumulated deficits were approximately $1.2 million and $3.8 million as of December 31, 2010 and December 31, 2011, respectively. Given that we are still early in our fundraising and acquisition stage of development, our operations will not be profitable in 2012.

We have paid a portion of our distributions from sources other than cash flow from operations; therefore, we will have fewer funds available for the acquisition of properties, and our stockholders’ overall return may be reduced.

In the event we do not have enough cash from operations to fund our distributions, we may borrow, issue additional securities or sell assets in order to fund the distributions or make the distributions out of net proceeds from this offering. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions. During the year ended December 31, 2011, we funded our total distributions (including reinvested distributions and distributions declared and not yet paid) using cash flow from operations. For the nine months ended September 30, 2012, we funded approximately 57% of our distributions (including reinvested distributions and distributions declared and not yet paid) using cash flow from operations and approximately 43% using proceeds from our initial public offering. If we continue to pay distributions from sources other than cash flow from operations, we will have fewer funds available for acquiring properties, which may reduce our stockholders’ overall returns. Additionally, to the extent distributions exceed cash flow from operations, a stockholder’s basis in our stock may be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize a capital gain. See the “Description of Shares – Distribution Policy” section of this prospectus.

We may be unable to pay or maintain cash distributions or increase distributions over time.

There are many factors that can affect the availability and timing of cash distributions to stockholders. Distributions will be based principally on distribution expectations of our potential investors and cash available from our operations. The amount of cash available for distribution will be affected by many factors, such as our ability to buy properties as offering proceeds become available and our operating expense levels, as well as many other variables. Actual cash available for distribution may vary substantially from estimates. With limited prior operating history, we cannot assure you that we will be able to pay or maintain distributions or that distributions will increase over time, nor can we give any assurance that rents from the properties will increase, or that future acquisitions of real properties will increase our cash available for distribution to stockholders. Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rate to stockholders. For a description of the factors that can affect the availability and timing of cash distributions to stockholders, see “Description of Shares — Distribution Policy” and “ — Distribution Declaration History.”

There is currently no public trading market for our shares and there may never be one; therefore, it will be difficult for you to sell your shares.

There is currently no public market for our shares and there may never be one. You may not sell your shares unless the buyer meets applicable suitability and minimum purchase standards. Our charter also prohibits the ownership of more than 9.8% of our stock, unless waived by our board of directors, which may inhibit large investors from desiring to purchase your shares. Moreover, our share redemption program includes numerous restrictions that would limit your ability to sell your shares to us. Our board of directors could choose to amend, suspend or terminate our share redemption program upon 30 days’ notice. We describe these restrictions in more detail under the “Description of Shares — Share Redemption Program” section of this prospectus. Therefore, it may be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you will likely have to sell them at a substantial discount to the price you paid for the shares. It also is likely that your shares would not be accepted as the primary collateral for a loan. You should purchase the shares only as a long-term investment because of the illiquid nature of the shares.

You may be unable to sell your shares because your ability to have your shares redeemed pursuant to our share redemption program is subject to significant restrictions and limitations.

Even though our share redemption program may provide you with a limited opportunity to sell your shares to us after you have held them for a period of one year, you should be fully aware that our share redemption program contains significant restrictions and limitations. Further, our board may limit, suspend, terminate or amend any provision of the share redemption program upon 30 days’ notice. Redemption of shares, when requested, will generally be made quarterly. During any calendar year, we will not redeem in excess of 5% of the weighted average number of shares outstanding during the prior calendar year and redemptions will be funded solely from proceeds from our distribution reinvestment plan. Therefore, in making a decision to purchase our shares, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program at any particular time or at all. Please see “Description of Shares — Share Redemption Program” for more information regarding our share redemption program.

We established the offering price on an arbitrary basis; as a result, the actual value of your investment may be substantially less than what you pay.

Our board of directors has arbitrarily determined the selling price of the shares and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation.

If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment will fluctuate with the performance of the specific properties we acquire.

This offering is being made on a best efforts basis, whereby the participating broker-dealers are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. In addition, there is no minimum offering amount and, therefore, we may immediately use your funds as described in the prospectus. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified property portfolio. If we are unable to raise a substantial amount of funds, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the types of investments that we make, and the geographic regions in which our investments are located. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In addition, our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our financial condition and ability to pay distributions could be adversely affected.

If we, through our advisor, are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our advisor in selecting our investments and arranging financing. As of November 30, 2012, we owned 13 properties in nine states. You will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments, other than through our disclosures required by the rules of the SEC. Therefore, you will have to rely entirely on the management ability of our advisor and the oversight of our board of directors. We cannot be sure that our advisor will be successful in obtaining suitable investments on financially attractive terms or that, if it makes investments on our behalf, our objectives will be achieved. If we are unable to find suitable investments, we will hold the proceeds of this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade investments. In such an event, our ability to pay distributions to our stockholders would be adversely affected.

Because this is a “blind pool” offering, you will not have the opportunity to evaluate the investments we will make with the proceeds of this offering before you purchase our shares.

Our board of directors and our advisor have broad discretion when identifying, evaluating and making investments with the proceeds of this offering, and we have not definitively identified any investments that we will make with the proceeds of this offering. We are therefore generally unable to provide you with information to evaluate our potential investments with the proceeds of this offering prior to your purchase of our shares. Regarding our investments other than those we currently hold or have committed to make, you will not have the opportunity to evaluate the transaction terms or other financial or operational data concerning such investments. You must rely on our board of directors and our advisor to evaluate our investment opportunities, and we are subject to the risk that our board or our advisor may not be able to achieve our objectives, may make unwise decisions or may make decisions that are not in our best interest because of conflicts of interest.

We may suffer from delays in locating suitable investments, which could adversely affect our ability to make distributions and the value of your investment.

We could suffer from delays in locating suitable investments, particularly as a result of our reliance on our advisor at times when management of our advisor is simultaneously seeking to locate suitable investments for other affiliated programs. Delays we encounter in the selection, acquisition and development of income-producing properties likely would adversely affect our ability to make distributions and the value of your investment. In such event, we may pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow, which may constitute a return of your capital. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and there are no current limits on the amount of distributions to be paid from such funds. See “Description of Shares — Distribution Policy” and “ — Distribution Declaration History” for further information on our distribution policy and procedures. Distributions from the proceeds of this offering or from borrowings also could reduce the amount of capital we ultimately invest in properties. This, in turn, would reduce the value of your investment. In particular, if we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the receipt of cash distributions attributable to those particular properties.

If our advisor loses or is unable to obtain key personnel, our ability to implement our investment objectives could be delayed or hindered, which could adversely affect our ability to make distributions and the value of your investment.

Our success depends to a significant degree upon the contributions of certain of our executive officers and other key personnel of our advisor and sponsor, including Kevin A. Shields, David C. Rupert, Michael J. Escalante, Joseph E. Miller, Mary P. Higgins, Don G. Pescara and Julie A. Treinen, each of whom would be difficult to replace. Our advisor does not have an employment agreement with any of these key personnel and we cannot guarantee that all, or any particular one, will remain affiliated with us and/or our advisor. If any of our key personnel were to cease their affiliation with our advisor, our operating results could suffer. Further, we do not intend to separately maintain key person life insurance on any of these individuals. We believe that our future success depends, in large part, upon our advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel. If our advisor loses or is unable to obtain the services of key personnel or does not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline. See “Management — Our Advisor” for more information on our advisor and its officers and key personnel.

Our ability to operate profitably will depend upon the ability of our advisor to efficiently manage our day-to-day operations.

We will rely on our advisor to manage our business and assets. Our advisor will make all decisions with respect to our day-to-day operations. Thus, the success of our business will depend in large part on the ability of our advisor to manage our operations. Any adversity experienced by our advisor or problems in our relationship with our advisor could adversely impact the operation of our properties and, consequently, our cash flow and ability to make distributions to our stockholders.

Risks Related to Conflicts of Interest

Our sponsor, advisor, property manager and their officers and certain of their key personnel will face competing demands relating to their time, which may cause our operating results to suffer.

Our sponsor, advisor, property manager and their officers and certain of their key personnel and their respective affiliates serve as key personnel, advisors, managers and sponsors to some or all of 11 other real estate programs affiliated with our sponsor, including Griffin-American Healthcare REIT II, Inc. (“Griffin-

American Healthcare REIT II”), a publicly-registered, non-traded real estate investment trust. Because these persons have competing demands on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than is necessary or appropriate. If this occurs, the returns on your investment may suffer.

In addition, our dealer manager has entered into a dealer manager agreement to serve as dealer manager for Griffin-American Healthcare REIT II. As a result, our dealer manager will have contractual duties to Griffin-American Healthcare REIT II, which contractual duties may conflict with the duties owed to us. The duties owed to Griffin-American Healthcare REIT II could result in actions or inactions that are detrimental to our business, which could harm the implementation of our investment objectives. Conflicts with our business and interests are most likely to arise from involvement in activities related to allocation of management time and services between us and Griffin-American Healthcare REIT II. If our dealer manager is unable to devote sufficient time and effort to the distribution of shares of our common stock, we may not be able to raise significant additional proceeds for investment in real estate. Accordingly, competing demands of our dealer manager's personnel may cause us to be unable to successfully implement our investment objectives, or generate cash needed to make distributions to you, and to maintain or increase the value of our assets.

Our officers and one of our directors face conflicts of interest related to the positions they hold with affiliated entities, which could hinder our ability to successfully implement our investment objectives and to generate returns to you.

Our executive officers and one of our directors are also officers of our sponsor, our advisor, our property manager, our dealer manager and other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities and their owners, which fiduciary duties may conflict with the duties that they owe to our stockholders and us. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our investment objectives. Conflicts with our business and interests are most likely to arise from involvement in activities related to (1) allocation of new investments and management time and services between us and the other entities, (2) our purchase of properties from, or sale of properties to, affiliated entities, (3) the timing and terms of the investment in or sale of an asset, (4) development of our properties by affiliates, (5) investments with affiliates of our advisor, (6) compensation to our advisor, and (7) our relationship with our dealer manager and property manager. If we do not successfully implement our investment objectives, we may be unable to generate cash needed to make distributions to you and to maintain or increase the value of our assets.

Our advisor will face conflicts of interest relating to the purchase of properties, and such conflicts may not be resolved in our favor, which could adversely affect our investment opportunities.

We may be buying properties at the same time as one or more of the other programs managed by officers and key personnel of our advisor. Our advisor and its affiliates are actively involved in 11 other affiliated real estate programs and three other entities which own properties, including tenant in common programs and other real estate programs that may compete with us or otherwise have similar business interests. Our advisor and our property manager will have conflicts of interest in allocating potential properties, acquisition expenses, management time, services and other functions between various existing enterprises or future enterprises with which they may be or become involved. There is a risk that our advisor will choose a property that provides lower returns to us than a property purchased by another program sponsored by our sponsor. We cannot be sure that officers and key personnel acting on behalf of our advisor and on behalf of these other programs will act in our best interests when deciding whether to allocate any particular property to us. Such conflicts that are not resolved in our favor could result in a reduced level of distributions we may be able to pay to you and a reduction in the value of your investment. If our advisor or its affiliates breach their legal or other obligations or duties to us, or do not resolve conflicts of interest in the manner described in this prospectus, we may not meet our investment objectives, which could reduce our expected cash available for distribution to you and the value of your investment.

We may face a conflict of interest when purchasing properties from affiliates of our advisor.

As of November 30, 2012, we have acquired five of our properties from certain affiliates of our sponsor, including our Chairman and Chief Executive Officer, Kevin A. Shields, our President, David C. Rupert, and our Vice President – Acquisitions, Don G. Pescara, along with several third party investors. We may purchase properties from one or more affiliates of our advisor in the future. A conflict of interest may exist in such an acquisition and affiliates of our advisor may be entitled to fees on both sides of such a related party transaction. The business interests of our advisor and its affiliates may be adverse to, or to the detriment of, our interests. Additionally, the prices we pay to affiliates of our advisor for our properties may be equal to, or in excess of, the prices paid by them, plus the costs incurred by them relating to the acquisition and financing of the properties. These prices will not be the subject of arm’s-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arm’s-length transaction. Even though we will use an independent third party appraiser to determine fair market value when acquiring properties from our advisor and its affiliates, we may pay more for particular properties than we would have in an arm’s-length transaction, which would reduce our cash available for investment in other properties or distribution to our stockholders. Furthermore, because any agreement that we enter into with affiliates of our advisor will not be negotiated in an arm’s-length transaction, and as a result of the affiliation between our advisor and its affiliates, our advisor may be reluctant to enforce the agreements against such entities. Our nominating and corporate governance committee of our board of directors will approve all transactions between us and our advisor and its affiliates. Please see “Conflicts of Interest — Certain Conflict Resolution Procedures.”

We may face conflicts of interest when disposing of certain of our properties, which may cause us to make payments to the affiliated contributors of such properties pursuant to tax protection agreements.

In connection with the contribution of five of our properties from certain affiliates of our sponsor, we have entered into tax protection agreements with the contributors. These agreements obligate our operating partnership to reimburse the contributors for tax liabilities resulting from their recognition of income or gain if we cause our operating partnership to take certain actions with respect to the various properties, the result of which causes income or gain to the contributors in the 10 years subsequent to the contribution of such property. As a result, we may face conflicts of interest if affiliates of our advisor and sponsor recommend that we sell one of these properties, the result of which could cause our operating partnership to provide reimbursements under the tax protection agreements if we do not reinvest the proceeds of the sale pursuant to Section 1031 of the Code or any other tax deferred investment. Please see “Conflicts of Interest — Contribution Transactions.”

Our advisor will face conflicts of interest relating to the incentive fee structure under our advisory agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

Our advisor and its affiliates will perform services for us in connection with the offer and sale of our shares and the selection, acquisition and management of our properties pursuant to our advisory agreement. In addition, our advisor will be entitled to fees that are structured in a manner intended to provide incentives to our advisor to perform in our best interests and in the best interests of our stockholders. The amount of such compensation has not been determined as a result of arm’s-length negotiations, and such amounts may be greater than otherwise would be payable to independent third parties. While certain affiliates of our sponsor, including our Chief Executive Officer and our President, will have a significant equity interest in our operating partnership through the contribution of certain of our properties, our advisor is entitled to receive substantial minimum compensation regardless of performance. Therefore, our advisor’s interests may not be wholly aligned with those of our stockholders. In that regard, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor to fees. In addition, our advisor’s entitlement to fees upon the sale of our assets and to participate in sale proceeds could result in our advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return that would entitle our advisor to compensation relating to such sales, even if continued ownership of those investments might be in our best long-term interest.

Our advisory agreement will require us to pay a performance-based termination fee to our advisor in the event that we terminate our advisor prior to the listing of our shares for trading on an exchange or, absent such listing, in respect of its participation in net sale proceeds. To avoid paying this fee, our independent directors may decide against terminating the advisory agreement prior to our listing of our shares or disposition of our investments even if, but for the termination fee, termination of the advisory agreement would be in our best interest. In addition, the requirement to pay the fee to our advisor at termination could cause us to make different investment or disposition decisions than we would otherwise make in order to satisfy our obligation to pay the fee to the terminated advisor.

At the time it becomes necessary for our board of directors to determine which liquidity event, if any, is in the best interests of us and our stockholders, our advisor may not agree with the decision of our board as to which liquidity event, if any, we should pursue if there is a substantial difference in the amount of subordinated fees the advisor may receive for each liquidity event. Our advisor may prefer a liquidity event with higher subordinated fees. If our board of directors decides to list our shares for trading on an exchange, our board may also decide to merge us with our advisor in anticipation of the listing process. Such merger may result in substantial compensation to the advisor which may create certain conflicts of interest. Please see “Conflicts of Interest — Certain Conflict Resolution Procedures.”

Our advisor will face conflicts of interest relating to joint ventures that we may form with affiliates of our advisor, which conflicts could result in a disproportionate benefit to other joint venture partners at our expense.

We may enter into joint ventures with other programs sponsored by our sponsor, including other REITs, for the acquisition, development or improvement of properties. Our advisor may have conflicts of interest in determining which program sponsored by our sponsor should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may assume liabilities related to the joint venture that exceed the percentage of our investment in the joint venture, and this could reduce the returns on your investment.

There is no separate counsel for us and our affiliates, which could result in conflicts of interest.

Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (Baker Donelson) acts as legal counsel to us and also represents our sponsor, advisor, our dealer manager and some of their affiliates. There is a possibility in the future that the interests of the various parties may become adverse and, under the code of professional responsibility of the legal profession, Baker Donelson may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of our advisor or its affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should a conflict of interest not be readily apparent, Baker Donelson may inadvertently act in derogation of the interest of the parties which could affect our ability to meet our investment objectives.

Risks Related to Our Corporate Structure

The limit on the number of shares a person may own may discourage a takeover that could otherwise result in a premium price to our stockholders.

In order for us to qualify as a REIT, no more than 50% of our outstanding stock may be beneficially owned, directly or indirectly, by five or fewer individuals (including certain types of entities) at any time during the last half of each taxable year. To ensure that we do not fail to qualify as a REIT under this test, our charter restricts ownership by one person or entity to no more than 9.8% in value or number, whichever is more restrictive, of any class of our outstanding stock. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See the “Description of Shares — Restrictions on Ownership and Transfer” section of this prospectus.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of common stockholders or discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.

Our charter permits our board of directors to issue up to 900,000,000 shares of capital stock. In addition, our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that we have authority to issue. Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have a priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See the “Description of Shares — Preferred Stock” section of this prospectus.

We are not afforded the protection of Maryland law relating to business combinations.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

These prohibitions are intended to prevent a change of control by interested stockholders who do not have the support of our board of directors. Since our charter contains limitations on ownership of 9.8% or more of our common stock, we opted out of the business combinations statute in our charter. Therefore, we will not be afforded the protections of this statute and, accordingly, there is no guarantee that the ownership limitations in our charter would provide the same measure of protection as the business combinations statute and prevent an undesired change of control by an interested stockholder. See “Description of Shares — Business Combinations.”

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act of 1940. If we become an unregistered investment company, we will not be able to continue our business.

We do not intend to register as an investment company under the Investment Company Act of 1940 (1940 Act). As of November 30, 2012, we owned 13 properties, and our intended investments in real estate will represent the substantial majority of our total asset mix, which would not subject us to the 1940 Act. In order to maintain an exemption from regulation under the 1940 Act, we must engage primarily in the business of buying real estate, and these investments must be made within a year after this offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of this offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns, which would reduce the cash available for distribution to investors and possibly lower your returns.

To maintain compliance with our 1940 Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may be required to acquire additional income- or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests in companies that we would otherwise want to acquire. If we are required to register as an investment company but fail to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

You are bound by the majority vote on matters on which our stockholders are entitled to vote and, therefore, your vote on a particular matter may be superseded by the vote of other stockholders.

You may vote on certain matters at any annual or special meeting of stockholders, including the election of directors. However, you will be bound by the majority vote on matters requiring approval of a majority of the stockholders even if you do not vote with the majority on any such matter. See the “Description of Shares — Meetings and Special Voting Requirements” section of this prospectus.

If you do not agree with the decisions of our board of directors, you only have limited control over changes in our policies and operations and may not be able to change such policies and operations, except as provided for in our charter and under applicable law.

Our board of directors determines our major policies, including our policies regarding investments, operations, capitalization, financing, growth, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of our stockholders. Under the Maryland General Corporation Law and our charter, our stockholders have a right to vote only on the following:

•	the election or removal of directors;

•

any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to increase or decrease the aggregate number of our shares, to increase or decrease the number of our shares of any class or series that we have the authority to issue, or to classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to distributions, qualifications or terms and conditions of redemption of such shares, provided however, that any such amendment does not adversely affect the rights, preferences and privileges of the stockholders;

•	our liquidation or dissolution; and

•	any merger, consolidation or sale or other disposition of substantially all of our assets.

All other matters are subject to the discretion of our board of directors. Therefore, you are limited in your ability to change our policies and operations.

Our rights and the rights of our stockholders to recover claims against our officers, directors and our advisor are limited, which could reduce your and our recovery against them if they cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in the corporation’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter, in the case of our directors, officers, employees and agents, and the advisory agreement, in the case of our advisor, requires us to indemnify our directors, officers, employees and agents and our advisor and its affiliates for actions taken by them in good faith and without negligence or misconduct. Additionally, our charter limits the liability of our directors and officers for monetary damages to the maximum extent permitted under Maryland law. As a result, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and our advisor and its affiliates, than might otherwise exist under common law, which could reduce your and our recovery against them. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents of our advisor in some cases which would decrease the cash otherwise available for distribution to you. See the “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” section of this prospectus.

Because our dealer manager is one of our affiliates, you will not have the benefit of an independent review of the prospectus or us as is customarily performed in underwritten offerings.

Our dealer manager, Griffin Capital Securities, Inc., is one of our affiliates and will not make an independent review of us or the offering. Kevin A. Shields, our Chairman and Chief Executive Officer, is also the Chief Executive Officer and sole stockholder of our dealer manager. See “Management — Affiliated Companies” for more information on our dealer manager. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by our dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker.

Your interest in us will be diluted as we issue additional shares, and upon purchasing shares your investment may immediately be diluted based on the net book value per share of our common stock.

Our stockholders will not have preemptive rights to any shares issued by us in the future. Subject to any limitations set forth under Maryland law, our board of directors may increase the number of authorized shares of stock (currently 900,000,000 shares), increase or decrease the number of shares of any class or series of stock designated, or reclassify any unissued shares without the necessity of obtaining stockholder approval. All of such shares may be issued in the discretion of our board of directors. Therefore, as we (1) sell shares in this offering or sell additional shares in the future, including those issued pursuant to our distribution reinvestment plan, (2) sell securities that are convertible into shares of our common stock, (3) issue shares of our common stock in a private offering of securities to institutional investors, (4) issue shares of restricted common stock or stock options to our independent directors, (5) issue shares to our advisor, its successors or assigns, in payment of an outstanding fee obligation as set forth under our advisory agreement, or (6) issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of our operating partnership, existing stockholders and investors purchasing shares in this offering will experience dilution of their equity investment in us. Because the limited partnership interests of our operating partnership may, in the discretion of our board of directors, be exchanged for shares of our common stock, any merger, exchange or conversion between our operating partnership and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. As of December 3, 2012, we had approximately 12.6 million shares of common stock issued and outstanding, and we owned approximately 76% of the operating partnership units. Our sponsor and certain of its affiliates owned approximately 16% of the limited partnership units, and the remaining approximately 8% is owned by third parties. Because of these and other reasons described in this “Risk Factors” section, you should not expect to be able to own a significant percentage of our shares.

In addition, the net book value per share of our common stock was approximately $7.39 as of September 30, 2012 as compared to our offering price per share of $10.00 as of September 30, 2012. Therefore, upon a purchase of our shares, you will be immediately diluted based on the net book value. Net book value takes into account a deduction of selling commissions, the dealer manager fee and estimated offering expenses paid by us, and is calculated to include depreciated tangible assets, deferred financing costs, and amortized identified intangible assets, which include in-place market leases. Net book value is not an estimate of net asset value, or of the market value or other value of our common stock.

Payment of substantial fees and expenses to our advisor and its affiliates will reduce cash available for investment and distribution.

Our advisor and its affiliates will perform services for us in connection with the offer and sale of our shares, the selection and acquisition of our investments, and the management of our properties. They will be paid substantial fees for these services, which will reduce the amount of cash available for investment in properties or distribution to stockholders. For a more detailed discussion of these fees, see the “Management Compensation” section of this prospectus.

We are uncertain of our sources of debt or equity for funding our future capital needs. If we cannot obtain funding on acceptable terms, our ability to make necessary capital improvements to our properties may be impaired or delayed.

The gross proceeds of this offering will be used to purchase real estate investments and to pay various fees and expenses. In addition, to qualify as a REIT, we generally must distribute to our stockholders at least 90% of our taxable income each year, excluding capital gains. Because of this distribution requirement, it is not likely that we will be able to fund a significant portion of our future capital needs from retained earnings. We have not identified all sources of debt or equity for future funding, and such sources of funding may not be available to us on favorable terms or at all. If, however, we do not have access to sufficient funding in the future, we may not be able to make necessary capital improvements to our properties, pay other expenses or expand our business.

Risks Related to Investments in Single Tenant Net Lease Real Estate

Many of our properties will depend upon a single tenant for all or a majority of their rental income, and our financial condition and ability to make distributions may be adversely affected by the bankruptcy or insolvency, a downturn in the business, or a lease termination of a single tenant, including those caused by the current economic downturn.

We expect that many of our properties will be occupied by only one tenant or will derive a majority of their rental income from one tenant and, therefore, the success of those properties will be materially dependent on the financial stability of such tenants. The nation as a whole and our local economies are currently experiencing a severe economic slowdown affecting companies of all sizes and industries. A tenant at one or more of our properties may be negatively affected by the current economic slowdown. Lease payment defaults by tenants, including those caused by the current economic downturn, could cause us to reduce the amount of distributions we pay. A default of a tenant on its lease payments to us and the potential resulting vacancy would cause us to lose the revenue from the property and force us to find an alternative source of revenue to meet any mortgage payment and prevent a foreclosure if the property is subject to a mortgage. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting the property. If a lease is terminated or an existing tenant elects not to renew a lease upon its expiration, there is no assurance that we will be able to lease the property for the rent previously received or sell the property without incurring a loss. A default by a tenant, the failure of a guarantor to fulfill its obligations or other premature termination of a lease, or a tenant’s election not to extend a lease upon its expiration, could have an adverse effect on our financial condition and our ability to pay distributions.

Four of our 13 current tenants each represent in excess of 10% of our rental income; therefore we currently rely on these four tenants and adverse effects to their business could affect our performance.

As of November 30, 2012, our four largest tenants, based on estimated annual rental income, were Life Technologies Corporation, located in California (approximately 16.4%), AT&T Services, Inc., located in

Washington (approximately 12.1%), Westinghouse Electric Company, LLC, located in Pennsylvania (approximately 11.4%), and Chicago Bridge & Iron Company (Delaware), located in Illinois (approximately 10.2%). The revenues generated by the properties these tenants occupy are substantially reliant upon the financial condition of these tenants and, accordingly, any event of bankruptcy, insolvency, or a general downturn in the business of any of these tenants may result in the failure or delay of such tenant’s rental payments which may have a substantial adverse effect on our financial performance.

If a tenant declares bankruptcy, we may be unable to collect balances due under relevant leases.

Any of our tenants, or any guarantor of a tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. Such a bankruptcy filing would bar all efforts by us to collect pre-bankruptcy debts from these entities or their properties, unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If a lease is assumed, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim is capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims.

A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. Such an event could cause a decrease or cessation of rental payments that would mean a reduction in our cash flow and the amount available for distributions to you. In the event of a bankruptcy, we cannot assure you that the tenant or its trustee will assume our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distributions to you may be adversely affected.

Net leases may not result in fair market lease rates over time.

We expect a large portion of our rental income to come from net leases, and net leases frequently provide the tenant greater discretion in using the leased property than ordinary property leases, such as the right to freely sublease the property, to make alterations in the leased premises and to terminate the lease prior to its expiration under specified circumstances. Further, net leases are typically for longer lease terms and, thus, there is an increased risk that contractual rental increases in future years will fail to result in fair market rental rates during those years. As a result, our income and distributions to our stockholders could be lower than they would otherwise be if we did not engage in net leases.

Our real estate investments may include special use single tenant properties that may be difficult to sell or re-lease upon tenant defaults or early lease terminations.

We focus our investments on commercial and industrial properties, a number of which may include manufacturing facilities and special use single tenant properties. These types of properties are relatively illiquid compared to other types of real estate and financial assets. This illiquidity will limit our ability to quickly change our portfolio in response to changes in economic or other conditions. With these properties, if the current lease is terminated or not renewed or, in the case of a mortgage loan, if we take such property in foreclosure, we may be required to renovate the property or to make rent concessions in order to lease the property to another tenant or sell the property. In addition, in the event we are forced to sell the property, we may have difficulty selling it to a party other than the tenant or borrower due to the special purpose for which the property may have been designed. These and other limitations may affect our ability to sell or re-lease properties and adversely affect returns to you.

A high concentration of our properties in a particular geographic area, or that have tenants in a similar industry, would magnify the effects of downturns in that geographic area or industry.

We expect that our properties will be diverse according to geographic area and industry of our tenants. However, in the event that we have a concentration of properties in any particular geographic area, any adverse situation that disproportionately affects that geographic area would have a magnified adverse effect on our portfolio. Similarly, if our tenants are concentrated in a certain industry or industries, any adverse effect to that industry generally would have a disproportionately adverse effect on our portfolio. As of November 30, 2012, we did not have significant industry concentration in our portfolio; however, approximately 24.3% of our total rental income is concentrated in the State of Illinois and approximately 19.4% of our total rental income is concentrated in the State of California.

If a sale-leaseback transaction is recharacterized in a tenant’s bankruptcy proceeding, our financial condition could be adversely affected.

We may enter into sale-leaseback transactions, whereby we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale-leaseback may be recharacterized as either a financing or a joint venture, either of which outcomes could adversely affect our business. If the sale-leaseback were recharacterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. If the sale-leaseback were recharacterized as a joint venture, our lessee and we could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property. Either of these outcomes could adversely affect our cash flow and the amount available for distributions to you.

General Risks Related to Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

Our operating results will be subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;

•	changes in supply of or demand for similar or competing properties in an area;

•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws;

•	changes in property tax assessments and insurance costs; and

•	increases in interest rates and tight money supply.

These and other reasons may prevent us from being profitable or from realizing growth or maintaining the value of our real estate properties.

We may obtain only limited warranties when we purchase a property.

The seller of a property will often sell such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. Also, many sellers of real estate are single purpose entities without significant other assets. The purchase of properties with limited warranties or from undercapitalized sellers increases the risk that we may lose some or all of our invested capital in the property as well as the loss of rental income from that property.

Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to you.

The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Real estate generally cannot be sold quickly. Also, the tax laws applicable to REITs require that we hold our properties for investment, rather than for sale in the ordinary course of business, which may cause us to forego or defer sales of properties that otherwise would be in our best interest. Therefore, we may not be able to dispose of properties promptly, or on favorable terms, in response to economic or other market conditions, and this may adversely impact our ability to make distributions to you.

In addition, we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

In acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would also restrict our ability to sell a property.

We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such properties, which may lead to a decrease in the value of our assets.

We may be purchasing our properties at a time when cap rates are at historically low levels and purchase prices are high. Therefore, the value of our properties may not increase over time, which may restrict our ability to sell our properties, or in the event we are able to sell such property, may lead to a sale price less than the price that we paid to purchase the properties.

We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

Lock-out provisions are provisions that generally prohibit repayment of a loan balance for a certain number of years following the origination date of a loan. Such provisions are typically provided for by the Code or the terms of the agreement underlying a loan. Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for distribution to you. Lock-out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties.

Lock-out provisions could impair our ability to take actions during the lock-out period that would otherwise be in your best interests and, therefore, may have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in your best interests.

Adverse economic conditions may negatively affect our property values, returns and profitability.

Recent geopolitical events have exacerbated the general economic slowdown that has affected the nation as a whole and the local economies where our properties may be located. Economic weakness and higher unemployment, combined with higher costs, especially for energy, food and commodities, has put considerable pressure on consumer spending, which, along with limited debt financing, has resulted in many U.S. companies experiencing poorer financial and operating performance over the past few years than in prior periods. As a result, this slowdown has reduced demand for space and removed support for rents and property values. The following market and economic challenges may adversely affect our property values or operating results:

•	poor economic times may result in a tenant’s failure to meet its obligations under a lease or bankruptcy;

•	re-leasing may require reduced rental rates under the new leases; and

•

increased insurance premiums, resulting in part from the increased risk of terrorism, may reduce funds available for distribution, or, to the extent we are able to pass such increased insurance premiums on to our tenants, may increase tenant defaults.

A continuing environment of declining prices could further weaken real estate markets. We do not know how long the slowdown will last, or when, or even if, real estate markets will return to more normal conditions. Since we cannot predict when real estate markets may recover, the value of our properties may decline if market conditions persist or worsen. Further, the results of operations for a property in any one period may not be indicative of results in future periods, and the long-term performance of such property generally may not be comparable to, and cash flows may not be as predictable as, other properties owned by third parties in the same or similar industry. The already weak conditions in the real estate markets could be further exacerbated by a deterioration of national or regional economic conditions. Our property values and operations could be negatively affected to the extent that the current economic downturn is prolonged or becomes more severe.

If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits.

Material losses may occur in excess of insurance proceeds with respect to any property, as insurance may not be sufficient to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. In addition, we may decide not to obtain any or adequate earthquake or similar catastrophic insurance coverage because the premiums are too high even in instances where it may otherwise be available. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase specific coverage against terrorism as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our potential properties. In these instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that will have adequate coverage for such losses. The Terrorism Risk Insurance Act of 2002 is designed for a sharing of terrorism losses between insurance companies and the federal government. We cannot be certain how this act will impact us or what additional cost to us, if any, could result. If such an event damaged or destroyed one or more of our properties, we could lose both our invested capital and anticipated profits from such property.

Delays in the acquisition, development and construction of properties may have adverse effects on our results of operations and returns to you.

Delays we encounter in the selection, acquisition and development of real properties could adversely affect your returns. Although we expect that we will invest primarily in properties that have operating histories or whose construction is complete, from time to time we may acquire unimproved real property, properties that are in need of redevelopment, or properties that are under development or construction. Investments in such properties will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and/or community groups and our builders’ ability to build in conformity with plans, specifications, budgets and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control.

Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and lease available space. Therefore, you could suffer delays in the receipt of cash distributions attributable to those particular real properties. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. We also must rely on rental income and expense projections and estimates of the fair market value of a property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

Costs of complying with governmental laws and regulations, including those relating to environmental matters, may adversely affect our income and the cash available for distribution.

All real property we acquire, and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. This liability could be substantial. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such property as collateral for future borrowings.

Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and that may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions to you and may reduce the value of your investment.

Further, we may not obtain an independent third party environmental assessment for every property we acquire. In addition, we cannot assure you that any such assessment that we do obtain will reveal all environmental liabilities or that a prior owner of a property did not create a material environmental condition not known to us. We cannot predict what other environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted, or what environmental conditions may be found to exist in the future. We cannot assure you that our business, assets, results of operations, liquidity or financial condition will not be adversely affected by these laws, which may adversely affect cash available for distribution, and the amount of distributions to you.

Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distribution.

Our properties will be subject to the Americans with Disabilities Act of 1990, or ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services, including restaurants and retail stores, be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. We will attempt to acquire properties that comply with the ADA or place the burden on the seller or other third party to ensure compliance with the ADA. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for ADA compliance may affect cash available for distribution and the amount of distributions to you.

If we sell properties by providing financing to purchasers, defaults by the purchasers would adversely affect our cash flows.

If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash. However, in some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default, which could negatively impact our cash distributions to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to make distributions to you.

Increases in interest rates may adversely affect the demand for our shares.

One of the factors that influences the demand for purchase of our shares is the annual rate of distributions that we pay on our shares, as compared with interest rates. An increase in interest rates may lead potential purchasers of our shares to demand higher annual distribution rates, which could adversely affect our ability to sell our shares and raise proceeds in this offering, which could result in higher leverage or a less diversified portfolio of real estate.

We will be subject to risks associated with the co-owners in our co-ownership arrangements that otherwise may not be present in other real estate investments.

We may enter into joint ventures or other co-ownership arrangements with respect to a portion of the properties we acquire. Ownership of co-ownership interests involves risks generally not otherwise present with an investment in real estate such as the following:

•	the risk that a co-owner may at any time have economic or business interests or goals that are or become inconsistent with our business interests or goals;

•	the risk that a co-owner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives;

•	the possibility that an individual co-owner might become insolvent or bankrupt, or otherwise default under the applicable mortgage loan financing documents, which may constitute an event of default under all of the applicable mortgage loan financing documents or allow the bankruptcy court to reject the tenants-in-common agreement or management agreement entered into by the co-owner owning interests in the property;

•

the possibility that a co-owner might not have adequate liquid assets to make cash advances that may be required in order to fund operations, maintenance and other expenses related to the property, which could result in the loss of current or prospective tenants and may otherwise adversely affect the operation and maintenance of the property, and could cause a default under the mortgage loan financing documents applicable to the property and may result in late charges, penalties and interest, and may lead to the exercise of foreclosure and other remedies by the lender;

•

the risk that a co-owner could breach agreements related to the property, which may cause a default under, or result in personal liability for, the applicable mortgage loan financing documents, violate applicable securities laws and otherwise adversely affect the property and the co-ownership arrangement; or

•

the risk that a default by any co-owner would constitute a default under the applicable mortgage loan financing documents that could result in a foreclosure and the loss of all or a substantial portion of the investment made by the co-owner.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce the amount available for distribution to our stockholders.

In the event that our interests become adverse to those of the other co-owners, we may not have the contractual right to purchase the co-ownership interests from the other co-owners. Even if we are given the opportunity to purchase such co-ownership interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase co-ownership interests from the co-owners.

We might want to sell our co-ownership interests in a given property at a time when the other co-owners in such property do not desire to sell their interests. Therefore, we may not be able to sell our interest in a property at the time we would like to sell. In addition, we anticipate that it will be much more difficult to find a willing buyer for our co-ownership interests in a property than it would be to find a buyer for a property we owned outright.

Risks Associated with Debt Financing

If we breach covenants under our loan with KeyBank National Association and other syndication partners, we could be held in default under such loan, which could accelerate our repayment date and materially adversely affect the value of your investment in us.

We entered into a credit facility with KeyBank National Association (“KeyBank”) and other syndication partners under which we have borrowed $115 million as of November 30, 2012 and may borrow up to $200 million. The credit facility includes a number of financial covenant requirements, including, but not limited to, a maximum total leverage ratio (65%), a minimum interest coverage ratio (1.85 to 1), a minimum fixed charge ratio (1.60 to 1), a maximum variable debt ratio (30%), and minimum tangible net worth of at least $50 million plus 80% of the net proceeds of any equity issuance after the effective date and 100% of the equity in any properties contributed after the effective date. We previously exceeded our maximum variable debt ratio of 30% and immediately effected a series of interest rate cap agreements with varying expiration dates. The interest rate cap agreement currently in effect expires on December 31, 2012. If we should breach certain of the financial covenant requirements described herein, Key Bank could consider the loan in default and accelerate our repayment date. If we do not have sufficient cash to repay the loan at that time, KeyBank could foreclose on a number of our properties securing the loan. Such foreclosure could result in a material loss for us and would adversely affect the value of your investment in us.

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment.

Although, technically, our board may approve unlimited levels of debt, our charter generally limits us to incurring debt no greater than 300% of our net assets before deducting depreciation or other non-cash reserves (equivalent to 75% leverage), unless any excess borrowing is approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report, along with a justification for such excess borrowing. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

We have incurred, and intend to continue to incur, mortgage indebtedness and other borrowings, which may increase our business risks.

We have placed, and intend to continue to place, permanent financing on our properties or obtain a credit facility or other similar financing arrangement in order to acquire properties as funds are being raised in this offering. We may also decide to later further leverage our properties. We may incur mortgage debt and pledge all or some of our real properties as security for that debt to obtain funds to acquire real properties. We may borrow if we need funds to pay a desired distribution rate to our stockholders. We may also borrow if we deem it necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes. If there is a shortfall between the cash flow from our properties and the cash flow needed to service mortgage debt, then the amount available for distribution to our stockholders may be reduced.

If we are unable to make our debt payments when required, a lender could foreclose on the property or properties securing such debt, which could reduce the amount of distributions we pay to you and decrease the value of your investment.

We may have a significant amount of acquisition indebtedness secured by first priority mortgages on our properties. In addition, all of our properties contain, and any future acquisitions we make will likely contain, mortgage financing. If we are unable to make our debt payments when required, a lender could foreclose on the property or properties securing such debt. In any such event, we could lose some or all of our investment in these properties, which would reduce the amount of distributions we pay to you and decrease the value of your investment.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make distributions to you.

We expect that we will incur additional indebtedness in the future. Interest we pay will reduce cash available for distribution. Additionally, if we incur variable rate debt, increases in interest rates would increase our interest costs, which could reduce our cash flows and our ability to make distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times that may not permit realization of the maximum return on such investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you.

When providing financing, a lender could impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage or replace our advisor. These or other limitations may adversely affect our flexibility and limit our ability to make distributions to you.

Continued disruptions in the credit markets and real estate markets could have a material adverse effect on our results of operations, financial condition and ability to pay distributions to you.

Domestic and international financial markets are currently experiencing significant disruptions which have been brought about in large part by failures in the U.S. banking system. These disruptions have severely impacted the availability of credit and have contributed to rising costs associated with obtaining credit. If debt financing is not available on terms and conditions we find acceptable, we may not be able to obtain financing for investments. If these disruptions in the credit markets persist, our ability to borrow monies to finance the purchase of, or other activities related to, real estate assets will be negatively impacted. If we are unable to borrow monies on terms and conditions that we find acceptable, we likely will have to reduce the number of properties we can purchase, and the return on the properties we do purchase may be lower. In addition, if we pay fees to lock in a favorable interest rate, falling interest rates or other factors could require us to forfeit these fees. All of these events would have a material adverse effect on our results of operations, financial condition and ability to pay distributions.

In addition to volatility in the credit markets, the real estate market is subject to fluctuation and can be impacted by factors such as general economic conditions, supply and demand, availability of financing and interest rates. To the extent we purchase real estate in an unstable market, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future that it attracts at the time of our purchases, or the number of companies seeking to acquire properties decreases, the value of our investments may not appreciate or may decrease significantly below the amount we pay for these investments.

Federal Income Tax Risks

Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions as we will incur additional tax liabilities.

Baker Donelson, our legal counsel, has rendered its opinion that we will qualify as a REIT, based upon our representations as to the manner in which we are and will be owned and our investment in assets and manner of operation, among other things. However, our qualification as a REIT will depend upon our ability to meet, through investments, actual operating results, distributions and satisfaction of specific stockholder rules, the various tests imposed by the Code. Baker Donelson will not review these operating results or compliance with the qualification standards on an ongoing basis. This means that we may fail to satisfy the REIT requirements in the future. Also, this opinion represents Baker Donelson’s legal judgment based on the law in effect as of the date of this prospectus. Baker Donelson’s opinion is not binding on the IRS or the courts and we will not apply for a ruling from the IRS regarding our status as a REIT. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. . If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax In addition, distributions to stockholders would no longer qualify for the distributions paid deduction, and we would no longer be required to make distributions. See “Federal Income Tax Considerations — Failure to Qualify as a REIT” for more information on the consequences of failing to qualify as a REIT.

To qualify as a REIT, and to avoid the payment of federal income and excise taxes and maintain our REIT status, we may be forced to borrow funds, use proceeds from the issuance of securities (including this offering), or sell assets to pay distributions, which may result in our distributing amounts that may otherwise be used for our operations.

To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our stockholders at least 90% of our real estate investment trust taxable income, determined without regard to the deduction for distributions paid and by excluding net capital gains. We will be subject to federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (1) 85% of our ordinary income, (2) 95% of our capital gain net income, and (3) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on acquisitions of properties and it is possible that we might be required to borrow funds, use proceeds from the issuance of securities (including this offering) or sell assets in order to distribute enough of our taxable income to maintain our REIT status and to avoid the payment of federal income and excise taxes. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash. In addition, such distributions may constitute a return of capital. See the “Federal Income Tax Considerations” section of this prospectus.

If our operating partnership fails to maintain its status as a partnership for federal income tax purposes, its income would be subject to taxation and our REIT status would be terminated.

We intend to maintain the status of our operating partnership as a partnership for federal income tax purposes. However, if the IRS were to successfully challenge the status of our operating partnership as a partnership, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that our operating partnership could make to us. This would also result in our losing REIT status and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the return on your investment. In addition, if any of the entities through which our operating partnership owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to our operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain REIT status. See the “Federal Income Tax Considerations — Tax Aspects of Our Operating Partnership” section of this prospectus.

You may have tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to federal income or excise taxes or state taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. In addition, we may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the operating partnership or at the level of the other companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to you.

We may be required to pay some taxes due to actions of our taxable REIT subsidiary which would reduce our cash available for distribution to you.

Any net taxable income earned directly by our taxable REIT subsidiaries, or through entities that are disregarded for federal income tax purposes, which are wholly-owned by our taxable REIT subsidiaries, will be subject to federal and possibly state corporate income tax. We filed an election to treat The GC Net Lease REIT TRS, Inc. as a taxable REIT subsidiary, and we may elect to treat other subsidiaries as taxable REIT subsidiaries in the future. In this regard, several provisions of the laws applicable to REITs and their subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct certain interest payments made to an affiliated REIT. In addition, the REIT has to pay a 100% penalty tax on some payments that it receives or on some deductions taken by a taxable REIT subsidiary if the economic arrangements between the REIT, the REIT’s customers, and the taxable REIT subsidiary are not comparable to similar arrangements between unrelated parties. Finally, some state and local jurisdictions may tax some of our income even though as a REIT we are not subject to federal income tax on that income because not all states and localities follow the federal income tax treatment of REITs. To the extent that we and our affiliates are required to pay federal, state and local taxes, we will have less cash available for distributions to you.

Distributions to tax-exempt investors may be classified as unrelated business taxable income.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of common stock should generally constitute unrelated business taxable income (UBTI) to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•

part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as UBTI if shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as UBTI;

•	part of the income and gain recognized by a tax exempt investor with respect to our common stock would constitute UBTI if the investor incurs debt in order to acquire the common stock; and

•

part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code may be treated as UBTI.

See the “Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders” section of this prospectus for further discussion of this issue if you are a tax-exempt investor.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.

To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution, or we may be required to liquidate otherwise attractive investments in order to comply with the REIT tests. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Legislative or regulatory action could adversely affect investors.

The tax rate applicable to qualifying corporate distributions received by individuals prior to 2013 has been reduced to a maximum rate of 15% for federal income tax purposes. This special tax rate is generally not applicable to distributions paid by a REIT, unless such distributions represent earnings on which the REIT itself has been taxed or in the case where REIT has received a taxable dividend from a regular “C” corporation such as from our taxable REIT subsidiary. As a result, distributions (other than capital gain distributions) we pay to individual investors generally will be subject to the tax rates that are otherwise applicable to ordinary income, which currently are as high as 35% through 2012 and are presently scheduled to increase in 2013 in the absence of legislative action. This change in law may make an investment in our shares comparatively less attractive to individual investors than an investment in the shares of non-REIT corporations, and could have an adverse effect on the value of our common stock. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in our common stock and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our common stock. You should also note that our counsel’s tax opinion assumes that no legislation will be enacted after the date of this prospectus that will be applicable to an investment in our shares.

Foreign purchasers of our common stock may be subject to FIRPTA tax upon the sale of their shares.

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as FIRPTA tax, on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50% of the REIT’s stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence.

We cannot assure you that we will qualify as a “domestically controlled” REIT. If we were to fail to so qualify, gain realized by foreign investors on a sale of our shares would be subject to FIRPTA tax, unless our shares were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common stock. See “Federal Income Tax Considerations — Special Tax Considerations for Non-U.S. Stockholders — Sale of our Shares by a Non-U.S. Stockholder.”

ERISA Risks

There are special considerations that apply to employee benefit plans, IRAs or other tax-favored benefit accounts investing in our shares which could cause an investment in our shares to be a prohibited transaction which could result in additional tax consequences.

ERISA and the Code impose certain restrictions on (i) employee benefit plans (as defined in Section 3(3) of ERISA), (ii) plans described in Code Section 4975(e)(1), including IRAs and Keogh plans, (iii) any entities whose underlying assets include plan assets by reason of a plan’s investment in such entities, and (iv) persons who have certain specified relationships to such plans, i.e., parties-in-interest under ERISA and disqualified persons under the Code. If you are investing the assets of such a plan or account in our common stock, you should satisfy yourself that, among other things:

•	your investment is consistent with your fiduciary obligations under ERISA, the Code, or other applicable law;

•	your investment is made in accordance with the documents and instruments governing your IRA, plan or other account, including any applicable investment policy;

•	your investment satisfies the prudence and diversification requirements of ERISA or other applicable law;

•	your investment will not impair the liquidity of the IRA, plan or other account;

•	your investment will not produce UBTI for the IRA, plan or other account;

•	you will be able to value the assets of the plan annually in accordance with the requirements of ERISA or other applicable law, to the extent applicable; and

•

your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or constitute a violation of analogous provisions under other applicable law, to the extent applicable.

For a more complete discussion of the foregoing issues and other risks associated with an investment in shares by retirement plans, please see the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus.

Persons investing the assets of employee benefit plans, IRAs, and other tax-favored benefit accounts should consider ERISA and related risks of investing in our shares.

ERISA and Code Section 4975 prohibit certain transactions that involve a “party-in-interest” (under ERISA) or a “disqualified person” (under the Code) and any of the following: (i) employee benefit plans (as defined in Section 3(3) of ERISA), (ii) plans described in Code Section 4975(e)(1), including individual retirement accounts and Keogh plans, (iii) any entities whose underlying assets include plan assets by reason of a plan’s investment in such entities, and (iv) persons who have certain specified relationships to such plans, i.e., parties-in-interest under ERISA and disqualified persons under the Code. For example, based on the reasoning of the U.S. Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), an insurance company’s general account may be deemed to include assets of plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a party-in-interest or disqualified person with respect to a plan by virtue of such investment. Consequently, the fiduciary of a plan or trustee or custodian of an account contemplating an investment in our shares should consider whether we, any other person associated with the issuance of the shares, or any of their affiliates is or might become a “party-in-interest” or “disqualified person” with respect to the IRA, plan or other account and, if so, whether an exception from such prohibited transaction rules is applicable.

In addition, the Department of Labor (DOL) plan asset regulations as modified by ERISA Section 3(42) provide that, subject to certain exceptions, the assets of an entity in which an IRA, plan or other account holds an equity interest may be treated as assets of an investing IRA, plan or other account, in which event the underlying assets of such entity (and transactions involving such assets) would be subject to the prohibited transaction provisions. Furthermore, if an employee benefit plan invests in our shares and we have significant participation by benefit plan investors (as defined in the DOL plan asset regulations), the standards of prudence and other provisions of ERISA could extend to us with respect to our investments and the trustee or other fiduciary of such plan may be deemed to have improperly delegated fiduciary responsibilities to us in violation of ERISA. We intend to take such steps as may be necessary to qualify us for one or more of the exceptions available, and thereby prevent our assets from being treated as assets of any investing IRA, plan or other account.

For further discussion of issues and risks associated with an investment in the shares by IRAs, employee benefit plans and other benefit plan investors, see “Investment by Tax-Exempt Entities and ERISA Considerations.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions. Although we believe that our expectations reflected in the forward-looking statements are based on reasonable assumptions, these expectations may not prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include those set forth above, as well as general economic, business and market conditions, changes in federal and local laws and regulations and increased competitive pressures. In addition, any forward-looking statements are subject to unknown risks and uncertainties including those discussed in the “Risk Factors” section of this prospectus.

ESTIMATED USE OF PROCEEDS

The following table estimates the use of the proceeds raised in our primary offering assuming that we sell the midpoint of $500,000,000 in shares and the maximum of $1,000,000,000 in shares. We have not given effect to any special sales or volume discounts that could reduce the sales commissions or dealer manager fees for sales pursuant to our primary offering. Reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price, but will not affect the amounts available to us for investment. See “Plan of Distribution” for a description of the special sales.

The following table assumes that we do not sell any shares in our distribution reinvestment plan. As long as our shares are not listed on a national securities exchange, we anticipate that all or substantially all of the proceeds from the sale of shares pursuant to our distribution reinvestment plan will be used to fund repurchases of shares under our share redemption program. Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. If we sell the maximum offering, we estimate that approximately 88.25% of our gross offering proceeds will be used to primarily invest in single tenant net lease properties in accordance with our investment objectives and to pay real estate related acquisition fees and expenses. The remaining 11.75% will be used to pay sales commissions, dealer manager fees and other organization and offering expenses. We expect our acquisition fees and acquisition expenses to constitute approximately 2.57% of our gross offering proceeds, which will allow us to invest approximately 85.68% in real estate investments.

	Midpoint Offering ($500,000,000 in Shares)		Maximum Offering ($1,000,000,000 in Shares)
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$500,000,000	100.00%	$1,000,000,000	100.00%
Less Offering Expenses:
Sales Commissions	35,000,000	7.00%	70,000,000	7.00%
Dealer Manager Fee	15,000,000	3.00%	30,000,000	3.00%
Organization and Offering Expenses (1)	10,000,000	2.00%	17,500,000	1.75%

Net Proceeds(2)	440,000,000	88.00%	882,500,000	88.25%
Acquisition Fees(3)	10,700,000	2.14%	21,450,000	2.14%
Acquisition Expenses(4)	2,150,000	0.43%	4,300,000	0.43%

Amount Available for Investment(5)	$427,150,000	85.43%	$856,750,000	85.68%

(1)

Organization and offering expenses consist of all expenses (other than sales commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing, filing and registration fees, and other accountable offering expenses including, but not limited to: (a) costs and expenses of conducting educational conferences and seminars; (b) costs and expenses of attending broker-dealer sponsored conferences; (c) amounts to reimburse our advisor for all marketing related costs and expenses such as salaries and direct expenses of employees of our advisor and its affiliates in connection with registering and marketing of our shares, including, but not limited to, the senior management team and various other accounting and finance employees and administrative overhead allocated to these employees; (d) facilities and technology costs, insurance expenses and other costs and expenses associated with the offering and to facilitate the marketing of our shares; and (e) payment or reimbursement of bona fide due diligence expenses. These expenses may be paid by our advisor and reimbursed by us with proceeds raised from the offering. In no event will the issuer’s organization and offering expenses (excluding sales commissions and dealer manager fees) exceed 3.5% of the gross offering proceeds from our terminated or completed offering. If the organization and offering expenses exceed such limits, within 60 days after the end of the month in which the offering terminates or is completed, our advisor must reimburse us for any excess amounts. In the event we raise the maximum offering, we estimate that our organization and offering expenses will be 1.75% of gross offering proceeds raised in our primary offering.

(2)

Until we use our net proceeds to make investments, substantially all of the net proceeds of the offering may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

(3)

We will pay our advisor an acquisition fee equal to 2.5% of the contract purchase price for each property or real estate investment we acquire, which for purposes of this table we have assumed is an aggregate amount equal to our estimated amount available for investment. For purposes of this table, we have assumed that no debt is used to acquire our properties or other real estate investments. In the event we raise the maximum offering of $1,000,000,000 pursuant to this offering and utilize 60% leverage to acquire our properties or make other real estate investments pursuant to our acquisition strategy, we will pay our advisor acquisition fees in excess of $53,500,000 and in excess of $85,675,000 if we utilize 75% leverage.

(4)

Acquisition expenses include customary third party acquisition expenses such as legal fees and expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate and reserves for capital improvements and maintenance and repairs of properties. For purposes of this table, we have assumed acquisition expenses of 0.5% of the purchase price of our properties, which we have assumed is our estimated amount available for investment. Notwithstanding the foregoing, pursuant to our charter, the total of all acquisition fees and acquisition expenses shall be reasonable, and shall not exceed an amount equal to 6% of the contract purchase price of the property. In the event we raise the maximum offering of $1,000,000,000 pursuant to this offering and utilize 60% leverage, we will incur acquisition expenses in excess of $10,700,000 and in excess of $17,135,000 if we use 75% leverage.

(5)

Although a substantial portion of the amount available for investment presented in this table is expected to be invested in properties, we may use a portion of such amount (i) to repay debt incurred in connection with property acquisitions or other investment activities, (ii) to establish reserves if we or a lender deems appropriate, or (iii) for other corporate purposes, including, but not limited to, payment of distributions to stockholders, or payments of offering expenses in connection with future offerings pending the receipt of offering proceeds from such offerings, provided that these organizational and offering expenses may not exceed the limitation of organizational and offering expenses pursuant to our charter and FINRA rules. If we use any net offering proceeds for any purposes other than making investments in properties or reducing debt, it may negatively impact the value of your investment.

SELECTED FINANCIAL DATA

The following selected financial and operating information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements and related notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 26, 2012, and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, filed with the SEC on November 13, 2012, which are incorporated by reference into this prospectus:

	For the Nine Months Ended September 30,	For the Year Ended December 31,
	2012	2011	2010	2009	2008
Operating Data
Total revenue	$17,943,605	$15,010,023	$7,269,741	$2,732,577	$-
Net loss	(3,995,079)	(4,621,498)	(3,809,088)	(2,235,586)	-
Net loss per share, basic and diluted	(0.35)	(0.72)	(1.08)	(1.79)	-
Distributions declared per common share	0.51	0.68	0.68	0.44	-

Balance Sheet Data
Total real estate, net	$256,083,591	$162,862,561	$103,033,549	$53,486,605	$-
Total assets	276,679,888	175,945,102	110,141,076	55,294,930	201,000
Total debt	162,035,704	95,428,947	69,000,731	34,041,558	-

	For the Nine Months Ended September 30,	For the Year Ended December 31,
	2012	2011	2010	2009	2008
Total liabilities	174,675,545	107,129,962	72,996,263	37,016,005	-
Redeemable noncontrolling interests	4,886,686	4,886,686	4,886,686	-	-
Redeemable common stock	2,746,732	1,070,490	170,810	8,994	-
Stockholders’ equity	75,882,529	41,071,387	13,509,517	591,183	1,000
Total equity	94,370,925	62,857,964	32,087,317	18,269,931	201,000

Other Data
Net cash provided by (used in) operating activities	$3,391,040	$(2,034,242)	$(824,774)	$58,498	$-
Net cash used in investing activities	(98,446,219)	(13,800,757)	(38,754,607)	-	-
Net cash provided by financing activities	95,470,140	19,628,367	40,828,181	127,774	-

MARKET DATA

Market and industry data and forecasts used in this prospectus, including demographic information contained in property descriptions, have been obtained from independent industry sources and publications as well as from research reports prepared for other purposes. We have not independently verified the data obtained from these sources, and we cannot assure you of the accuracy or completeness of the data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as other forward-looking statements in this prospectus.

OUR REAL ESTATE INVESTMENTS

Portfolio Summary

As of November 30, 2012, we owned 13 properties in nine states, encompassing approximately 3.1 million rentable square feet as shown in the table below:

Property	Acquisition Date	Tenant	Industry	Property Type	Year Built/ Renovated	Purchase Price	Square Feet	Approx. Acres	Implied Initial Capitalization Rate (1)	Annualized Gross Base Rent (2)	% of Annualized Gross Base Rent	2012 Annualized Net Effective Rent per Square Foot (3)	Year of Lease Expiration
Renfro Clinton, SC	06/18/09	Renfro Corp	Manufacturing (Hosiery Products)	Warehouse/ Distribution	1986	$ 21,700,000	566,500	42.2	8.58%	$ 1,863,000	7.3%	$ 3.29	2021
Plainfield Plainfield, IL	06/18/09	Chicago Bridge & Iron Company	Construction Engineering Services	Office/ Laboratory	1958-1991	$ 32,660,000	176,000	29.1	7.96%	$ 2,587,000	10.2%	$14.70	2022
Will Partners Monee, IL	06/04/10	World Kitchen, LLC	Distribution (Kitchen Accessories)	Warehouse/ Distribution	2000	$ 26,305,000	700,200	34.3	8.79%	$ 2,311,000	9.1%	$ 3.30	2020
Emporia Partners Emporia, KS	08/27/10	Hopkins Enterprises, Inc.	Manufacturing (Automotive Parts)	Office/ Industrial/ Distribution	1954/2000	$ 8,360,000	320,800	16.6	9.86%	$ 1,445,000	5.7%	$ 2.70	2020
ITT Los Angeles, CA	09/23/10	ITT Educational Services, Inc.	Educational	Office	1996/2010	$ 7,800,000	35,800	3.5	9.76%	$ 762,000	3.0%	$ 21.28	2016
Quad/Graphics Loveland, CO	12/30/10	World Color (USA), LLC	Printing	Industrial/ Office	1986/1996/ 2009	$ 11,850,000	169,800	15.0	10.26%	$ 1,216,000	4.8%	$ 7.16	2022
LTI Carlsbad, CA	05/13/11	Life Technologies Corporation	Research and Development (Biotechnology Tools)	Office/ Laboratory/ Manufacturing	1999	$ 56,000,000	328,700	17.6	7.21%	$ 4,160,000	16.4%	$ 12.66	2022
AT&T Redmond, WA	01/31/12	AT&T Services, Inc.	Telecommunications	Office/Data Center	1995	$ 40,000,000	156,000	8.4	7.53%	$ 3,084,000	12.1%	$ 19.79	2019
Westinghouse Cranberry Township, PA	03/22/12	Westinghouse Electric Company, LLC	Engineering (Nuclear Fuel and Nuclear Services)	Engineering Facility	2010	$ 36,200,000	118,000	25.0	7.97%	$ 2,887,000	11.4%	$24.47	2025
GE Aviation Systems Whippany, NJ	05/31/12	GE Aviation Systems, LLC	Manufacturing (Aviation)	Assembly/ Manufacturing	1986	$ 13,000,000	114,300	10.8	8.37%	$ 1,097,000	4.3%	$ 9.60	2018
Travelers Greenwood Village, CO	06/29/12	The Travelers Indemnity Company	Insurance	Office	1982/2005	$ 16,100,000	131,000	6.4	7.44%	$ 1,215,000	4.8%	$ 9.27	2024
Zeller Plastik Libertyville, IL	11/08/12	Zeller Plastik USA, Inc.	Manufacturing (Plastics)	Manufacturing	1992/2003	$ 15,600,000	193,700	10.2	8.12%	$ 1,265,000	5.0%	$ 6.53	2022
Northrop Grumman Beavercreek (Dayton), OH	11/13/12	Northrop Grumman Systems Corp.	Security Services	Office	2012	$ 17,000,000	99,200	6.3	8.88%	$ 1,510,000	5.9%	$15.22	2019
Total						$302,575,000	3,110,000	225.4	8.3%(1)	$ 25,402,000	100.0%	$ 8.17(3)

(1)

The estimated going-in capitalization rate is determined by dividing the projected net rental payment for the first fiscal year we own the property by the acquisition price (exclusive of closing and offering costs). Generally, pursuant to each lease, if the tenant is directly responsible for the payment of all property operating expenses, insurance and taxes, the net rental payment by the tenant to the landlord is equivalent to the base rental payment. The projected net rental payment includes assumptions that may not be indicative of the actual future performance of a property, including the assumption that the tenant will perform its obligations under its lease agreement during the next 12 months. The total amount represents the weighted average capitalization rate.

(2)

The gross base rent is the contractual rental payments for the twelve-month period subsequent to September 30, 2012. The gross base rent takes into consideration contractual rent increases for the 12-month period presented.

(3)

The net effective rent per square foot is calculated by dividing the net effective rent by the square footage for each property listed in the table above. The net effective rent equals the gross base rent for all of our properties, except the Emporia Partners property. The gross base rent is reduced by the priority return due to Hopkins, as discussed below, to arrive at the net effective rent for the Emporia Partners property. The total amount represents the average rent per square foot.

Our tenant lease expirations by year are as follows:

Year	No. of Tenants	Square Feet	Twelve-Month Annualized Gross Base Rent	% of Annualized Gross Base Rent
2016	1	35,800	$ 762,000	3.0%
2018	1	114,300	$1,097,000	4.3%
2019	2	255,200	$4,594,000	18.1%
2020	2	1,021,000	$3,756,000	14.8%
2021	1	566,500	$1,863,000	7.3%
2022	4	868,200	$9,228,000	36.3%
2024	1	131,000	$1,215,000	4.8%
2025	1	118,000	$2,887,000	11.4%

Our Properties

The market and demographic data contained in the following descriptions of our properties was primarily obtained from the appraisals of each property. Although we believe these independent sources are reliable as of their dates of issuance, the market and demographic information contained therein has not been independently verified and we cannot ensure the accuracy or completeness of this information. As a result, stockholders should be aware that the market and demographic data contained in the following descriptions, and beliefs and estimates based on such data, may not be reliable.

Renfro Property

On June 18, 2009, we acquired all of the ownership interests in a single-story warehouse/distribution property containing approximately 566,500 rentable square feet located at 1702 Springdale Drive, Clinton, South Carolina (the “Renfro property”) from affiliates of our sponsor, including our Chief Executive Officer and Chairman, Kevin A. Shields, and our Vice President — Acquisitions, Don G. Pescara. The Renfro property is located in the Greenville, South Carolina regional market. The property was built in 1986 and is located on an approximately 42.2 acre tract of land in Laurens County, approximately 45 miles southeast of Greenville. The Renfro property consists of a warehouse/distribution building, a small office building, a surface parking lot and a truck maintenance facility. The Renfro property is adjacent to U.S. Highway 76, which provides access to Interstate 26. The Greenville regional market is home to a number of Fortune 500 companies and includes a large percentage of international investment. Clinton is a community that is ideally situated within a one-hour drive of the metropolitan centers of Columbia, Greenville and Spartanburg, South Carolina.

Our advisor earned and was paid approximately $542,500 in acquisition fees, plus reimbursement of approximately $108,500 in acquisition expenses, in connection with the acquisition of the Renfro property.

The purchase price for the Renfro property was $21.7 million, which value did not exceed the fair market value of the Renfro property as determined by an independent appraiser. The purchase was approved by a majority of our directors who have no financial interest in the contribution transactions, including a majority of our independent directors. Additionally, as required by our charter, because the purchase price exceeded the cost paid by the affiliates of our sponsor, our board of directors determined that there was substantial justification for the excess cost based upon, among others, the following factors:

•	the amount of time that has elapsed since the purchase date;

•	the long-term lease extensions by the tenant just prior to the date the property was contributed to us;

•	the terms of the mortgage debt related to the Renfro property at the time of contribution, including maturity date, interest rate and prepayment provisions, among other terms;

•	the independent appraisal obtained in connection with refinancing the Renfro property; and

•	the fairness opinion obtained from Robert A. Stanger & Co. (“Stanger”), an independent appraiser, which reviewed the terms of the related mortgage debt in the course of rendering its opinion.

The Renfro property is leased in its entirety to Renfro Corporation (“Renfro”) under a triple-net lease. Renfro utilizes the property as its principal regional distribution center, which serves Renfro’s largest domestic manufacturing facility, located in nearby Whitmire, South Carolina. Renfro is a privately-held corporation, founded and headquartered in North Carolina since 1921. Renfro is the largest manufacturer of socks in the U.S. and the second largest manufacturer of all hosiery products in the world, with total disclosed annual revenues exceeding $350 million. Renfro manufactures socks under the Fruit of the Loom, Nike, Ralph Lauren, Dr. Scholl’s and Starter brands, among others, and is the largest supplier of hosiery products to Wal-Mart. Renfro employs over 4,500 people worldwide and operates manufacturing facilities in North Carolina, South Carolina, Alabama, India, Turkey, Pakistan and Mexico.

Business-Essential Attributes

The Renfro property is Renfro’s principal regional distribution center (and one of only five such facilities worldwide). The strategic location is centrally located relative to (i) ports in South Carolina, Georgia and Florida that import finished goods from manufacturing facilities in Asia and Mexico, (ii) distribution centers of major tenants such as Wal-Mart, (iii) Renfro’s domestic hosiery manufacturing plants in Georgia, and (iv) Renfro’s corporate headquarters in Mount Airy, North Carolina. Further, Renfro’s relatively low occupancy cost and immediate access to the regional transportation network, by virtue of the property’s location at the confluence of four state highways and two interstate highways, make the Renfro property and its location critical to maintaining the low cost structure that Renfro desires and requires to maintain its competitive posture in the hosiery industry.

Renfro Lease

The Renfro lease originally commenced on July 24, 1998 and terminates on January 31, 2021. The rent schedule for the extended term of the Renfro lease is as follows:

Month Commencing	Approximate Annual Base Rent	$/Square Foot
February 2009	$1,863,000	$3.30
February 2014	$2,078,000	$3.68

In connection with a lease amendment with Renfro, Renfro Properties, LLC, our property owning entity, was required to expend $2.0 million in cash reserves to be used for certain building improvements. There are no known environmental issues associated with the Renfro property. In the opinion of management, the Renfro property is adequately covered by insurance.

The GC Net Lease REIT Property Management, LLC, our affiliated property manager, manages the Renfro property and is paid management fees in an amount of 3% of the gross monthly revenues collected from the Renfro property.

Plainfield Property

On June 18, 2009, we acquired all of the ownership interests in an office/laboratory property containing a total of approximately 176,000 rentable square feet located at 1501 North Division Street, Plainfield, Illinois (the “Plainfield property”) from affiliates of our sponsor, including our Chief Executive Officer and Chairman, Kevin A. Shields, our President, David C. Rupert, and our Vice President — Acquisitions, Don G. Pescara. The Plainfield property is located in the Chicago, Illinois regional market. The property was constructed between 1958 and 1991, with the buildings having a weighted average age of 27 years. The property sits on an approximately 29.1 acre tract of land in Will County, approximately 35 miles southwest of Chicago. The

Plainfield property consists of two office buildings and a laboratory. The Plainfield property is located approximately three miles from Interstate 55 and is approximately 10 miles and 12 miles from Interstates 80 and 88, respectively. Plainfield and its adjacent suburban communities have experienced robust growth as of late because they constitute a relatively lower cost area in the Chicago regional market with excellent access to local and regional infrastructure.

Our advisor earned and was paid approximately $816,500 in acquisition fees, plus reimbursement of approximately $163,000 in acquisition expenses, in connection with the acquisition of the Plainfield property.

The Renfro property and the Plainfield property were acquired by the affiliates of our sponsor in 1998 and 2001, respectively. At the time of the contribution transactions, the total amount invested in the properties by the affiliates of our sponsor was (i) approximately $16.7 million in the Renfro property, which included the original cost to the affiliates of approximately $11.1 million, approximately $3.2 million in tenant equity contributions which contributions were paid back to the tenant by the affiliates over the initial ten years of the holding period and approximately $2.4 million in renovation and capitalized refinancing expenses, and (ii) approximately $28.9 million in the Plainfield property, which included the original cost to the affiliates of approximately $15.2 million, approximately $5.5 million in tenant equity contributions also which contributions were paid back to the tenant by the affiliates over the initial ten years of the holding period and approximately $8.2 million in renovation and capitalized refinancing expenses. The difference of approximately $8.76 million between the total assigned valuation of $54.36 million and the total amount invested of approximately $45.6 million represented the net gain associated with the Renfro property and the Plainfield property since acquired by the affiliates of our sponsor.

The purchase price for the Plainfield property was $32.66 million, which value did not exceed the fair market value of the Plainfield property as determined by an independent appraiser. The purchase was approved by a majority of our directors who have no financial interest in the contribution transactions, including a majority of our independent directors. Additionally, as required by our charter, because the purchase price exceeded the cost paid by the affiliates of our sponsor, our board of directors determined that there was substantial justification for the excess cost based upon, among others, the following factors:

•	the amount of time that has elapsed since the purchase date;

•	the long-term lease extensions by the tenant just prior to the date the property was contributed to us;

•	the terms of the mortgage debt related to the Plainfield property, including the maturity date, interest rate and prepayment provisions, among other terms;

•	the independent appraisal obtained in connection with refinancing the Plainfield property; and

•	the fairness opinion obtained from Stanger, which reviewed the terms of the related mortgage debt in the course of rendering its opinion.

The Plainfield property is leased in its entirety to Chicago Bridge & Iron Company (Delaware) (“Chicago Bridge & Iron”), under a triple-net lease. Chicago Bridge & Iron utilizes the property as the home office for its intellectual personnel, with the bulk of its engineers located at the property. Chicago Bridge & Iron N.V., the parent company of Chicago Bridge & Iron Company, is the guarantor of Plainfield lease. Chicago Bridge & Iron N.V. is a publicly-traded corporation listed on the New York Stock Exchange, and is one of the world’s largest engineering, procurement and construction companies, with approximately 18,000 employees worldwide. Chicago Bridge & Iron N.V. has over 80 locations around the world, over 70 proprietary licensed technologies and over 1,500 patents and patent applications.

Since the Plainfield property is leased to a single tenant on a long-term basis under a net lease, we believe that financial information about the guarantor of the lease is more relevant to investors than financial statements of the property acquired. Chicago Bridge & Iron N.V., the guarantor of the Plainfield lease, is a public company which currently files its financial statements in reports filed with the SEC. The following is summary financial data regarding Chicago Bridge & Iron N.V. taken from its previously filed public reports:

	As of and For the Six Months Ended	As of and For the Year Ended
	6/30/2012	12/31/2011	12/31/2010	12/31/2009
	(in thousands)
Consolidated Statements of Operations
Revenues	$2,500,7965	$4,550,542	$3,642,318	$4,556,503
Operating Income	188,944	355,197	303,260	314,223
Net Income	133,818	255,032	204,559	174,289

		12/31/2011	12/31/2010	12/31/2009
	(in thousands)
Consolidated Balance Sheets
Total Assets	$3,248,347	$3,291,983	$2,909,534	$3,016,767
Long-Term Debt	40,000	40,000	40,000	80,000
Shareholders’ Equity	1,244,391	1,196,430	1,083,845	897,290

If you would like to review more detailed financial information regarding Chicago Bridge & Iron N.V., please refer to the financial statements of Chicago Bridge & Iron N.V., which are publicly available with the SEC at www.sec.gov.

Business-Essential Attributes

Chicago Bridge & Iron has continually occupied the Plainfield property since it was originally developed in 1958 as the company’s North American Headquarters, and the property remains the long-term home to a substantial percentage of Chicago Bridge & Iron’s engineers. The proximity of the Plainfield property to the Chicago regional market’s many institutions of higher learning and the corresponding access to a consistent flow of new intellectual talent provide an ideal location from which to recruit the top engineering talent, making the Plainfield property essential to maintaining Chicago Bridge & Iron’s competitive edge in the highly technical industry in which it competes.

Plainfield Lease

The Plainfield lease commenced on June 5, 2001 and terminates on October 31, 2022. Chicago Bridge & Iron has the right, at its option, to extend the initial term of the lease for four additional five-year periods. As part of the lease, in addition to the annual base rent, Chicago Bridge & Iron must contribute $100,000 annually toward a reserve fund that is escrowed for any unforeseen capital expenditures. The rent schedule for the remaining term of the Plainfield lease is as follows:

Month Commencing	Approximate Annual Base Rent	$/Square Foot
July 2011	$2,587,000	$14.69
July 2016	$2,776,000	$15.77
July 2021	$2,986,000	$16.96

Chicago Bridge & Iron also has the right to terminate the lease, provided no instance of default by Chicago Bridge & Iron has occurred and is continuing under the lease which would create a default under our loan documents related to the Plainfield property, if Chicago Bridge & Iron provides notice that it intends to cease operations on the Plainfield property. Upon giving such notice, Chicago Bridge & Iron would be required to assist in marketing the Plainfield property for a period up to 15 months, in an effort to obtain the maximum sale price, taking into account all pertinent factors. Chicago Bridge & Iron would have a right of first refusal on any offer to purchase the Plainfield property during such period. After a period of one year from the date Chicago Bridge & Iron provided notice of its intention to cease operations, the highest offer, if any, received during such one-year period would be deemed accepted for purposes of calculating the liability of Chicago Bridge & Iron due to its termination of the lease, as described below.

Upon the earlier of the closing of a sale of the Plainfield property or the end of the 15-month period commencing upon the date of Chicago Bridge & Iron’s notice, Chicago Bridge & Iron would be required to pay a termination price that amounts to the positive differential between the actual sale price or deemed sale price (pursuant to a “deemed” acceptance described above) and the combination of the following: (1) a threshold amount (defined in the lease as a certain amount decreasing over time from $21.5 million to $18.6 million); (2) certain prepayment premiums; and (3) certain yield maintenance payments, defeasance or similar fees and costs. Upon Chicago Bridge & Iron’s payment of this termination price, the lease would terminate. If Chicago Bridge & Iron provides notice of its intention to cease operations and subsequently exercises its right of first refusal to purchase the Plainfield property, yet fails to voluntarily cease its operations on the Plainfield property within 15 months following its notice, then Chicago Bridge & Iron would be required to pay, in addition to the termination price, a purchase price differential (defined in the lease as a certain amount increasing over time from $11.5 million to $37.5 million). This obligation for the purchase price differential would survive the termination of the lease upon payment of the termination fee.

In connection with a lease amendment dated October 30, 2007, Plainfield Partners, LLC, our property owning entity, provided Chicago Bridge & Iron with a $7.4 million tenant improvement allowance to pay, in part, for the $8.35 million of budgeted expenses the tenant intends to spend on substantial tenant improvements, including installation of a new HVAC system, new roof, new electrical systems and new ceiling grids and lighting. There are no known environmental issues associated with the Plainfield property. In the opinion of management, the Plainfield property is adequately covered by insurance.

As part of the contribution transactions, our sponsor assigned to us all of its interest in an option to purchase from Chicago Bridge & Iron an additional 3.2 acre plot adjacent to the Plainfield property for $1.00. This option expires upon the earlier of July 1, 2041 or the expiration or termination, other than termination as a result of an instance of default by Chicago Bridge & Iron, of the underlying lease with Chicago Bridge & Iron.

The GC Net Lease REIT Property Management, LLC, our affiliated property manager, manages the Plainfield property and is paid management fees in an amount of 3% of the gross monthly revenues collected from the Plainfield property.

Will Partners Property

On June 4, 2010, we acquired all of the ownership interests in a single-story, warehouse/distribution facility consisting of approximately 700,200 square feet located in Monee, Illinois (the “Will Partners property”) from three third party contributors and an entity owned by our Chief Executive Officer and Chairman, Kevin A. Shields. The Will Partners property is 100% leased to a single tenant, World Kitchen, LLC, on a net lease basis. The acquisition price for the Will Partners property was approximately $26.31 million (or $37.57 per square foot), which acquisition price was supported by an independent, third party appraisal. In exchange for the contribution of the Will Partners property, we caused our operating partnership to issue approximately 813,000 operating partnership units to the contributors at $9.20 per share, representing a net equity contribution of approximately $7.48 million, and our operating partnership secured debt financing of approximately $16.9 million under our credit facility with KeyBank National Association (“KeyBank”) discussed in the “Debt Summary” section of this prospectus below, with the remainder of the purchase price and the acquisition fees and expenses paid in connection with the contribution to be funded using proceeds from our initial public offering.

We acquired the Will Partners property for, among others, the following reasons:

•

the Will Partners property was generating approximately $2.31 million in annual net operating income at the time of acquisition, which equated to an initial capitalization rate of 8.79%, and annual net cash flow of approximately $1.33 million after deducting first mortgage debt service, which cash flow provides us a net cash on cash return of 11.12%;

•	the Will Partners property is consistent with our investment strategy of investing in business essential properties;

•	the lease is triple-net, so World Kitchen, LLC pays all operating, maintenance and insurance expenses and property taxes relating to the property;

•	we secured a five-year early renewal of the lease by World Kitchen, LLC such that there are 10 years now remaining on the lease;

•

the lease extension includes an option exercisable by the tenant to expand the facility an additional 191,000 rentable square feet, which expansion right, if exercised, includes an additional lease extension and an increase in the base rent payable by tenant; and

•

the tenant occupying the Will Partners property, World Kitchen, LLC, is a creditworthy company and a developer, manufacturer, and distributor of household products with notable brand names including CorningWare®, Pyrex®, Revere®, Chicago Cutlery® and EKCO®.

Our advisor earned and was paid approximately $657,600 in acquisition fees, plus reimbursement of approximately $132,000 in acquisition expenses in connection with the acquisition of the Will Partners property. Additionally, our sponsor earned a disposition fee of approximately $1.3 million in connection with the contribution of the Will Partners property, which is to be paid to the sponsor by the contributors pursuant to the terms of their separate asset management agreement with the sponsor, which was terminated at the time of the contribution.

The Will Partners property was acquired by the contributors in 2005 for approximately $24 million. The acquisition price paid to the contributors included an obligation by the contributors to pay the tenant a capital expense allowance in the approximate amount of $778,000 at closing. As such, the contributors generated a net sale price of approximately $25.53 million. The approximately $1.53 million difference between the net sale price of the property to the contributors and their original 2005 acquisition price represents the net gain associated with the Will Partners property to the contributors and equates to a total asset appreciation of 6.36% over their 65-month holding period.

As required by our charter, because the Will Partners property was acquired from contributors that include one of our affiliates, the purchase price for the property did not exceed its fair market value as determined by an independent appraiser, and the acquisition was approved by a majority of our directors, including a majority of our independent directors, who have no financial interest in the transaction. Additionally, as required by our charter, because the purchase price exceeds the cost paid by the contributors, our board of directors determined that there was substantial justification for the excess cost based upon, among others, the following factors:

•	the amount of time that has elapsed since the purchase date in 2005;

•	the recent long-term lease extension by the tenant coupled with the potential expansion upon favorable terms to us; and

•	the independent appraisal obtained in connection with the contribution of the property.

Pursuant to the contribution agreement, the contributors, including Mr. Shields, received 813,000 operating partnership units, representing a net equity contribution of approximately $7.48 million. While the contributors’ equity has been grossed-up to reflect the fact that there is no sales load associated with this transaction, the contributors have agreed to redemption at 92% if they desire to redeem their units at any time, provided that such units have been outstanding for at least one year. Further, the third party contributors can cause the general partner to redeem units for cash only.

In connection with the contribution of the Will Partners property, we entered into a tax protection agreement with the contributors, obligating our operating partnership to reimburse the contributors (or their affiliates that received the operating partnership units) for tax liabilities resulting from their recognition of income or gain prior to June 4, 2020 in the event that our operating partnership takes certain actions with respect to the Will Partners property, the result of which causes such recognition of income or gain.

The Will Partners property is a single-story warehouse/distribution facility containing approximately 700,200 rentable square feet located at 5800 Industrial Drive, Monee, Illinois, part of the South Suburban Chicago submarket. The property was built in 2000 and is located on an approximately 34.3 acre tract of land in Will County, approximately 38 miles southwest of Chicago. The Will Partners property consists of the warehouse/distribution building and surface parking areas, with approximately 20% of the tract being undeveloped land.

The Will Partners property is leased in its entirety to World Kitchen, LLC under a triple-net lease. The Will Partners property was a build-to-suit for World Kitchen, LLC, which has occupied the property since its completion. World Kitchen, LLC utilizes the property as its principal regional distribution center, one of two such centers for the company in the U.S. World Kitchen, LLC is a manufacturer, designer, developer and/or marketer of consumer bakeware, dinnerware, kitchen and household tools, rangetop cookware and cutlery products. The Will Partners property has instant access to Interstate 57, which connects to other major interstates in the area, including I-80, I-90, I-94 and I-294. The tenant base in this submarket is generally comprised of national and regional distribution companies, as well as an assortment of manufacturing companies that operate in the chemical, petroleum and plastic industries.

Business-Essential Attributes

World Kitchen, LLC has continuously occupied the Will Partners property since March 2000 and uses the property as one of only two principal regional distribution centers in the United States. The company recently signed a 10-year lease extension, demonstrating its ongoing commitment to this property. World Kitchen, LLC has invested substantial capital into the facility, including a multi-million dollar computerized racking and sorting system which is used to increase fulfillment efficiency.

Will Partners Lease

The original World Kitchen, LLC lease commenced in 1999 and, upon closing of the acquisition, was extended through February 29, 2020 by an amendment to the lease. The rent schedule for the remaining term of the lease (not including any additional rent due from World Kitchen, LLC to the extent the expansion option is exercised) is as follows:

Month Commencing	Approximate Annual Base Rent	$/Square Foot
March 2010	$2,311,000	$3.30
March 2016	$2,455,000	$3.50
March 2019	$2,675,000	$3.82

Until June 4, 2013, World Kitchen, LLC has the option to require our operating partnership to expand, at the expense of the operating partnership, the building on the property (subject to an expansion allowance up to $40 per square foot) to add up to an additional 191,000 rentable square feet thereto, which would require an extension of the lease an additional 10 years from the date the expansion is substantially completed. Pursuant to this expansion option, upon substantial completion of the expansion, World Kitchen, LLC would be required to pay additional annual rent of 10.0% of the costs incurred to complete such expansion, which additional rent shall increase 9.0% on the third, sixth and ninth anniversaries of the substantial completion thereof. In addition, World Kitchen, LLC has the option to extend the lease term for an additional five-year period at fair market rent (as defined in the lease) and an option to purchase the property for fair market value (as defined in the lease).

The GC Net Lease REIT Property Management, LLC, our affiliated property manager, manages the Will Partners property and is paid management fees in an amount of 3% of the gross monthly revenues collected from the Will Partners property.

Emporia Partners Property

On August 27, 2010, we acquired all of the ownership interests in an entity (“Emporia Partners”) that owns a fully-leased office headquarters and industrial production and distribution facility consisting of approximately 320,800 square feet located in Emporia, Kansas (the “Emporia Partners property”) from various affiliates of our sponsor, including our Chief Executive Officer and Chairman, Kevin A. Shields, an entity owned by our Chief Executive Officer and Chairman, our President, David C. Rupert, and our Vice President – Acquisitions, Don G. Pescara. The Emporia Partners property is 100% leased on a net lease basis to a single tenant, Hopkins Enterprises, Inc. (“Hopkins”), which subleases the property to Hopkins Manufacturing Corporation (“Hopkins Manufacturing”). The acquisition price for the Emporia Partners property was approximately $8.36 million (or $26.06 per square foot), which acquisition price was supported by an independent, third party appraisal. In exchange for the contribution of the Emporia Partners property, we caused our operating partnership to issue approximately 315,200 operating partnership units to the contributors at $9.20 per share, representing a net equity contribution of approximately $2.9 million, and our operating partnership assumed approximately $5.42 million of mortgage debt (the “Emporia Partners Mortgage Debt”) on the property, with the remainder of the purchase price and the acquisition fees and expenses paid in connection with the contribution to be funded using proceeds from our initial public offering. To the extent the contributors should elect to redeem all or a portion of their operating partnership units, pursuant to the terms of the contribution agreement, such redemption shall be at the per share price value of $9.20.

We acquired the Emporia Partners property for, among others, the following reasons:

•	the Emporia Partners property is 100% leased pursuant to a long-term triple-net lease which expires in December 2020;

•

Hopkins Manufacturing, the sub-tenant, has used the Emporia Partners property since 1954 as its headquarters and regional production and distribution point, completing 13 separate additions to the space to accommodate their expanding business and product lines, including construction in 2000 which doubled the size of the property’s facilities;

•	the Emporia Partners property contains undeveloped space that can accommodate an additional building of up to 107,000 square feet;

•

a strategic location at the intersection of Interstate 35, Interstate 335 and U.S. Highway 50 in east central Kansas affords Hopkins Manufacturing fast, convenient transportation of their products, with no U.S. city located more than two days away by motor freight;

•

the implied initial capitalization rate of the acquisition was approximately 9.86%, based upon the annual triple-net base rent payable to Emporia Partners in the first year and the contribution value of $8.36 million; and

•

Hopkins Manufacturing, the sub-tenant, is a creditworthy company and a manufacturer and marketer of specialized towing products and functional accessories for the automotive and recreational vehicle aftermarkets, with notable brand names including Hoppy®, TAP™, LiteMate®, BrakeBuddy®, Spillmaster®, and FloTool™.

Our advisor earned and was paid approximately $208,900 in acquisition fees, plus reimbursement of approximately $41,800 in acquisition expenses in connection with the acquisition of the Emporia Partners property.

The Emporia Partners property was acquired by the contributors in 2001 for approximately $7.12 million. The approximately $1.24 million difference between the net sale price of the property to the contributors and their original 2001 acquisition price represents the net gain associated with the Emporia Partners property to the contributors and equates to a total asset appreciation of 17.4% over their nine-year holding period.

As required by our charter, because the Emporia Partners property was acquired from contributors that include one or more of our affiliates, the purchase price for the property did not exceed its fair market value as determined by an independent appraiser, and the acquisition was approved by a majority of our directors, including a majority of our independent directors, who have no financial interest in the transaction. Additionally, as required by our charter, because the purchase price exceeds the cost paid by the contributors, our board of directors determined that there was substantial justification for the excess cost based upon those reasons listed above and the following factors:

•	the amount of time that has elapsed since the contributors’ purchase date in 2001; and

•	the independent appraisal obtained in connection with the contribution of the property.

Pursuant to the contribution agreement, the contributors, including Messrs. Shields, Rupert, and Pescara received 315,200 operating partnership units at $9.20 per share, representing a net equity contribution of approximately $2.9 million. While the contributors’ equity has been grossed-up to reflect the fact that there is no sales load associated with this transaction, the contributors have agreed to redemption at 92% if they desire to redeem their units at any time, provided that such units have been outstanding for at least one year, pursuant to the terms of our operating partnership agreement.

In connection with the contribution of the Emporia Partners property, we entered into a tax protection agreement with the contributors obligating our operating partnership to reimburse the contributors (or their affiliates that received the operating partnership units) for tax liabilities resulting from their recognition of income or gain prior to August 27, 2020 in the event that our operating partnership takes certain actions with respect to the Emporia Partners property, the result of which causes such recognition of income or gain.

The Emporia Partners property is a single-story office headquarters and industrial production and distribution facility containing approximately 320,800 square feet located at 428 Peyton Street, Emporia, Kansas, approximately 50 miles southwest of Topeka and 100 miles southwest of Kansas City. The property was originally built in 1954 with the last major addition of approximately 164,200 rentable square feet completed in 2000. The Emporia Partners property is located on an approximately 16.6 acre tract of land in Lyon County and can accommodate additional improvements of up to 107,000 square feet.

The Emporia Partners property is leased in its entirety to Hopkins under a triple-net lease, and Hopkins subleases the property to Hopkins Manufacturing. Hopkins Manufacturing has utilized the property as its headquarters and regional production and distribution point since it was built in 1954. The Emporia Partners property has instant access to Interstate 35, Interstate 335 and U.S. Highway 50 in east central Kansas.

Hopkins Manufacturing, the sub-tenant, is a creditworthy company and a manufacturer and marketer of specialized towing products and functional accessories for the automotive and recreational vehicle aftermarkets, with notable brand names including Hoppy®, TAP™, LiteMate®, BrakeBuddy®, Spillmaster®, and FloTool™.

Business-Essential Attributes

The Emporia Partners property is ideally situated at the geographic center of the United States, within close proximity to a number of regional highways that connect to the national transportation infrastructure, which affords Hopkins Manufacturing efficient and convenient logistics options to ship products throughout the continental United States. In 2000, Hopkins Manufacturing further committed to the Emporia Partners property through a 164,000 square foot expansion that allowed the company to consolidate several warehouse and distribution functions at the property.

Emporia Partners Lease

The original Emporia Partners lease commenced in 2001 and expires December 30, 2020. Pursuant to the Amended and Restated Limited Liability Company Agreement for Emporia Partners (the “Emporia Partners LLC Agreement”), Hopkins, as a member of Emporia Partners, is due priority returns from the rental income received from Hopkins Manufacturing as sub-tenant under the lease. As a member of Emporia Partners, Hopkins must consent to the following actions with respect to the Emporia Partners property and Emporia Partners: the incurrence of any debt on the property, other than the Emporia Partners Mortgage Debt; any further encumbrance of the property; a sale or transfer of the property; any amendments to the Emporia Partners LLC Agreement; most types of transfers of an interest in the Emporia Partners; and a change in the manager of Emporia Partners, among other items set forth in the Emporia Partners LLC Agreement.

The approximate annual base rent, priority returns and net rent, after deducting priority returns, for the remaining term of the lease are as follows:

Month	Approximate	Annual Priority
Commencing	Annual Base Rent	Return to Hopkins	Annual Net Rent	$/Square Foot

February 2010	$1,363,000	$539,000	$824,000	$2.57
February 2013	$1,486,000	$599,000	$887,000	$2.77
February 2016	$1,620,000	$665,000	$955,000	$2.98
February 2019	$1,766,000	$739,000	$1,027,000	$3.20

Based upon the annual net rent payable to Emporia Partners as of the contribution date, relative to the contribution value of $8.36 million, the implied initial capitalization rate was approximately 9.86%. As additional security for the lease payments, Hopkins Manufacturing has provided Emporia Partners an irrevocable letter of credit in the amount of $800,000, which letter of credit has been assigned to the lender as collateral for the loan.

Hopkins has the option to extend the lease term for an additional 10-year period at fair market rent (as defined in the lease). Hopkins also has the option to purchase the property if either (1) based on certain instances set forth in the lease, we do not consent to Hopkins’ transfer of the leasehold to an unrelated, third party entity, or (2) Hopkins desires to consolidate its operations and as a result thereof ceases all operations at the property. The purchase prices for both options vary and escalate over the term of the lease. Both purchase options are subject to a number of conditions set forth in the lease.

In connection with this acquisition, our operating partnership assumed responsibility of the obligations of Emporia Partners under the Emporia Partners Mortgage Debt, which is evidenced by a Fixed Rate Note dated August 8, 2003 originally payable to JPMorgan Chase Bank in the original principal amount of $6.93 million. The Emporia Partners Mortgage Debt was subsequently securitized and Bank of America, N.A. acts as the trustee of the securitization. The Emporia Partners Mortgage Debt is secured by a first mortgage and security agreement on our interest in the underlying Emporia Partners property, a fixture filing, and an assignment of leases, rents, income and profits. The Emporia Partners Mortgage Debt is self amortizing over a 20-year term, which debt will be fully amortized as of September 1, 2023. Pursuant to a guaranty dated August 27, 2010 in favor of Bank of America, N.A., as trustee of the securitization, our operating partnership serves as “carve-out”

guarantor of certain obligations under the loan documents. In addition, Kevin Shields also serves as “carve-out” guarantor under a separate guaranty agreement.

The Emporia Partners Mortgage Debt bears a fixed interest rate of 5.88% per annum for the term of the loan. The Emporia Partners Mortgage Debt provides for principal and interest payments due on the first day of each calendar month, with such payments having commenced under the loan on October 1, 2003. If we default on the Emporia Partners Mortgage Debt, for any reason, the lender may accelerate the entire balance then outstanding under the loan and impose certain late fees and/or default penalties. Pursuant to a separate agreement between Hopkins and the lender, Hopkins has certain rights to cure a default by us on the Emporia Partners Mortgage Debt, provided that Hopkins is not then in default under the lease. We paid a loan assumption fee of 1.00% of the outstanding balance on the Emporia Partners Mortgage Debt upon assumption. The Emporia Partners Mortgage Debt documents contain a number of customary representations, warranties, covenants and indemnities.

The GC Net Lease REIT Property Management, LLC, our affiliated property manager, manages the Emporia Partners property and is paid management fees in an amount of 3% of the gross monthly revenues collected from the Emporia Partners property.

ITT Property

On September 23, 2010, we acquired an approximately 35,800 rentable square foot single-story office facility located in Los Angeles (Sylmar), California (the “ITT property”) from an unaffiliated third party. The ITT property is 100% leased on a triple-net lease basis to a single tenant, ITT Educational Services, Inc. (“ITT”). The ITT property is located on an approximately 3.5 acre tract of land in Los Angeles County approximately 20 miles northwest of downtown Los Angeles, in a strategic location with high visibility along Interstate 5. The acquisition price for the ITT property was $7.8 million, which includes a $350,000 reserve requirement for deferred maintenance. The acquisition price was supported by an independent, third party appraisal. The purchase price and the acquisition fees and expenses paid in connection with the acquisition were partially funded using $5.07 million in debt obtained from our credit facility with KeyBank discussed below, with the remainder from proceeds from our initial public offering.

Our advisor earned and was paid approximately $195,000 in acquisition fees, plus reimbursement of approximately $39,000 in acquisition expenses in connection with the acquisition of the ITT property.

ITT is a publicly-traded, private college system focused on technology-oriented programs of study and operates over 121 educational campuses and four learning centers in 37 states. The ITT property was originally constructed in 1996 as a build-to-suit for ITT. Since 1996, ITT has utilized the ITT property as its principal educational campus serving the San Fernando and Santa Clarita Valleys. The ITT property was recently expanded and renovated in 2010, including the addition of 5,785 square feet for construction of additional classrooms, a library and expansion of the student lounge, and renovation of existing classroom and computer lab space. In order to obtain the building permits required to complete the recent expansion, the previous owner and ITT endured a lengthy zoning variance process to allow ITT to reduce the parking ratio to an amount which made the ITT property exceedingly difficult to replace within Los Angeles City limits.

Business-Essential Attributes

The ITT property is ITT’s only location in the City of Los Angeles, which maintains a high barrier to entry for trade schools seeking to locate within the City, including a parking requirement of 14 spaces per 1,000 square feet of net rentable area. The ITT property’s parking ratio of 8.6 spaces per 1,000 square feet provides a unique competitive tenant retention advantage for us, as there are no properties of similar or greater size that are zoned for office use within a 20 mile radius that contain such a high parking ratio. The ITT property is situated within one mile of three major highways (Interstate 405, Interstate 210 and California State Route 118), which allows ITT the opportunity to draw from a pool of over 2 million people residing in the San Fernando and Santa Clarita Valleys and provides access to the greater Los Angeles area and beyond. Prior to our acquisition of the

ITT property, ITT spent over $450,000 on improvements to enhance the student educational experience and maintain the property’s competitive advantage.

ITT Lease

The ITT lease commenced in 1996 and pursuant to an amendment now expires in August 2016. The ITT lease requires the tenant to pay an annual triple-net base rent of $761,505 ($21.28 per rentable square foot) for the remaining duration of the primary term. ITT has an option to renew the ITT lease for an additional five years at a fixed triple-net base rental rate of $24.51 per rentable square foot. Upon a renewal, we must provide ITT with a refurbishment allowance in the amount of $7.50 per rentable square foot. Based upon the annual triple-net base rent payable to us in the first year and the acquisition price of $7.8 million, the implied initial capitalization rate was approximately 9.76%.

The GC Net Lease REIT Property Management, LLC, our affiliated property manager, manages the ITT property and is paid management fees in an amount of 3% of the gross monthly revenues collected from the ITT property.

Quad/Graphics Property

On December 30, 2010, we acquired an approximately 169,800 rentable square foot industrial printing facility with a two-story office component located in Loveland, Colorado (the “Quad/Graphics property”) from an unaffiliated third party. The Quad/Graphics property is 100% leased on a triple-net lease basis to a single tenant, World Color (USA), LLC. The lease on the Quad/Graphics property is guaranteed by both World Color Press, Inc. and its parent company Quad/Graphics, Inc. (“Quad/Graphics”). The acquisition price for the Quad/Graphics property was $11.85 million, plus closing costs and acquisition expenses. In addition, we funded a capital expenditures reserve of $260,000 for potential roof repairs. The acquisition price was supported by two independent, third party appraisals of $12.4 and $12.6 million. The purchase price and the acquisition fees and expenses paid in connection with the acquisition were partially funded using approximately $7.9 million in debt from a bridge loan obtained from KeyBank, as discussed below, which was paid in full on April 18, 2011.

Our advisor earned and was paid approximately $296,300 in acquisition fees, plus reimbursement of approximately $59,300 in acquisition expenses in connection with the acquisition of the Quad/Graphics property.

The Quad/Graphics property is located on an approximately 15 acre tract of land in Loveland, Colorado, approximately 45 miles north of Denver and 20 miles north of Boulder. Loveland, Colorado is located just west of Interstate 25, northern Colorado’s primary north-south freeway, which connects Loveland to Denver and other major cities in the region.

Quad/Graphics is a publicly-traded printing company which acquired World Color Press, Inc. in July 2010, thereby creating one of the world’s largest printing companies. Quad/Graphics has operations throughout the United States, Latin America and Europe. Construction on the Quad/Graphics property was originally completed in 1986 and the facility was expanded in 1996 and again in 2009 for a combined total of approximately 45,000 square feet in expansions.

Since the Quad/Graphics property is leased to a single tenant on a long-term basis under a net lease, we believe that financial information about the parent company of the tenant is more relevant to investors than financial statements of the property acquired. Quad/Graphics, the parent company and one of the guarantors of the Quad/Graphics lease, is a public company which currently files its financial statements in reports filed with the SEC. The following is summary financial data regarding Quad/Graphics taken from its previously filed public reports:

	As of and For the Six Months Ended	As of and For the Year Ended
	6/30/2012	12/31/2011	12/31/2010	12/31/2009
	(in millions)
Consolidated Statements of Operations
Revenues	$1,923.8	$4,324.6	$3,185.8	$1,788.5
Operating Income (Loss)	(7.7)	156.9	61.6	112.4
Net Income (Loss)	26.7	(46.6)	(250.0)	53.1

	6/30/2012	12/31/2011	12/31/2010	12/31/2009
	(in millions)
Consolidated Balance Sheets
Total Assets	$4,202.6	$4,735.2	$4,947.0	$2,109.2
Long-Term Debt	1,208.7	1,342.8	1,418.4	749.7
Shareholders’ Equity	1,312.4	1,303.4	1,482.0	781.9

If you would like to review more detailed financial information regarding Quad/Graphics, please refer to the financial statements of Quad/Graphics, which are publicly available with the SEC at www.sec.gov.

Business-Essential Attributes

The Quad/Graphics property is Quad/Graphics’ only dedicated directory printing facility in the Western United States, serving markets as far west as Hawaii. Its location on a private rail line allows the facility to receive daily railcar loads of printing paper rolls and the facility is home to three state-of-the-art printing presses that allow the printing operations to function on a 24/7 basis. The property’s location is valuable to Quad/Graphics, given its immediate access to rail transportation, central location to markets served and room for additional expansion. The location also services 12 primary accounts, including Quad/Graphics’ two largest directory publishing customers, Yellowbook and Dex One.

Quad/Graphics Lease

The Quad/Graphics lease commenced in 1995 and pursuant to subsequent amendments now expires in July 2022. The Quad/Graphics lease requires the tenant to pay an annual triple-net base rent of approximately $1.2 million ($7.16 per rentable square foot) through July 2020. From August 2020 through July 2022, the annual base rent is subject to annual CPI increases up to three percent (3%). The tenant has two options to renew the Quad/Graphics lease for an additional five-year term each at a triple-net base rental rate of the then-prevailing per square foot market rental rate for premises similar to the Quad/Graphics property. Based upon the annual triple-net base rent payable to us in the first year and the acquisition price of $11.85 million, the implied initial capitalization rate was approximately 10.26%.

A small portion of the Quad/Graphics property containing the railroad tracks and loading dock is owned by Burlington Northern Santa Fe Railway (BNSF). This parcel was leased from BNSF by the seller and assigned to us at closing. The leases are generally terminable by either party on 30 days’ notice. We cannot assure you that we will continue to have access to the railroad tracks and loading dock on a long-term basis.

The GC Net Lease REIT Property Management, LLC, our affiliated property manager, manages the Quad/Graphics property and is paid management fees in an amount of 3% of the gross monthly revenues collected from the Quad/Graphics property.

LTI Property

On May 13, 2011, we acquired all of the co-tenancy interests in a fully-leased office, lab and manufacturing headquarters facility consisting of approximately 328,700 square feet located in Carlsbad, California (the “LTI property”) from various third parties and one affiliated party. The LTI property is 100%

leased on an absolute triple net lease basis to a single tenant, Life Technologies Corporation (“LTI”). The acquisition price for the LTI property was $56 million, which acquisition price was supported by an independent, third-party appraisal. In exchange for the contribution of the LTI property, we caused our operating partnership to issue approximately 825,300 limited partnership units to 15 third-party contributors and one affiliated contributor, representing a net equity contribution of approximately $7.8 million and paid cash to the remaining 20 third-party sellers. We also caused our operating partnership’s wholly-owned subsidiary to assume approximately $34.4 million of existing mortgage debt (the “LTI Mortgage Debt”) on the property. In addition, we secured a bridge loan with KeyBank, as discussed below, for $12.3 million to fund the remaining purchase price. The bridge loan was paid in full on September 30, 2011. To the extent the contributors should elect to redeem all or a portion of their operating partnership units, pursuant to the terms of the contribution agreement, such redemption shall be at a per unit value equivalent to the price at which the contributor acquired its limited partnership units in the transaction, which varied based on whether the contributor was represented by a broker-dealer that participated in the offering of limited partnership units associated with the transaction.

We acquired the LTI property for, among others, the following reasons:

•	the LTI property is 100% leased pursuant to a long-term triple net lease which expires in May 2022;

•

the LTI property serves as one of three buildings comprising LTI’s global headquarters campus in Carlsbad, and LTI has spent approximately $57 million of its own funds on improvements to the property since 2000; and

•	the implied initial capitalization rate of the acquisition was approximately 7.21%, based upon the annual triple-net base rent payable to us in the first year and the acquisition price of $56 million.

As required by our charter, because the LTI property was acquired in part from contributors that include one or more of our affiliates, the purchase price for the property did not exceed its fair market value as determined by a competent independent appraiser, and the acquisition was approved by a majority of our directors who have no financial interest in the transaction, including a majority of our independent directors. Additionally, as required by our charter, because the purchase price exceeds the cost paid by the contributors, our board of directors determined that there was substantial justification for the excess cost based upon those reasons listed above and the following factors:

•	the amount of time that has elapsed since the contributors’ purchase date in 2006; and

•	the independent appraisal obtained in connection with the contribution of the property.

Our advisor earned and was paid $1.4 million in acquisition fees, plus reimbursement of $280,000 in acquisition expenses in connection with the acquisition of the LTI property. Our sponsor received a disposition fee from the contributors and the sellers in the amount of approximately $2.1 million.

Pursuant to the contribution agreement, the contributors, including our sponsor, received approximately 825,300 operating partnership units, representing a net equity contribution of approximately $7.8 million. Of that amount, our sponsor received approximately 21,200 units, representing a net equity contribution of approximately $212,000. If any contributor elects to redeem all or a portion of the limited partnership units received in connection with this transaction, such redemption shall be at a per unit value equivalent to the price at which the contributor acquired its limited partnership units in the transaction, which varied based on whether the contributor was represented by a broker-dealer that participated in the offering of limited partnership units associated with the transaction.

In connection with the contribution of the LTI property, we entered into a tax protection agreement with the contributors obligating our operating partnership to reimburse the contributors for tax liabilities resulting from their recognition of income or gain prior to May 13, 2021 in the event that our operating partnership takes certain actions with respect to the LTI property, the result of which causes such recognition of income or gain.

The market and demographic data contained in the following description of the LTI property was primarily obtained from the appraisal of the property. Although we believe this independent source is reliable as of its date of issuance, the market and demographic information contained therein has not been independently verified, and we cannot ensure the accuracy or completeness of this information. As a result, you should be aware that the market and demographic data contained in the following description, and beliefs and estimates based on such data, may not be reliable.

The LTI property contains approximately 328,700 rentable square feet located on a 17.6 acre site at 5781 Van Allen Way, Carlsbad, California, approximately 35 miles north of San Diego. The property was originally constructed in 1999 and was first leased to LTI’s predecessor company in 2000. LTI is a global biotechnology tool company that focuses on the manufacturing of biotechnology instruments and reagents. LTI’s products are in use at more than 80% of public and private medical research facilities worldwide.

Since the LTI property is leased to a single tenant on a long-term basis under a net lease, we believe that financial information about the tenant is more relevant to investors than financial statements of the property acquired. LTI is a public company that currently files its financial statements in reports filed with the SEC, and the following is summary financial data regarding LTI taken from its previously filed public reports:

	As of and For the Six Months Ended	As of and For the Year Ended
	6/30/2012	12/31/2011	12/31/2010	12/31/2009
	(in thousands)
Consolidated Statements of Operations
Revenues	$1,888,423	$3,775,672	$3,588,094	$3,280,344
Gross Profit	1,098,316	2,109,977	2,106,141	1,824,725
Net Income	254,942	377,834	377,858	144,594

	6/30/2012	12/31/2011	12/31/2010	12/31/2009
	(in thousands)
Consolidated Balance Sheets
Current Assets	$1,538,807	$2,093,617	$2,046,525	$1,796,164
Noncurrent Assets	6,943,203	7,094,346	7,439,674	7,319,576
Current Liabilities	1,014,975	1,496,306	1,146,385	1,328,723
Noncurrent Liabilities	2,775,189	3,092,431	3,901,785	3,703,349
Total Equity	4,691,428	4,599,226	4,438,029	4,026,668

If you would like to review more detailed financial information regarding LTI, please refer to the financial statements of LTI, which are publicly available with the SEC at www.sec.gov.

Business-Essential Attributes

The LTI property houses a full spectrum of LTI’s business, including office, laboratory, research and development, and manufacturing facilities. The property is the centerpiece of LTI’s four-building global headquarters campus, which includes adjacent buildings that house senior management and support operations, as well as a development parcel for which LTI recently received approval to build a new lifestyle center which will include conference rooms and a child care center. LTI has expended approximately $57 million of its own capital on improvements to the property since 2000.

LTI Lease

The LTI property is leased in its entirety to LTI under an absolute triple net lease dated February 8, 2006, as amended (the “Lease”), which expires on May 31, 2022. The current annual rent is approximately $4.03 million ($12.25 per square foot) and is set to increase by 2.00% on March 1, 2012, by 2.25% per year on March 1, 2013 and 2014, and by 2.50% on each March 1st for the remaining eight years of the Lease. The approximate annual rent for the remaining term of the Lease is as follows:

Month Commencing	Approximate Annual Base Rent	$/ Square Foot
March 2012	$4,106,200	$12.49
March 2013	$4,198,600	$12.78
March 2014	$4,293,100	$13.06
March 2015	$4,400,500	$13.39
March 2016	$4,510,600	$13.72
March 2017	$4,623,400	$14.07
March 2018	$4,739,000	$14.42
March 2019	$4,857,500	$14.78
March 2020	$4,979,000	$15.15
March 2021	$5,103,500	$15.53
March 2022	$5,231,100	$15.92

LTI has the option to extend the Lease term for two additional eight-year periods at fair market rent (as defined in the Lease). LTI also has the right to purchase the property on February 16, 2016 (the tenth anniversary of the Lease) at a pre-negotiated purchase price and it has the option to purchase the common equity position related to the property (based on an agreed upon schedule) and assume the LTI Mortgage Debt at any time prior to February 16, 2016.

The GC Net Lease REIT Property Management, LLC, our affiliated property manager, manages the LTI property and is paid management fees in an amount of 3% of the gross monthly revenues collected from the LTI property.

AT&T Property

On January 31, 2012, we acquired a three-building, approximately 156,000 square foot office and data center facility located in Redmond, Washington (the “AT&T property”) from an unaffiliated third party. The AT&T property is subject to three long term triple-net leases with to AT&T Services, Inc. (“AT&T Services”) and is fully occupied by AT&T Wireless Services, Inc. (“AT&T Wireless”), a subsidiary of AT&T, Inc. (“AT&T”). The acquisition price for the AT&T property was $40.0 million. The purchase price was partially funded with a draw of $22.0 million from our credit facility with KeyBank described in more detail below, and approximately $12.4 million in mezzanine debt pursuant to a Mezzanine Credit Agreement with KeyBank, with the remainder of the purchase price originating from proceeds from our initial public offering.

Our advisor earned and was paid $1,000,000 in acquisition fees, plus reimbursement of $200,000 in acquisition expenses in connection with the acquisition of the AT&T property.

The AT&T property consists of three primary two-story buildings and one auxiliary two-story building and is located on an approximately 8.4 acre tract of land in the City of Redmond, within the Seattle metropolitan area. The AT&T property is located approximately 15 miles northeast of downtown Seattle, with access to the entire region via Interstate 405 and State Route 520, the area’s primary north-south and east-west thoroughfares. Construction of the three buildings located on the AT&T property was originally completed in 1995. Since 2005, AT&T Wireless has invested approximately $50 million worth of improvements into the AT&T property.

The AT&T property is leased to AT&T Services under three triple-net leases (the “AT&T property leases”). AT&T Services is a wholly-owned subsidiary of AT&T and is the primary real estate procurement and information technology subsidiary of AT&T. Since its construction in 1995, the AT&T property has been occupied by AT&T Wireless and its predecessor companies.

AT&T is a publicly-traded communications company, and, through its subsidiaries and affiliates, is the largest provider of mobile telephony and fixed telephony in the United States. AT&T provides telephone, internet and computer telephone services to over 95 million customers in the United States and employs approximately 300,000 people in 60 countries. AT&T serves millions of corporations on six continents and, in 2011, was listed by Forbes as the 14th largest company in the world by market value. The AT&T property serves as the National Network Operations Center for AT&T Wireless and is located less than four miles from AT&T Wireless’ national headquarters.

Business-Essential Attributes

The AT&T property serves as the primary network operations center for AT&T Wireless and is an exclusive testing facility for “next generation” mobile devices. As described above, the tenant has demonstrated significant economic commitment to the AT&T property, investing approximately $50 million of its own capital into the property since 2005, and plans to invest an additional $25 to $50 million in further near-term building enhancements.

AT&T Leases

Each of the three primary buildings on the AT&T property has a separate lease with substantially similar terms. The current AT&T property leases commenced in 2005 and, pursuant to amendments, now expire in 2019. The combined rent schedule for the remaining term of the leases is as follows:

	Approximate Annual Base Rent	$/Square Foot
Month commencing	(aggregate)	(aggregate)
September 2011	$3,000,000	$19.25
September 2012	$3,078,000	$19.75
September 2013	$3,156,000	$20.25
September 2014	$3,233,000	$20.75
September 2015	$3,311,000	$21.25
September 2017	$3,467,000	$22.25

The AT&T property leases have four, five-year extension options at 95% of Fair Market Rent. Pursuant to the AT&T property leases, AT&T Services has a right of first offer should we attempt to sell the AT&T property. If AT&T Services elects not to purchase the AT&T property, we may sell the AT&T property to a third party at a price which is not materially more favorable to such third party (i.e., less than 97% of the purchase price proposed in the offer presented to AT&T Services).

Based upon the annual triple-net base rent payable to us in the first year and the acquisition price of $40.0 million, the implied initial capitalization rate was approximately 7.53%.

The GC Net Lease REIT Property Management, LLC, our affiliated property manager, manages the AT&T property and is paid management fees in an amount of 3% of the gross monthly revenues collected from the AT&T property. The GC Net Lease REIT Property Management, LLC has hired an unaffiliated third party to manage the day-to-day operations and will pay such third party a portion of the management fees paid by us.

Westinghouse Property

On March 22, 2012, we acquired an approximately 118,000 square foot Class A office building located in Cranberry Township, Pennsylvania (the “Westinghouse property”) from Cranwoods-WST, Ltd., an unaffiliated third party. The Westinghouse property is subject to a long-term net lease with Westinghouse Electric Company, LLC (“Westinghouse”). The Westinghouse lease is guaranteed pursuant to a guaranty (the “Guaranty”) by Westinghouse Electric UK Holdings Limited and TSB Nuclear Energy USA Group, Inc., two subsidiaries of Westinghouse’s parent company, Toshiba Corporation.

The acquisition price for the Westinghouse property was $36.2 million. The purchase price was funded with a draw of approximately $27.1 million from our credit facility with KeyBank described in more detail below, and $9.0 million in mezzanine debt pursuant to our Mezzanine Credit Agreement with KeyBank.

Our advisor earned and was paid $905,000 in acquisition fees, plus reimbursement of $181,000 in acquisition expenses in connection with the acquisition of the Westinghouse property. We paid an assignment fee of $362,000 to an unaffiliated third party in connection with the closing of the acquisition of the Westinghouse property.

Westinghouse provides fuel, services, technology, plant design and equipment for the commercial nuclear power industry in the U.S. and internationally. Westinghouse technology serves more than 50% of the world’s operating nuclear plants, including 60% of those in the U.S.

The Westinghouse property is one of four buildings situated in Westinghouse’s international headquarters campus and houses the engineering group responsible for two product lines—Nuclear Fuel and Nuclear Services. The Westinghouse property was constructed in 2010, sits on an approximately 25-acre tract and can accommodate up to 590 vehicles with surface parking.

Business-Essential Attributes

We believe the Westinghouse property is essential to the tenant’s business for several reasons: (i) to support its growth, Westinghouse conducted a multi-state search in 2009 and chose this location in Cranberry Township for its new state-of-the-art, build-to-suit campus (this property is located adjacent to the three other contiguous headquarters buildings); (ii) the property houses engineers responsible for two of Westinghouse’s important product lines: nuclear services and nuclear fuel; and (iii) a portion of the building’s systems are tied directly to the adjacent headquarters. Cranberry Township is located in Butler County, which has been the fastest growing county in western Pennsylvania. Cranberry Township is the largest and most economically diverse township in the county with a median household income of approximately $90,000 and greater than 6% annual population growth. Location is a key driver to the success of Cranberry Township, as it is located near the confluence of two major interstates and is approximately a 15-minute drive from downtown Pittsburgh and Pittsburgh International Airport.

Westinghouse Lease

Under the Westinghouse lease, as amended, Westinghouse is responsible to provide all building services and pay all building and property expenses, including repairs and maintenance. We, as the landlord, are responsible for potential capital expenses related to the structural integrity of the building, foundation, roof and qualified capital expenses as they relate to the parking area and HVAC and to the extent the cost is in excess of $100,000. The initial term of the Westinghouse lease was 15 years, which commenced on January 1, 2011, and the rent schedule is as follows:

Month Commencing	Approximate Annual Stated Rent*	$/Square Foot
January 1, 2011	$2,887,000	$24.47
January 1, 2016	$3,005,000	$25.47
January 1, 2021	$3,123,000	$26.47

*	Stated rent includes a reduction of $67,242 in base rent per annum given to Westinghouse as consideration for the Guaranty.

Based upon the annual triple-net base rent payable to us in the first year and the acquisition price of $36.2 million, the implied initial capitalization rate for the Westinghouse property was approximately 7.97%.

The Westinghouse lease contains an option to extend the Westinghouse lease for two, five-year periods, and a third period of four years and 11 months. Under the Westinghouse lease, Westinghouse has the right to surrender a portion of the Westinghouse property, effective as of December 31, 2020, for a contraction fee equal to the then-unamortized principal balance of the tenant improvement allowance and the brokerage commissions on a mortgage amortization basis assuming an amortization period of the initial 15-year term and an 8% imputed interest rate. Westinghouse has the option to terminate the Westinghouse lease, effective as December 31, 2020, upon 18 months’ written notice to us and the payment of a termination fee equal to approximately $3.4 million.

The GC Net Lease REIT Property Management, LLC, our affiliated property manager, manages the Westinghouse property and is paid management fees in an amount of 3% of the gross monthly revenues collected from the Westinghouse property.

GE Aviation Systems Property

On May 31, 2012, we acquired a property located in Whippany, New Jersey (the “GE Aviation Systems property”) pursuant to a purchase agreement dated January 10, 2012 between our sponsor and an unaffiliated third party, which was assigned by our sponsor to a special purpose entity wholly-owned by our sponsor on May 9, 2012, and on May 31, 2012, our sponsor assigned all of the membership interests in the special purpose entity to us. The GE Aviation Systems property is subject to a net lease with GE Aviation Systems, LLC (“GE Aviation Systems”). The GE Aviation Systems lease is guaranteed pursuant to a guaranty by General Electric Company, the parent of GE Aviation Systems.

The GE Aviation Systems property is an approximately 114,300 square foot assembly and manufacturing facility that is 100% leased to GE Aviation Systems through March 2018. The purchase price for the GE Aviation Systems property was $13.0 million, plus closing costs and acquisition fees. The purchase price was funded with a draw of approximately $6.0 million from our Mezzanine Credit Agreement with KeyBank and the assumption of approximately $6.9 million in existing mortgage debt related to the property (the “GE Mortgage Debt”).

Our advisor earned and was paid $325,000 in acquisition fees, plus reimbursement of $65,000 in acquisition expenses in connection with the acquisition of the GE Aviation Systems property.

GE Aviation Systems is the largest producer of engines for commercial and military aircraft in the world. GE Aviation Systems designs, assembles and repairs mission critical airplane components, specifically wing and tail flap actuators, for every major aircraft manufacturer, including Airbus, Lockheed Martin and Boeing, along with the United States Department of Defense. GE Aviation Systems also manufactures global aerospace systems and equipment, including airborne platform computing systems, power generation and distribution products, mechanical actuation products and landing gear, plus various engine components for use in both military and commercial aircraft. GE Aviation Systems accounts for over 40% of the annual revenues for General Electric Company’s Technology Infrastructure segment, which in turn is one of General Electric Company’s most profitable divisions. The GE Aviation Systems property was constructed in 1986 for a predecessor company and sits on an approximately 10.8-acre tract of land.

Whippany is located in Hanover Township, Morris County, New Jersey. Morris County is home to the headquarters or major operation facilities of approximately 50 of the nation’s Fortune 500 companies. The GE Aviation Systems property is located approximately 25 miles northwest of Newark Liberty International Airport, at the junction of Interstates 80, 280, and 287, all major trucking transportation routes, providing excellent distribution accessibility on both a regional and local basis. The property is located approximately 25 miles west of Manhattan, with both LaGuardia Airport and John F. Kennedy International Airport located within 47 miles.

Business-Essential Attributes of the GE Aviation Systems Property

GE Aviation Systems utilizes the property for design, assembly, and repair of mission critical airplane components, specifically wing and tail flap actuators, for every major aircraft manufacturer, including Boeing, Airbus, Lockheed Martin, and Sikorsky, as well as missile weapons systems and other precision components for the United States Department of Defense. GE Aviation Systems has fully occupied the property since acquiring the original tenant, Smiths Aerospace, in 2007. In March 2011, GE Aviation Systems elected to renew the lease through March 2018.

GE Aviation Systems Lease

Under the GE Aviation Systems lease, as amended, GE Aviation Systems is responsible to provide all building services and pay all building and property expenses, including repairs and maintenance. The landlord is responsible for potential capital expenses related to the structural integrity of the roof, which was replaced in 2002 and is under warranty through 2012. The initial term of the GE Aviation Systems lease was 10 years, which commenced in 1986. The term of the GE Aviation Systems lease has been extended three times, with the current lease term expiring on March 31, 2018. The rent schedule for the remainder of the term is as follows:

Month Commencing	Approximate Annual Base Rent	$/Square Foot
April 2012	$1,083,000	$9.48
April 2013	$1,111,000	$9.72
April 2014	$1,138,000	$9.96
April 2015	$1,167,000	$10.21
April 2016	$1,196,000	$10.47
April 2017	$1,226,000	$10.73

Based on the annual triple-net base rent payable to us in the first year and the acquisition price of $13.0 million, the implied initial capitalization rate for the GE Aviation Systems property is approximately 8.37%. The GE Aviation Systems lease contains an option by the tenant to extend the GE Aviation Systems lease for one five-year period.

The GC Net Lease REIT Property Management, LLC, our affiliated property manager, will manage the GE Aviation Systems property and will be paid management fees in an amount of 3% of the gross monthly revenues collected from the GE Aviation Systems property.

Travelers Property

On June 29, 2012, we acquired a three-story office facility consisting of approximately 131,000 rentable square feet located in Greenwood Village, Colorado (the “Travelers property”) from an unaffiliated third party pursuant to a purchase agreement dated May 25, 2012, as amended. The Travelers property is 100% leased to The Travelers Indemnity Company (“Travelers”). Concurrently with the closing of the Travelers property, Travelers executed an amendment to the current lease on the Travelers property, which extends the remaining term of the lease by 12 years, through June 28, 2024. The purchase price for the Travelers property was $16.1 million, plus closing costs. The purchase price was funded with a draw of $9.66 million from our credit facility with KeyBank described in more detail below, and a $6.2 million bridge loan from KeyBank also described in more detail below, with the remaining amount funded by proceeds from our public offering.

Our advisor earned and was paid $402,500 in acquisition fees, plus reimbursement of $80,500 in acquisition expenses in connection with the acquisition of the Travelers property.

Travelers is the largest of the six subsidiaries that comprise The Travelers Companies, Inc., a publicly-traded company (NYSE: TRV). Travelers has been in business since 1903 and carries a stand-alone investment grade debt credit rating of ‘AA’ by Standard & Poor’s.

The Travelers property is located within the Denver Technology Center (“DTC”) district in Greenwood Village, Colorado. The DTC features numerous amenities including retail, dining and residential properties and is the Denver Metropolitan Statistical Area’s largest office submarket outside of the Central Business District.

The Travelers property is accessible to the entire region via Interstate Highway 25, which is the area’s primary north-south thoroughfare and connects with many of the area’s other major thoroughfares including Interstate Highway 225 and Colorado State Highway 470. In addition, the Travelers property is located less than a half mile south of the Arapahoe Light Rail Station.

Business-Essential Attributes

The Travelers property serves as a regional headquarters location for Travelers and is the company’s third largest office location. The Travelers property houses over 500 essential personnel that perform the full complement of services offered by Travelers including underwriting and claims processing for Travelers’ many different actuarial disciplines. Travelers has been in continuous occupancy at the Travelers property since 2005, during which time over $5 million of renovations have been invested into the Travelers property including the addition of a two-level parking structure and the renovation of the atrium area at the core of the building. Given the strategic importance of the Denver location relative to the overall geographic footprint of Travelers, the company recently secured their long-term occupancy at the property for an additional 12-year term.

Travelers Lease

Under the Travelers lease, as amended, Travelers is financially responsible for all building services and property expenses, including repairs and maintenance, subject to an expense cap on controllable expenses. The landlord is responsible for potential capital expenses related to the structural integrity of the building, foundation, roof, parking area and building systems including the major HVAC components, elevators and electrical and mechanical lines. Subsequent to closing the seller deposited into escrow $142,475 which will substantially be used for immediate parking lot repairs. The new term of the Travelers lease is 12 years, which commenced on June 29, 2012, and the rent schedule is as follows:

Date Commencing	Approximate Annual Base Rent	$/Square Foot
June 29, 2012	$1,199,000	$9.15
June 29, 2013	$1,264,000	$9.65
June 29, 2014	$1,330,000	$10.15
June 29, 2015	$1,395,000	$10.65
June 29, 2016	$1,461,000	$11.15
June 29, 2017	$1,526,000	$11.65
June 29, 2018	$1,592,000	$12.15
June 29, 2019	$1,639,000	$12.51
June 29, 2020	$1,689,000	$12.89
June 29, 2021	$1,740,000	$13.28
June 29, 2022	$1,792,000	$13.68
June 29, 2023	$1,846,000	$14.09

Based on the annual base rent payable to us in the first year and the acquisition price of $16.1 million, the implied initial capitalization rate for the Travelers property is approximately 7.44%. The Travelers lease contains an option to extend the Travelers lease duration for two five-year periods at fair market value. Travelers has the option to terminate the Travelers lease, effective June 29, 2019, upon at least 12, but no more than 15, months’ written notice to the landlord and the payment of a termination fee equal to $2.0 million.

The GC Net Lease REIT Property Management, LLC, our affiliated property manager, will be responsible for managing the Travelers property and will be paid management fees in an amount of 3% of the gross monthly revenues collected from the Travelers property. The GC Net Lease REIT Property Management, LLC has hired an unaffiliated third party to manage the day-to-day operations and will pay such third party a portion of the management fees paid by us.

Zeller Plastik Property

On November 8, 2012, we closed on the purchase of a single story manufacturing and distribution facility consisting of approximately 193,700 rentable square feet located in Libertyville, Illinois (the “Zeller Plastik property”), from an unaffiliated third party. The Zeller Plastik property is 100% leased to Zeller Plastik USA, Inc. (“Zeller”), pursuant to a triple-net lease which has a remaining term of 10 years, expiring in December 2022, with two additional five-year renewal options. The purchase price for the Zeller Plastik property was $15.6 million, plus closing costs. The purchase price paid in connection with the acquisition was partially funded with a draw of $9.4 million from our credit facility with KeyBank described in more detail below, with the remainder from proceeds of our public offering.

Our advisor earned $390,000 in acquisition fees and is entitled to reimbursement of $78,000 in acquisition expenses in connection with the acquisition of the Zeller Plastik property. We paid the acquisition fee and reimbursed the advisor for the acquisition expenses on November 26, 2012.

Zeller is one of the world’s leading producers of plastic closures and packaging components, including pop-tops, screw tops, and flip tops found on food, beauty and beverage products. The Zeller Plastik property serves as the North American headquarters location for Zeller, whose clients include a broad array of leading consumer products companies, including Coca-Cola, Pepsico, SC Johnson Family Company, GlaxoSmithKline, Johnson & Johnson, Hellman’s, L’OREAL, Heinz, Clorox, P&G, Hidden Valley Ranch, and ReaLemon. The facility was originally constructed for Zeller in 1992, and since that time, Zeller has invested over $100,000 in capital upgrades to the facility, including upgrades to the HVAC system and the office portion of the building.

The Zeller Plastik property is located in Libertyville, Illinois. Libertyville is a northern suburb of Chicago. Chicago is one of the nation’s largest industrial markets, with 1.2 billion square feet of inventory in an area from southern Wisconsin to northwest Indiana. Chicago is the busiest rail center in the U.S. and is the only city in North America to be served by all six class-one railroad companies. It is also considered the trucking capital of the U.S., with 200 truck terminals and ten interstate highways, the most in the country. The Zeller Plastik property is located approximately 30 minutes north of Chicago O’Hare International Airport, the second busiest airport in the world.

Business-Essential Attributes

The Zeller Plastik property serves as the main production facility for Zeller, and contains heavy infrastructure such as injection mold presses, assembly equipment and high-capacity cranes necessary for Zeller to conduct its manufacturing functions. Zeller has continuously occupied the building since its original construction in 1992, and its subsequent expansion in 2003 to accommodate Zeller's growth, and Zeller is in the process of investing in three additional injection presses, increasing facility power through additional utility lines, installing a weight-bridge to measure resin deliveries, and reconfiguring the current warehouse to include a high-volume racking system and narrow aisle program, which will increase production capacity.

Zeller Plastik Lease

Under the Zeller Plastik lease, as amended, Zeller is responsible for providing all building services and paying all building and property expenses, including repairs and maintenance. The landlord is responsible only for replacement of the roof and maintenance and repair of the structure of the building, but only to the extent such replacement and maintenance is a result of ordinary wear and tear and not the tenant’s use and operation of the building. The Zeller Plastik lease contains an option to extend the Zeller Plastik lease duration for two five-year periods at 85% of then-prevailing market rent, with yearly increases of 2.5%, but in no event less than the prior year’s rent. The original term of the Zeller Plastik lease is 12 years, which commenced on January 1, 2011, and the rent schedule for the remainder of the lease term is as follows:

Month Commencing	Approximate Annual Base Rent	$/Square Foot
January 1, 2012	$1,249,000	$6.45
January 1, 2013	$1,271,000	$6.56
January 1, 2014	$1,293,000	$6.68
January 1, 2015	$1,316,000	$6.80
January 1, 2016	$1,339,000	$6.91
January 1, 2017	$1,362,000	$7.03
January 1, 2018	$1,386,000	$7.16
January 1, 2019	$1,410,000	$7.28
January 1, 2020	$1,435,000	$7.41
January 1, 2021	$1,460,000	$7.54
January 1, 2022	$1,486,000	$7.67

Based on the annual base rent payable to us in the first year and the acquisition price of $15.6 million, the implied initial capitalization rate for the Zeller Plastik property is approximately 8.12%.

The GC Net Lease REIT Property Management, LLC, our affiliated property manager, will be responsible for managing the Zeller Plastik property and will be paid management fees in an amount of 3% of the gross monthly revenues collected from the Zeller Plastik property. The GC Net Lease REIT Property Management, LLC has hired an unaffiliated third party to manage the day-to-day operations and will pay such third party a portion of the management fees paid by us.

Northrop Grumman Property

On November 13, 2012, we closed on the purchase of a recently-constructed three-story, Class A office building consisting of approximately 99,200 rentable square feet located in Beavercreek, Ohio (the “Northrop Grumman property”), from an affiliated entity. The Northrop Grumman property is 100% leased to Northrop Grumman Systems Corporation (“Northrop Systems”), a wholly-owned, investment grade-rated subsidiary of Northrop Grumman Corporation (“Northrop Grumman”). The purchase price for the Northrop Grumman property was $17.0 million, plus closing costs. The purchase price paid in connection with the acquisition was partially funded with a draw of $10.2 million from our credit facility with KeyBank described in more detail below, with the remainder from proceeds of our public offering.

We purchased the Northrop Grumman property from an affiliated special purpose entity (the “Affiliate SPE”) created for purposes of the acquisition. An affiliate of our sponsor has a 75% ownership interest and a 0% economic interest in the Affiliate SPE. An unaffiliated third party holds the remaining 25% ownership interest and 100% of the economic interest in the Affiliate SPE. The Affiliate SPE purchased the Northrop Grumman property from an unaffiliated third party, which then immediately sold the Northrop Grumman property to us on the same date. The purchase price for the Northrop Grumman property was supported by an independent, third-party appraisal.

We acquired the Northrop Grumman property for, among others, the following reasons:

•	the Northrop Grumman property is 100% leased pursuant to a triple-net lease which expires in September 2019;

•	Northrop Systems has operated in the Dayton/Beavercreek market for over 20 years and operates four of its business sectors at the Northrop Grumman property;

•

the Northrop Grumman property is located within close proximity to Wright Patterson Air Force Base making it an optimal location for defense contractors engaged in defense and government related contracts; and

•

the Northrop Grumman property contains several Sensitive Compartmented Information Facilities located within the building which are extremely valuable assets to tenants seeking contracts with defense and government related entities as they provide various security measures required by the contracts.

As required by our charter, because the Northrop Grumman property was acquired from an affiliated entity, the purchase price for the Northrop Grumman property did not exceed its fair market value as determined by an independent appraiser, and the acquisition was approved by a majority of our directors, including a majority of our independent directors, who have no financial interest in the transaction. Additionally, as required by our charter, because the purchase price exceeds the cost paid by the affiliated entity, our board of directors determined that there was substantial justification for the excess cost based upon the following factors: (1) the purchase price was less than the current appraised value of the Northrop Grumman property, as determined by an independent appraiser; (2) we would not have been able to acquire the Northrop Grumman property without the involvement of the unaffiliated entity that owns a 25% ownership interest and a 100% economic interest in the affiliated selling entity; and (3) the affiliate of our sponsor did not receive any economic benefit as a result of the simultaneous closing by the SPE.

Our advisor earned $425,000 in acquisition fees and is entitled to reimbursement of $85,000 in acquisition expenses in connection with the acquisition of the Northrop Grumman property. We paid the acquisition fee and reimbursed the advisor for the acquisition expenses on November 26, 2012.

Northrop Grumman (NYSE: NOC) reported $26.2 billion in 2011 revenues and is ranked #72 on the Fortune 500 list. Northrop Grumman is a leading global security company providing innovative systems, products, and solutions to government and commercial customers worldwide. Northrop Systems is the only significant operating subsidiary of Northrop Grumman. Construction on the Northrop Grumman property was completed in August 2012.

The Northrop Grumman property is located in Beavercreek, Ohio within the Dayton, Ohio metropolitan area with a population over 842,000. The Northrop Grumman property is located immediately adjacent to Wright-Patterson Air Force Base and Wright State University. In addition, the Northrop Grumman property has easy access to Ohio’s interstates.

Business-Essential Attributes

The Northrop Grumman property is located in ideal proximity to Wright-Patterson Air Force Base, the largest Air Force Base in the United States and the largest single-site employer in the state of Ohio, an optimal location for defense contractors engaged in defense and government-related contracts. Northrop Systems has consolidated three existing facilities into the property in order to drive efficiency in both operations and expenses. In addition, Northrop Systems has expended well over $1 million in improvements on the property, including above-standard HVAC systems, security systems and keypads, audio visual equipment and redundant power within the building.

Northrop Grumman Lease

Under the Northrop Grumman lease, as amended, Northrop Systems is responsible for providing all building services and paying all building and property expenses, including repairs and maintenance, provided, however, that the landlord will reimburse Northrop Systems for any operating expenses and real estate taxes that exceed $4.10 per square foot during the first lease year. In addition, controllable expenses, excluding real estate taxes, insurance, utilities and snow removal, are capped at 3% annually. The landlord is responsible for replacement of the roof and maintenance and repair of the structure of the building, but only to the extent such replacement and maintenance is a result of ordinary wear and tear and not the tenant’s use and operation of the building. The Northrop Grumman lease contains an option to extend the Northrop Grumman lease duration for two five-year periods at 95% of then-prevailing market rent, but in no event less than the prior year’s rent. The term of the Northrop Grumman lease is seven years and expires in September 2019. The rent schedule for the remainder of the lease term is as follows:

Month Commencing	Approximate Annual Base Rent	$/Square Foot
September 1, 2012	$1,510,000	$15.21
September 1, 2017	$1,544,000	$15.56
September 1, 2018	$1,579,000	$15.91

Based on the annual base rent payable to us in the first year and the acquisition price of $17.0 million, the implied initial capitalization rate for the Northrop Grumman property is approximately 8.88%.

The GC Net Lease REIT Property Management, LLC, our affiliated property manager, will be responsible for managing the Northrop Grumman property and will be paid management fees in an amount of 3% of the gross monthly revenues collected from the Northrop Grumman property. The GC Net Lease REIT Property Management, LLC has hired an unaffiliated third party to manage the day-to-day operations and will pay such third party a portion of the management fees paid by us.

Potential Acquisitions

Throughout the term of this offering, we may enter into purchase agreements for the purchase of various properties. Pursuant to the various purchase agreements, we would be obligated to purchase the various properties only after satisfactory completion of agreed upon closing conditions. We will decide whether to acquire the properties generally based upon:

•	our receipt of sufficient net proceeds from our public offering and our ability to draw down on our current financing to make these acquisitions;

•	satisfactory completion of due diligence on the properties and the sellers of the properties;

•	satisfaction of the conditions to the acquisitions in accordance with the various purchase agreements; and

•	no material adverse changes relating to the properties, the sellers of the properties or certain economic conditions.

There can be no assurance that we will complete the acquisition of one or any of these properties. In some circumstances, if we fail to complete one of the acquisitions, we may forfeit our earnest money on such properties.

Other properties may be identified in the future that we may acquire prior to or instead of these properties. Due to the considerable conditions to the consummation of the acquisitions of these properties, we cannot make any assurances that the closing of these properties is probable. See “Investment Objectives and Related Policies – Real Property Investments.”

Debt Summary

In connection with the acquisition of our properties, we have assumed various types and amounts of debt. As of September 30, 2012 and December 31, 2011, our debt consisted of the following:

	Balance as of September 30, 2012	Balance as of December 31, 2011	Contractual Interest Rate As of September 30, 2012	Payment Type	Loan Maturity
Plainfield Mortgage Loan	$20,330,571	$20,534,269	6.65%	Principal and Interest	November 2017
Emporia Partners Mortgage Loan	4,833,161	5,053,094	5.88%	Principal and Interest	September 2023
LTI Mortgage Loan	33,635,267	34,087,784	5.80%	Principal and Interest	March 2016
LTI Mortgage Loan Premium	293,347	357,815	—	—	—
GE Mortgage Loan	6,869,639	—	5.98%	Principal and Interest	June 2016
GE Mortgage Loan Premium	193,719	—	—	—	—

Mortgage Loan Total	66,155,704	60,032,962

Credit Facility	95,880,000	35,395,985	2.98% (1)	Interest Only	November 2014 (2)

Total	$162,035,704	$95,428,947

(1)	Prior to the amendment effective November 18, 2011, the interest rate on the credit facility was a one-month LIBO Rate + 3.75% subject to a minimum LIBO Rate of 2.0%. Under the terms of the amended credit agreement, the interest rate on the credit facility is a one-month LIBO Rate + 2.75%. As of September 30, 2012 the LIBO Rate was 0.23%.
(2)	The credit facility agreement allows for a one-year extension, as long as an event of default does not occur. Maturity date assumes the one-year extension is exercised.

The following summarizes the future principal repayments of all loans as of September 30, 2012 per the loan terms discussed above:

2012	$338,635
2013	1,396,049
2014	97,363,643	(1)
2015	1,576,752
2016	38,564,152	(2)
Thereafter	22,309,407

Total	$161,548,638

(1)	Amount includes payment of the balance of the Credit Facility upon expiration on November 18, 2014, assuming the one-year extension is exercised.
(2)	Amount includes payment of the balances of the LTI and GE mortgage loans which mature in 2016. Principal repayments on both mortgage loans do not include the valuation premium of $0.5 million.

The weighted average interest rate of our fixed rate debt as of September 30, 2012 was approximately 6.09%. A more detailed description of our debt is below.

Plainfield Mortgage Debt

Upon our acquisition of the Plainfield property, in connection with the contribution transaction, we assumed the obligations of Plainfield Partners, LLC under a secured loan with Artesia Mortgage Capital Corporation evidenced by a Fixed Rate Note dated October 30, 2007 in the principal amount of $21.16 million (the “Plainfield Mortgage Debt”). The Plainfield Mortgage Debt note is secured by a first mortgage and security agreement on our interest in the underlying Plainfield property, a fixture filing, and an assignment of leases, rents, income and profits. The Plainfield Mortgage Debt has an initial term of approximately 10 years and matures on November 11, 2017.

The Plainfield Mortgage Debt bears a fixed interest rate of 6.65% per annum for the term of the loan. The Plainfield Mortgage Debt provides for principal and interest payments due on the 11th day of each calendar month, with such payments having commenced under the loan on December 11, 2007. If we default on the Plainfield Mortgage Debt, for any reason, the lender may accelerate the entire balance then outstanding under the loan and impose certain late fees and/or default penalties. If certain conditions are met, we may elect to prepay a portion or the entire outstanding balance of the Plainfield Mortgage Debt upon no less than 30 days’ and no more than 60 days’ written notice to the lender, without a prepayment penalty, but only at certain times in the last two months prior to the maturity date of the loan. Otherwise, any prepayment by us is subject to a prepayment premium. The Plainfield Mortgage Debt documents contain a number of customary representations, warranties, covenants and indemnities.

LTI Mortgage Debt

In connection with the acquisition of the LTI property, pursuant to that certain Note and Deed of Trust Assumption Agreement dated May 13, 2011 (the “Assumption Agreement”), our operating partnership, through a wholly-owned subsidiary, assumed the obligations of the contributors and sellers under the LTI Mortgage Debt, which is evidenced by a Fixed Rate Note dated February 10, 2006 payable to JPMorgan Chase Bank in the original principal amount of $37 million (the “Fixed Rate Note”). The LTI Mortgage Debt was securitized, and Wells Fargo Bank, N.A. acts as trustee related thereto. The LTI Mortgage Debt is secured by a deed of trust, security agreement and fixture filing, and an assignment of leases and rents. The non-recourse carve-outs under the LTI Mortgage Debt were personally guaranteed by the principals of the contributors and sellers, including Kevin A. Shields, our Chief Executive Officer and Chairman. In connection with the Assumption Agreement, these personal guarantors, other than Mr. Shields, were released from their obligations, and we and our operating partnership became obligated as non-recourse carve-out guarantors of the LTI Mortgage Debt.

The LTI Mortgage Debt bears a fixed interest rate of 5.80% per annum for the term of the loan. The LTI Mortgage Debt provides for principal and interest payments due on the 1st day of each calendar month on a 30-year amortization schedule. If we default on the LTI Mortgage Debt, the lender may accelerate the entire balance then outstanding under the loan and impose certain late fees and/or default penalties. We paid a loan assumption fee of 1% of the outstanding balance on the LTI Mortgage Debt upon assumption, which was approximately $0.34 million. The LTI Mortgage Debt documents contain a number of customary representations, warranties, covenants and indemnities.

Pursuant to the Assumption Agreement, lender consent shall be required for any change of control (as defined therein) related to us, our operating partnership or our operating partnership’s wholly-owned subsidiary, which includes a change in our advisor; otherwise, such change in control shall constitute an event of default on the loan. In the event that we intend to terminate our current advisor, we (or our operating partnership’s wholly-owned subsidiary) must provide the lender with written notice of such termination and solicit the consent of the lender to a new advisor that must be reasonably acceptable to the lender.

KeyBank Credit Facility

On June 4, 2010, we, through our operating partnership, entered into a credit agreement (the “KeyBank Credit Agreement”) pursuant to which KeyBank provided us with a $25 million credit facility. On November 22, 2010, we entered into an amendment to the KeyBank Credit Agreement, thereby increasing the total amount of the credit facility to $35 million. On November 18, 2011, we and certain property-owning special purpose entities wholly-owned by our operating partnership entered into that certain Amended and Restated Credit Agreement (the “Restated KeyBank Credit Agreement”) with KeyBank, as administrative agent, and Bank of America, N.A., as syndication agent (collectively, the “Lenders”), pursuant to which the Lenders provided us with an increase in the total financing commitments to $70 million in a revised revolving credit facility, with each Lender committing $35 million.

On January 31, 2012, we entered into a joinder agreement, pursuant to which North Shore Community Bank & Trust Company agreed to become a lender party to the Restated KeyBank Credit Agreement and agreed to provide a financing commitment of up to $10 million, increasing the total commitment under the Restated KeyBank Credit Agreement to an aggregate of $80 million. On March 16, 2012, we entered into that certain First Amendment to the Restated KeyBank Credit Agreement, pursuant to which Regions Bank agreed to become a lender party to the Restated KeyBank Credit Agreement and to provide a financing commitment of up to $35 million, increasing the total commitment under the Restated KeyBank Credit Agreement to $115 million. On September 21, 2012, we entered into a joinder agreement, pursuant to which Fifth Third Bank agreed to become a lender party to the Restated KeyBank Credit Agreement, and agreed to provide a financing commitment of up to $35 million. As a result, the total commitment under the Restated KeyBank Credit Agreement increased to an aggregate of $150 million.

On October 2, 2012, we entered into that certain Second Amendment to the Restated KeyBank Credit Agreement, pursuant to which the available commitments under the revised revolving credit facility were increased from $150 million to $200 million. In addition, the Second Amendment to the Restated KeyBank Credit Agreement provided for one or more wholly-owned subsidiaries of a Borrower, whose only asset is its equity ownership interests in a wholly-owned subsidiary (including any Borrower) (an “SPE”) whose only asset is its ownership interest in real property, may incur a bridge loan provided by KeyBank. Any bridge loan may be secured by a pledge of the equity interest in the SPE, but not by a lien on the real property. The aggregate principal amount under any bridge loan may not exceed $25 million. We may provide a guaranty in connection with any bridge loans and such guaranty will be pari passu with our guaranty under the Restated KeyBank Credit Agreement. The final maturity date of any bridge loan may not be any later than May 18, 2014.

On December 4, 2012, we entered into a joinder agreement, pursuant to which Union Bank, N.A. agreed to become a lender party to the Restated KeyBank Credit Agreement and provide a financing commitment of up to $25 million, increasing the total commitment under the Restated KeyBank Credit Agreement to an aggregate of $175 million.

Affiliates of each of KeyBank and Bank of America serve as joint bookrunners and joint lead arrangers for the revised revolver, which has a term of two years, maturing on November 18, 2013, with a one-year extension option subject to the payment of an extension fee of 0.25% of the amount then committed. The revised revolver requires monthly interest-only payments.

Under the terms of the Restated KeyBank Credit Agreement, we have the option of selecting the applicable variable rate for each revolving loan, or portion thereof, of either (a) LIBO Rate multiplied by the Statutory Reserve Rate (as defined in the Restated KeyBank Credit Agreement) to which the administrative agent is subject, with respect to this rate, for Eurocurrency funding, plus 2.75% (“LIBOR-based”), or (b) an alternate base rate, which is the greatest of the (i) Prime Rate, (ii) Federal Funds Rate plus 0.50%, or (iii) the adjusted LIBOR-based rate for one month interest periods set forth in subsection (a) plus 1.00%, plus 1.75%. We elected to have the LIBOR-based rate apply to the balance under the revised revolver, which, as of November 30, 2012 equates to an interest rate of approximately 3.0%. We may change this election from time to time, as provided by the Restated KeyBank Credit Agreement.

Pursuant to the Restated KeyBank Credit Agreement, we are subject to certain loan compliance covenants, one of which is a varying interest rate covenant that would require us to effect an interest rate hedge if the minimum varying interest rate debt to total debt requirement is not satisfied. The revolver is secured by cross-collateralized first mortgage liens or first lien deeds of trust on all properties acquired using borrowings thereunder. We may prepay any amount of the revolver, in $100,000 increments with a minimum prepayment of $500,000, at any time without penalty. Pursuant to that certain Amended and Restated Guaranty dated November 18, 2011 in favor of the Lenders, we serve as a guarantor of the full balance due under the revolver. See “Risk Factors – Risks Associated with Debt Financing.”

In connection with the original KeyBank Credit Agreement and the Restated KeyBank Credit Agreement, as of November 30, 2012, we have paid fees and lender reimbursements of approximately $2.9 million. We will also pay an arrangement fee of 0.15% of any additional commitments, an annual administrative fee of $35,000 that is payable quarterly, an annual facility fee of 0.30% of the average daily balance of unused commitments that is payable quarterly, and will reimburse the Lenders for certain lender and other closing expenses.

The Restated KeyBank Credit Agreement and related loan documents contain a number of customary representations, warranties, covenants and indemnities, including, but not limited to (as defined therein), a maximum total leverage ratio (65%) and a minimum interest coverage ratio (1.85 to 1), a minimum fixed charge ratio (1.60 to 1) and minimum tangible net worth of at least $50 million plus 80% of the net proceeds of any equity issuance after the effective date and 100% of the equity in any properties contributed to us after the effective date, the violation of which would constitute an event of default.

We have utilized the Restated KeyBank Credit Agreement to help fund acquisitions of properties and refinance existing debt. As of November 30, 2012, the following properties serve as collateral for the Restated KeyBank Credit Agreement: Renfro, Will Partners, ITT, AT&T, Westinghouse, Travelers, Zeller Plastik and Northrop Grumman. Each of these properties is secured by a mortgage or deed of trust on the property, and the property-owning special purpose entities, each of which are wholly-owned by our operating partnership, serve as additional Borrowers under the Restated KeyBank Credit Agreement.

As of November 30, 2012, approximately $115.4 million of the Restated KeyBank Credit Agreement was utilized, leaving an available balance of approximately $35 million. Per the terms of the Restated KeyBank Credit Agreement, the maximum loan available is the lesser of the total commitments ($175.0 million) or the aggregate borrowing base availability ($115.4 million). Therefore, the borrowing base availability was fully utilized as of November 30, 2012.

KeyBank Mezzanine Loan

On January 31, 2012, the parent of a property-owning special purpose entity wholly-owned by our operating partnership entered into that certain Mezzanine Credit Agreement in which KeyBank serves as the initial lender (the “Mezzanine Credit Agreement”) with total commitments of $15.0 million (the “Mezzanine Loan”). The terms of the Mezzanine Credit Agreement required that the proceeds of the Mezzanine Loan be used to acquire the AT&T property, the Westinghouse property, and the GE Aviation Systems property.

The Mezzanine Credit Agreement had a term of six months and was paid in full on July 31, 2012.

GE Mortgage Debt

In connection with our acquisition of the GE Aviation Systems property, we assumed approximately $6.9 million in existing mortgage debt related to the property (the “GE Mortgage Debt”). The GE Mortgage Debt was originated in May 2006 by JPMorgan Chase Bank and is evidenced by a fixed rate note in the original principal amount of $7.5 million, which note is now held by U.S. Bank, National Association, as Trustee. The GE Mortgage Debt is secured by a first mortgage and security agreement on our interest in the underlying GE Aviation Systems property, a fixture filing, and an assignment of leases, rents, income and profits. Pursuant to a guaranty agreement, we serve as guarantor of certain obligations under the loan documents.

The GE Mortgage Debt has a term of ten years, maturing on June 1, 2016. The GE Mortgage Debt bears a fixed interest rate of 5.98% per annum for the term of the loan, and provides for principal and interest payments due on the 1st day of each calendar month, based on a 30-year amortization schedule. If we default on the GE Mortgage Debt, for any reason, the lender may accelerate the entire balance then outstanding under the loan and impose certain late fees and/or default penalties. We paid one-half of the loan assumption fee, or approximately $17,300, upon assumption. The GE Mortgage Debt documents contain a number of customary representations, warranties, covenants and indemnities.

Bridge Loan

On June 29, 2012, we entered into the Bridge Loan with KeyBank and thereby obtained $6.2 million from KeyBank to help fund the acquisition of the Travelers property. The Bridge Loan had a term of four months and was paid in full on August 31, 2012.

INVESTMENT OBJECTIVES AND RELATED POLICIES

Overview

If we sell the maximum offering, we estimate that approximately 88.25% of our gross offering proceeds will be available for investment. The remaining 11.75% will be used to pay sales commissions, dealer manager fees and other organization and offering expenses and to pay real estate related acquisition fees and expenses. We expect our acquisition fees and actual acquisition expenses to constitute approximately 2.57% of our gross offering proceeds, which will allow us to invest approximately 85.68% in real estate investments. Such net offering proceeds will be used to primarily invest in single tenant net lease properties in accordance with our investment objectives. We may also use net offering proceeds to pay down debt or make distributions if our cash flows from operations are insufficient. Our investment objectives and policies may be amended or changed at any time by our board of directors. Although we have no plans at this time to change any of our investment objectives, our board of directors may change any and all such investment objectives, including our focus on single tenant net lease properties, if they believe such changes are in the best interests of our stockholders. In addition, we may invest in real estate properties other than single tenant net lease properties if our board deems such investments to be in the best interests of our stockholders. We cannot assure you that our policies or investment objectives will be attained or that the value of our common stock will not decrease.

Primary Investment Objectives

Our primary investment objectives are to:

•	invest in income-producing real property in a manner that allows us to qualify as a REIT for federal income tax purposes;

•	provide regular cash distributions to our stockholders;

•	preserve and protect your invested capital; and

•	achieve appreciation in the value of our properties over the long term.

We cannot assure you that we will attain these primary investment objectives.

Exchange Listing and Other Liquidity Events

Our board will determine when, and if, to apply to have our shares of common stock listed for trading on a national securities exchange, subject to satisfying then-existing applicable listing requirements. Subject to then-existing market conditions and the sole discretion of our board of directors, we intend to seek one or more of the following liquidity events within five to eight years after completion of this offering:

•	list our shares on a national securities exchange;

•	merge, reorganize or otherwise transfer our company or its assets to another entity with listed securities;

•	commence the sale of all of our properties and liquidate our company; or

•	otherwise create a liquidity event for our stockholders.

However, we cannot assure you that we will achieve one or more of the above-described liquidity events within the time frame contemplated or at all. This time frame represents our best faith estimate of the time necessary to build a portfolio sufficient enough to effectuate one of the liquidity events listed above. Our board of directors has the sole discretion to continue operations beyond eight years after completion of this offering if it deems such continuation to be in the best interests of our stockholders. Even if we do accomplish one or more of these liquidity events, we cannot guarantee that a public market will develop for the securities listed or that such securities will trade at a price higher than what you paid for your shares in our offering. At the time it becomes necessary for our board of directors to determine which liquidity event, if any, is in the best interests of us and our stockholders, we expect that the board will take all relevant factors at that time into consideration when making a liquidity event decision. We expect that the board will consider various factors including, but not limited to, costs and expenses related to each possible liquidity event and the potential subordinated fees paid to our advisor listed in the “Management Compensation” section of this prospectus. See “Conflicts of Interest — Receipt of Fees and Other Compensation by Our Advisor and its Affiliates” for a discussion of the potential conflicts of interest related to the fees paid to our advisor as a result of a liquidity event.

Investment Strategy

We will seek to acquire a portfolio of single tenant net lease properties throughout the United States diversified by corporate credit, physical geography, product type and lease duration. Although we have no current intention to do so, we may also invest a portion of the net proceeds in single tenant net lease properties outside the United States. We intend to acquire assets consistent with our single tenant acquisition philosophy by focusing primarily on properties:

•	essential to the business operations of the tenant;

•	located in primary, secondary and certain select tertiary markets;

•	leased to tenants with stable and/or improving credit quality; and

•	subject to long-term leases with defined rental rate increases or with short-term leases with high-probability renewal and potential for increasing rent.

Our sponsor has been acquiring single tenant net lease properties for well over a decade. Our sponsor’s positive acquisition and ownership experience with single tenant net lease properties of the type we intend to acquire stems from the following:

•	the credit quality of the lease payment is determinable and equivalent to the senior unsecured credit rating of the tenant;

•	the essential nature of the asset to the tenant’s business provides greater default protection relative to the tenant’s balance sheet debt;

•	the percentage recovery in the event of a tenant default is empirically greater than an unsecured lender; and

•	long-term leases provide a consistent and predictable income stream across market cycles while short-term leases offer income appreciation upon renewal and reset.

We will seek to provide investors the following benefits:

•	a cohesive management team experienced in all aspects of real estate investment with a track record of acquiring single tenant net lease assets;

•	a clear alignment of interests between management and investors, as certain affiliates of our sponsor invested over $26 million in our portfolio by contributing several of our properties;

•	stable cash flow backed by a portfolio of single tenant net lease real estate assets;

•	minimal exposure to operating and maintenance expense increases given our focus on single tenant net lease properties;

•	contractual lease rate increases enabling distribution growth;

•	insulation from short-term economic cycles resulting from the long-term nature of underlying asset leases;

•	enhanced stability resulting from diversified credit characteristics of corporate credits; and

•	portfolio stability promoted through geographic and product type investment diversification.

We cannot assure you that any of the properties we acquire will result in the benefits discussed above. Please see “Risk Factors — Risks Related to Investments in Single Tenant Net Lease Real Estate.”

General Acquisition and Investment Policies

We will seek to make investments that satisfy the primary investment objective of providing regular cash distributions to our stockholders. However, because a significant factor in the valuation of income-producing real property is its potential for future appreciation, we anticipate that some properties we acquire may have the potential both for growth in value and for providing regular cash distributions to our stockholders.

Our advisor has substantial discretion with respect to the selection of specific properties. However, each acquisition will be approved by our board of directors. In selecting a potential property for acquisition, we and our advisor consider a number of factors, including, but not limited to, the following:

•	tenant creditworthiness;

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lease terms, including length of lease term, scope of landlord responsibilities, presence and frequency of contractual rental increases, renewal option provisions, exclusive and permitted use provisions, co-tenancy requirements and termination options;

•	projected demand in the area;

•	a property’s geographic location and type;

•	proposed purchase price, terms and conditions;

•	historical financial performance;

•	projected net cash flow yield and internal rates of return;

•	a property’s physical location, visibility, curb appeal and access;

•	construction quality and condition;

•	potential for capital appreciation;

•	demographics of the area, neighborhood growth patterns, economic conditions, and local market conditions;

•	potential capital and tenant improvements and reserves required to maintain the property;

•	prospects for liquidity through sale, financing or refinancing of the property;

•	the potential for the construction of new properties in the area;

•	treatment under applicable federal, state and local tax and other laws and regulations;

•	evaluation of title and obtaining of satisfactory title insurance; and

•	evaluation of any reasonable ascertainable risks such as environmental contamination.

There is no limitation on the number, size or type of properties that we may acquire or on the percentage of net offering proceeds that may be invested in any particular property type or single property. The number and mix of properties will depend upon real estate market conditions and other circumstances existing at the time of acquisition and the amount of proceeds raised in this offering. In determining whether to purchase a particular property, we may obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is ultimately purchased.

Description of Leases

We expect, in most instances, to acquire single tenant properties with existing net leases. When spaces in a property become vacant, existing leases expire, or we acquire properties under development or requiring substantial refurbishment or renovation, we anticipate entering into “net” leases. “Net” leases means leases that typically require tenants to pay all or a majority of the operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, insurance, common area maintenance charges, and building repairs related to the property, in addition to the lease payments. There are various forms of net leases, typically classified as triple-net or double-net. Under most commercial leases, tenants are obligated to pay a predetermined annual base rent. Some of the leases also will contain provisions that increase the amount of base rent payable at points during the lease term and/or that require the tenant to pay rent based upon a percentage of the tenant’s revenues. Percentage rent can be calculated based upon a number of factors. Triple-net leases typically require the tenant to pay all costs associated with a property in addition to the base rent and percentage rent, if any. Double-net leases typically hold the landlord responsible for the roof and structure, or other aspects of the property, while the tenant is responsible for all remaining expenses associated with the property. There may be certain leases we acquire or execute that are not net leases, which potentially could result in a property operating expense liability.

To the extent we acquire multi-tenant properties, we expect to have a variety of lease arrangements with the tenants of these properties. Since each lease is an individually negotiated contract between two or more parties, each lease will have different obligations of both the landlord and tenant and we cannot predict at this time the exact terms of any future leases into which we will enter. We will weigh many factors when negotiating specific lease terms, including, but not limited to, the rental rate, creditworthiness of the tenant, location of the property and type of property. Many large national tenants have standard lease forms that generally do not vary from property to property. We will have limited ability to revise the terms of leases with those tenants.

We anticipate that many of our acquisitions will have lease terms of seven to 15 years at the time of the property acquisition. We may acquire properties under which the lease term has partially expired. We also may acquire properties with shorter lease terms if the property is located in a desirable location, is difficult to replace, or has other significant favorable real estate attributes. Generally, the leases require each tenant to procure, at its own expense, commercial general liability insurance, as well as property insurance covering the building for the full replacement value and naming the ownership entity and the lender, if applicable, as the additional insured on the policy. As a precautionary measure, we may obtain, to the extent available, secondary liability insurance, as well as loss of rents insurance that covers one or more years of annual rent in the event of a rental loss.

Tenants will be required to provide proof of insurance by furnishing a certificate of insurance to our advisor on an annual basis. The insurance certificates will be tracked and reviewed for compliance by our property manager.

Our Borrowing Strategy and Policies

We may incur our indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties and publicly- or privately-placed debt instruments or financing from institutional investors or other lenders. We may obtain a credit facility or separate loans for each acquisition. Our indebtedness may be unsecured or may be secured by mortgages or other interests in our properties. We may use borrowing proceeds to finance acquisitions of new properties, to pay for capital improvements, repairs or buildouts, to refinance existing indebtedness, to pay distributions, to fund redemptions of our shares or to provide working capital.

There is no limitation on the amount we can borrow for the purchase of any property. Our aggregate borrowings, secured and unsecured, must be reasonable in relation to our net assets and must be reviewed by our board of directors at least quarterly. We anticipate that we will utilize approximately 60% leverage in connection with our acquisition strategy, and at this time, we intend to reduce our leverage to at or below 50% as we approach an exit strategy. However, our charter limits our borrowing to 300% of our net assets (equivalent to 75% of the cost of our assets) unless any excess borrowing is approved by a majority of our independent directors and is disclosed to our stockholders in our next quarterly report, along with the justification for such excess. As of September 30, 2012, our debt leverage was approximately 63.7%.

We may borrow amounts from our advisor or its affiliates only if such loan is approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, as fair, competitive, commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the circumstances.

Except as set forth in our charter regarding debt limits, we may re-evaluate and change our debt strategy and policies in the future without a stockholder vote. Factors that we could consider when re-evaluating or changing our debt strategy and policies include then-current economic and market conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to equity in connection with any change of our borrowing policies.

Acquisition Structure

Although we are not limited as to the form our investments may take, our investments in real estate will generally constitute acquiring fee title or interests in joint ventures or similar entities that own and operate real estate.

We will make acquisitions of our real estate investments directly or indirectly through our operating partnership, The GC Net Lease REIT Operating Partnership, L.P. See “Prospectus Summary — Our Structure” and “Our Operating Partnership Agreement.” We will acquire interests in real estate either directly through our operating partnership or indirectly through limited liability companies or limited partnerships, or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with other owners of properties, affiliates of our advisor or other persons. See “Risk Factors — General Risks Related to Investments in Real Estate.”

Real Property Investments

Our advisor will be continually evaluating various potential property investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties for us and other programs sponsored by our sponsor. At such time while this offering is being conducted, if we believe that a reasonable probability exists that we will acquire a specific property, this prospectus will be supplemented to disclose the negotiations and pending acquisition of such property. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific property, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will also describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction.

Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. YOU SHOULD UNDERSTAND THAT THE DISCLOSURE OF ANY PROPOSED ACQUISITION CANNOT BE RELIED UPON AS AN ASSURANCE THAT WE WILL ULTIMATELY CONSUMMATE SUCH ACQUISITION OR THAT THE INFORMATION PROVIDED CONCERNING THE PROPOSED ACQUISITION WILL NOT CHANGE BETWEEN THE DATE OF THE SUPPLEMENT AND ANY ACTUAL PURCHASE. We intend to obtain what we believe will be adequate insurance coverage for all properties in which we invest. Some of our leases may require that we procure insurance for both commercial general liability and property damage; however, we expect that those leases will provide that the premiums will be fully reimbursable from the tenant. In such instances, the policy will list us as the named insured and the tenant as the additional insured. However, we may decide not to obtain any or adequate earthquake or similar catastrophic insurance coverage because the premiums are too high, even in instances where it may otherwise be available. See “Risk Factors – General Risks Related to Investments in Real Estate.”

Conditions to Closing Acquisitions

We intend to obtain at least a Phase I environmental assessment and history for each property we acquire. In addition, we will generally condition our obligation to close the purchase of any investment on the delivery and verification of certain documents from the seller or other independent professionals, including, but not limited to, where appropriate:

•	property surveys and site audits;

•	building plans and specifications, if available;

•	soil reports, seismic studies, flood zone studies, if available;

•	licenses, permits, maps and governmental approvals;

•	tenant estoppel certificates;

•	historical financial statements and tax statement summaries of the properties;

•	proof of marketable title, subject to such liens and encumbrances as are acceptable to us; and

•	liability and title insurance policies.

Joint Venture Investments

We may acquire some of our properties in joint ventures, some of which may be entered into with affiliates of our advisor. We may also enter into joint ventures, general partnerships, co-tenancies and other participations with real estate developers, owners and others for the purpose of owning and leasing real properties. See “Conflicts of Interest.” Among other reasons, we may want to acquire properties through a joint venture with third parties or affiliates in order to diversify our portfolio of properties in terms of geographic region or property type. Joint ventures may also allow us to acquire an interest in a property without requiring that we fund the entire purchase price. In addition, certain properties may be available to us only through joint ventures. In determining whether to recommend a particular joint venture, our advisor will evaluate the real property which such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus.

We may enter into joint ventures with affiliates of our advisor for the acquisition of properties, but only provided that:

•	a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, approve the transaction as being fair and reasonable to us; and

•	the investment by us and such affiliate are on substantially the same terms and conditions.

To the extent possible and if approved by our board of directors, including a majority of our independent directors, we will attempt to obtain a right of first refusal or option to buy if such venture partner elects to sell its interest in the property held by the joint venture. In the event that the venture partner were to elect to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the venture partner’s interest in the property held by the joint venture. Entering into joint ventures with affiliates of our advisor will result in certain conflicts of interest. See “Conflicts of Interest — Joint Ventures with Affiliates of our Advisor.”

Construction and Development Activities

From time to time, we may construct and develop real estate assets or render services in connection with these activities. We may be able to reduce overall purchase costs by constructing and developing a property versus purchasing a completed property. Developing and constructing properties would, however, expose us to risks such as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions and government regulation. See “Risk Factors — General Risks Related to Investments in Real Estate” for additional discussion of these risks. To comply with the applicable requirements under federal income tax law, we intend to limit our construction and development activities to performing oversight and review functions, including reviewing the construction design proposals, negotiating and contracting for feasibility studies and supervising compliance with local, state or federal laws and regulations, negotiating contracts, overseeing construction, and obtaining financing. In addition, we may use taxable REIT subsidiaries or certain independent contractors to carry out these oversight and review functions. See “Federal Income Tax Considerations — Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” for a discussion of taxable REIT subsidiaries. We will retain independent contractors to perform the actual construction work.

Government Regulations

Our business will be subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.

Americans with Disabilities Act

Under the Americans with Disabilities Act of 1990, or ADA, all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. Complying with the ADA requirements could require us to remove access barriers. Failing to comply could result in the imposition of fines by the federal government or an award of damages to private litigants. Although we intend to acquire properties that substantially comply with these requirements, we may incur additional costs to comply with the ADA. In addition, a number of additional federal, state and local laws may require us to modify any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons. Additional legislation could impose financial obligations or restrictions with respect to access by disabled persons. Although we believe that these costs will not have a material adverse effect on us, if required changes involve a greater amount of expenditures than we currently anticipate, our ability to make expected distributions could be adversely affected. See “Risk Factors — General Risks Related to Investments in Real Estate” for additional discussion regarding compliance with the ADA.

Environmental Matters

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property may be held liable for the costs of removing or remediating hazardous or toxic substances. These laws often impose clean-up responsibility and liability without regard to whether the owner or operator was responsible for, or even knew of, the presence of the hazardous or toxic substances. The costs of investigating, removing or remediating these substances may be substantial, and the presence of these substances may adversely affect our ability to rent properties or sell the property or to borrow using the property as collateral and may expose us to liability resulting from any release of or exposure to these substances. If we arrange for the disposal or treatment of hazardous or toxic substances at another location, we may be liable for the costs of removing or remediating these substances at the disposal or treatment facility, whether or not the facility is owned or operated by us. We may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site that we own or operate. Certain environmental laws also impose liability in connection with the handling of or exposure to asbestos-containing materials, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials and other hazardous or toxic substances. See “Risk Factors — General Risks Related to Investments in Real Estate” for additional discussion regarding environmental matters.

Other Regulations

The properties we acquire likely will be subject to various federal, state and local regulatory requirements, such as zoning and state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. We intend to acquire properties that are in material compliance with all such regulatory requirements. However, we cannot assure you that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by us and could have an adverse effect on our financial condition and results of operations.

Disposition Policies

We generally intend to hold each property we acquire for an extended period. However, we may sell a property at any time if, in our judgment, the sale of the property is in the best interests of our stockholders.

The determination of whether a particular property should be sold or otherwise disposed of will generally be made after consideration of relevant factors, including prevailing economic conditions, other investment opportunities and considerations specific to the condition, value and financial performance of the property. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale.

We may sell assets to third parties or to affiliates of our advisor. Our nominating and corporate governance committee of our board of directors, which is comprised solely of independent directors, must review and approve all transactions between us and our advisor and its affiliates. Please see “Management — Committees of the Board of Directors — Nominating and Corporate Governance Committee” and “Conflicts of Interest — Certain Conflict Resolution Procedures.”

Investment Limitations in Our Charter

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds, most of which are those typically required by various provisions of the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association (NASAA REIT Guidelines). So long as our shares are not listed on a national securities exchange, the NASAA REIT Guidelines apply to us, and we will not:

•

Invest in equity securities unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable.

•

Invest in commodities or commodity futures contracts, except for future contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages.

•	Invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title.

•

Make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency. In cases where our independent directors determine, and in all cases in which the transaction is with any of our directors or our advisor and its affiliates, we will obtain an appraisal from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available to our stockholders for inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage or condition of the title.

•

Make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property, as determined by an appraisal, unless substantial justification exists for exceeding such limit because of the presence of other loan underwriting criteria.

•	Make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, our advisor or their respective affiliates.

•	Make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets.

•	Issue equity securities on a deferred payment basis or other similar arrangement.

•	Issue debt securities in the absence of adequate cash flow to cover debt service.

•	Issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance.

•	Issue “redeemable securities” redeemable solely at the option of the holder, which restriction has no effect on our ability to implement our share redemption program.

•

When applicable, grant warrants or options to purchase shares to our advisor or its affiliates or to officers or directors affiliated with our advisor except on the same terms as options or warrants that are sold to the general public. Further, the amount of the options or warrants cannot exceed an amount equal to 10% of outstanding shares on the date of grant of the warrants and options.

•	Lend money to our directors, or to our advisor or its affiliates, except for certain mortgage loans described above.

Changes in Investment Policies and Limitations

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. Each determination and the basis therefor is required to be set forth in the applicable meeting minutes. The methods of implementing our investment policies may also vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in our charter, may be altered by a majority of our directors, including a majority of our independent directors, without the approval of our stockholders. The determination by our board of directors that it is no longer in our best interests to continue to be qualified as a REIT shall require the concurrence of two-thirds of the board of directors. Investment policies and limitations specifically set forth in our charter, however, may only be amended by a vote of the stockholders holding a majority of our outstanding shares.

Investments in Mortgages

While we intend to emphasize equity real estate investments and, hence, operate as what is generally referred to as an “equity REIT,” as opposed to a “mortgage REIT,” we may invest in first or second mortgage loans, mezzanine loans secured by an interest in the entity owning the real estate or other similar real estate loans consistent with our REIT status. We may make such loans to developers in connection with construction and redevelopment of real estate properties. Such mortgages may or may not be insured or guaranteed by the Federal Housing Administration, the Veterans Benefits Administration or another third party. We may also invest in participating or convertible mortgages if our directors conclude that we and our stockholders may benefit from the cash flow or any appreciation in the value of the subject property. Such mortgages are similar to equity participation.

Affiliate Transaction Policy

Our board of directors has established a nominating and corporate governance committee, which will review and approve all matters the board believes may involve a conflict of interest. This committee is composed solely of independent directors. Please see “Management — Committees of the Board of Directors — Nominating and Corporate Governance Committee.” This committee of our board of directors will approve all transactions between us and our advisor and its affiliates. Please see “Conflicts of Interest — Certain Conflict Resolution Procedures.”

Investment Company Act and Certain Other Policies

We intend to operate in such a manner that we will not be subject to regulation under the Investment Company Act of 1940 (1940 Act). Our advisor will continually review our investment activity to attempt to ensure that we do not come within the application of the 1940 Act. Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an “investment company” under the 1940 Act. If at any time the character of our investments could cause us to be deemed as an investment company for purposes of the 1940 Act, we will take all necessary actions to attempt to ensure that we are not deemed to be an “investment company.” Please see “Risk Factors — Risks Related to Our Corporate Structure.” In addition, we do not intend to underwrite securities of other issuers or actively trade in loans or other investments.

Subject to the restrictions we must follow in order to qualify to be taxed as a REIT, we may make investments other than as previously described, although we do not currently intend to do so. We have authority to purchase or otherwise reacquire our shares of common stock or any of our other securities. We have no present intention of repurchasing any of our shares of common stock except pursuant to our share redemption program, and we would only take such action in conformity with applicable federal and state laws and the requirements for qualifying as a REIT under the Code.

MANAGEMENT

General

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board is responsible for the management and control of our affairs. Our board has retained our advisor to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to our board’s supervision. Our advisor is also accountable to us and our stockholders as a fiduciary. Our charter has been reviewed and ratified by a majority of our board of directors, including a majority of our independent directors. This ratification by our board of directors was required by the NASAA REIT Guidelines.

Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors but may not be fewer than three nor more than 15. Currently, we have three directors, Kevin A. Shields, our Chief Executive Officer, and two independent directors, Gregory M. Cazel and Timothy J. Rohner. An “independent director” is a person who, among other requirements more specifically described in the definition of “independent director” contained in Article IV of our charter, is not one of our officers or employees or an officer or employee of our advisor or its affiliates, has not otherwise been affiliated with such entities for the previous two years and does not serve as a director of more than three REITs organized by or advised by our advisor. There are no family relationships among any of our directors or officers, or officers of our advisor. Each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. At least one of the independent directors must have at least three years of relevant real estate experience.

During the discussion and analysis of proposed transactions, independent directors may offer suggestions for ways in which transactions may be structured to offer us the greatest value, and our management will take these suggestions into consideration when structuring transactions. Each director will serve until the next annual meeting of stockholders or until his or her successor has been duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting properly called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. Neither our advisor, any member of our board of directors nor any of their affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our advisor or any director. In determining the requisite percentage in interest required to approve such a matter, any shares owned by such persons will not be included.

Vacancies on the board, whether created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director, may be filled only by a vote of a majority of the remaining directors. In cases of vacancies among the independent directors, the remaining independent directors shall nominate replacements for the vacant positions. If at any time we have no directors in office, our stockholders shall elect successor directors. Each of our directors will be bound by our charter and our bylaws.

Our directors are not required to devote all of their time to our business and we do not expect that our directors will be required to devote a substantial portion of their time to discharge their duties as our directors. Our directors are only required to devote the time to our affairs as their duties require. At a minimum, our directors will meet quarterly, or more frequently if necessary. Consequently, in the exercise of their responsibilities, our directors will be relying heavily on our advisor. Our directors shall have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor.

Our board of directors has written policies on investments and borrowing, the terms of which are set forth in this prospectus. See “Investment Objectives and Related Policies.” Our directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders.

Our board will also be responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of our stockholders. Our board is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us in any other capacity. In addition, a majority of our directors, including a majority of our independent directors, who are not otherwise interested in the transaction, must approve all transactions with our advisor or its affiliates. Our independent directors will also be responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of our second amended and restated advisory agreement are being carried out. Specifically, the independent directors will consider factors such as:

•	the amount of the fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating appropriate investment opportunities;

•	rates charged to other REITs, especially REITs of similar structure, and other investments by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor or its affiliates for its other clients.

If our independent directors determine that the performance of our advisor is unsatisfactory or that the compensation to be paid to our advisor is unreasonable, the independent directors may take such actions as they deem to be in the best interests of us and our stockholders under the circumstances, including potentially termination of the second amended and restated advisory agreement and retention of a new advisor.

Neither our advisor nor any of its affiliates will vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of our advisor, any non-independent director or any of their respective affiliates, or (2) any transaction between us and our advisor, any non-independent director or any of their respective affiliates.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name	Age	Position(s)
Kevin A. Shields	54	Chairman of the Board of Directors and Chief Executive Officer
David C. Rupert	55	President
Michael J. Escalante	52	Vice President and Chief Investment Officer
Joseph E. Miller	49	Chief Financial Officer and Treasurer
Mary P. Higgins	53	Vice President, General Counsel and Secretary
Don G. Pescara	49	Vice President — Acquisitions
Julie A. Treinen	53	Vice President — Asset Management
Gregory M. Cazel	50	Independent Director
Timothy J. Rohner	51	Independent Director

Kevin A. Shields, our Chief Executive Officer and the Chairman of our board of directors, has been an officer and director since our initial formation. Mr. Shields is also the Chairman and Chief Executive Officer of our sponsor, which he founded in 1995, and has been the President of our advisor since August 2008. Additionally, Mr. Shields is the chief executive officer and sole stockholder of our dealer manager and controls our advisor through his ownership of our sponsor. Before founding our sponsor, from 1993 to 1994, Mr. Shields was a Senior Vice President and head of the Structured Real Estate Finance Group at Jefferies & Company, Inc., a Los Angeles-based investment bank. During his tenure at Jefferies, Mr. Shields focused on originating structured lease bond product with a particular emphasis on sub-investment grade lessees. While there, he consummated the first securitized forward lease bond financing for a sub-investment grade credit tenant. From 1992 to 1993, Mr. Shields was the President and Principal of Terrarius Incorporated, a firm engaged in the restructuring of real estate debt and equity on behalf of financial institutions, corporations, partnerships and developers. Prior to founding Terrarius, from 1986 to 1992, Mr. Shields served as a Vice President in the Real Estate Finance Department of Salomon Brothers Inc. in both New York and Los Angeles. During his tenure at Salomon, Mr. Shields initiated, negotiated, drafted and closed engagement, purchase and sale and finance agreements. Mr. Shields holds a J.D. degree, an MBA, and a B.S. degree in Finance and Real Estate from the University of California at Berkeley. Mr. Shields is a Registered Securities Principal of Griffin Capital Securities, Inc., our dealer manager, and holds Series 7, 63, 24 and 27 licenses, and is also a licensed California Real Estate Broker.

David C. Rupert is our President, a position he has held since July 2012. Mr. Rupert also serves as the President of our sponsor, having re-joined our sponsor in September 2010. Mr. Rupert’s 30 years of commercial real estate and finance experience includes over $4 billion of transactions executed on four continents: North America, Europe, Asia and Australia. From July 2009 to August 2010, Mr. Rupert co-headed an opportunistic hotel fund in partnership with The Olympia Companies, a hotel owner-operator with more than 800 employees, headquartered in Portland, Maine. From March 2008 through June 2009 Mr. Rupert was a partner in a private equity firm focused on Eastern Europe, in particular extended stay hotel and multifamily residential development, and large scale agribusiness in Ukraine. Mr. Rupert previously served as Chief Operating Officer of our sponsor from August 1999 through February 2008. From 1999-2000, Mr. Rupert served as President of CB5, a real estate and restaurant development company that worked closely with the W Hotel division of Starwood Hotels. From 1997-1998 Mr. Rupert provided consulting services in the U.S. and UK to Lowe Enterprises, a Los Angeles-headquartered institutional real estate management firm. From 1986-1996, Mr. Rupert was employed at Salomon Brothers in New York, where he served in various capacities, including the head of REIT underwriting, and provided advice, raised debt and equity capital and provided brokerage and other services for leading public and private real estate institutions and entrepreneurs. Since 1984, Mr. Rupert has served on the Advisory Board to Cornell University’s Endowment for Real Estate Investments, and in August 2010 Mr. Rupert was appointed Co-Chairman of this Board. For more than 15 years, Mr. Rupert has lectured in graduate-level real estate and real estate finance courses in Cornell’s masters-level Program in Real Estate, where he is a founding Board Member. Mr. Rupert received his B.A. degree from Cornell in 1979 and his MBA from Harvard in 1986.

Michael J. Escalante is our Vice President and Chief Investment Officer, and has held these positions since our formation. Mr. Escalante is also Chief Investment Officer of our advisor and has served as our sponsor’s Chief Investment Officer since June 2006, where he is responsible for overseeing all acquisition and disposition activities. With more than 25 years of real estate related investment experience, he has been responsible for completing in excess of $4.0 billion of commercial real estate transactions throughout the Western U.S. Prior to joining our sponsor in June 2006, Mr. Escalante founded Escalante Property Ventures in March 2005, a real estate investment management company, to invest in value-added and development-oriented infill properties within California and other western states. From 1997 to March 2005, Mr. Escalante served eight years at Trizec Properties, Inc., one of the largest publicly-traded U.S. office REITs, with his final position being Executive Vice President – Capital Transactions and Portfolio Management. While at Trizec, Mr. Escalante was directly responsible for all capital transaction activity for the Western U.S., which included the acquisition of several prominent office projects. Mr. Escalante’s work experience at Trizec also included significant hands-on operations experience as the REIT’s Western U.S. Regional Director with bottom-line responsibility for asset and portfolio management of a 4.6 million square foot office/retail portfolio (11 projects/23 buildings) and associated administrative support personnel (110 total/65 company employees). Prior to joining Trizec, from 1987 to 1997, Mr. Escalante held various acquisitions, asset management and portfolio management positions with The Yarmouth Group, an international investment advisor. Mr. Escalante holds an MBA from the University of California at Los Angeles, and a B.S. in Commerce from the University of Santa Clara, which is located in California. Mr. Escalante is a full member of the Urban Land Institute and active in many civic organizations.

Joseph E. Miller is our Chief Financial Officer and Treasurer. Mr. Miller has been our Chief Financial Officer and Treasurer since our formation. Mr. Miller is also our advisor’s Chief Financial Officer and has served as our sponsor’s Chief Financial Officer since February 2007, where he is responsible for all of our sponsor’s and advisor’s accounting, finance, information technology systems and human resources functions. Mr. Miller has more than 20 years of real estate experience in public accounting and real estate investment firms. Prior to joining our sponsor, from 2001 to January 2007, Mr. Miller served as the Vice President and Corporate Controller, and later the Senior Vice President of Business Operations, for PS Business Parks, a publicly-traded REIT. At PS Business Parks, Mr. Miller was initially responsible for SEC filings, property-level accounting, and all financial reporting. Upon assuming the role of Senior Vice President of Business Operations, Mr. Miller was responsible for the financial operations of the real estate portfolio, policies and procedures of the organization, and information technology systems. From 1997 to 2001, Mr. Miller was the Corporate Controller for Maguire Properties, formerly Maguire Partners, where he was responsible for the accounting operations, treasury functions, and information technology systems. Before joining Maguire, from 1994 to 1997, Mr. Miller was an audit manager with Ernst & Young LLP where he was responsible for attestation engagements for financial services and real estate companies, and he also worked on initial public offering teams for real estate investment companies going public. Mr. Miller also worked with KPMG, where he became a certified public accountant. Mr. Miller received a B.S. in Business Administration, Accounting from California State University and an MBA from the University of Southern California.

Mary P. Higgins is our Vice President, General Counsel and Secretary and has been with us since our formation. Ms. Higgins is also the Vice President, General Counsel and Secretary of our advisor and the Vice President, General Counsel and Secretary of our sponsor. Prior to joining our sponsor in August 2004, Ms. Higgins was a partner at the law firm of Wildman, Harrold, Allen & Dixon LLP in Chicago, Illinois. Ms. Higgins has been our sponsor’s primary real estate transaction counsel for more than 10 years and has worked together with our sponsor’s principals on nearly all of their acquisition, due diligence, leasing, financing and disposition activities during that time period. Ms. Higgins has over 20 years of experience representing both public and private real estate owners, tenants and investors in commercial real estate matters, including development, leasing, acquisitions, dispositions, and securitized and non-securitized financings. Representative transactions include sales and dispositions of regional malls, including some of the premier regional malls in the nation; sale of a golf course in an UPREIT structure; a $38 million credit tenant loan transaction; acquisition of various Florida office properties for a $150 million office property equity fund; representation of the ground lessor in a subordinated tenant development ground lease and a $350 million property roll up. Ms. Higgins additionally has extensive commercial leasing experience. Ms. Higgins is the author of the chapter entitled “Due Diligence on Commercial Leases” in the Real Estate Transactions volume published by the Illinois Institute for Continuing Legal Education, and she is active in many civic organizations. Ms. Higgins earned her undergraduate degree in Law Firm Administration from Mallinckrodt College (now part of Loyola University) and her J.D. degree from DePaul University College of Law, both of which are located in Illinois.

Don G. Pescara is our Vice President — Acquisitions and has been with us since our formation. Mr. Pescara is also the Managing Director — Acquisitions for our advisor and the Managing Director — Acquisitions for our sponsor. Mr. Pescara is responsible for our sponsor’s activities in the midwestern U.S. and is based in the firm’s Chicago office. Prior to joining our sponsor in January 1997, Mr. Pescara was a Director at Cohen Financial in the Capital Markets Unit, responsible for all types of real estate financing including private placements of both debt and equity, asset dispositions, and acquisitions on behalf of Cohen’s merchant banking group. Prior to joining Cohen, Mr. Pescara was a Director at CB Commercial Mortgage Banking Group. During his 24-year career, Mr. Pescara has been responsible for many innovative financing programs, including structuring corporate sale/leaseback transactions utilizing synthetic and structured lease bond financing. Formerly Co-Chairman of the Asian Real Estate Association, Mr. Pescara was responsible for creating a forum for idea exchange between Pacific Rim realty investors and their United States counterparts. An active member of the Urban Land Institute, Mortgage Bankers Association and the International Council of Shopping Centers, Mr. Pescara is a graduate of the University of Illinois at Urbana-Champaign with a B.A. in Economics and a minor in Finance and is a licensed Illinois Real Estate Broker.

Julie A. Treinen is our Vice President — Asset Management and has held that position since our formation. Ms. Treinen is also the Managing Director — Asset Management for our advisor and the Managing Director — Asset Management for our sponsor where she is responsible for all of the firms’ asset management activities. Before joining our sponsor in September 2004, Ms. Treinen was a Vice President at Cornerstone Real Estate Advisers, Inc., a Hartford-based, SEC-registered real estate investment and advisory firm with $4.6 billion of assets under management. During her five years at Cornerstone, Ms. Treinen managed the acquisition diligence of approximately 1.2 million square feet of existing assets totaling $238 million, the development of five apartment joint venture projects totaling $152 million, and the disposition of five properties totaling $125 million. Ms. Treinen was also the senior asset manager for a $400 million portfolio of office, industrial and apartment investments. Prior to joining Cornerstone, from 1996 to 1999, Ms. Treinen was Director, Field Production at Northwestern Mutual Life in Newport Beach where she initiated, negotiated, and closed three development projects totaling over $100 million and three mortgage originations totaling over $100 million, and acquired four existing assets totaling over $50 million. Prior to joining Northwestern, from 1989 to 1996, Ms. Treinen was a Vice President at Prudential Realty Group in Los Angeles. Over the course of her seven-year tenure at Prudential, Ms. Treinen originated over $235 million in new commercial mortgage loans, structured and negotiated problem loan workouts, note sale and foreclosures totaling over $140 million and managed a portfolio of office, industrial and apartment investments totaling approximately $500 million. Prior to the real estate industry, Ms. Treinen spent several years in finance and as a certified public accountant. Ms. Treinen holds an MBA degree from the University of California at Berkeley, and a B.A. degree in Economics from the University of California at Los Angeles.

Gregory M. Cazel is one of our independent directors and is the Chairman of our nominating and corporate governance committee and a member of our audit committee. Since June 2010, Mr. Cazel has been Executive Vice President with A10 Capital, and as of October 2010, became a Principal in the firm, which specializes in financing commercial real estate and providing advisory and management services for the workout of all types of troubled loans and real estate assets. From October 2009 to April 2010, Mr. Cazel was the Midwest Regional Director for Real Estate Disposition Corp., LLC, a real estate auction marketing firm, specializing in selling residential, commercial, multi-family and hospitality properties and land, as well as performing and non-performing notes and loan pools. Mr. Cazel is also President of Midwest Residential Partners, LLC, a private real estate investment firm, which he formed in July 2008. Mr. Cazel has more than 26 years of commercial real estate finance, acquisition, loan origination and securitization, mortgage banking, underwriting, analysis, and investment experience. Throughout his career, Mr. Cazel has been responsible for closing in excess of $4.0 billion of commercial real estate loans including fixed-rate, floating-rate, and mezzanine financings throughout the United States. From January 2009 to October 2009, Mr. Cazel was a Partner with Prairie Realty Advisors, Inc., a mortgage banking firm. From April 2007 to June 2008, Mr. Cazel was an Executive Director with Dexia Real Estate Capital Markets Company, a Division of Dexia Bank, a Belgium-based financial institution, where he was responsible for establishing the Chicago office and managing the Midwest presence for the CMBS loan program. From 1999 to April 2007, Mr. Cazel was a Vice President at JP Morgan Mortgage Capital where he ran a commercial loan production team that closed over $3.6 billion in permanent, floating, and mezzanine loans, representing the highest loan production volume in the country for JP Morgan during his tenure and earning Mr. Cazel the number one ranking throughout the JP Morgan branch office system. Mr. Cazel earned a B.A. in the Liberal Arts and Sciences College, with a concentration in Real Estate and Accounting, from the University of Illinois.

Timothy J. Rohner is one of our independent directors and is the Chairman of our audit committee and a member of our nominating and corporate governance committee. Mr. Rohner brings over 25 years of large business consulting and entrepreneurial experience to the board. Currently, he is a founding partner of Mpell Solutions where he is responsible for new business development, sales, and marketing. Mpell Solutions is a promotional marketing company that specializes in designing and operating consumer promotion programs for large and medium size companies. Prior to founding Mpell Solutions in September 2005, beginning in August 2002, Mr. Rohner was a founding partner of Leucadia Ventures, an early stage venture investment and advisory firm. Mr. Rohner was a business and technology consultant for Diamond Management and Technology

Consultants, McKinsey & Co, and Accenture from 1984 to 2002. At each company, he advised senior management on issues related to business strategy, technology strategy, operational efficiency, and organizational effectiveness. He is the co-author of The Venture Imperative, published by the Harvard Business School Press in 2002. Mr. Rohner is a certified public accountant and holds a B.S. in Finance from the University of Illinois.

Committees of the Board of Directors

Our entire board of directors considers all major decisions concerning our business, including any property acquisitions. However, our bylaws provide that our board may establish such committees as the board believes appropriate. The board will appoint the members of such committees in the board’s discretion. Our charter requires that a majority of the members of each committee of our board be comprised of independent directors.

Audit Committee

Our audit committee is comprised of Messrs. Cazel and Rohner, both independent directors. Mr. Rohner currently serves as chairman of the audit committee; however, he is not an audit committee financial expert. The audit committee operates pursuant to a written charter. The charter for the audit committee sets forth its specific functions and responsibilities. The primary responsibilities of the audit committee include:

•	selecting an independent registered public accounting firm to audit our annual financial statements;

•	reviewing with the independent registered public accounting firm the plans and results of the audit engagement;

•	approving the audit and non-audit services provided by the independent registered public accounting firm;

•	reviewing the independence of the independent registered public accounting firm; and

•	considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is comprised of Messrs. Cazel and Rohner, both independent directors. Mr. Cazel currently serves as chairman of the nominating and corporate governance committee. The nominating and corporate governance committee operates pursuant to a written charter. The charter for the nominating and corporate governance committee sets forth its specific functions and responsibilities. The primary responsibilities of the nominating and corporate governance committee include:

•

identifying individuals qualified to serve on the board of directors, consistent with criteria approved by the board of directors, and recommending that the board of directors select a slate of director nominees for election by our stockholders at the annual meeting of our stockholders;

•	developing and implementing the process necessary to identify prospective members of our board of directors;

•	determining the advisability of retaining any search firm or consultant to assist in the identification and evaluation of candidates for membership on the board of directors;

•	overseeing an annual evaluation of the board of directors, each of the committees of the board and management;

•	developing and recommending to our board of directors a set of corporate governance principles and policies;

•	periodically reviewing our corporate governance principles and policies and suggesting improvements thereto to our board of directors; and

•

considering and acting on any conflicts-related matter required by our charter or otherwise permitted by the Maryland General Corporation Law (MGCL) where the exercise of independent judgment by any of our directors (who is not an independent director) could reasonably be compromised, including approval of any transaction involving our advisor or its affiliates.

Compensation Committee

Our board of directors will establish a compensation committee, which we expect will consist of Messrs. Cazel and Rohner, both independent directors. In the interim, our board of directors handles these responsibilities. The compensation committee will operate pursuant to a written charter. The charter for the compensation committee will set forth its specific functions and responsibilities. We anticipate that the primary responsibilities of the compensation committee will include:

•	reviewing and approving our corporate goals with respect to compensation of officers and directors, if applicable;

•	recommending to the board compensation for all non-employee directors, including board and committee retainers, meeting fees and other equity-based compensation;

•	administering and granting stock options to our advisor, employees of our advisor and affiliates based upon recommendations from our advisor; and

•	setting the terms and conditions of such options in accordance with our Employee and Director Long-Term Incentive Plan, which we describe further below.

We currently do not intend to hire any employees. We intend for our compensation committee, when formed, to have authority to amend the Employee and Director Long-Term Incentive Plan or create other incentive compensation and equity-based plans. As of September 30, 2012, we have not paid any of our executive officers, all of whom are employees of our advisor, and currently we do not intend to pay our executive officers in the near future.

Compensation of Directors

We pay each of our independent directors a retainer of $30,000 per year plus $1,000 for each board or board committee meeting the director attends in person ($2,000 for attendance by the chairperson of the audit committee at each meeting of the audit committee and $1,500 for attendance by the chairperson of any other committee at each committee meeting) and $1,000 for each regularly scheduled meeting the director attends by telephone ($250 for special board meetings conducted by telephone). In the event there are multiple meetings of the board and one or more committees in a single day, the fees will be limited to $2,000 per day ($2,500 for the chairperson of the audit committee if there is a meeting of such committee). In addition, we have reserved 10,000,000 shares of common stock for future issuance under our Employee and Director Long-Term Incentive Plan (described below), including stock options that may be granted to our independent directors. In 2011, we paid Messrs. Cazel and Rohner $42,500 and $43,000, respectively, for their services on our board of directors and our committees.

We expect to eventually grant each of our independent directors either (1) options to purchase shares of common stock at an exercise price equal to fair market value (or greater, if such higher price is necessary so that such option shall not be considered a “nonqualified deferred compensation plan” under Section 409A of the Code), or (2) restricted stock, in compensation for their service on our board of directors. We expect that the independent directors will also eventually receive additional equity awards on the date of each annual meeting of stockholders, in compensation for their service on our board of directors. We currently have no agreements or arrangements in place with any directors to issue such equity awards. We may not grant these equity awards at any time when the issuance of the equity awards, when combined with those issued or issuable to our advisor, directors, officers or any of their affiliates, would exceed 10% of our outstanding shares. No equity award issued will be exercised if such exercise would jeopardize our status as a REIT under the Code.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. If a director is also an employee of our advisor or its affiliates, we do not pay compensation for services rendered as a director.

Employee and Director Long-Term Incentive Plan

Our board of directors adopted our Employee and Director Long-Term Incentive Plan, which will:

•	provide incentives to individuals who are granted stock awards because of their ability to improve our operations and increase profits;

•	encourage selected persons to accept or continue employment or service with us or with our advisor or its affiliates that we deem important to our long-term success; and

•	increase the interest of directors in our success through their participation in the growth in value of our stock.

Our incentive plan provides for the grant of awards to our directors and full-time employees (if we ever have employees), executive officers and full-time employees of our advisor and its affiliates that provide services to us and who do not have any beneficial ownership of our advisor and its affiliates, entities and full-time employees of entities that provide services to us, and certain consultants to us, our advisor and its affiliates that provide services to us. Awards granted under our incentive plan may consist of restricted stock, nonqualified stock options, incentive stock options and stock appreciation rights.

The total number of shares of our common stock (or common stock equivalents) reserved for issuance under our incentive plan is equal to 10% of our outstanding shares of stock at any time, but not to exceed 10,000,000 shares. As of the date of this prospectus, no awards have been granted under our incentive plan. At this time, we have no plans to issue any awards under our incentive plan, except for the granting of restricted stock or stock options to our independent directors as discussed in “Compensation of Directors” immediately above.

The term of our incentive plan is 10 years. In the event of an “equity restructuring” (meaning a nonreciprocal transaction between us and our stockholders that causes the per-share fair market value of the shares of stock underlying an award to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend), then the number of shares of stock and the class(es) of stock subject to the plan and each outstanding award and the exercise price (if applicable) of each outstanding award shall be proportionately adjusted. Upon our reorganization, merger or consolidation with one or more corporations as a result of which we are not the surviving corporation, or upon sale of all or substantially all of our assets, that, in each case, is not an equity restructuring, appropriate adjustments as to the number and kind of shares and exercise prices will be made either by our compensation committee or by such surviving entity. Such adjustment may provide for the substitution of such awards with new awards of the successor entity or the assumption of such awards by such successor entity. Alternatively, rather than providing for the adjustment, substitution or assumption of awards, the compensation committee may either (1) shorten the period during which awards are exercisable, or (2) cancel an award upon payment to the participant of an amount in cash that the compensation committee determines is equivalent to the amount of the fair market value of the consideration that the participant would have received if the participant exercised the award immediately prior to the effective time of the transaction.

Subject to the terms of the plan, the compensation committee will set the term of the awards in its discretion, but no award will have a term greater than 10 years. The compensation committee will set the period during which the right to exercise an award vests. No award issued may be exercised, however, if such exercise would jeopardize our status as a REIT under the Code or other applicable law. In addition, no award may be sold, pledged, assigned or transferred by an award holder in any manner other than by will or the laws of descent or distribution. We, our advisor, and its affiliates may, on a discretionary basis, each provide one or more loans to such entity’s employees in connection with the exercise or receipt of an award granted under the plan, to the extent not prohibited by law or the terms of the plan.

Restricted Stock

Restricted stock entitles the recipient to an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, as our compensation committee may impose at the date of grant. Grants of restricted stock will be subject to vesting schedules as determined by our compensation committee. The restrictions may lapse separately or in combination at such times and under such circumstances as our compensation committee may determine, including, without limitation, a specified period of employment or other service or the satisfaction of pre-established criteria, in such installments or otherwise, as our compensation committee may determine. Except to the extent restricted under the award agreement relating to the restricted stock, a participant granted restricted stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive distributions on the restricted stock. Although distributions are paid on all restricted stock, whether vested or not, at the same rate and on the same date as our shares of common stock, we intend to require that such distributions on any shares of restricted stock that have not vested be retained by us until such shares have vested, at which time the relevant distributions will be transferred without interest thereon. Holders of restricted stock are prohibited from selling such shares until the restrictions applicable to such shares have lapsed.

Options

Options entitle the holder to purchase shares of our common stock during a specified period and for a specified exercise price. We may grant options under our incentive plan that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code (incentive stock options) or options that are not incentive stock options (nonqualified stock options). Incentive stock options and nonqualified stock options will generally have an exercise price that is not less than 100% of the fair market value of the common stock underlying the option on the date of grant and will expire, with certain exceptions, 10 years after the grant date.

Stock Appreciation Rights

Stock appreciation rights entitle the recipient to receive from us, at the time of exercise, an amount in cash (or in some cases, shares of common stock) equal to the amount by which the fair market value of the common stock underlying the stock appreciation right on the date of exercise exceeds the price specified at the time of grant, which cannot be less than the fair market value of the common stock on the grant date.

Other Equity-Based Awards

Other equity-based awards include any awards other than restricted stock, options or stock appreciation rights which, subject to such terms and conditions as may be prescribed by the compensation committee, entitles a participant to receive shares of our common stock or rights or units valued in whole or in part by reference to, or otherwise based on, shares of common stock or dividends on shares of common stock. Other equity-based awards covering our operating partnership units that are convertible (directly or indirectly) into our common stock shall reduce the maximum aggregate number of shares of common stock that may be issued under our incentive plan on a one-for-one basis (i.e., each such unit shall be treated as an award of common stock). Awards settled in cash will not reduce the maximum aggregate number of shares of common stock that may be issued under our incentive plan.

Compliance with Section 409A

As part of our strategy for compensating our independent directors, we intend to issue restricted stock and/or options to purchase our common stock in our Employee and Director Long-Term Incentive Plan, which is described above.

In general, equity and equity-based awards granted to employees, directors, or other service providers of a company may be subject to the new rules governing deferred compensation under Section 409A of the Code. Awards that are subject to Section 409A must meet certain requirements regarding the timing and form of distributions or payments, the timing of elections to defer compensation, restrictions on the ability to change elections as to timing and form of distributions or elections to defer, and prohibitions on acceleration or deferral of distributions or payments, as well as certain other requirements. Violations of Section 409A’s requirements can result in additional income, additional taxes, and penalties being imposed on the employee, director, or other service provider who receives an equity award. If the affected individual is our employee, we would be required to withhold federal income taxes on this amount.

We expect that the awards we issue under the plan will either be exempt from or comply with Section 409A’s requirements. Options and stock appreciation rights granted under the plan are expected to be exempt from Section 409A because they are required to be granted with an exercise or base price that is not less than fair market value on the date of grant and they are denominated in our common stock. If, however, an option or stock appreciation right is granted in connection with another type of equity-based award, it may lose its exemption and become subject to Section 409A. Other types of equity-based awards will generally be subject to Section 409A, unless they are structured to fit within a specific exemption from Section 409A.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

We are permitted to limit the liability of our directors, officers and other agents, and to indemnify them, only to the extent permitted by Maryland law and the NASAA REIT Guidelines.

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services, or (2) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services;

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful; or

•

in a proceeding by us or on our behalf, the director or officer was adjudged to be liable to us (although a court may order indemnification for expenses relating to an adverse judgment in a suit by or in the right of the corporation or a judgment of liability on the basis that a personal benefit was improperly received).

Our charter provides that we will indemnify and hold harmless a director, an officer, an employee, an agent, our advisor or an affiliate against any and all losses or liabilities reasonably incurred by such party in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances. We have obtained director and officer liability insurance that may cover all or a portion of the losses and liabilities, if any, which may arise from such events.

In addition to the above provisions of the MGCL, and as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify and hold harmless our directors, our officers, our employees, our agents, our advisor and our affiliates for losses arising from our operation by requiring that the following additional conditions be met:

•

the directors, the officers, the employees, the agents, our advisor or our affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the directors, the officers, the employees, the agents, our advisor or our affiliates were acting on our behalf or performing services for us;

•	in the case of non-independent directors, our advisor or our affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

We have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the second amended and restated advisory agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the second amended and restated advisory agreement.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against the officers and directors.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended (Securities Act), is against public policy and unenforceable. Indemnification of our directors, our officers, our employees, our agents, our advisor or our affiliates and any persons acting as a broker-dealer will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Our charter provides that the advancement of our funds to our directors, officers, employees, agents, advisor or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (1) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (2) our directors, officers, employees, agents, advisor or affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification; (3) the legal action is initiated by a third party who is not a stockholder or, if the legal action is initiated by a stockholder acting in his or her capacity as such, a court of competent jurisdiction specifically approves such advancement; and (4) our directors, officers, employees, agents, advisor or affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such persons are found not to be entitled to indemnification.

Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:

•	approves the settlement and finds that indemnification of the settlement and related costs should be made; or

•

dismisses the lawsuit with prejudice or there is a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

Our Advisor

Our advisor is The GC Net Lease REIT Advisor, LLC. Our advisor was formed in Delaware on August 27, 2008 and is owned by Griffin Capital Corporation, our sponsor. Some of our officers and directors are also officers of our advisor. Our advisor has contractual responsibility to us and our stockholders pursuant to the advisory agreement.

The officers and key personnel of our advisor are as follows:

Name	Age	Position(s)
Kevin A. Shields	54	President
Michael J. Escalante	52	Chief Investment Officer
Joseph E. Miller	49	Chief Financial Officer
Mary P. Higgins	53	Vice President, General Counsel and Secretary
Don G. Pescara	49	Managing Director — Acquisitions
Julie A. Treinen	53	Managing Director — Asset Management

The backgrounds of Messrs. Shields, Escalante, Miller and Pescara and Mesdames Higgins and Treinen are described in the “Management — Executive Officers and Directors” section of this prospectus.

In addition to the directors and executive officers listed above, our advisor and its affiliates employ personnel who have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by us.

The Advisory Agreement

The following is a summary of certain provisions of our second amended and restated advisory agreement, or our advisory agreement, with our advisor. This summary is not complete and is qualified by the specific language in our advisory agreement. You may obtain a copy of our advisory agreement free of charge upon your request.

Many of the services to be performed by our advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that we expect our advisor will perform for us as our advisor, and it is not intended to include all of the services that may be provided to us by third parties. Under the terms of the advisory agreement, our advisor will undertake to use its commercially reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, our advisor, either directly or indirectly by engaging an affiliate, shall, among other duties and subject to the authority of our board of directors:

•	find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;

•	serve as our investment and financial advisor and provide research and economic and statistical data in connection with our assets and our investment policies;

•	acquire properties and make investments on our behalf in compliance with our investment objectives and policies;

•	structure and negotiate the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	review and analyze each property’s operating and capital budget;

•	arrange, structure and negotiate financing and refinancing of properties;

•	perform all operational functions for the maintenance and administration of our assets, including the servicing of mortgages;

•	consult with our officers and board of directors and assist the board of directors in formulating and implementing our financial policies;

•

prepare and review on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the SEC, IRS and other state or federal governmental agencies;

•	provide the daily management and perform and supervise the various administrative functions reasonably necessary for our management and operations; and

•	investigate, select, and, on our behalf, engage and conduct business with such third parties as our advisor deems necessary to the proper performance of its obligations under the advisory agreement.

The term of the advisory agreement is one year and may be renewed for an unlimited number of successive one-year periods. However, a majority of our independent directors must approve the advisory agreement and the fees thereunder annually prior to any renewal, and the criteria for such renewal shall be set forth in the applicable meeting minutes. Additionally, either party may terminate the advisory agreement without penalty upon 60 days’ written notice. Upon a termination of the advisory agreement, unless such termination is made by us because of a material breach of the advisory agreement by our advisor as a result of willful or intentional misconduct or bad faith on behalf of our advisor, we may be required to pay our advisor substantial fees in the form of a subordinated performance fee due upon termination. See the “Management Compensation” section of this prospectus for a detailed discussion of the subordinated performance fee due upon termination of the advisory agreement. If we elect to terminate the advisory agreement, we will be required to obtain the approval of a majority of our independent directors. In the event of the termination of our advisory agreement, our advisor will be required to cooperate with us and take all reasonable steps requested by us to assist our board in making an orderly transition of the advisory function.

Our advisor and its officers, employees and affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor will be required to devote sufficient resources to our administration to discharge its obligations. Our advisor has the right to assign the advisory agreement to an affiliate subject to approval by our independent directors. We have the right to assign the advisory agreement to any successor to all of our assets, rights and obligations. Our board of directors shall determine whether any successor advisor possesses sufficient qualifications to perform the advisory function for us and whether the compensation provided for in its advisory agreement with us is justified. Our independent directors will base their determination on the general facts and circumstances that they deem applicable, including the overall experience and specific industry experience of the successor advisor and its management. Other factors that will be considered are the compensation to be paid to the successor advisor and any potential conflicts of interest that may occur.

For a detailed discussion of the fees payable to our advisor under the advisory agreement, see the “Management Compensation” section of this prospectus. We also describe in that section our obligation to reimburse our advisor for organization and offering expenses, administrative and management services and payments made by our advisor to third parties in connection with potential acquisitions. Some of the expenses we may reimburse our advisor and its affiliates for include, but are not limited to:

•

acquisition fees and expenses incurred by our advisor or its affiliates or expenses payable to unaffiliated persons incurred in connection with the selection and acquisition of properties (our advisor is permitted to have third parties find, evaluate and recommend investment opportunities, and our advisor may be entitled to both an acquisition fee and reimbursement for relevant third party expenses in such a transaction);

•	actual out-of-pocket cost of goods and services we use and obtain from entities not affiliated with our advisor in connection with the purchase, operation and sale of assets;

•	interest and other costs for borrowed money, including discounts, points and other similar fees;

•	taxes and assessments on income or property and taxes as an expense of doing business;

•

costs associated with insurance required in connection with our business (such as title insurance, property and general liability coverage, including customer goods legal liability coverage, or insurance covering losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters) or by our board (such as director and officer liability coverage);

•	expenses of managing and operating properties we own;

•	all expenses in connection with payments to our directors and meetings of our directors and our stockholders;

•	expenses connected with payments of distributions;

•	expenses associated with a listing or with the issuance and distributions of securities other than securities issued in connection with this offering or our private offering;

•	expenses of organizing, converting, modifying, merging, liquidating or dissolving us or of amending our charter or our bylaws;

•	expenses of maintaining communications with our stockholders;

•

administrative service expenses, including all direct and indirect costs and expenses incurred by our advisor in fulfilling its duties to us including certain personnel costs (including reasonable wages and salaries and other employee-related expenses of all employees of our advisor who are directly engaged in our operation, management, administration and marketing, including our chief executive officer, chief financial officer and general counsel); provided, however, no reimbursement shall be made to the extent such personnel perform services in transactions for which the advisor receives the acquisition fee or disposition fee;

•

audit, accounting and legal fees, and other fees for professional services relating to our operations and all such fees incurred at the request, or on behalf of, our independent directors or any committee of our board;

•	out-of-pocket costs for us to comply with all applicable laws, regulations and ordinances; and

•	all other out-of-pocket costs necessary for our operation and our assets incurred by our advisor in performing its duties on our behalf.

In connection with the second amended and restated advisory agreement, we amended the advisory agreement to provide that, in the event our advisor merges into us or one of our affiliates in anticipation of listing on a national securities exchange, or merges into another entity already listed on a national securities exchange, any consideration payable to our advisor as a result of such merger, after reimbursement of certain expenses relating to the offer and sale of our shares of stock, will be subordinated to our stockholders’ receipt of a return of their invested capital.

Affiliated Companies

Our Sponsor and its Principals

Griffin Capital Corporation is the sponsor of this offering. Our sponsor, formed as a California corporation in 1995, is a privately-owned real estate investment company specializing in the acquisition, financing and management of institutional-quality property in the U.S. Led by senior executives, some of which have more than two decades of real estate experience, collectively encompassing over $14.0 billion of transaction value and more than 400 transactions, our sponsor has acquired or constructed more than 11 million square feet of space since 1996. As a principal, our sponsor has engaged in a full spectrum of transaction risk and complexity, ranging from ground-up development, opportunistic acquisitions requiring significant re-tenanting or asset re-positioning to structured single tenant acquisitions. As of November 30, 2012, our sponsor owned and/or managed a portfolio consisting of 36 assets with 7.6 million square feet of space, located in 14 states, with an initial capitalization of approximately $807.6 million. Our sponsor’s portfolio of properties consisted of approximately 64% office, 31% industrial, and 5% retail. Approximately 88% of our sponsor’s portfolio consisted of single tenant net lease assets.

Historically, our sponsor has consummated transactions either for its own account or with institutional equity partners. Commencing in 2004, our sponsor elected to pursue a strategy focused on attracting retail investment partners to participate in its acquisitions of real property. Our sponsor seeks to provide high quality services and products to its growing base of retail investment partners, and intends to continue to acquire institutional-quality assets and sell the equity through a network of established broker-dealers to individual real estate investors, whether such investment is made with “fresh” capital or pursuant to a tax-deferred exchange. Our sponsor typically seeks to acquire assets in primary markets throughout the United States that manifest: (i) strong physical property characteristics with sustaining “curb appeal;” (ii) a healthy and diverse mix of tenants, credit and rent roll exposure; and (iii) balanced or recovering supply and demand dynamics within the local product market.

Our sponsor has also sponsored 19 privately-offered programs. These offerings have included eight single tenant real estate tenant-in-common offerings, one hotel, eight multi-tenant asset real estate tenant-in-common offerings and two Delaware Statutory Trusts, one consisting of a nine property restaurant portfolio and the second an apartment community. Investors in these offerings (other than the Delaware Statutory Trust offerings) acquired an undivided interest in the offered property. From 2004 to 2011, these 19 privately-offered programs raised approximately $283 million of gross offering proceeds from 554 investors. With a combination of debt and offering proceeds, these same programs invested approximately $793 million in 30 properties.

Some of the privately-offered programs sponsored by our sponsor have experienced tenant vacancies due to bankruptcies and mergers or lease expirations through the course of the recent economic recession, which has resulted in four property foreclosures and one placed in receivership pending foreclosure, as well as caused other properties to perform below expectations. As a result, our sponsor determined to preserve capital and suspended or reduced distributions for most of the remaining programs that are not single tenant property offerings. In addition, our sponsor has defaulted on loans with respect to certain properties in order to commence workout negotiations. For many of these properties, vacancies and operational performance have necessitated loan modifications in an effort to build adequate cash reserves to re-lease and stabilize the properties and to reduce debt loads to a manageable level. Our sponsor and certain affiliates of our sponsor, including Kevin A. Shields, our Chairman and Chief Executive Officer, have been involved in arbitration brought by an investor in one of these programs, which claim is based largely on alleged inadequate diligence. Our sponsor, its affiliates, and Mr. Shields believe this claim to be without merit and intend to continue to defend themselves vigorously. The parties have gone through several rounds of filings and motions throughout 2012 with the claimant attempting to amend the claim on multiple occasions. At this time, our sponsor is unable to provide any additional information until certain base issues are resolved by the court.

There is an inherent risk that the loan workout negotiations described above will be unsuccessful, which could result in further foreclosures, imposition of default interest rates, acceleration or similar results. While negotiations with lenders were ongoing at several properties, our sponsor has received customary default notices. Our sponsor has made all necessary efforts to prevent foreclosure, and in certain instances was successful. While these impairments could have material impact on the investors in these programs, we do not expect the impairments to have a material impact on the business of our sponsor. There is also a risk that the litigation described above could be resolved against the respondents, but we do not expect such a resolution to have a material impact on the business of our sponsor.

Our sponsor is the sole member of our advisor and indirectly owns our property manager. The officers and key personnel of our sponsor are as follows:

Name	Age	Position(s)
Kevin A. Shields	54	Chairman of the Board, Chief Executive Officer and Sole Director
David C. Rupert	55	President
Michael J. Escalante	52	Chief Investment Officer
Joseph E. Miller	49	Chief Financial Officer
Mary P. Higgins	53	Vice President, General Counsel and Secretary
Don G. Pescara	49	Managing Director — Acquisitions
Julie A. Treinen	53	Managing Director — Asset Management
Louis K. Sohn	37	Senior Vice President — Acquisitions
Shawn R. Carstens	38	Vice President — Acquisitions
Travis W. Bushman	35	Vice President — Asset Management

The backgrounds of Messrs. Shields, Rupert, Escalante, Miller and Pescara and Mesdames Higgins and Treinen are described in the “Management — Executive Officers and Directors” section of this prospectus.

Louis K. Sohn joined Griffin Capital in 2006 as Vice President–Acquisitions and became Senior Vice President – Acquisitions in January 2012. Mr. Sohn is responsible for sourcing and underwriting acquisition opportunities for Griffin Capital. During Mr. Sohn’s more than 10-year career in real estate, he has been responsible for over $2 billion of transactional volume including participating in numerous debt placement, investment sales and note sale assignments. Most recently and prior to joining Griffin Capital, Mr. Sohn was an Associate Director with Holliday Fenoglio Fowler where he was instrumental in launching the firm’s note sale advisory business. Prior to Holliday Fenoglio Fowler, Mr. Sohn was an Associate with Secured Capital Corp. in Los Angeles. Mr. Sohn began his real estate career as an Analyst with Column Financial, a securitized lender, in 1997. Mr. Sohn earned his B.S. in Economics from the Wharton School of the University of Pennsylvania.

Shawn R. Carstens joined Griffin Capital in 2006 as an Associate – Acquisitions and became Vice President – Acquisitions in January 2012. Mr. Carstens is responsible for sourcing and underwriting acquisition opportunities for Griffin Capital. During his 11- year career in real estate, Mr. Carstens has been involved in the acquisition and due diligence of over $450 million of commercial real estate transactions throughout the United States. Prior to joining Griffin Capital, Mr. Carstens served as Manager for Realogic Analytics, a real estate consulting company specializing in acquisition, financing and disposition due diligence analysis and review. Mr. Carstens earned his B.A. in Finance and Real Estate and Urban Development from the University of Wisconsin – Milwaukee. Mr. Carstens holds the designation of Certified Commercial Investment Member (CCIM).

Travis W. Bushman joined Griffin Capital in 2008 as Vice President–Asset Management. Prior to joining Griffin Capital, Mr. Bushman served as Vice President and Associate-Acquisitions for Argus Realty Investors, a real estate investment management company specializing in tenant-in-common investments, private exchange programs and real estate funds. During his four years at Argus, Mr. Bushman was involved in the acquisition and due diligence of over $800 million of commercial real estate transactions throughout the United States. Prior to Argus, Mr. Bushman was the Senior Information Manager for CB Richard Ellis in Orange County, California for five years. Mr. Bushman earned his B.A. in Economics from University of Southern California.

Our Property Manager

The GC Net Lease REIT Property Management, LLC, a Delaware limited liability company formed on August 28, 2008, is our property manager and will initially manage and lease our properties. Griffin Capital Property Management, LLC is the sole owner of the property manager. Our sponsor, Griffin Capital Corporation, is the sole owner of Griffin Capital Property Management, LLC. See “Conflicts of Interest.”

Our property manager was organized to manage the properties that we acquire. Our property manager will derive substantially all of its income from the property management services it performs for us. See “— Property Management Agreements” below and “Management Compensation” for a discussion of the fees and expense reimbursements payable to our property manager for the performance of such services. Our property manager may enter into sub-property management agreements with third party management companies and pay part of its management fee to such sub-property manager.

As of November 30, 2012, our property manager and its affiliates managed 36 properties with 7.6 million rentable square feet located in 14 states. The property management function is occasionally contracted out to third party providers. As of November 30, 2012, our sponsor had contracts with seven third party providers.

In the event that our property manager assists with development or redevelopment of a property, we may pay a separate market-based fee for such services. Our property manager will only provide these services if it does not cause any of our income from the applicable property to be treated as other than rents from real property for purposes of the applicable REIT requirements described under “Federal Income Tax Considerations” below.

Our property manager (or sub-property manager) will hire, direct and establish policies for employees who will have direct responsibility for the operations of each property we acquire, which may include but not be limited to on-site and off-site managers and building and maintenance personnel. Certain employees of our property manager may be employed on a part-time basis and also may be employed by our advisor or certain of its affiliates. Our property manager also will direct the purchase of equipment and supplies and will supervise all maintenance activity.

The principal office location of our property manager is 2121 Rosecrans Avenue, Suite 3321, El Segundo, California 90245.

Property Management Agreements

Pursuant to our property management agreements with our property manager, we will pay the property manager up to 3% of the gross monthly revenues collected of each property it manages. Our property manager may pay some or all of these fees to third parties with whom it subcontracts to perform property management services. In the event that we contract directly with a non-affiliated third party property manager with respect to a particular property, we will pay our property manager an oversight fee equal to 1% of the gross revenues of the property managed. In no event will we pay both a property management fee to the property manager and an oversight fee to our property manager with respect to a particular property.

In addition, we may pay our property manager or its designees a leasing fee in an amount equal to the fee customarily charged by others rendering similar services in the same geographic area. Further, although a substantial majority of the properties that we intend to acquire are leased under net leases in which the tenants are responsible for tenant improvements, we may also pay our property manager or its designees a construction management fee for planning and coordinating the construction of any tenant directed improvements for which we are responsible to perform pursuant to lease concessions, including tenant-paid finish-out or improvements. Our property manager shall also be entitled to a construction management fee of 5% of the cost of improvements.

All costs and expenses incurred by our property manager on our behalf in fulfilling its duties to us under the property management agreements are to be paid out of an account that is fully funded by us. Such costs and expenses may include, but are not limited to, reasonable wages and salaries of on-site and off-site employees of our property manager who are directly engaged in the operation, management, maintenance, leasing, construction, or access control of our properties, including taxes, insurance and benefits relating to such employees, along with the legal, travel and other out-of-pocket expenses that are directly related to the management and leasing of specific properties we own. Our property manager will also allocate a portion of its office, administrative and supplies expense to us to the extent directly related to the foregoing reasonable reimbursable expenses for the management of our properties.

We anticipate that the property management agreements with our property manager will have terms of one year and shall be automatically extended for additional one-year periods unless we or our property manager give 60 days’ prior written notice of such party’s intention to terminate the property management agreement. Under the property management agreements, our property manager is not prevented from engaging in other activities or business ventures, whether or not such other activities or business ventures are in competition with us or our business, including, without limitation, property management services for other parties, including other REITs, or for other programs advised, sponsored or organized by our sponsor or its affiliates. See “Conflicts of Interest.”

Our Dealer Manager

Griffin Capital Securities, Inc., a California corporation and an affiliate of our advisor and our sponsor, serves as our dealer manager. Griffin Capital Securities, Inc. was formed in 1991 and became approved as a member of the Financial Industry Regulatory Authority (FINRA) in 1995.

Pursuant to our dealer manager agreement, our dealer manager will provide wholesaling, sales promotional and marketing services to us in connection with this offering. Specifically, our dealer manager will ensure compliance with SEC rules and regulations and FINRA rules relating to the sales process. In addition, our dealer manager will oversee participating broker-dealer relationships, assist in the assembling of prospectus kits, assist in the due diligence process and ensure proper handling of investment proceeds. See “Management Compensation” and “Plan of Distribution.”

Fees Paid to Our Affiliates

We have executed an advisory agreement with our advisor, property management agreements with our property manager and a dealer manager agreement with our dealer manager, which entitle our advisor, property manager and dealer manager to specified fees upon the provision of certain services with regard to this offering and investment of funds in real estate properties, among other services, as well as reimbursement for organizational and offering costs incurred by our advisor on our behalf and reimbursement of certain costs and expenses incurred by our advisor in providing services to us.

The following table summarizes the related party costs incurred, paid and due to affiliates as of December 31, 2011 and September 30, 2012:

	Year Ended December 31, 2011			Nine Months Ended September 30, 2012
	Incurred	Paid	Payable/ (Receivable)	Incurred	Paid	Payable
Advisor and Property Manager fees
Acquisition fees and expenses	$1,680,000	$3,309,344	$—	$3,159,000	$3,159,000	$—
Operating expenses	339,203	299,288	84,801	255,379	246,357	93,823
Asset management fees	1,083,304	1,041,222	103,073	1,335,113	1,269,302	168,884
Property management fees	377,078	363,313	35,746	466,759	441,850	60,655
Costs advanced by the Advisor	50,193	667,399	26,735	744,027	737,429	33,333

Total amount payable to the Advisor	3,529,778	5,680,566	250,355	5,960,278	5,853,938	356,695
Allowable organizational and offering costs	1,854,645	—	1,854,645	3,609,450	—	3,609,450
Actual organizational and offering costs	(2,564,521)	—	(2,564,521)	(3,609,450)	—	(3,609,450)

Total	$2,819,902	$5,680,566	$(459,521)	$5,960,278	$5,853,938	$356,695

Dealer Manager fees	$3,570,133	$3,570,133	$—	$4,606,118	$4,606,118	$—

Investment Decisions

The primary responsibility for the investment decisions of our advisor and its affiliates, the negotiation of our investments, and the property management of our properties will reside with Kevin A. Shields, David C. Rupert, Michael J. Escalante, Joseph E. Miller, Mary P. Higgins, Don G. Pescara and Julie A. Treinen. Our advisor will seek to invest in commercial properties that satisfy our investment objectives. Our board of directors, including a majority of our independent directors, must approve all acquisitions of real estate properties.

MANAGEMENT COMPENSATION

We have no paid employees. Our advisor and its affiliates will manage our day-to-day affairs. The following table summarizes all of the compensation and fees we will pay to our advisor, our property manager, our dealer manager and their affiliates, including amounts to reimburse their costs in providing services. The sales commissions may vary for different categories of purchasers. See “Plan of Distribution.” This table assumes the shares are sold through distribution channels associated with the highest possible sales commissions and dealer manager fee.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering(1)
Offering Stage(2)

Sales Commissions (3) (Participating Dealers)	We will pay to our dealer manager, Griffin Capital Securities, Inc., 7% of the gross offering proceeds before reallowance of commissions earned by participating broker-dealers, except that no sales commission is payable on shares sold under our distribution reinvestment plan. Our dealer manager will reallow 100% of commissions earned to participating broker-dealers.	$70,000,000

Dealer Manager Fee (3) (Dealer Manager)	We will pay to our dealer manager 3% of the gross offering proceeds before reallowance to participating broker-dealers, except that no dealer manager fee is payable on shares sold under our distribution reinvestment plan. Our dealer manager will reallow a portion of its dealer manager fee to participating broker-dealers. See “Plan of Distribution.”	$30,000,000

Reimbursement of Other Organization and Offering Expenses (4) (Advisor)	Our advisor may incur or pay our organization and offering expenses (excluding sales commissions and the dealer manager fee). We will then reimburse our advisor for these amounts. In the event that we raise the maximum offering from our primary offering, we estimate that our organization and offering expenses will be approximately 1.75% of aggregate gross offering proceeds from our primary offering.	$17,500,000

Acquisition and Operational Stage

Acquisition Fees (5) (Advisor)	We will pay to our advisor up to 2.5% of the contract purchase price of each property or other real estate investment we acquire.	$21,450,000 (estimate without leverage) $53,500,000 (estimate assuming 60% leverage) $85,675,000 (estimate assuming 75% leverage)

Acquisition Expenses (5) (Advisor)	We will reimburse our advisor for actual acquisition expenses incurred in the process of acquiring our properties. We estimate these expenses will be approximately 0.5% of the contract purchase price of each property.	$4,300,000 (estimate without leverage) $10,700,000 (estimate assuming 60% leverage) $17,135,000 (estimate assuming 75% leverage)

Asset Management Fee (6) (Advisor)	We will pay to our advisor a monthly fee up to 0.0625%, which is one-twelfth of 0.75%, of the average invested assets.	Actual amounts are dependent upon the asset value of our properties and, therefore, cannot be determined at the present time.

Operating Expenses (7) (Advisor)	We will reimburse the expenses incurred by our advisor in connection with its provision of administrative services, including related personnel costs.	Actual amounts are dependent upon the expenses incurred and, therefore, cannot be determined at the present time.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering(1)
Property Management Fees (8) (Property Manager)	For supervising the management of our properties, we will pay aggregate property management fees of up to 3% of the gross monthly revenues received from the properties plus reimbursement of our property manager’s costs of managing the properties. Reimbursable costs and expenses include wages and salaries and other expenses of employees engaged in operating, managing and maintaining our properties, as well as certain allocations of office, administrative, and supply costs. Our property manager may enter into sub-property management agreements with third party property managers to manage certain of our properties and our property manager may pay some or all of its property management fees to such third party property manager. In the event that we contract directly with a non-affiliated third party property manager with respect to a particular property, we will pay our property manager an oversight fee equal to 1% of the gross revenues of the property managed.	Actual amounts are dependent upon the gross revenues from properties and, therefore, cannot be determined at the present time.

Incentive Plan Compensation (Independent Directors)	We may issue stock based awards to our independent directors and to employees and affiliates of our advisor. The total number of shares of common stock we have reserved for issuance under our Employee and Director Long-Term Incentive Plan may not exceed 10% of our outstanding shares at any time. While our plan is broad in scope, we only intend to issue restricted stock and/or stock options to our independent directors at this time. See “Management — Employee and Director Long-Term Incentive Plan.”	Our board has not yet granted any stock based awards. Not determinable at this time.

Liquidation/Listing Stage

Disposition Fee (9) (Advisor)	Up to one-half of the total real estate commission paid but in no event to exceed an amount equal to 3% of the contract sale price for each property sold for substantial assistance in connection with the sale. The total disposition fees paid (including fees paid to third parties) may not exceed the lesser of a competitive real estate commission or an amount equal to 6% of the contract sale price of the property.	Not determinable at this time.

Subordinated Share of Net Sale Proceeds (payable only if we are not listed on a national securities exchange) (10) (11) (Advisor)

After we pay stockholders cumulative distributions equal to their invested capital plus a 6% cumulative, non-compounded return, we will pay our advisor a subordinated share of net sale proceeds equal to a percentage of net sale proceeds, which is cumulative and set-up in a three-tier format as set forth below:

• 5% of net sale proceeds remaining after we have paid our stockholders distributions equal to invested capital and an investor return of 6% or more but less than 8%;

• 10% of net sale proceeds remaining after we have paid our stockholders distributions equal to invested capital and an investor return of 8% or more but less than 10%; or

• 15% of net sale proceeds remaining after we have paid our stockholders distributions equal to invested capital and an investor return of 10%.

Not determinable at this time.

Subordinated Performance Fee Due Upon Termination of the Advisory Agreement	If we terminate the advisory agreement for any reason other than a material breach by our advisor as a result of willful or intentional misconduct or bad faith on behalf of our advisor or we fail to offer a renewal to our advisor, or our advisor	Not determinable at this time.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering(1)
(payable only if we are not listed on a national securities exchange) (10) (Advisor)

terminates the advisory agreement because of a material breach by us, our advisor will be entitled to a subordinated performance fee in accordance with the schedule below. The subordinated performance fee is based on the excess of the appraised value of our assets less liabilities secured by our assets plus the amount of all prior distributions we have paid through the termination date over the sum of stockholders’ invested capital plus total distributions required to be made to the stockholders in order to pay the stockholders a certain percentage (as defined below) cumulative, non-compounded annual return from inception through the termination date.

We will pay our advisor an amount equal to the following:

• 5% of the amount, if any, by which (a) the appraised value of our properties, less all debt secured by our assets, plus total distributions through the termination date exceeds (b) the sum of capital invested by our stockholders plus total distributions required to be made to our stockholders in order to pay our stockholders an investor return of 6% or more but less than 8%;

• 10% of the amount, if any, by which (a) the appraised value of our properties, less all debt secured by our assets, plus total distributions through the termination date exceeds (b) the sum of capital invested by our stockholders plus total distributions required to be made to our stockholders in order to pay an investor return of 8% or more but less than 10%; or

• 15% of the amount, if any, by which (a) the appraised value of our properties, less all debt secured by our assets, plus total distributions through the termination date exceeds (b) the sum of capital invested by our stockholders plus total distributions required to be made to our stockholders in order to pay an investor return of 10%.

Such fee is reduced by any prior payment to our advisor of a subordinated share of net sale proceeds.

This subordinated performance fee will be paid in the form of a non-interest bearing promissory note. Payment of this note will be deferred until we receive net proceeds from the sale or refinancing of properties held at the termination date. If the promissory note has not been paid in full within three years from the termination date, then our advisor may elect to convert the balance of the fee into shares of our common stock.

Subordinated Incentive Listing Fee (payable only if we are listed on a national securities exchange) (10) (11) (12) (Advisor)	In the event we list our stock for trading, we are required to pay our advisor a subordinated incentive listing fee. This fee equals a percentage of the amount by which the average “market value” of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed on a national securities exchange plus all distributions we made before listing exceeds the sum of the total amount of capital raised from investors and the amount of distributions necessary to generate a specified percentage cumulative, non-compounded annual return to investors. We will pay our advisor an amount equal to the following:	Not determinable at this time.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering(1)

• 5% of the amount, if any, by which (a) our market value plus total distributions through the listing date exceeds (b) the sum of capital invested by our stockholders plus total distributions required to be made to our stockholders in order to pay an investor return of 6% or more but less than 8%;

• 10% of the amount, if any, by which (a) our market value plus total distributions through the listing date exceeds (b) the sum of capital invested by our stockholders plus total distributions required to be made to our stockholders in order to pay an investor return of 8% or more but less than 10%; or

• 15% of the amount, if any, by which (a) our market value plus total distributions through the listing date exceeds (b) the sum of capital invested by our stockholders plus total distributions required to be made to our stockholders in order to pay an investor return of 10%.

This subordinated incentive listing fee will be paid in the form of a non-interest bearing promissory note. Payment of this note will be deferred until we receive net proceeds from the sale or refinancing of properties held after the listing date. If the promissory note has not been paid in full within three years from the listing date, then the advisor may elect to convert the balance of the fee into shares of our common stock.

(1)	The estimated maximum dollar amounts are based on the sale of the maximum of $1,000,000,000 in shares in our primary offering.

(2)

In no event may the total organization and offering expenses (including sales commissions and dealer manager fees) exceed 15% of the aggregate gross proceeds raised in this offering when terminated or completed.

(3)	The sales commissions and, in some cases, the dealer manager fee will not be charged with regard to stock sold to or for the account of certain categories of purchasers. See “Plan of Distribution.”

(4)

Includes all expenses (other than sales commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing, filing and registration fees, and other accountable offering expenses including, but not limited to: (a) costs and expenses of conducting educational conferences and seminars; (b) costs and expenses of attending broker-dealer sponsored conferences; (c) amounts to reimburse our advisor for all marketing related costs and expenses such as salaries and direct expenses of employees of our advisor and its affiliates in connection with registering and marketing of our shares, including, but not limited to, the senior management team and various other accounting and finance employees and administrative overhead allocated to these employees; (d) facilities and technology costs, insurance expenses and other costs and expenses associated with the offering and to facilitate the marketing of our shares; and (e) payment or reimbursement of bona fide due diligence expenses. Our advisor has agreed to pay or reimburse us to the extent our organization and offering expenses exceed 3.5% of the gross offering proceeds from this offering, upon termination or completion. If the organization and offering expenses exceed such limits, within 60 days after the end of the month in which this offering terminates or is completed, our advisor must reimburse us for any excess amounts. In the event we raise the maximum offering, we estimate that our organization and offering expenses will be 1.75% of gross offering proceeds raised in our primary offering.

(5)

We will pay our advisor an acquisition fee up to 2.5% of the contract purchase price, which is the amount actually paid or allocated in respect to the purchase, development, construction, or improvement of each property or real estate related investment we acquire (exclusive of acquisition fees and acquisition expenses). Actual amounts are dependent upon the purchase price we pay for our properties. In addition, we will reimburse our advisor for direct costs our advisor incurs and amounts it pays to third parties in connection with the selection and acquisition of a property, whether or not ultimately acquired. Our charter provides that the total of all acquisition fees and acquisition expenses payable with respect to a particular investment shall be reasonable and shall not exceed 6% of the contract purchase price, unless such excess fees and expenses are approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, if they determine the transaction is commercially competitive, fair and reasonable to us. Our board of directors is responsible for determining whether our acquisition fees and acquisition expenses are reasonable. These maximum estimates assume all acquisitions are made either (a) only with net offering proceeds from this offering, (b) assuming a 60% leverage to acquire our properties or (c) assuming a 75% leverage to acquire our properties. Since the acquisition fees we pay our advisor are a percentage of the purchase price of an investment, the acquisition fees will be greater than that shown to the extent we also fund acquisitions through (i) the incurrence of debt, (ii) retained cash flow from operations, (iii) issuances of equity in exchange for properties and (iv) proceeds from the sale of shares under our distribution reinvestment plan to the extent not used to fund stock repurchases under our share redemption program.

(6)

The asset management fee we pay to our advisor is a monthly fee equal to one-twelfth of 0.75% of the sum of the aggregate GAAP basis book carrying values of our assets invested, directly or indirectly, in equity interests in and loans secured, directly or indirectly, by real estate before reserves for depreciation or bad debts or other similar non-cash reserves. The asset management fee is payable for asset management services, including, but not limited to, the following: negotiating and servicing our debt facilities and other financings; monitoring applicable markets and obtaining reports where appropriate, concerning the value of our investments; monitoring and evaluating the performance of our investments; providing daily management services to us and performing and supervising the various management and operational functions related to our investments; coordinating with the property manager on its duties under any property management agreement and assisting in obtaining all necessary approvals of major property transactions as governed by the applicable property management agreement; coordinating and managing relationships between us and any joint venture partners; consulting with our officers and directors and providing assistance with the evaluation and approval of potential property dispositions, sales or refinancings; and providing our officers and directors periodic reports regarding prospective investments in properties. The use of leverage would have the effect of increasing the asset management fee as a percentage of the amount of equity contributed by investors because the asset management fee is calculated as a percentage of average invested assets, which includes amounts invested in real estate using borrowed funds.

(7)

Commencing four fiscal quarters after the acquisition of our first real estate asset, our operating expenses shall (in the absence of a satisfactory showing to the contrary) be deemed to be excessive, and our advisor must reimburse us in the event our total operating expenses for the 12 months then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless a majority of our independent directors has determined that such excess expenses were justified based on unusual and non-recurring factors that they deem sufficient. For any fiscal quarter for which total operating expenses for the 12 months then ended exceed the limitation, we will disclose this fact in our next quarterly report or within 60 days of the end of that quarter and send a written disclosure of this fact to our stockholders. In each case the disclosure will include an explanation of the factors that the independent directors considered in arriving at the conclusion that the excess expenses were justified. “Average invested assets” means, for a specified period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period. “Total Operating Expenses” means all costs and expenses incurred by us, as determined under generally accepted accounting principles, which in any way are related to our operation of our business, including advisory fees, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our stock, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) reasonable incentive fees based on the gain in the sale of our assets, (vi) acquisition fees and acquisition expenses (including expenses relating to potential acquisitions that we do not close) and (vii) real estate commissions on the sale of property, and other expenses connected with the acquisition, disposition, ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

(8)

Our charter does not impose a specific cap on property management fees. However, if we retain our advisor or an affiliate to manage some of our properties, our charter requires that the management fee be a market-based fee which is what other management companies generally charge for the management or leasing of similar properties, which may include reimbursement for some or all the costs and expenses our advisor or its affiliates incur in managing the properties. Our property manager will be entitled to leasing fees not to exceed one month of rent for leasing new construction, and commissions that are customarily charged by others rendering the service. In addition, our property manager will be entitled to a construction management fee equal to 5% of the cost of improvements.

(9)

Although we are most likely to pay disposition fees to our advisor or an affiliate in the event of our liquidation, these fees may also be earned during our operational stage. We will only pay disposition fees to our advisor or its affiliate in connection with the disposition of a property if our advisor or its affiliate provides a substantial amount of the services (as determined by a majority of our directors, including a majority of our independent directors). Disposition fees for a property will be paid to our advisor or its affiliate at the time the property is sold, but in no event will the amount we pay to our advisor or its affiliate when added to the sums paid to unaffiliated parties for real estate commissions in connection with the sale of a property exceed the lesser of a competitive real estate commission or an amount equal to 6% of the contract sale price of such property or properties.

(10)

The annual return on invested capital is calculated on an aggregate weighted-average daily basis. In calculating the subordinated share of net sale proceeds, the subordinated performance fee due upon termination of the advisory agreement and the subordinated incentive listing fee, we ignore distributions made to redeem shares under any share redemption program and distributions on such redeemed shares. “Net sale proceeds” generally means the net proceeds of any sale transaction less the amount of all real estate commissions, selling expenses, legal fees and other closing costs paid by us or our operating partnership. In the case of a sale transaction involving a property we owned in a joint venture, “net sale proceeds” means the net proceeds of any sale transaction actually distributed to our operating partnership from the joint venture less any expenses incurred by the operating partnership in connection with such transaction. Net sale proceeds shall not include any amounts used to repay outstanding indebtedness secured by the asset disposed of in the sale. We cannot predict what, if any, fees our board of directors will authorize upon a business combination with another entity in connection with a future liquidity event.

(11)	Our advisor cannot earn both the subordinated share of net sale proceeds and the subordinated incentive listing fee.

(12)

The market value of our outstanding stock for purposes of calculating the subordinated incentive listing fee due upon listing is measured by taking the average closing price or average of bid and asked price, as the case may be, during the consecutive 30-day period commencing 180 days following listing. This fee will be reduced by any prior payment to our advisor of a subordinated share of net sale proceeds. If we pay this subordinated incentive listing fee to our advisor following a listing of our common stock, we will have no obligation to pay any other performance fee to our advisor.

If at any time our stock becomes listed on a national securities exchange, we will negotiate in good faith with our advisor a fee structure appropriate for an entity with a perpetual life. A majority of our independent directors must approve the new fee structure negotiated with our advisor. In negotiating a new fee structure, our independent directors must consider all of the factors they deem relevant, including, but not limited to:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•	the success of our advisor in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by our advisor through its relationship with us;

•	the quality and extent of service and advice furnished by our advisor;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital;

•	frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relationship to the investments generated by our advisor for the account of other clients.

Since our advisor and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf, such as the subordinated share of net sale proceeds, our advisor has the ability to affect the nature of the compensation it receives by recommending different transactions. However, as our fiduciary, our advisor is obligated to exercise good faith in all its dealings with respect to our affairs. Our board of directors also has a responsibility to monitor the recommendations of our advisor and review the fairness of those recommendations. See “Management — The Advisory Agreement.”

STOCK OWNERSHIP

The following table shows, as of September 30, 2012, the amount of our common stock beneficially owned by (1) any person who is known by us to be the beneficial owner of more than 5% of our outstanding shares, (2) members of our board of directors and proposed directors, (3) our executive officers, and (4) all of our directors and executive officers as a group.

	Common Stock Beneficially Owned(2)

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock	Percentage of Class
The GC Net Lease REIT Advisor, LLC	100	*
Kevin A. Shields, Chairman of the Board of Directors and Chief Executive Officer	100	*
David C. Rupert, President	—
Michael J. Escalante, Vice President and Chief Investment Officer	3,301	*
Joseph E. Miller, Chief Financial Officer and Treasurer	—	—
Mary P. Higgins, Vice President, General Counsel and Secretary	—	—
Don G. Pescara, Vice President — Acquisitions	—	—
Julie A. Treinen, Vice President — Asset Management	—	—
Gregory M. Cazel, Independent Director	—	—
Timothy J. Rohner, Independent Director	13,662	*
All directors and executive officers as a group	17,063	*

*	Less than 1% of our outstanding common stock as of September 30, 2012.
(1)	The address of each beneficial owner listed is 2121 Rosecrans Avenue, Suite 3321, El Segundo, California 90245.
(2)

Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person or group who has or shares voting and investment power with respect to such shares. The GC Net Lease REIT Advisor, LLC is directly or indirectly owned and controlled by Kevin A. Shields.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, including conflicts related to the arrangements pursuant to which our advisor and its affiliates will be compensated by us. The agreements and compensation arrangements between us and our advisor and its affiliates were not determined by arm’s-length negotiations. See the “Management Compensation” section of this prospectus. Some of the conflicts of interest in our transactions with our advisor and its affiliates, and the limitations on our advisor adopted to address these conflicts, are described below.

Our advisor and its affiliates will try to balance our interests with their duties to other programs sponsored by our advisor. However, to the extent that our advisor or its affiliates take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our stock. In addition, our directors, officers and certain of our stockholders may engage for their own account in business activities of the types conducted or to be conducted by us and our subsidiaries. For a description of some of the risks related to these conflicts of interest, see the section of this prospectus captioned “Risk Factors — Risks Related to Conflicts of Interest.”

Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise, and all of our directors have a fiduciary obligation to act on behalf of our stockholders. See “Risk Factors — Risks Related to Conflicts of Interest.”

Contribution Transactions

Our sponsor and certain of its affiliates, including our Chief Executive Officer and Chairman, Kevin A. Shields, our President, David C. Rupert, and our Vice President — Acquisitions, Don G. Pescara, were parties to contribution agreements with our operating partnership, pursuant to which these affiliates contributed their interests in limited liability companies owning certain of our properties in exchange for a total of approximately 2.64 million operating partnership units reflecting an equity valuation of approximately $26.38 million. See “Our Real Estate Investments — Our Properties.” We have assumed or succeeded to all of the contributors’ rights, obligations and responsibilities (including the related mortgage indebtedness) with respect to the equity interests contributed and the respective properties. As a result of these contribution transactions:

•	Mr. Shields beneficially received approximately 2.23 million operating partnership units having a value of approximately $22.28 million;

•	Mr. Pescara received 280,054 operating partnership units having a value of approximately $2.8 million;

•	Mr. Rupert received 109,261 operating partnership units having a value of approximately $1.09 million; and

•	our sponsor received the remaining 21,234 operating partnership units having a value of approximately $212,000.

Pursuant to the contribution agreements for the Renfro property and the Plainfield property, the contributors contributed their interests in such properties to our operating partnership for a total of approximately 2.02 million operating partnership units reflecting an equity valuation of approximately $20.2 million. Pursuant to the Renfro property contribution agreement and the Plainfield property contribution agreement, we have assumed or succeeded to all of the contributors’ rights, obligations and responsibilities (including the related mortgage indebtedness) with respect to the equity interests contributed and the Renfro property and the Plainfield property. Concurrently with the contribution of the Renfro property and the Plainfield property, we amended and restated our operating partnership agreement to admit the contributors as limited partners of our operating partnership. See “Our Operating Partnership Agreement.”

Pursuant to the Will Partners property contribution agreement, the contributors contributed their interests in the Will Partners property to our operating partnership in exchange for a total of approximately 813,000 operating partnership units reflecting an equity valuation of approximately $8.13 million. Pursuant to the Will Partners property contribution agreement, we have assumed or succeeded to all of the contributors’ rights, obligations and responsibilities (including the related mortgage indebtedness) with respect to the equity interests contributed and the Will Partners property.

Pursuant to the Emporia Partners property contribution agreement, the contributors contributed their interests in an entity (“Emporia Partners”) that owns the Emporia Partners property to our operating partnership in exchange for a total of approximately 315,200 operating partnership units reflecting an equity valuation of approximately $2.9 million. To the extent the contributors should elect to redeem all or a portion of their operating partnership units, pursuant to the terms of the Emporia Partners contribution agreement, such redemption shall be at the per share price value of $9.20. Pursuant to the Emporia Partners property contribution agreement, we have assumed or succeeded to all of the contributors’ rights, obligations and responsibilities (including the related mortgage indebtedness) with respect to the equity interests contributed and the Emporia Partners property.

Pursuant to the LTI property contribution agreement, our sponsor contributed its undivided co-tenancy interest in the LTI property to our operating partnership in exchange for a total of 21,234 operating partnership units reflecting an equity valuation of approximately $212,000. Pursuant to the LTI property contribution agreement, we have assumed or succeeded to all of the contributors’ rights, obligations and responsibilities (including the related mortgage indebtedness) with respect to the equity interests contributed and the LTI property.

In connection with each of the contributed properties, we entered into a tax protection agreement obligating our operating partnership to reimburse our sponsor and its affiliates contributing the properties to the operating partnership for tax liabilities resulting from the recognition of income or gain in the event that our operating partnership (i) disposes of any of the contributed properties, (ii) refinances any of its indebtedness, or (iii) takes other actions with respect to the contributed properties, the result of which causes the recognition of income or gain by any of the affiliates with respect to any of the properties in the 10 years subsequent to the contribution of such property.

Prior to each of these contribution transactions, our two independent directors approved each contribution transaction, including the contribution agreements and tax protection agreements. Kevin Shields, one of our directors and our Chief Executive Officer, abstained from voting on these matters as an interested director. The independent directors determined that the contribution of each of the properties was fair and reasonable to us, that substantial justification existed for us to purchase each of the properties for purchase prices in excess of the cost of the properties to the affiliates and that the purchase prices did not exceed the then-current appraised values for the properties, as determined by an independent expert. In this regard, the independent directors obtained and relied upon, in addition to the internal valuation prepared by our management, either independent appraisals performed by Cushman & Wakefield or fairness opinions obtained from Robert A. Stanger & Co., Inc. stating that the consideration paid by us for the respective properties was fair to us from a financial point of view.

As a result of these transactions, the affiliates of our sponsor will continue to own a significant ownership interest in our operating partnership until we raise substantial offering proceeds in this offering. Therefore, the affiliates have certain conflicts of interest relating to the contributed properties, including deciding when and if to ultimately sell such properties.

Interests in Other Real Estate Programs

Affiliates of our advisor are sponsoring ten other real estate programs, including five programs having investment objectives and legal and financial obligations similar to ours, and Griffin-American Healthcare REIT II, a publicly-registered non-traded real estate investment trust. Affiliates of our advisor and entities owned or managed by such affiliates also may acquire or develop real estate for their own accounts, and have done so in the past. Furthermore, affiliates of our advisor and entities owned or managed by such affiliates intend to form additional real estate investment entities in the future, whether public or private, some of which may have similar investment objectives and policies as we do and which may be involved in the same geographic area, and such persons may be engaged in sponsoring one or more of such entities at approximately the same time as our shares of common stock are being offered. Although our advisor and its affiliates are not obligated under our charter to present to us any particular investment opportunity that comes to their attention, even if such opportunity is of a character that might be suitable for investment by us, our sponsor has agreed to present all single tenant net lease investment opportunities that fit our investment objectives to us first, prior to presenting such opportunities to any other programs sponsored by or affiliated with our sponsor. Our advisor and its affiliates likely will experience conflicts of interest as they simultaneously perform services for us and other affiliated real estate programs.

Any affiliated entity, whether or not currently existing, could compete with us in the sale or operation of our properties. We will seek to achieve any operating efficiency or similar savings that may result from affiliated management of competitive properties. However, to the extent that affiliates own or acquire a property that is adjacent, or in close proximity, to a property we own, our property may compete with the affiliate’s property for tenants or purchasers.

Every transaction that we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor or any of its affiliates.

Conflicts of Our Sponsor

Our sponsor, through a wholly-owned subsidiary, is concurrently serving as a co-sponsor for Griffin-American Healthcare REIT II, a publicly-registered, non-traded real estate investment trust focused on healthcare properties. Our sponsor also wholly-owns the entity serving as the advisor of Griffin-American Healthcare REIT II. We expect that Griffin-American Healthcare REIT II will have concurrent and/or overlapping fundraising, acquisition, operational and disposition and liquidation phases as us, which may result in conflicts of interest related to our sponsor’s time commitments, among other things. Further, pursuant to the advisory agreement between Griffin-American Healthcare REIT II and a wholly-owned subsidiary of our sponsor, our sponsor, through its wholly-owned subsidiary, will receive certain fees for the advisory services provided to Griffin-American Healthcare REIT II, which fees may result in conflicting interests.

Other Activities of Our Advisor and its Affiliates

We will rely on our advisor for the day-to-day operation of our business pursuant to our advisory agreement. As a result of the interests of members of our advisor’s management in other programs and the fact that they have also engaged and will continue to engage in other business activities, our advisor and its affiliates will have conflicts of interest in allocating their time between us and other programs and other activities in which they are involved. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of such programs and other ventures in which they are involved.

In addition, each of our executive officers also serves as an officer of our advisor, our property manager or other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities, which may conflict with the fiduciary duties that they owe to us and our stockholders.

We may purchase properties or interests in properties from affiliates of our advisor. The prices we pay to affiliates of our advisor for these properties will not be the subject of arm’s-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated with unaffiliated parties. However, our charter provides that the purchase price of any property acquired from an affiliate may not exceed its fair market value as determined by a competent independent appraiser. In addition, the price must be approved by a majority of our directors, including a majority of our independent directors, who have no financial interest in the transaction. If the price to us exceeds the cost paid by our affiliate, our board of directors must determine that there is substantial justification for the excess cost. Additionally, we may sell properties or interests in properties to affiliates of our advisor. The prices we receive from affiliates of our advisor for these properties will not be the subject of arm’s-length negotiations, which could mean that the dispositions may be on terms less favorable to us than those negotiated with unaffiliated parties. There are no limitations on the sale price in such transactions.

Competition in Acquiring, Leasing and Operating Properties

Conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where properties owned by other programs sponsored by our advisor are located. In such a case, a conflict could arise in the leasing of properties in the event that we and another program sponsored by our advisor were to compete for the same tenants, or a conflict could arise in connection with the resale of properties in the event that we and another program sponsored by our advisor were to attempt to sell similar properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates managing a property on our behalf seek to employ developers, contractors or building managers, as well as under other circumstances. Our advisor will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

Affiliated Dealer Manager

Since Griffin Capital Securities, Inc., our dealer manager, is an affiliate of our sponsor, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. See the “Plan of Distribution” section of this prospectus. Additionally, our dealer manager is also serving as the dealer manager for Griffin-American Healthcare REIT II, which will result in competing demands for our dealer manager’s time and efforts relating to the distribution of our shares and shares of Griffin-American Healthcare REIT II.

Affiliated Property Manager

We anticipate that properties we acquire will be managed by our affiliated property manager, The GC Net Lease REIT Property Management, LLC, pursuant to property management agreements for each property we acquire. It is the duty of our board to evaluate the performance of our property manager. We expect affiliates of our property manager will serve as property managers for properties owned by affiliated real estate programs, some of which may be in competition with our properties. Management fees to be paid to our property manager are based on a percentage of the rental income received by the managed properties. For a more detailed discussion of the anticipated fees to be paid for property management services, see the “Management Compensation” section of this prospectus.

Lack of Separate Representation

Baker Donelson acts, and may in the future act, as counsel to us, our advisor, our sponsor, our property manager, our dealer manager and their affiliates in connection with this offering or otherwise. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, Baker Donelson may be precluded from representing any one or all of such parties. In the event that a dispute were to arise between us, our advisor, our sponsor, our property manager, our dealer manager or any of their affiliates, separate counsel for such matters will be retained as and when appropriate.

Joint Ventures with Affiliates of Our Advisor

We expect to enter into joint ventures with other programs sponsored by our advisor (as well as other parties) for the acquisition, development or improvement of properties. See “Investment Objectives and Related Policies — Joint Venture Investments.” Our advisor and its affiliates may have conflicts of interest in determining which program sponsored by our advisor should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers.

Receipt of Fees and Other Compensation by Our Advisor and its Affiliates

Our advisor and its affiliates will receive substantial fees from us. See “Management Compensation.” Some of these fees will be paid to our advisor and its affiliates regardless of the success or profitability of the property. Specifically, our advisor and its affiliates will receive:

•	acquisition fees upon any acquisition, regardless of whether the property will be profitable in the future; and

•

asset management fees based on the aggregate GAAP basis book carrying values of our assets invested, directly or indirectly, in equity interests in and loans secured, directly or indirectly, by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, and not based on performance of our properties.

Although these fees will be paid regardless of success or profitability of a property, our independent directors must approve all acquisitions as being in the best interests of us and our stockholders. Further, if our independent directors determine that the performance of our advisor is unsatisfactory or that the compensation to be paid to our advisor is unreasonable, the independent directors may take such actions as they deem to be in the best interests of us and our stockholders under the circumstances, including potentially terminating the advisory agreement and retaining a new advisor.

The compensation arrangements between us and our advisor and its affiliates could influence our advisor’s advice to us, as well as the judgment of the affiliates of our advisor who may serve as our officers or directors. Among other matters, the compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•

subsequent offerings of equity securities by us, which may entitle our dealer manager to earn sales commissions and dealer manager fees and may entitle our advisor to additional acquisition and asset management fees;

•	property sales, which may entitle our advisor to disposition fees and possible success-based share of net sale proceeds;

•

property acquisitions from other programs sponsored by affiliates of our advisor which may entitle such affiliates to disposition fees and possible incentive-based sale fees in connection with its services for the seller, as well as acquisition fees for our advisor;

•

property sales to other programs sponsored by affiliates of our advisor which may entitle such affiliates to acquisition fees and expenses for its services to the buyer, as well as disposition fees and subordinated share of net sale proceeds to our advisor;

•

whether and when we seek to list our stock on a national securities exchange, which listing could entitle our advisor to an incentive-based listing fee or a fee as a result of a merger with our advisor prior to any listing but could also adversely affect its sales efforts for other programs depending on the price at which our stock trades; and

•

whether and when we seek to sell our assets and liquidate, which sale may entitle our advisor to an incentive-based fee but could also adversely affect its sales efforts for other programs depending upon the sales price.

Certain Conflict Resolution Procedures

Every transaction that we enter into with our advisor or its affiliates will be subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor or any of its affiliates. In order to reduce or eliminate certain potential conflicts of interest, we will address any conflicts of interest in two distinct ways.

First, the nominating and corporate governance committee will consider and act on any conflicts-related matter required by our charter or otherwise permitted by the MGCL where the exercise of independent judgment by any of our directors (who is not an independent director) could reasonably be compromised, including approval of any transaction involving our advisor and its affiliates.

Second, our charter contains a number of restrictions relating to (1) transactions we enter into with our advisor and its affiliates, (2) certain future offerings, and (3) allocation of investment opportunities among affiliated entities. These restrictions include, among others, the following:

•

We will not purchase or lease properties in which our advisor, any of our directors or any of their respective affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to our advisor, any of our directors or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, determines that the transaction is fair and reasonable to us.

•

We will not make any loans to our advisor, any of our directors or any of their respective affiliates, except that we may make or invest in mortgage loans involving our advisor, our directors or their respective affiliates, provided that an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved as fair and reasonable to us and on terms no less favorable to us than those available from third parties. In addition, our advisor, any of our directors and any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•

Our advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, our advisor must reimburse us for the amount, if any, by which our total operating expenses, including advisory fees, paid during the previous 12 months then ended exceeded the greater of: (i) 2% of our average invested assets for that 12 months then ended; or (ii) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year.

•

In the event that an investment opportunity becomes available that is suitable, under all of the factors considered by our advisor, for both us and one or more other entities affiliated with our sponsor, our sponsor has agreed to present such investment opportunities to us first, prior to presenting such opportunities to any other programs sponsored by or affiliated with our sponsor. In determining whether or not an investment opportunity is suitable for more than one program, our advisor, subject to approval by our board of directors, shall examine, among others, the following factors:

•	anticipated cash flow of the property to be acquired and the cash requirements of each program;

•	effect of the acquisition on diversification of each program’s investments;

•	policy of each program relating to leverage of properties;

•	income tax effects of the purchase to each program;

•	size of the investment; and

•	amount of funds available to each program and the length of time such funds have been available for investment.

•

If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our advisor, to be more appropriate for a program other than the program that committed to make the investment, our advisor may determine that another program affiliated with our advisor or its affiliates will make the investment. Our board has a duty to ensure that the method used by our advisor for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties is applied fairly to us.

•

We will not accept goods or services from our advisor or its affiliates or enter into any other transaction with our advisor or its affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

The following chart shows our ownership structure and entities that are affiliated with our advisor and sponsor as of December 11, 2012.

*	The address of all of these entities is 2121 Rosecrans Avenue, Suite 3321, El Segundo, California 90245, except for Griffin Capital Securities, Inc., which is located at 4000 MacArthur Boulevard, West Tower, Suite 200, Newport Beach, California 92660.
**	Griffin Capital Corporation is owned by Kevin A. Shields, our Chief Executive Officer and Chairman.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

Our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 26, 2012, and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, filed with the SEC on November 13, 2012, are incorporated herein by reference. This discussion and analysis should be read in conjunction with our audited consolidated financial statements and the notes thereto contained in our Annual Report on Form 10-K for the year ended December 31, 2011 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, which are incorporated herein by reference.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following discussion summarizes the current material federal income tax considerations associated with an investment in shares of our common stock. This summary does not constitute tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the Code, such as insurance companies, tax-exempt organizations, financial institutions or broker-dealers.

The provisions of the Code governing the federal income tax treatment of REITs are highly technical and complex. This summary sets forth only the material aspects of such provisions and is qualified in its entirety by the express language of applicable Code provisions, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof.

This section is not a substitute for careful tax planning. We urge you, as a prospective investor, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT. These consequences include the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election and the effect of potential changes in the applicable tax laws.

Opinion of Counsel

Baker Donelson has acted as our counsel, has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations addressed that are material to our stockholders. It is also the opinion of our counsel that we are and have been organized in conformity with the requirements for qualification and taxation as a REIT pursuant to Sections 856 through 860 of the Code beginning with our taxable year ended December 31, 2010, and our current and proposed method of operation will enable us to meet the qualifications and requirements for taxation as a REIT under the Code in the future, provided that we have operated and will continue to operate in accordance with various assumptions and the factual representations we made to counsel concerning our business, properties and operations. We must emphasize that all opinions issued by Baker Donelson are based on various assumptions and are conditioned upon the assumptions and representations we made concerning certain factual matters related to our business and properties. Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Baker Donelson. Accordingly, we cannot assure you that the actual results of our operations for any one taxable year will satisfy these requirements. See “Risk Factors — Federal Income Tax Risks.” The statements made in this section of the prospectus and in the opinion of Baker Donelson are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinion. Moreover, an opinion of counsel is not binding on the IRS, and we cannot assure you that the IRS will not successfully challenge our status as a REIT.

Taxation as a REIT

We made an election to be taxed as a REIT under Sections 856 through 860 of the Code, effective for our taxable year ended December 31, 2010. We believe that, commencing with such taxable year, we have been and will be organized and have operated and will operate in such a manner as to qualify for taxation as a REIT under the Code. We intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. Pursuant to our charter, our board of directors has the authority to make any tax elections on our behalf that, in their sole judgment, are in our best interest. This authority includes the ability to elect not to qualify as a REIT for federal income tax purposes or, after qualifying as a REIT to revoke or otherwise terminate our status as a REIT. Our board of directors has the authority under our charter to make these elections without the necessity of obtaining the approval of our stockholders. However, our board of directors has fiduciary duties to us and to all investors and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders. In addition, our board of directors has the authority to waive any restrictions and limitations contained in our charter that are intended to preserve our status as a REIT during any period in which our board of directors has determined not to pursue or preserve our status as a REIT.

Although we currently intend to continue to operate so as to be taxed as a REIT, changes in the law could affect that decision. For example, in 2003, Congress passed major federal tax legislation that illustrates the changes in tax law that could affect that decision. One of the changes reduced the tax rate on recipients of dividends paid by corporations to individuals prior to 2013 to a maximum of 15%. REIT dividends generally do not qualify for this reduced rate. The tax changes did not, however, reduce the corporate tax rates. Therefore, the maximum corporate tax rate of 35% has not been affected. Even with the reduction of the rate of tax on dividends received by individuals, the combined maximum corporate and individual federal income tax rate is 44.75%, and with the effect of state income taxes, the combined tax rate can exceed 50%. If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders. Thus, REIT status generally continues to result in substantially reduced tax rates when compared to the taxation of corporations.

Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would cause a REIT to be a less advantageous tax status for companies that invest in real estate, and it could become more advantageous for such companies to elect to be taxed for federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the ability, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and to all investors and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation.

Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

•	we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

•	under some circumstances, we will be subject to alternative minimum tax;

•

if we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

•

if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), that net income will be subject to a 100% tax;

•

if we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because applicable conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

•

if we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed;

•

if we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the IRS;

•	if we receive non arm’s-length income from one of our taxable REIT subsidiaries, we will be subject to a 100% tax on the amount of our non-arm’s-length income;

•

if we should fail to satisfy the asset test (as discussed below) but nonetheless maintain our qualification as a REIT because certain other requirements have been met, we may be subject to a tax that would be the greater of (a) $50,000, or (b) an amount determined by multiplying the highest rate of tax for corporations by the net income generated by the assets for the period beginning on the first date of the failure and ending on the day we dispose of the assets (or otherwise satisfy the requirements for maintaining REIT qualification);

•

if we should fail to satisfy one or more requirements for REIT qualification, other than the 95% and 75% gross income tests and other than the asset test, but nonetheless maintain our qualification as a REIT because certain other requirements have been met, we may be subject to a $50,000 penalty for each failure; and

•

if we should fail to comply with the record keeping requirements in ascertaining the actual ownership of the outstanding shares of our stock, we may be subject to a $25,000 or a $50,000 penalty for each failure.

Requirements for Qualification as a REIT

In order for us to qualify, and continue to qualify, as a REIT, we must meet, generally on a continuing basis, the requirements discussed below relating to our organization, sources of income, nature of assets, distributions of income to our stockholders and recordkeeping.

Organizational Requirements

In order to qualify for taxation as a REIT under the Code, we are required to:

•	be a taxable domestic corporation but for Sections 856 through 860 of the Code;

•	be managed by one or more trustees or directors;

•	have transferable shares;

•	not be a financial institution or an insurance company;

•	have at least 100 stockholders for at least 335 days of each taxable year of twelve months;

•	not be closely held;

•

elect to be a REIT, or make such election for a previous taxable year, and satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

•	use a calendar year for federal income tax purposes and comply with the recordkeeping requirements of the federal tax laws; and

•	meet certain other tests, described below, regarding the nature of our income and assets.

As a Maryland corporation, we satisfy the first requirement, and we filed an election to be taxed as a REIT with the IRS for our taxable year ended December 31, 2010. In addition, we are managed by a board of directors, we have transferable shares and we do not intend to operate as a financial institution or insurance company. We utilize the calendar year for federal income tax reporting purposes. We would be treated as closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of our shares at any time during the last half of our taxable year. For purposes of the closely held test, the Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. We currently meet the requirement of having more than 100 stockholders. In addition, our charter provides for restrictions regarding transfer of shares that are intended to assist us in continuing to satisfy these share ownership requirements. Such transfer restrictions are described in “Description of Shares — Restrictions on Ownership and Transfer.” These provisions permit us to refuse to recognize certain transfers of shares that would tend to violate these REIT provisions. We can offer no assurance that our refusal to recognize a transfer will be effective. However, based on the foregoing, we should currently satisfy the organizational requirements, including the share ownership requirements, for qualifying as a REIT under the Code. Notwithstanding compliance with the share ownership requirements outlined above, tax-exempt stockholders may be required to treat all or a portion of their distributions from us as UBTI if tax-exempt stockholders, in the aggregate, exceed certain ownership thresholds set forth in the Code. See “ — Treatment of Tax-Exempt Stockholders” below.

Ownership of Interests in Partnerships and Qualified REIT Subsidiaries

In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to have earned its allocable share of partnership income. Also, if a REIT owns a qualified REIT subsidiary, which is defined as a corporation wholly-owned by a REIT that does not elect to be taxed as a taxable REIT subsidiary under the Code, the REIT will be deemed to own all of the subsidiary’s assets and liabilities and it will be deemed to be entitled to treat the income of that subsidiary as its own. In addition, the character of the assets and gross income of the partnership or qualified REIT subsidiary shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Code.

Operational Requirements — Gross Income Tests

To maintain our qualification as a REIT, we must, on an annual basis, satisfy the following gross income requirements:

At least 75% of our gross income, including dividends from a subsidiary REIT, but excluding gross income from prohibited transactions and dividends from any corporate subsidiaries including any REIT subsidiary that fails to qualify as a REIT, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•

income derived from the temporary investment of new capital that is attributable to the issuance of our shares of common stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one year period beginning on the date on which we received such capital; and

•	gross income from foreclosure property.

This is known as the 75% Income Test. Gross income from dispositions of real property held primarily for sale in the ordinary course of business is excluded from the 75% Income Test. Such dispositions are referred to as “prohibited transactions.”

In general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends or gain from the sale or disposition of stock or securities. This is known as the 95% Income Test. Income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such also will be excluded from both the numerator and the denominator for purposes of the 95% Income Test and the 75% gross income test.

The Secretary of the Treasury is given broad authority to determine whether particular items of gain or income qualify or not under the 75% and 95% gross income tests, or are to be excluded from the measure of gross income for such purposes.

The rents we receive, or that we are deemed to receive, qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

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the amount of rent received from a tenant generally must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales if such amount is in conformity with normal business practice and not used as a means to base rent on income or profits;

•

rents received from a tenant will not qualify as “rents from real property” if we or a direct or indirect owner of 10% or more of the REIT directly or constructively owns 10% or more of the tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified) except that rents received from a taxable REIT subsidiary under certain circumstances qualify as rents from real property even if the REIT owns more than a 10% interest in the subsidiary;

•

if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as “rents from real property;” and

•

the REIT must not operate or manage the property or furnish or render services to tenants, other than through an “independent contractor” who is adequately compensated and from whom the REIT does not derive any income. However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services with respect to a property are impermissible tenant services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed 1% of all amounts received or accrued with respect to that property. Services generally are deemed not to be provided by the REIT if they are provided through (i) an “independent contractor” who is adequately compensated and from whom the REIT does not derive revenue or (ii) a taxable REIT subsidiary.

A “taxable REIT subsidiary” is a subsidiary of a REIT that makes a joint election with the REIT to be treated as a taxable REIT subsidiary. The separate existence of a taxable REIT subsidiary or other taxable corporation, unlike a “qualified REIT subsidiary” as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, a taxable REIT subsidiary is generally subject to corporate income tax on its earnings, which may reduce the cash flow generated by such entity. Because a parent REIT does not include the assets and income of a taxable REIT subsidiary in determining the parent’s compliance with the REIT qualification requirements, a taxable REIT subsidiary may be used by the parent REIT to undertake activities indirectly that the REIT might otherwise be precluded from undertaking directly or through pass-through subsidiaries. Certain restrictions imposed on taxable REIT subsidiaries are intended to ensure that such entities and their parent REITs will be subject to appropriate levels of U.S. federal income taxation. The GC Net Lease REIT TRS, Inc., a wholly-owned subsidiary of our operating partnership, is our taxable REIT subsidiary. We may make similar elections with respect to other corporate subsidiaries that we, or our operating partnership, acquire in the future.

Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers, in the ordinary course of business, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Our gain would include any gain realized by a “qualified REIT subsidiary” and our share of any gain realized by any of the partnerships or limited liability companies in which we own an interest. This prohibited transaction income may also adversely affect our ability to satisfy the 75% Income Test and the 95% Income Test for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We do not intend to enter into any sales that are prohibited transactions. The IRS may contend, however, that one or more of our sales is subject to the 100% penalty tax.

Prior to the making of investments in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the receipt of proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs. We expect to receive proceeds from the offering periodically over the offering period and to trace those proceeds for purposes of determining the one-year period for “new capital investments.” No rulings or regulations have been issued under the provisions of the Code governing “new capital investments” however, so there can be no assurance that the IRS will agree with our method of calculation.

We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% Income Test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% Income Test and 95% Income Test. “Foreclosure property” is any real property, including interests in real property, and any personal property incident to such real property acquired by a REIT as the result of the REIT’s having bid on the property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law after actual or imminent default on a lease of the property or on indebtedness secured by the property, a repossession action. Property acquired by a repossession action will not be considered foreclosure property if (a) the REIT held or acquired the property subject to a lease or securing indebtedness for sale to customers in the ordinary course of business or (b) the lease or loan was acquired or entered into with intent to take repossession action or in circumstances where the REIT had reason to know a default would occur. The determination of such intent or reason to know must be based on all relevant facts and circumstances. In no case will property be considered foreclosure property unless the REIT makes a proper election to treat the property as such.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee in possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property (or longer if an extension is granted by the Secretary of the Treasury). This period (as extended, if applicable) terminates, and foreclosure property ceases to be foreclosure property on the first day:

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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% Income Test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% Income Test;

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on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above. We can give no assurance in this regard however. Notwithstanding our failure to satisfy one or both of the 75% Income Test and the 95% Income Test for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Code. These relief provisions generally will be available if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of our income sources to our federal income tax return; and

•	any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally earn exceeds the limits on this income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in “ — General — Taxation as a REIT,” even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

Operational Requirements — Asset Tests

At the close of each quarter of our taxable year, we also must satisfy the following tests relating to the nature and diversification of our assets:

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First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items, and government securities. The term “real estate assets” includes real property, mortgages on real property, shares in other qualified REITs and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•	Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

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Third, of the investments included in the 25% asset class (other than stock of a taxable REIT subsidiary), the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of any one issuer’s outstanding securities (based on either voting rights or value), except in the case of our taxable REIT subsidiaries.

•	Finally, the value of all of the securities of our taxable REIT subsidiaries may not exceed 25% of the value of our total assets.

For purposes of the 5% and 10% asset tests, the term “securities” generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

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“Straight debt,” defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into stock, and (2) the interest rate and interest payments are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) holds non”-straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

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a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield to maturity of the debt obligation, other than a change to the annual yield to maturity that does not exceed the greater of 0.25% or 5% of the annual yield to maturity, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations can be required to be prepaid; and

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a contingency relating to the time or amount of payment upon a default or exercise of a prepayment right by the issuer of the debt obligation, as long as the contingency is consistent with customary commercial practice;

•	Any loan to an individual or an estate;

•	Any “Section 467 rental agreement,” other than an agreement with a related party tenant;

•	Any obligation to pay “rents from real property”;

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Any security issued by a state or any political subdivision thereof, the District of Columbia, a foreign government or any political subdivision thereof, or the Commonwealth of Puerto Rico, but only if the determination of any payment thereunder does not depend in whole or in part on the profits of any entity not described in this paragraph or payments on any obligation issued by an entity not described in this paragraph;

•	Any security issued by a REIT;

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Any debt instrument of an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transaction, is qualifying income for the purposes of the 75% gross income test described above in “-Requirement for Qualification-Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, excluding all securities described above except those securities described in the last two bullet points above.

The 5% test and the 10% test (vote or value) must generally be met at the end of each quarter. Further, if we meet the asset tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the asset tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter. We maintain, and will continue to maintain, adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests described above if the value of our nonqualifying assets (1) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (2) we dispose of the nonqualifying assets or otherwise satisfy such asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period by taking steps including (1) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (2) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) file with the IRS a schedule describing the assets that caused the failure.

There are special rules with respect to foreign currency transactions which may arise from investing in property outside of the United States or from investing in foreign currency. We are not currently involved in any foreign real property or currency transactions, and to the extent we engage in such transactions in the future, we intend to comply with the applicable rules for purposes of the income and asset tests.

Operational Requirements — Annual Distribution Requirement

In order to be taxed as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income, which is computed without regard to the dividends paid deduction and our capital net gain, and is subject to certain other potential adjustments.

While we must generally make distributions in the taxable year to which they relate, we may also pay distributions in the following taxable year if they are (1) declared before we timely file our federal income tax return for the taxable year in question, and if (2) made on or before the first regular distribution payment date after the declaration.

Even if we satisfy the foregoing distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of distributions made to stockholders.

In addition, if we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for that year,

•	95% of our capital gain net income, and

•	any undistributed taxable income from prior periods,

we will be subject to a 4% excise tax on the excess of the amount of such required distributions over amounts actually distributed during such year.

We intend to make timely distributions sufficient to satisfy this requirement; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale.

In such circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on certain undistributed income. We may find it necessary in such circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements, or we may pay taxable stock distributions to meet the distribution requirement.

If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the IRS, we may be able to pay “deficiency distributions” in a later year and include such distributions in our deductions for distributions paid for the earlier year. In such event, we may be able to avoid being taxed on amounts distributed as deficiency distributions, but we would be required in such circumstances to pay penalties and interest to the IRS based upon the amount of any deduction taken for deficiency distributions for the earlier year.

As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	we would be required to pay the tax on these gains;

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our stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by us; and

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the basis of a stockholder’s shares would be increased by the difference between the designated amount included in the stockholder’s long-term capital gains and the tax deemed paid with respect to such shares.

In computing our REIT taxable income, we will use the accrual method of accounting and compute depreciation under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the IRS. Because the tax laws require us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to our advisor and its affiliates. If the IRS were to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT unless we were permitted to pay a deficiency distribution to our stockholders and pay penalties and interest thereon to the IRS, as provided by the Code. A deficiency distribution cannot be used to satisfy the distribution requirement however, if the failure to meet the requirement is not due to a later adjustment to our income by the IRS.

Operational Requirements — Recordkeeping

To continue to qualify as a REIT, we must maintain records as specified in applicable Treasury Regulations. Further, we must request, on an annual basis, information designed to disclose the ownership of our outstanding shares. We intend to comply with such requirements.

Failure to Qualify as a REIT

If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. See “Risk Factors — Federal Income Tax Risks.”

Taxation of U.S. Stockholders

Definition

In this section, the phrase “U.S. stockholder” means a holder of shares that for federal income tax purposes:

•	is a citizen or resident of the United States;

•	is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

•	is an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source;

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is a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or

•	is a person or entity otherwise subject to federal income taxation on a net income basis.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. stockholders will be taxed as described below.

Distributions Generally

Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute dividends up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income, which in the case of an individual will be taxed currently at graduated rates of up to 35%. Individuals receiving “qualified dividends,” which are dividends from domestic and certain qualifying foreign subchapter C corporations, may be entitled to a lower rate on such dividends (at rates applicable to long-term capital gains, currently at a maximum rate of 15% for dividends paid prior to 2013) provided certain holding period requirements are met. However, individuals receiving distributions from us, a REIT, will generally not be eligible for the lower rates on distributions except with respect to the portion of any distribution which (a) represents distributions being passed through to us from a regular “C” corporation (such as our taxable REIT subsidiary) in which we own shares (but only if such distributions would be eligible for the new lower rates on distributions if paid by the corporation to its individual stockholders), (b) is equal to our REIT taxable income (taking into account the dividends paid deduction available to us) less any taxes paid by us on these items during our previous taxable year, or (c) is attributable to built-in gains realized and recognized by us from disposition of properties acquired by us in non-recognition transactions, less any taxes paid by us on these items during our previous taxable year. These distributions are not eligible for the dividends received deduction generally available to corporations. To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder’s shares, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Distributions to U.S. stockholders that we properly designate as capital gain dividends will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. stockholder has held his or her shares. With certain limitations, capital gain dividends received by an individual U.S. stockholder may be eligible for preferential rates of taxation. U.S. stockholders that are corporations, may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. In addition, net capital gains attributable to depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate to the extent of previously claimed real property depreciation.

We may elect to retain and pay federal income tax on any net long-term capital gain. In this instance, U.S. stockholders will include in their income their proportionate share of the undistributed long-term capital gain. The U.S. stockholders also will be deemed to have paid their proportionate share of tax on the long-term capital gain and, therefore, will receive a credit or refund for the amount of such tax. In addition, the basis of the U.S. stockholders’ shares will be increased in an amount equal to the excess of the amount of capital gain included in the stockholder’s income over the amount of tax the stockholder is deemed to have paid.

Passive Activity Loss and Investment Interest Limitations

Our distributions and any gain you realize from a disposition of shares will not be treated as passive activity income, and stockholders may not be able to utilize any of their “passive losses” to offset this income on their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case any such capital gains will be taxed as ordinary income.

Certain Dispositions of the Shares

In general, any gain or loss realized upon a taxable disposition of shares by a U.S. stockholder who is not a dealer in securities, including any disposition pursuant to our share redemption program, will be treated as long-term capital gain or loss if the shares have been held for more than one year and as short-term capital gain or loss if the shares have been held for one year or less. If, however, a U.S. stockholder has received any capital gains distributions with respect to his shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions received with respect to his shares, will be treated as long-term capital loss. Also, the IRS is authorized to issue Treasury Regulations that would subject a portion of the capital gain a U.S. stockholder recognizes from selling his shares or from a capital gain distribution to a tax at a 25% rate, to the extent the capital gain is attributable to depreciation previously deducted.

If a U.S. stockholder has shares of our common stock redeemed by us, the U.S. stockholder will be treated as if the U.S. stockholder sold the redeemed shares if all of the U.S. stockholder’s shares of our common stock are redeemed or if the redemption is not essentially equivalent to a dividend within the meaning of Section 302(b)(1) of the Code or substantially disproportionate within the meaning of Section 302(b)(2) of the Code. If a redemption is not treated as a sale of the redeemed shares, it will be treated as a dividend distribution. U.S. stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 28% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares. Backup withholding will apply only if the stockholder:

•	fails to furnish his or her taxpayer identification number, which, for an individual, would be his or her Social Security Number;

•	furnishes an incorrect tax identification number;

•	is notified by the IRS that he or she has failed properly to report payments of interest and distributions, or is otherwise subject to backup withholding; or

•

under some circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct tax identification number and that he or she has (a) not been notified by the IRS that he or she is subject to backup withholding for failure to report interest and distribution payments or (b) been notified by the IRS that he or she is no longer subject to backup withholding.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the IRS.

U.S. stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

Expansion of Medicare Tax.

The Health Care and Reconciliation Act of 2010 requires that, in certain circumstances, certain U.S. shareholders that are individuals, estates, and trusts pay a 3.8% tax on “net investment income,” which includes, among other things, dividends on and gains from the sale or other disposition of REIT shares, effective for taxable years beginning after December 31, 2012. Prospective investors should consult their own tax advisors regarding this new legislation.

Sunset of Tax Provisions.

Several of the tax considerations described herein are subject to a sunset provision. The sunset provisions generally provide that, for taxable years beginning after December 31, 2012, certain provisions that are currently in the Code will revert back to a prior version of those provisions. These provisions include provisions related to the reduced maximum income tax rate for capital gain of 15% (rather than 20%) for taxpayers taxed at individual rates, qualified dividend income, including the application of the 15% capital gain rate to qualified dividend income, and certain other tax rate provisions. The impact of this reversion is not discussed herein. Consequently, prospective holders of our securities are advised to consult their own tax advisors regarding the effect of sunset provisions on an investment in our securities discussed herein.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities such as employee pension benefit trusts, individual retirement accounts and charitable remainder trusts generally are exempt from federal income taxation. Such entities are subject to taxation, however, on any UBTI as defined in the Code. The IRS has ruled that amounts distributed as dividends by a REIT generally do not constitute UBTI when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt stockholder (i) is not an entity described in the next paragraph, (ii) has not held its stock as “debt financed property” within the meaning of the Code and (iii) does not hold its stock in a trade or business, the dividend income received by such tax-exempt stockholder with respect to the stock will not be UBTI to a tax-exempt stockholder. Similarly, income from the sale of our stock will not constitute UBTI unless the tax-exempt stockholder has held the stock as “debt financed property” within the meaning of the Code or has used the stock in an unrelated trade or business.

For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the stockholder in question is able to deduct amounts “set aside” or placed in reserve for certain purposes so as to offset the UBTI generated. Any such organization that is a prospective stockholder should consult its own tax advisor concerning these “set aside” and reserve requirements.

In the event that we were deemed to be “predominately held” by qualified employee pension benefit trusts that each hold more than 10% (in value) of our shares, such trusts would be required to treat a certain percentage of the distributions paid to them as UBTI. We would be deemed to be “predominately held” by such trusts if either (i) one employee pension benefit trust owns more than 25% in value of our shares, or (ii) any group of such trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value of our shares. If either of these ownership thresholds were ever exceeded, any qualified employee pension benefit trust holding more than 10% in value of our shares would be subject to tax on that portion of our distributions made to it which is equal to the percentage of our income that would be UBTI if we were a qualified trust, rather than a REIT (unless such percentage of UBTI income is less than five percent). We will attempt to monitor the concentration of ownership of employee pension benefit trusts in our shares, and we do not expect our shares to be deemed to be “predominately held” by qualified employee pension benefit trusts, as defined in the Code, to the extent required to trigger the treatment of our income as to such trusts.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders) are complex. The following discussion is intended only as a summary of these rules. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our shares, including any reporting requirements.

Income Effectively Connected with a U.S. Trade or Business

In general, non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in our shares if the income derived therefrom is “effectively connected” with the non-U.S. stockholder’s conduct of a trade or business in the United States. A non-U.S. stockholder that is a corporation and receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Code, which is payable in addition to the regular U.S. federal corporate income tax.

The following discussion will apply to non-U.S. stockholders whose income derived from ownership of our shares is deemed to be not “effectively connected” with a U.S. trade or business.

Distributions Not Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

Distributions to a non-U.S. stockholder that are attributable to gain from the sale or exchange of a United States real property interest by the REIT will be taxed to a non-U.S. stockholder under Code provisions enacted by FIRPTA. Under FIRPTA, such distributions are taxed to a non-U.S. stockholder as if the distributions were gains “effectively connected” with a U.S. trade or business. Accordingly, a non-U.S. stockholder will be taxed at the normal capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption.

Distributions Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

Distributions to a non-U.S. stockholder that are attributable to gain from the sale or exchange of a United States real property interest by the REIT will be taxed to a non-U.S. stockholder under Code provisions enacted by FIRPTA. Under FIRPTA, such distributions are taxed to a non-U.S. stockholder as if the distributions were gains “effectively connected” with a U.S. trade or business. Accordingly, a non-U.S. stockholder will be taxed at the normal capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption.

Withholding Obligations With Respect to Distributions to Non-U.S. Stockholders

Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to non-U.S. stockholders, and remit to the IRS:

•	35% of designated capital gain dividends or, if greater, 35% of the amount of any dividends that could be designated as capital gain dividends; and

•	30% of ordinary income dividends (i.e., dividends paid out of our earnings and profits).

In addition, if we designate prior distributions as capital gain dividends, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain dividends for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a non-U.S. stockholder exceeds the stockholder’s U.S. tax liability with respect to that distribution, the non-U.S. stockholder may file a claim with the IRS for a refund of the excess.

Sale of Our Shares by a Non-U.S. Stockholder

A sale of our shares by a non-U.S. stockholder will generally not be subject to U.S. federal income taxation unless our shares constitute a United States real property interest. Our shares will not constitute a United States real property interest if we are a “domestically controlled REIT.” A “domestically controlled REIT” is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by non-U.S. stockholders. We currently anticipate that we will be a domestically controlled REIT. Therefore, sales of our shares should not be subject to taxation under FIRPTA. However, we do expect to sell our shares to non-U.S. stockholders and we cannot assure you that we will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a non-U.S. stockholder’s sale of our shares would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our shares were “regularly traded” on an established securities market and on the size of the selling stockholder’s interest in us. Our shares currently are not “regularly traded” on an established securities market.

If the gain on the sale of shares were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. In addition, distributions that are treated as gain from the disposition of shares and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Under FIRPTA, the purchaser of our shares may be required to withhold 10% of the purchase price and remit this amount to the IRS.

Even if not subject to FIRPTA, capital gains will be taxable to a non-U.S. stockholder if the non-U.S. stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.

Our non-U.S. stockholders should consult their tax advisors concerning the effect, if any, of these Treasury Regulations on an investment in our shares.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

Additional issues may arise for information reporting and backup withholding for non-U.S. stockholders. Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Code.

Statement of Stock Ownership

We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his or her shares in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file, our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

State and Local Taxation

We and any operating subsidiaries that we may form may be subject to state and local tax in states and localities in which they or we do business or own property. The tax treatment of us, our operating partnership, any operating subsidiaries we may form and the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above.

Foreign Accounts

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. Specifically, a 30% withholding tax will be imposed on dividends on, and gross proceeds from the sale or other disposition of, our stock paid to a foreign financial institution or to a foreign nonfinancial entity, unless (1) the foreign financial institution undertakes certain diligence and reporting obligations or (2) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. In addition, if the payee is a foreign financial institution, it generally must enter into an agreement with the U.S. Treasury that requires, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to certain other account holders.

Although these rules currently apply to applicable payments made after December 31, 2012, in recent guidance, the IRS has indicated that Treasury Regulations will be issued providing that the withholding provisions described above will apply to payments of dividends on our common stock made on or after January 1, 2014 and to payments of gross proceeds from a sale or other disposition of such stock on or after January 1, 2015. Prospective investors should consult their tax advisors regarding these withholding provisions.

Tax Aspects of Our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will be entitled to include in our income a distributive share of our operating partnership’s income and to deduct our distributive share of our operating partnership’s losses only if our operating partnership is classified for federal income tax purposes as a partnership, rather than as an association taxable as a corporation. Under applicable Treasury Regulations known as Check-the-Box-Regulations, an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Our operating partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

Even though our operating partnership will be treated as a partnership for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly-traded partnership.” A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof. However, even if the foregoing requirements are met, a publicly-traded partnership will not be treated as a corporation for federal income tax purposes if at least 90% of such partnership’s gross income for a taxable year consists of “qualifying income” under Section 7704(d) of the Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs (90% Passive-Type Income Exception). See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” above.

Under applicable Treasury Regulations known as the PTP Regulations, limited safe harbors from the definition of a publicly-traded partnership are provided. Pursuant to one of those safe harbors (the Private Placement Exclusion), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity, such as a partnership, grantor trust or S corporation, that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through is attributable to the flow-through entity’s interest, direct or indirect, in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. Our operating partnership should qualify for the Private Placement Exclusion. There can be no assurance, however, that we will not (i) issue partnership interests in a transaction required to be registered under the Securities Act, or (ii) issue partnership interests to more than 100 partners. However, even if our operating partnership were considered a publicly-traded partnership under the PTP Regulations, we believe our operating partnership should not be treated as a corporation because we expect it would be eligible for the 90% Passive-Type Income Exception described above.

We have not requested, and do not intend to request, a ruling from the IRS that our operating partnership will be classified as a partnership for federal income tax purposes. Baker Donelson is of the opinion, however, that based on certain factual assumptions and representations, our operating partnership will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, or as a publicly-traded partnership. Unlike a tax ruling, however, an opinion of counsel is not binding upon the IRS, and we can offer no assurance that the IRS will not challenge the status of our operating partnership as a partnership for federal income tax purposes. If such challenge were sustained by a court, our operating partnership would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Baker Donelson is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in such opinion.

If for any reason our operating partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” and “—

Operational Requirements — Asset Tests” above. In addition, any change in our operating partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of our operating partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, our operating partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would not be deductible in computing our operating partnership’s taxable income.

Income Taxation of Our Operating Partnership and Its Partners

Partners, Not a Partnership, Subject to Tax

A partnership is not a taxable entity for federal income tax purposes. As a partner in our operating partnership, we will be required to take into account our allocable share of our operating partnership’s income, gains, losses, deductions and credits for any taxable year of our operating partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from our operating partnership.

Partnership Allocations

Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Code if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties

Pursuant to Section 704(c) of the Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to Section 704(c) of the Code, and several reasonable allocation methods are described therein.

Under the partnership agreement for our operating partnership, depreciation or amortization deductions of our operating partnership generally will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under Section 704(c) of the Code to use a method for allocating depreciation deductions attributable to contributed properties that results in the contributing partner receiving a disproportionately large share of such deductions when compared to the tax basis of such property. In this case, the contributing partner may be allocated (1) lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to such contributing partner if each such property were to have a tax basis equal to its fair market value at the time of contribution, and/or (2) taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to such contributing partner as a result of such sale. These allocations may cause the contributing partner to recognize taxable income in excess of cash proceeds received by the contributing partner, which might require such partner to utilize cash from other sources to satisfy his or her tax liability or, if the REIT happens to be the contributing partner, adversely affect our ability to comply with the REIT distribution requirements.

We anticipate that the REIT primarily will be contributing cash to the partnership, in which case we do not anticipate that these rules will adversely impact the allocations of income and gain from the operating partnership to the REIT. However, we (us and the operating partnership) have entered into contribution agreements with certain affiliates of our sponsor pursuant to which the operating partnership acquired real properties having a lower basis than the fair market value of these properties. Accordingly, the tax principles discussed in this section could require lower allocations of depreciation expense and, in the event of a sale of one or more of these properties, higher allocations of income or gain to those contributing partners. While the application of these tax principles would not ordinarily have an adverse impact on any allocations of income, deduction, and/or gain to us as a REIT, the operating partnership also has entered into tax protection agreements with the contributing partners that generally limit the operating partnership’s ability to dispose of these properties during specified periods. Further, if the operating partnership were to dispose of one (or more) of these properties, the operating partnership could be obligated to make certain payments to the contributing partners to compensate them for the additional taxes payable as a result of the gains that are recognized prematurely and allocated to the contributing partners under these tax principles. As a result, the net proceeds available for distribution to us by the operating partnership after making any such tax payments to the contributing partners would be reduced.

The foregoing principles also could affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a dividend. The allocations described in the above paragraphs may result in a higher portion of our distributions being taxed as a dividend if we acquire properties in exchange for units of our operating partnership than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest

The adjusted tax basis of a partner’s interest in the operating partnership generally is equal to (1) the amount of cash and the basis of any other property contributed to the operating partnership by the partner, (2) increased by the partner’s (a) allocable share of the operating partnership’s income and (b) allocable share of indebtedness of the operating partnership, and (3) reduced, but not below zero, by (a) the partner’s allocable share of the operating partnership’s loss and (b) the amount of cash distributed to the partner, including constructive cash distributions resulting from a reduction in the partner’s share of indebtedness of the operating partnership.

If the allocation of a partner’s distributive share of the operating partnership’s loss would reduce the adjusted tax basis of such partner’s partnership interest in the operating partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce an adjusted tax basis below zero. If a distribution from the operating partnership or a reduction in a partner’s share of the operating partnership’s liabilities (which is treated as a constructive distribution for tax purposes) would reduce such partner’s adjusted tax basis below zero, any such distribution, including a constructive distribution, would constitute taxable income to such partner. The gain realized by the partner upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if the partner’s partnership interest in the operating partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Depreciation Deductions Available to Our Operating Partnership

Our operating partnership will use a portion of contributions made by us from offering proceeds to acquire interests in properties. To the extent that our operating partnership acquires properties for cash, our operating partnership’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by our operating partnership for the properties. Our operating partnership plans to depreciate each such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation. Under this system, our operating partnership generally will depreciate such buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a 12-year recovery period. To the extent that our operating partnership acquires properties in exchange for units of our operating partnership, our operating partnership’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by our operating partnership. Although the law is not entirely clear, our operating partnership generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

Sale of Our Operating Partnership’s Property

Generally, any gain realized by our operating partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by our operating partnership upon the disposition of a property acquired by our operating partnership for cash will be allocated among the partners in accordance with their respective percentage interests in our operating partnership.

The REIT’s share of any gain realized by our operating partnership on the sale of any property held by our operating partnership as inventory or other property held primarily for sale to customers in the ordinary course of our operating partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for maintaining our REIT status. See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” above. We, however, do not currently intend to acquire or hold or allow our operating partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our, or our operating partnership’s, trade or business.

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

General

The following is a summary of some additional considerations associated with an investment in our shares by certain Plans or Accounts. “Plans” include tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) of ERISA, and annuities described in Section 403(a) or (b) of the Code. “Accounts” include an individual retirement account or annuity described in Sections 408 or 408A of the Code (also known as IRAs), an Archer MSA described in Section 220(d) of the Code, a health savings account described in Section 223(d) of the Code, and a Coverdell education savings account described in Section 530 of the Code. This discussion may also be relevant for any other plan or arrangement subject to Title 1 of ERISA or Code Section 4975. THE FOLLOWING IS MERELY A SUMMARY, HOWEVER, AND SHOULD NOT BE CONSTRUED AS LEGAL ADVICE OR AS COMPLETE IN ALL RELEVANT RESPECTS. ALL INVESTORS ARE URGED TO CONSULT THEIR LEGAL ADVISORS BEFORE INVESTING ASSETS OF A PLAN OR ACCOUNT IN US AND TO MAKE THEIR OWN INDEPENDENT DECISIONS. This summary is based on provisions of ERISA and the Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the DOL and the IRS through the date of this prospectus. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and Accounts. However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Code, ERISA or other law applicable to such Plan or Account. While each of the ERISA and Code issues discussed below may not apply to all Plans and Accounts, individuals involved with making investment decisions with respect to Plans and Accounts should carefully review the rules and exceptions described below, and determine their applicability to their situation.

In general, individuals making investment decisions with respect to Plans and Accounts should, at a minimum, consider:

•	whether their investment is consistent with their fiduciary obligations under ERISA, the Code, or other applicable law;

•	whether their investment is in accordance with the documents and instruments governing their Plan or Account, including any applicable investment policy;

•	whether their investment satisfies the diversification requirements of ERISA Section 404(a)(1)(C) or other applicable law;

•

whether under Section 404(a)(1)(B) of ERISA or other applicable law, the investment is prudent or permissible, considering the nature of an investment in us and our compensation structure and the fact that there is not expected to be a market created in which the fiduciary can sell or otherwise dispose of the shares;

•	whether their investment will impair the liquidity of the Plan or Account;

•	whether their investment will produce UBTI under the Code for the Plan or Account;

•	whether they will be able to value the assets of the Plan annually in accordance with the requirements of ERISA or other applicable law;

•	whether our assets are considered Plan Assets (as defined below) under ERISA and the Code;

•	whether we or any affiliate is a fiduciary or a party in interest or disqualified person with respect to the Plan or Account; and

•

whether the investment in or holding of the shares may result in a prohibited transaction under ERISA or the Code or constitute a violation of analogous provisions under other applicable law, to the extent applicable.

Additionally, individuals making investment decisions with respect to Plans and Accounts must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, must have authority and discretion to manage and control the assets of an employee benefit plan.

Minimum Distribution Requirements — Plan Liquidity

Potential Plan or Account investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the Plan’s or Account’s ability to make distributions when they are due including pursuant to the minimum distribution requirements under the Code, if applicable. If the shares are held in an Account or Plan and, before we sell our properties, distributions are required to be made to the participant or beneficiary of such Account or Plan, then this distribution requirement may require that a distribution of the shares be made in kind to such participant or beneficiary, which may not be permissible under the terms and provisions of such Account or Plan. Even if permissible, a distribution of shares in kind must be included in the taxable income of the recipient for the year in which the shares are received at the then-current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. See “Risk Factors — Federal Income Tax Risks.” The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop. See “Annual Valuation Requirement” below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there may not be a market for such shares. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.

Annual Valuation Requirement

Fiduciaries of Plans are required to determine the fair market value of the assets of such Plans on at least an annual basis. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of an Account must provide an Account participant and the IRS with a statement of the value of the Account each year. However, currently, neither the IRS nor the DOL has promulgated regulations specifying how “fair market value” should be determined.

Unless and until our shares are listed on a national securities exchange, it is not expected that a public market for our shares will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and Account trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our quarterly and annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including Account trustees and custodians) who identify themselves to us and request the reports. Until 18 months after the completion of any subsequent offerings of our shares (excluding offerings under our distribution reinvestment plan), we intend to use the offering price of shares in our most recent offering as the per share net asset value (unless we have made a special distribution to stockholders of net sales proceeds from the sale of one or more properties prior to the date of determination of net asset value, in which case we will use the offering price less the per share amount of the special distribution). Beginning 18 months after the completion of the last offering of our shares, our board of directors will determine the value of the properties and our other assets based on such information as our board determines appropriate, which may or may not include independent valuations of our properties or of our enterprise as a whole.

We anticipate that we will provide annual reports of our determination of value (1) to Account trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.

There can be no assurance, however, with respect to any estimate of value that we prepare, that:

•	the estimated value per share would actually be realized by our stockholders upon liquidation, because these estimates do not necessarily indicate the price at which properties can be sold;

•	our stockholders would be able to realize estimated net asset values if they were to attempt to sell their shares, because no public market for our shares exists or is likely to develop; or

•	that the value, or method used to establish value, would comply with ERISA or Code requirements described above.

Fiduciary Obligations — Prohibited Transactions

Any person identified as a “fiduciary” with respect to a Plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between Plans or Accounts and “parties-in-interest” or “disqualified persons” are prohibited by ERISA and/or the Code. Generally, ERISA also requires that the assets of Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the Plan.

In the event that our properties and other assets were deemed to be assets of a Plan or Account, referred to herein as “Plan Assets,” our directors would, and employees of our affiliates might be deemed fiduciaries of any Plans or Accounts investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and employees of our affiliates could be deemed to be “prohibited transactions” by ERISA or the Code. Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our directors and possibly employees of our affiliates as Plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.

Plan Assets — Definition

The Code does not define Plan Assets. The DOL has issued regulations (29 C.F.R. §2510.3-101) concerning the definition of what constitutes the assets of a Plan or Account, or the “Plan Asset Regulation.” The Plan Asset Regulation was modified in 2006 by the enactment of Section 3(42) of ERISA. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan or Account purchases an “equity interest” will be deemed, for purposes of ERISA, to be assets of the investing Plan or Account unless certain exceptions apply. The Plan Asset Regulation defines an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Our shares offered hereby should be treated as “equity interests” for purposes of the Plan Asset Regulation. Generally, the exceptions to the Plan Asset Regulation require that the investment in the entity be an investment:

•	in securities issued by an investment company registered under the 1940 Act;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;

•	in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies;” or

•	in which equity participation by “benefit plan investors” is not significant.

Plan Assets — Registered Investment Company Exception

The shares we are offering will not be issued by a registered investment company. Therefore we do not anticipate that we will qualify for the exception for investments issued by a registered investment company.

Plan Assets — Publicly Offered Securities Exception

As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.

Under the Plan Asset Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (i) part of a class of securities registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934 (Exchange Act) or (ii) sold to the Plan or Account as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation. Also under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer and of one another. Although our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely held,” the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances.” Our shares are subject to certain restrictions on transferability typically found in REITs, and are intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000. Thus, the restrictions imposed in order to maintain our status as a REIT should not prevent the shares from being deemed “freely transferable.” Therefore, we anticipate that we will meet the “publicly offered securities” exception, although there are no assurances that we will qualify for this exception.

Plan Assets — Operating Company Exception

If we are deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exception with respect to securities issued by an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.” To constitute a venture capital operating company, 50% of more of the assets of the entity must be invested in “venture capital investments.” A venture capital investment is an investment in an operating company (other than a venture capital operating company) as to which the entity has or obtains direct management rights. We do not anticipate that our investments will qualify as a venture capital investment for purposes of the Plan Asset Regulation and therefore we do not believe we will qualify for the venture capital operating company exception.

To constitute a real estate operating company, 50% or more of the assets of an entity must be invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities. An example in the Plan Asset Regulation indicates that if 50% or more of an entity’s properties are subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the lessee, such that the entity merely assumes the risk of ownership of income-producing real property, then the entity may not be eligible for the “real estate operating company” exception. Since most, if not all of our properties will be subject to long-term net leases, we do not anticipate that we or our operating partnership will qualify as a real estate operating company under the Plan Asset Regulation.

However, changes in the law or in the structure or objectives of our business may make the operating company exception available. If the operating company exception becomes available, and if another exception does not apply, our board of directors may decide to structure our business such that we fit within the operating company exception.

Plan Assets — Not Significant Investment Exception

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interests is held by benefit plan investors. “Benefit plan investors” are defined to include (i) employee benefit plans (as defined in Section 3(3) of ERISA, subject to Title I, Part 4 of ERISA), (ii) plans described in Code Section 4975(e)(1), (iii) entities whose assets include Plan Assets by reason of a Plan’s or Account’s investment in the entity (including, but not limited to, an insurance company’s general account), and (iv) an entity that otherwise constitutes a benefit plan investor (for example, a fund, and the assets of that fund, are deemed to be Plan Assets under the Plan Asset Regulation by application of the “look through” rule under the Plan Asset Regulation). However, the following are not “benefit plan investors”: (i) governmental plans (as defined in Section 3(32) of ERISA), (ii) church plans (defined in Section 3(33) of ERISA) that have not made an election under Section 410(d) of the Code, (iii) plans maintained solely for the purpose of complying with applicable workmen’s compensation laws or unemployment compensation or disability insurance laws, (iv) plans maintained outside the United States primarily for the benefit of persons substantially all of whom are nonresident aliens, and (v) excess benefit plans (defined in Section 3(36) of ERISA) that are unfunded.

For purposes of determining if benefit plan investors hold 25% of each class of equity interests, (i) equity interests held by a person who has discretionary authority or control over the entity’s assets or who provides investment advice for a fee (direct or indirect) with respect to the entity’s assets, and affiliates of such persons, are disregarded, and (ii) only the proportion of an insurance company’s general account’s equity investment in the entity that represents Plan Assets is taken into account.

Our board of directors intend to take such steps as may be necessary to qualify for one or more of the exceptions available under the Plan Asset Regulation and thereby prevent our assets from being treated as assets of any investing Plan or Account.

Whether the 25% limit is violated is determined without regard to the value of any such interests held by our advisor, property manager, or affiliates of our advisor or property manager, or other persons with discretionary authority or control with respect to our assets or who provide investment advice for a fee with respect to our assets, or their affiliates (other than benefit plan investors).

In the event we determine that we fail to meet the “publicly offered securities” exception, as a result of a failure to sell an adequate number of shares or otherwise, and we cannot ultimately establish that we are an operating company, we may be required to restrict the sale of our shares to benefit plan investors so that less than 25% of our shares are owned by benefit plan investors at any time (determined without regard to our shares which are held by our advisor, property manager, or affiliates of our advisor or property manager, or other persons with discretionary authority or control over our assets or who provide investment advice for a fee with respect to our assets, or their affiliates). In such event, and unless and until such time as we comply with another exception under the Plan Asset Regulation, the sale, transfer or disposition of our shares may only be made if, immediately after such transaction, less than 25% of the value of such shares is held by benefit plan investors (determined without regard to the value of our shares which are held by our advisor, property manager, or affiliates of our advisor or property manager, or other persons with discretionary authority or control over our assets or who provide investment advice for a fee with respect to our assets, or their affiliates).

Consequences of Holding Plan Assets

In the event that our underlying assets were treated by the DOL as Plan Assets, the assets of any Plan or Account investing in our equity interests would include an interest in a portion of the assets held by us. In such event, (i) such assets, transactions involving such assets and the persons with authority or control over and otherwise providing services with respect to such assets would be subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Code Section 4975, and we cannot assure you that any statutory or administrative exemption from the application of such rules would be available, (ii) our assets could be subject to ERISA’s reporting and disclosure requirements, (iii) the fiduciary causing the Plan or Account to make an investment in our shares could be deemed to have delegated his, her, or its responsibility to manage the assets of such Plan or Account, (iv) an investment in our shares might expose the fiduciaries of the Plan or Account to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA, and (v) an investment by a Plan or Account in our shares might be deemed to result in an impermissible commingling of Plan Assets with other property.

If our management or affiliates were treated as fiduciaries with respect to Plan or Account stockholders, the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or Account stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Prohibited Transactions Involving Assets of Plans or Accounts

Generally, both ERISA and the Code prohibit Plans and Accounts from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leases of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Plan or Account, as well as employer sponsors of the Plan or Account, fiduciaries and other individuals or entities affiliated with the foregoing.

A person generally is a fiduciary with respect to a Plan or Account for these purposes if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a fee with respect to Plan Assets. Under DOL regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or Account pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or Account based on its particular needs. Thus, if we are deemed to hold Plan Assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Code with respect to investing Plans and Accounts. Whether or not we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a Plan or Account investor, we might be considered a disqualified person or party-in-interest with respect to such Plan or Account investor, resulting in a prohibited transaction merely upon investment by such Plan or Account in our shares.

Any Plan fiduciary or Account trustee or custodian that proposes to cause a Plan or Account to purchase shares should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and determine on its own whether any exceptions or exemptions are applicable and whether all conditions of any such exceptions or exemptions have been satisfied. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the shares is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio. The sale of our shares is in no respect a representation by our sponsor, us or any other person that such an investment meets all relevant legal requirements with respect to investments by Plans or Accounts generally or that such an investment is appropriate for any particular Plan or Account.

In addition, certain Plans not subject to ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (defined in Section 3(33) of ERISA) that have not made an election under Section 410(d) of the Code, may be subject to state, local, or other applicable law or regulatory requirement that imposes restrictions similar to those imposed on Plans subject to ERISA. Any person investing the assets of such a Plan in our stock should satisfy himself, herself, or itself that the investment of such assets in our stock will not violate any provision of applicable law or regulatory requirement.

Prohibited Transactions Involving Assets of Plans or Accounts — Consequences

ERISA and the Code forbid Plans and Accounts from engaging in prohibited transactions with respect to such Plan or Account. Fiduciaries of a Plan that allow such a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the DOL or the IRS that such a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. For Accounts, if an Account engages in a prohibited transaction, the tax-exempt status of the Account may be lost. The same may be true for Plans depending upon the provisions of such Plans. Additionally, the Code requires that a disqualified person involved with a prohibited transaction with a Plan or Account must pay an excise tax equal to a percentage of the “amount involved” in such transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the prohibited transaction is not corrected promptly.

DESCRIPTION OF SHARES

We were formed under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our common stock is only a summary, and you should refer to the MGCL, and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. You may obtain a copy of our charter and bylaws free of charge upon your request. See “Where You Can Find More Information.”

Our charter authorizes us to issue up to 900,000,000 shares of stock, of which 700,000,000 shares are designated as common stock at $0.001 par value per share and 200,000,000 shares are designated as preferred stock at $0.001 par value per share. As of December 3, 2012, approximately 12.6 million shares of our common stock were issued and outstanding and no shares of preferred stock were issued and outstanding. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our charter to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue.

Our charter also contains a provision permitting our board of directors, with the approval of a majority of the board of directors and without any action by our stockholders, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications, or terms or conditions of redemption of any new class or series of stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of our company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. See “Risk Factors — Risks Related to Our Corporate Structure.”

Common Stock

Subject to any preferential rights of any other class or series of stock and to the provisions of our charter regarding the restriction on the transfer of common stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon our liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all common stock issued in the offering will be fully paid and non-assessable. Holders of common stock will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, cumulative, sinking fund, redemption or appraisal rights. Shares of our common stock have equal distribution, liquidation and other rights.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval and to fix the voting rights, liquidation preferences, distribution rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such preferred stock. The issuance of one or more series or classes of preferred stock must be approved by a majority of our board of directors. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence.

We currently have no preferred stock issued or outstanding. Our board has no present plans to issue shares of preferred stock.

Meetings and Special Voting Requirements

Subject to our charter restrictions on transfers of our stock, and subject to the express terms of any series of preferred stock, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of shares of our outstanding common stock can elect all of the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors.

Under Maryland law, a Maryland corporation generally cannot dissolve or liquidate, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of a majority of the votes entitled to be cast.

However, under the MGCL and our charter, the following events do not require stockholder approval:

•	stock exchanges in which we are the successor;

•

mergers with or into a 90% or more owned subsidiary, provided that the charter of the successor is not amended and that the contract rights of any stock issued in the merger are identical to those of the stock that was exchanged;

•	mergers in which we do not:

•	reclassify or change the terms of any of shares that are outstanding immediately before the effective time of the merger;

•	amend our charter; and

•	issue more than 20% of the number of shares of any class or series of shares outstanding immediately before the merger; and

•	transfers of less than substantially all of our assets.

Also, because our operating assets are held by our subsidiaries, these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders; provided, however, the merger or sale of all or substantially all of the operating assets held by our operating partnership will require the approval of our stockholders.

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report to our stockholders. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our president, our chief executive officer or upon the written request of stockholders holding at least 10% of our outstanding shares. Upon receipt of a written request of stockholders holding at least 10% of our outstanding shares stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting within 10 days of such request. The meeting must be held not less than 15 nor more than 60 days after the distribution of the notice of meeting. The presence of stockholders, either in person or by proxy, entitled to cast fifty percent (50%) of all the votes entitled to be cast at a meeting constitutes a quorum.

As stated in our charter, any stockholder and any designated representative thereof shall be permitted access to our records to which it is entitled under applicable law at all reasonable times and may inspect and copy any such records for a reasonable charge. Our policy is to allow our stockholders access to the following records: our charter; our bylaws; the minutes of the proceedings of our stockholders; our books of account; our stock ledger; our annual statements of affairs; and any voting trust agreements deposited with us. We will make any of these requested documents available at our principal office within seven days after receipt of a request. Our stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number, and the number of shares owned by each stockholder and will be sent within 10 days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. The request cannot be made to secure a copy of our stockholder list or other information for the purpose of selling the list or using the list or other information for a commercial purpose other than in the interest of the requesting stockholder as a stockholder relative to the affairs of our company. We have the right to request that a requesting stockholder represent to us that the list and records will not be used to pursue commercial interests.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, we must meet the following criteria regarding our stockholders’ ownership of our shares:

•

five or fewer individuals (as defined in the Code to include certain tax exempt organizations and trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year; and

•	100 or more persons must beneficially own our shares during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

See “Federal Income Tax Considerations” for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Code. However, we cannot assure you that this prohibition will be effective. Because we believe it is essential for us to continue to qualify as a REIT, our charter provides (subject to certain exceptions) that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of our outstanding shares of stock or more than 9.8% of the number or value (in either case as determined in good faith by our board of directors) of any class or series of our outstanding shares of common stock. The 9.8% ownership limit must be measured in terms of the more restrictive of value or number of shares.

Our board of directors, in its sole discretion, may waive this ownership limit if evidence satisfactory to our board is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our directors determine that it is no longer in our best interests to continue to qualify as a REIT.

Additionally, our charter further prohibits the transfer or issuance of our stock if such transfer or issuance:

•	with respect to transfers only, results in our common stock being owned by fewer than 100 persons;

•	results in our being “closely held” within the meaning of Section 856(h) of the Code;

•	results in our owning, directly or indirectly, more than 9.9% of the ownership interests in any tenant or subtenant; or

•	otherwise results in our disqualification as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. In the event of any attempted transfer of our stock which, if effective, would result in (1) violation of the ownership limit discussed above, (2) in our being “closely held” under Section 856(h) of the Code, (3) our owning (directly or indirectly) more than 9.9% of the ownership interests in any tenant or subtenant, or (4) our otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. Such shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the shares, will be entitled to receive all distributions authorized by the board of directors on such securities for the benefit of the charitable beneficiary. Our charter further entitles the trustee of the beneficial trust to vote all shares held in trust.

The trustee of the beneficial trust may select a transferee to whom the shares may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on transfer. Upon sale of the shares held in trust, the intended transferee (the transferee of the shares held in trust whose ownership would violate the 9.8% ownership limit or the other restrictions on transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds or the price per share the intended transferee paid for the shares (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.

In addition, we have the right to purchase any shares held in trust at the lesser of (1) the price per share paid in the transfer that created the shares held in trust, or (2) the current market price, until the shares held in trust are sold by the trustee of the beneficial trust. An intended transferee must pay, upon demand, to the trustee of the beneficial trust (for the benefit of the beneficial trust) the amount of any distribution we pay to an intended transferee on shares held in trust prior to our discovery that such shares have been transferred in violation of the provisions of our charter. If any legal decision, statute, rule, or regulation deems or declares the transfer restrictions included in our charter to be void or invalid, then we may, at our option, deem the intended transferee of any shares held in trust to have acted as an agent on our behalf in acquiring such shares and to hold such shares on our behalf.

Any person who (1) acquires or attempts to acquire shares in violation of the foregoing ownership restriction, transfers or receives shares subject to such limitations, or would have owned shares that resulted in a transfer to a charitable trust, or (2) proposes or attempts any of the transactions in clause (1), is required to give us 15 days’ written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT.

The ownership restriction does not apply to the underwriter in a public offering of shares or to a person or persons so exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5% or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.

Distribution Policy

We commenced paying distributions to our stockholders on June 15, 2009 to investors of record on May 31, 2009. We achieved our minimum escrow requirement on May 6, 2009; therefore our first monthly distribution was for a partial month. We intend to continue to pay regular distributions to our stockholders. We currently calculate our monthly distributions on a daily record and declaration date. Therefore, new investors will be entitled to distributions immediately upon the purchase of their shares. Because substantially all of our operations will be performed indirectly through our operating partnership, our ability to pay distributions depends in large part on our operating partnership’s ability to pay distributions to its partners, including to us. In the event we do not have enough cash from operations to fund the distribution, we may borrow, issue additional securities or sell assets in order to fund the distributions or make the distributions out of net proceeds from this offering. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and there are no current limits on the amount of distributions to be paid from such funds.

Distributions will be paid to our stockholders as of the record date selected by our board of directors. We expect to continue to pay distributions monthly based on daily declaration and record dates so that investors may be entitled to distributions immediately upon purchasing our shares. We expect to regularly pay distributions unless our results of operations, our general financial condition, general economic conditions, or other factors inhibit us from doing so. Distributions will be authorized at the discretion of our board of directors, which will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements of the Code. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

•	the amount of time required for us to invest the funds received in the offering;

•	our operating and interest expenses;

•	the amount of distributions or dividends received by us from our indirect real estate investments;

•	our ability to keep our properties occupied;

•	our ability to maintain or increase rental rates;

•	tenant improvements, capital expenditures and reserves for such expenditures;

•	the issuance of additional shares; and

•	financings and refinancings.

Distributions to stockholders are characterized for federal income tax purposes as ordinary income, capital gains, non-taxable return of capital or a combination of the three. Distributions that exceed our current and accumulated earnings and profits (calculated for tax purposes) constitute a return of capital for tax purposes rather than a distribution and reduce the stockholders’ basis in our common shares. To the extent that a distribution exceeds both current and accumulated earnings and profits and the stockholders’ basis in the common shares, it will generally be treated as a capital gain. We will annually notify stockholders of the taxability of distributions paid during the preceding year.

Distributions in kind will not be permitted, except for: (1) distributions of readily marketable securities; (2) distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter; or (3) distributions of in-kind property which meet all of the following conditions: (a) the directors advise each stockholder of the risks associated with direct ownership of us, (b) the directors offer each stockholder the election of receiving in-kind property distributions, and (c) the directors distribute in-kind property only to those stockholders who accept the directors’ offer.

We must distribute to our stockholders at least 90% of our taxable income each year in order to meet the requirements for being treated as a REIT under the Code. This requirement is described in greater detail in the “Federal Income Tax Considerations — Requirements For Qualification as a REIT — Operational Requirements — Annual Distribution Requirement” section of this prospectus. Our directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, we could be required to borrow funds from third parties on a short-term basis, issue new securities, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash. In addition, such distributions may constitute a return of capital. See “Federal Income Tax Considerations — Requirements for Qualification as a REIT.”

First Quarter of 2013 Distribution Declaration

On December 4, 2012, our board of directors declared distributions for the first quarter of 2013 in the amount of $0.00184932 per day per share on the outstanding shares of common stock (equivalent to an annual distribution rate of 6.75% assuming the share was purchased for $10) payable to stockholders of record at the close of business on each day during the period from January 1, 2013 through March 1, 2013. Such distributions payable to each stockholder of record during a month will be paid on such date of the following month as our Chief Executive Officer may determine. Our board of directors intends to continue this distribution policy for so long as it decides this policy is in the best interests of our stockholders. Our board of directors reserves the right to revise the distribution declaration for the first quarter of 2013 upon a determination of the offering price.

Distribution Declaration History

Distributions for a given month are paid approximately 15 days after month-end and are paid from proceeds raised from our private offering of our shares and from our public offering and operating cash flow generated from our properties. The following table shows the distributions we have declared and paid in the last two fiscal years through September 30, 2012:

Quarter	Total Distributions Declared and Paid to Limited Partners		Total Distributions Declared and Paid to Stockholders (1)		Distributions Declared per Common Share (2)	Annualized Percentage Return
1st Quarter 2010	$336,205		$54,021		$0.17	6.75%
2nd Quarter 2010	$380,538		$122,559		$0.17	6.75%
3rd Quarter 2010	$519,755	(3)	$184,428		$0.17	6.75%
4th Quarter 2010	$539,038		$259,482		$0.17	6.75%
1st Quarter 2011	$527,321		$365,432		$0.17	6.75%
2nd Quarter 2011	$607,963		$503,950		$0.17	6.75%
3rd Quarter 2011	$679,450		$652,945		$0.17	6.75%
4th Quarter 2011	$679,449		$849,780		$0.17	6.75%
1st Quarter 2012	$670,229		$1,062,929		$0.17	6.75%
2nd Quarter 2012	$670,229		$1,350,120		$0.17	6.75%
3rd Quarter 2012	$676,254		$1,654,940		$0.17	6.75%
4th Quarter 2012	$447,934	(4)	$1,305,453	(4)	$0.17	6.75%

(1)	Declared distributions are paid monthly in arrears, and includes shares issued pursuant to the distribution reinvestment plan.

(2)	Distributions declared per common share amounts are rounded to the nearest $0.01.

(3)	Amount includes $16,236 paid to our advisor for 2009 and 2010 distributions.
(4)	Includes distributions for limited partners and stockholders for October and November only.

The following table shows distributions paid during the nine months ended September 30, 2012 and the year ended December 31, 2011:

	September 30, 2012			December 31, 2011
Distributions paid in cash- noncontrolling interests	$1,755,886			$2,088,338
Distributions paid in cash- redeemable noncontrolling interests (1)	269,473			358,534
Distributions paid in cash- common stockholders	2,147,399			1,346,358
Distributions reinvested (shares issued)	1,791,367			908,930

Total distributions	$5,964,125	(2)		$4,702,160	(2)

Source of distributions:
Cash flows provided by operations (3)	$3,391,040		57%	$—		0%
Proceeds from issuance of common stock (including distributions reinvested pursuant to distribution reinvestment plan) (4)	2,573,085		43%	4,702,160		100%

Total sources	$5,964,125		100%	$4,702,160		100%

(1)	Distributions represent the actual payments made to redeemable noncontrolling interests. These distributions are allocated to common stockholders (see consolidated statements of operations and comprehensive income (loss) for the three and nine months ended September 30, 2012) and noncontrolling interests (see consolidated statements of equity for the nine months ended September 30, 2012) based on their respective ownership percentages as of September 30, 2012.
(2)	Total distributions declared but not paid as of September 30, 2012 for common stockholders were $0.3 million. Total distributions for the month of September 30, 2012 for noncontrolling interests (including our advisor) were funded on September 27, 2012 and paid on October 1, 2012.
(3)	Percentages were calculated by dividing the respective source amount by the total sources of distributions.
(4)	The terms of the Bridge Loan and Mezzanine Loan required periodic payments throughout the month equal to the net equity raised in our public offering, subject to a monthly minimum, as discussed in Note 4, Debt, to our Notes to Consolidated Financial Statements contained in our Quarterly Report on form 10-Q for the quarter ended September 30, 2012. During the nine months ended September 30, 2012, proceeds from the issuance of common stock were used to pay down the principal balances of the Mezzanine and Bridge Loans in full totaling $36.1 million. Additionally, during most of the year ended December 31, 2011, proceeds from the issuance of common stock were used to pay down the principal balance of a prior bridge loans dated December 30, 2011 and May 13, 2011 totaling $20.2 million.

From our inception through September 30, 2012, we paid and declared cumulative distributions of approximately $7.2 million to common stockholders and approximately $7.0 million to the limited partners of our operating partnership, as compared to cumulative funds from operations (“FFO”) and modified funds from operations (“MFFO”) of approximately $1.5 million and $9.5 million, respectively. Of our distributions declared and paid, $4.3 million has been reinvested pursuant to our distribution reinvestment plan. For the year ended December 31, 2011, we paid and declared distributions of approximately $2.4 million to common stockholders and approximately $2.5 million to the limited partners of our operating partnership, as compared to FFO for the same period of approximately $1.0 million. For the nine months ended September 30, 2012, we paid and declared distributions of approximately $4.1 million to common stockholders and approximately $2.0 million to the limited partners of our operating partnership, as compared to FFO and MFFO for the nine months ended September 30, 2012 of $2.7 million and $5.6 million, respectively. All of these distributions have been paid from proceeds raised from our private offering of our shares and our public offering of shares and operating cash flow generated from our properties. The payment of distributions from sources other than funds from operations and modified funds from operations may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds.

Stockholder Liability

The MGCL provides that our stockholders:

•	are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and

•	are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority voting requirements do not apply if the corporation’s stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. As permitted by the MGCL, our charter contains a provision opting out of the business combination statute.

Control Share Acquisitions

With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders holding two-thirds of the votes entitled to be cast on the matter, excluding “control shares:”

•	owned by the acquiring person;

•	owned by our officers; and

•	owned by our employees who are also directors.

“Control shares” means voting shares which, if aggregated with all other voting shares owned by an acquiring person or shares for which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our stockholders to be held within 50 days of a demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our charter or bylaws.

As permitted by the MGCL, our charter contains a provision exempting from the control share acquisition statute any and all acquisitions by any person of our common stock.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Our bylaws currently provide that vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. In addition, our charter and bylaws also vest in the board the exclusive power to fix the number of directorships.

Our charter provides that, so long as we are become subject to the NASAA REIT Guidelines, we may not take advantage of the following permissive provisions of Subtitle 8: (1) we may not elect to be subject to a two-thirds voting requirement for removing a director; (2) we may not elect to be subject to a majority voting requirement for the calling of a special meeting of stockholders; and (3) we may not elect to adopt a classified board.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by the board of directors, or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (A) pursuant to our notice of the meeting, (B) by the board of directors, or (C) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

Distribution Reinvestment Plan

Our distribution reinvestment plan allows you to have distributions otherwise distributable to you invested in additional shares of our common stock. We are offering $100,000,000 in shares of stock under our distribution reinvestment plan. The sale of these shares has been registered on the registration statement for this offering and are in addition to the $1,000,000,000 in shares being sold in our primary offering. The following discussion summarizes the principal terms of our distribution reinvestment plan. The full text of our distribution reinvestment plan is included as Appendix B to this prospectus.

Eligibility

Participation in our distribution reinvestment plan is limited to investors who have purchased stock in this offering or any prior offering. See “Plan of Distribution — Compensation of Dealer Manager and Participating Broker-Dealers” below for other restrictions on eligibility to purchase stock under our distribution reinvestment plan. We may elect to deny your participation in our distribution reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

Election to Participate

Assuming you are eligible, you may elect to participate in our distribution reinvestment plan by completing the subscription agreement or other approved enrollment form available from our dealer manager or a participating broker-dealer. Your participation in our distribution reinvestment plan will begin with the next distribution made after receipt of your enrollment form. Once enrolled, you may continue to purchase stock under our distribution reinvestment plan until we have terminated our distribution reinvestment plan. You can choose to have all or a portion of your distributions reinvested through our distribution reinvestment plan. You may also change the percentage of your distributions that will be reinvested at any time if you complete a new enrollment form or other form provided for that purpose. Any election to increase your level of participation must be made through your participating broker-dealer or, if you purchased your stock in this offering other than through a participating broker-dealer, through our dealer manager.

Stock Purchases

Stock will be purchased under our distribution reinvestment plan on our distribution payment dates. The purchase of fractional shares is a permissible and likely result of the reinvestment of distributions under our distribution reinvestment plan.

During our primary offering, the purchase price per share will be $             per share of our common stock. The offering price for shares purchased under our distribution reinvestment plan may increase after the closing of our primary offering. Fees are included in the price. We will not charge you any other fees in connection with your purchase of shares under our distribution reinvestment plan. The price for shares purchased under our distribution reinvestment plan bears little relationship to, and will likely exceed, what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. Purchase of our stock under our distribution reinvestment plan may effectively lower the total return on your investment with us. Our board reserves the right to designate that certain cash or other distributions attributable to net sale proceeds will be excluded from distributions that may be reinvested in shares under our distribution reinvestment plan.

Account Statements

Our dealer manager or a participating broker-dealer will provide a confirmation of your periodic purchases under our distribution reinvestment plan. Within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of shares owned, and the amount of distributions made in the prior year. We will send to all participants in the plan, without charge, all supplements to and updated versions of this prospectus which we are required to provide under applicable securities laws.

Fees and Commissions

We will not pay a commission in connection with your purchase of stock in our distribution reinvestment plan. No dealer manager fees or due diligence expense allowance will be paid on stock sold under the plan. We will not receive a fee for selling stock under our distribution reinvestment plan. See “Plan of Distribution.”

Voting

You may vote all shares of stock acquired through our distribution reinvestment plan.

Tax Consequences of Participation

If you elect to participate in our distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to our distribution reinvestment plan.

Specifically, you will be treated as if you have received the distribution in cash and then applied such distribution to the purchase of additional stock. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. See “Federal Income Tax Considerations — Taxation of U.S. Stockholders — Distributions Generally.” We will withhold 28% of the amount of distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or dividends or fail to certify that you are not subject to withholding. See “Federal Income Tax Considerations — Taxation of U.S. Stockholders — Information Reporting Requirements and Backup Withholding for U.S. Stockholders.”

Termination of Participation

You may terminate your participation in our distribution reinvestment plan at any time by providing us with written notice. Any transfer of your stock will effect a termination of the participation of those shares of stock in our distribution reinvestment plan. You must promptly notify us should you no longer meet the minimum income and net worth standards described above in the “Suitability Standards” section immediately following the cover page of this prospectus or cannot make the other representations or warranties set forth in the subscription agreement at any time prior to the listing of the stock on a national securities exchange. We will terminate your participation to the extent that a reinvestment of your distributions in our stock would cause you to exceed the ownership limitation contained in our charter.

Amendment or Termination of Plan

We may amend or terminate our distribution reinvestment plan for any reason at any time upon 10 days’ prior written notice to participants; provided, however, no such amendment shall add compensation to the plan or remove the opportunity for you to terminate your participation in the plan, as specified above.

Share Redemption Program

Our board of directors has adopted a share redemption program that enables our stockholders to sell their shares to us in limited circumstances. Our share redemption program permits you to submit your shares for redemption after you have held them for at least one year, subject to the significant conditions and limitations described below.

Our common stock is currently not listed on a national securities exchange, and we will not seek to list our stock until such time as our independent directors believe that the listing of our stock would be in the best interest of our stockholders. In order to provide stockholders with the benefit of interim liquidity, stockholders who have held their shares for at least one year may present all or a portion consisting of at least 25%, of the holder’s shares to us for redemption at any time in accordance with the procedures outlined below. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. We will not pay to our board of directors, our advisor or their affiliates any fees to complete any transactions under our share redemption program.

The redemption price per share will depend on the length of time you have held such shares as follows (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock):

•	after one year from the purchase date — 92.5% of the Redemption Amount (as defined below);

•	after two years from the purchase date — 95.0% of the Redemption Amount;

•	after three years from the purchase date — 97.5% of the Redemption Amount; and

•	after four years from the purchase date — 100% of the Redemption Amount.

At any time we are engaged in an offering of shares, the Redemption Amount for shares purchased under our share redemption program will always be equal to or lower than the applicable per share offering price. As long as we are engaged in an offering, the Redemption Amount shall be the lesser of the amount you paid for your shares or the price per share in the current offering. If we are no longer engaged in an offering, the per share Redemption Amount will be determined by our board of directors. Our board will announce any redemption price adjustment and the time period of its effectiveness as a part of its regular communications with our stockholders. At any time the redemption price during an offering is determined by any method other than the offering price, if we have sold property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sales, the per share redemption price will be reduced by the net sale proceeds per share distributed to investors prior to the redemption date as a result of the sale of such property in the special distribution. Our board will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While our board does not have specific criteria for determining a special distribution, we expect that a special distribution will only occur upon the sale of a property and the subsequent distribution of the net sale proceeds.

You generally have to hold your shares for one year before submitting your shares for redemption under the program; however, we may waive the one-year holding period in the event of the death, disability or bankruptcy of a stockholder. Shares redeemed in connection with the death or disability of a stockholder may be repurchased at a purchase price equal to the price actually paid for the shares.

During any calendar year, we will not redeem in excess of 5% of the weighted average number of shares outstanding during the prior calendar year. The cash available for redemption will be limited to the proceeds from the sale of shares pursuant to our distribution reinvestment plan.

We will redeem our shares on the last business day of the month following the end of each quarter. Requests for redemption would have to be received on or prior to the end of the quarter in order for us to repurchase the shares as of the end of the next month. You may withdraw your request to have your shares redeemed at any time prior to the last day of the applicable quarter.

If we could not purchase all shares presented for redemption in any quarter, based upon insufficient cash available and the limit on the number of shares we may redeem during any calendar year, we would attempt to honor redemption requests on a pro rata basis. We would treat the unsatisfied portion of the redemption request as a request for redemption the following quarter. At such time, you may then (1) withdraw your request for redemption at any time prior to the last day of the new quarter or (2) ask that we honor your request at such time, if, any, when sufficient funds become available. Such pending requests will generally be honored on a pro rata basis. We will determine whether we have sufficient funds available as soon as practicable after the end of each quarter, but in any event prior to the applicable payment date. The redemption price per share will be determined on the date of redemption, as will the Redemption Amount.

Our board of directors may choose to amend, suspend or terminate our share redemption program upon 30 days’ notice at any time. Additionally, we will be required to discontinue sales of shares under our distribution reinvestment plan on the earlier of                 , which is two years from the effective date of this offering, or the date we sell $100,000,000 in shares under the plan, unless we file a new registration statement with the SEC and applicable states. Because the redemption of shares will be funded with the net proceeds we receive from the sale of shares under our distribution reinvestment plan, the discontinuance or termination of our distribution reinvestment plan will adversely affect our ability to redeem shares under our share redemption program. We would notify you of such developments (1) in the annual or quarterly reports mentioned above or (2) by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Exchange Act. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then-required under federal securities laws.

Our share redemption program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as the listing of our shares on a national securities exchange, or our merger with a listed company. Our share redemption program will be terminated if our shares become listed on a national securities exchange. We cannot guarantee that a liquidity event will occur.

The shares we redeem under our share redemption program will be cancelled and return to the status of authorized but unissued shares. We do not intend to resell such shares to the public unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws.

During the years ended December 31, 2009 and 2010, we had no requests for redemption pursuant to our share redemption program. During the year ended December 31, 2011, we redeemed 12,000 shares of common stock for approximately $0.1 million at a weighted average price per share of $9.38. During the nine months ended September 30, 2012, we redeemed 9,700 shares of common stock for approximately $0.1 million at a weighted average price per share of $9.79. Since our inception, we have honored all redemption requests. As of September 30, 2012, we had 12,800 shares requested for redemption, which we redeemed on October 31, 2012. As of September 30, 2012, the maximum amount that may yet be redeemed under our share redemption program was approximately $2.7 million. We have funded all redemptions using proceeds from the sale of shares pursuant to our distribution reinvestment plan.

Restrictions on Roll-up Transactions

A roll-up transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity (roll-up entity) that is created or would survive after the successful completion of a roll-up transaction. This term does not include:

•	a transaction involving our securities that have been listed on a national securities exchange for at least 12 months; or

•

a transaction involving our conversion to trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to our advisor or our investment objectives.

In connection with any roll-up transaction involving the issuance of securities of a roll-up entity, an appraisal of all of our assets shall be obtained from a competent independent appraiser. The assets shall be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal shall assume an orderly liquidation of assets over a 12-

month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for the benefit of us and our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed roll-up transaction. If the appraisal will be included in a prospectus used to offer the securities of the roll-up entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for the offering.

In connection with a proposed roll-up transaction, the sponsor of the roll-up transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the roll-up entity offered in the proposed roll-up transaction; or

(2)	one of the following:

(a)	remaining as holders of our common stock and preserving their interests therein on the same terms and conditions as existed previously, or

(b)	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any roll-up transaction that would result in the stockholders having voting rights in a roll-up entity that are less than those provided in our charter and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and our dissolution:

•

that includes provisions that would materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the roll-up entity on the basis of the number of shares held by that investor;

•

in which our investor’s rights to access of records of the roll-up entity will be less than those provided in the section of this prospectus entitled “— Meetings and Special Voting Requirements” above; or

•	in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is not approved by the stockholders.

OUR OPERATING PARTNERSHIP AGREEMENT

General

The GC Net Lease REIT Operating Partnership, L.P., our operating partnership, was formed in August 2008 to acquire, own and operate properties on our behalf. It is an Umbrella Partnership Real Estate Investment Trust, or UPREIT, which structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as the operating partnership, will be deemed to be assets and income of the REIT.

A property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis. In addition, our operating partnership is structured to make distributions with respect to limited partnership units that will be equivalent to the distributions made to holders of our common stock. Finally, a limited partner in our operating partnership may later exchange his or her limited partnership units in our operating partnership for shares of our common stock in a taxable transaction at our sole discretion.

The First Amended and Restated Agreement of Limited Partnership of our operating partnership, or our operating partnership agreement, which was executed at the time of the contribution of the initial properties to our operating partnership, contains provisions that would allow, under certain circumstances, other persons, including other programs sponsored by our sponsor, to merge into or cause the exchange or conversion of their interests for interests of our operating partnership. In the event of such a merger, exchange or conversion, our operating partnership would issue additional limited partnership interests, which would be entitled to the same exchange rights as other limited partnership interests of our operating partnership. As a result, any such merger, exchange or conversion ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

We intend to hold substantially all of our assets through our operating partnership or in single purpose entity subsidiaries of our operating partnership. We are the sole general partner of our operating partnership. Our advisor has contributed $200,000 to our operating partnership. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership.

Concurrently with the contribution of certain of our properties to our operating partnership, our affiliates were issued approximately 2.6 million operating partnership units and unaffiliated third parties were issued an additional 0.5 million operating partnership units. As of December 11, 2012, our affiliates owned approximately 16% of the operating partnership units. See “Conflicts of Interest – Contribution Transactions.”

The following is a summary of certain provisions of our operating partnership agreement. This summary is not complete and is qualified by the specific language in our operating partnership agreement. You may obtain a copy of our operating partnership agreement free of charge upon your request.

Capital Contributions

As we accept subscriptions for shares, we will transfer the net proceeds of the offering to our operating partnership as a capital contribution. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Our operating partnership will be deemed to have simultaneously paid the sales commissions and other costs associated with the offering. If our operating partnership requires additional funds at any time in excess of capital contributions made by our advisor and us (which are minimal in amount), or from borrowings, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause our operating partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of our operating partnership and us.

Operations

Our operating partnership agreement requires that our operating partnership be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that our operating partnership will not be classified as a “publicly-traded partnership” for purposes of Section 7704 of the Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership. See “Federal Income Tax Considerations — Tax Aspects of Our Operating Partnership — Classification as a Partnership.”

Distributions and Allocations of Profits and Losses

Our operating partnership agreement provides that our operating partnership will distribute cash flow from operations to its partners in accordance with their relative percentage interests on at least a quarterly basis in amounts we, as general partner, determine. The effect of these distributions will be that a holder of one operating partnership unit will receive the same amount of annual cash flow distributions as the amount of annual distributions made to the holder of one of our shares.

Similarly, our operating partnership agreement provides that profits and taxable income are allocated to the partners of our operating partnership in accordance with their relative percentage interests. Subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations, the effect of these allocations will be that a holder of one operating partnership unit will be allocated, to the extent possible, taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in our operating partnership.

If our operating partnership liquidates, debts and other obligations must be satisfied before the partners may receive any distributions. Any distributions to partners then will be made to partners in accordance with their respective positive capital account balances. If we were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to our operating partnership equal to such negative balance for distribution to other partners, if any, having positive balances in such capital accounts.

Rights, Obligations and Powers of the General Partner

As our operating partnership’s general partner, we generally have complete and exclusive discretion to manage and control our operating partnership’s business and to make all decisions affecting its assets. This authority generally includes, among other things, the authority to:

•	acquire, purchase, own, operate, lease and dispose of any real property and any other property;

•	construct buildings and make other improvements on owned or leased properties;

•	authorize, issue, sell, redeem or otherwise purchase any debt or other securities;

•	borrow money;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types as we determine is necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine our operating partnership with another entity.

In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating real properties, our operating partnership will pay or cause our advisor or property manager to be reimbursed for all of our administrative and operating costs and expenses, and such expenses will be treated as expenses of our operating partnership. Such expenses will include:

•	all expenses relating to the formation and continuity of our existence;

•	all expenses relating to this offering of securities;

•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	all expenses associated with compliance by us with applicable laws, rules and regulations;

•	all costs and expenses relating to any issuance or redemption of partnership interests; and

•

all of our other operating or administrative costs incurred in the ordinary course of our business on behalf of our operating partnership (including reimbursements to our advisor and property manager for personnel costs; provided, however, no reimbursement shall be made to the extent such personnel perform services in transactions for which the advisor receives the acquisition fee or disposition fee).

Exchange Rights

The limited partners of our operating partnership, including our advisor, our sponsor, and certain affiliates of our sponsor, have the right to cause their operating partnership units to be redeemed by our operating partnership or purchased by us for cash. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the operating partnership units were exchanged for our shares based on the conversion ratio set forth in our operating partnership agreement. Alternatively, at our sole discretion, we may elect to purchase the operating partnership units by issuing shares of our common stock for operating partnership units exchanged based on the conversion ratio set forth in our operating partnership agreement. The conversion ratio is initially one to one, but is adjusted based on certain events including: (i) if we declare or pay a distribution in shares on our outstanding shares, (ii) if we subdivide our outstanding shares, or (iii) if we combine our outstanding shares into a smaller number of shares. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) cause us to be “closely held” within the meaning of Section 856(h) of the Code, or (4) cause us to own 9.9% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code.

Subject to the foregoing, limited partners of our operating partnership may exercise their exchange rights at any time after one year following the date of issuance of their operating partnership units. However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 operating partnership units, unless such limited partner holds less than 1,000 units, in which case, it must exercise his exchange right for all of its units. We do not expect to issue any of the shares of common stock offered hereby to limited partners of the operating partnership in exchange for their operating partnership units. Rather, in the event a limited partner of our operating partnership exercises its exchange rights, and we elect to purchase the operating partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.

Amendments to Our Operating Partnership Agreement

Our consent, as the general partner of our operating partnership, is required for any amendment to our operating partnership agreement. We, as the general partner of our operating partnership, and without the consent of any limited partner, may amend our operating partnership agreement in any manner, provided, however, that the consent of partners holding more than 50% of the partnership interests (other than partnership interests held by us, our advisor, our sponsor and certain affiliates of our sponsor) is required for the following:

•	any amendment affecting the conversion factor or the exchange right in a manner adverse to the limited partners;

•

any amendment that would adversely affect the rights of the limited partners to receive the distributions payable to them pursuant to our operating partnership agreement (other than the issuance of additional limited partnership interests);

•	any amendment that would alter the allocations of our operating partnership’s profit and loss to the limited partners (other than the issuance of additional limited partnership interests);

•	any amendment that would impose on the limited partners any obligation to make additional capital contributions to our operating partnership; and

•	any amendment pursuant to a plan of merger, plan of exchange or plan of conversion.

Termination of Our Operating Partnership

Our operating partnership will have perpetual duration, unless it is dissolved earlier upon the first to occur of the following:

•	we declare for bankruptcy or withdraw from the partnership, provided, however, that the remaining partners may decide to continue the business;

•	90 days after the sale or other disposition of all or substantially all of the assets of the partnership;

•	the exchange of all limited partnership interests (other than such interests we, or our affiliates, hold); or

•	we elect, as the general partner, to dissolve our operating partnership.

Transferability of Interests

We may not (1) voluntarily withdraw as the general partner of our operating partnership, (2) engage in any merger, consolidation or other business combination, or (3) transfer our general partnership interest in our operating partnership (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership and agrees to assume all obligations of the general partner of our operating partnership. We may also enter into in any merger, consolidation or other business combination upon the receipt of the consent of partners holding more than 50% of the partnership interests, including partnership interests held by us, our advisor, our sponsor and certain affiliates of our sponsor. If we voluntarily seek protection under bankruptcy or state insolvency laws, or if we are involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners have no right to remove us as general partner. With certain exceptions, a limited partner may not transfer its interests in our operating partnership, in whole or in part, without our written consent as general partner. In addition, our advisor may not transfer its interest in our operating partnership as long as it is acting as our advisor.

PLAN OF DISTRIBUTION

General

We are publicly offering a maximum of $1,100,000,000 in shares through Griffin Capital Securities, Inc., our dealer manager, a registered broker-dealer affiliated with our sponsor. Of this amount, we are offering $1,000,000,000 in shares in our primary offering at a price of $             per share (except as noted below) on a “best efforts” basis, which means that our dealer manager must use only its best efforts to sell the stock and has no firm commitment or obligation to purchase any of the stock. We are offering the remaining $100,000,000 in shares through our distribution reinvestment plan at a purchase price of $             per share. We will offer these shares through             , which is two years after the effective date of this offering, unless extended by our board of directors as permitted under applicable law, or extended with respect to shares offered pursuant to our distribution reinvestment plan. We reserve the right to reallocate shares between our primary offering and our distribution reinvestment plan. We also reserve the right to terminate the primary offering or the distribution reinvestment plan offering at any time.

Determination of Offering Price

[to be added on February 1, 2013]

Compensation of Dealer Manager and Participating Broker-Dealers

Except as provided below, our dealer manager will receive sales commissions of up to 7% of the gross offering proceeds for shares sold in our primary offering. Except for shares sold under our distribution reinvestment plan, for which there will be no dealer manager fee, and in other instances described below, our dealer manager will receive up to 3% of the gross offering proceeds from our primary offering as compensation for managing and coordinating the offering, working with participating broker-dealers and providing sales and marketing assistance. Our dealer manager will pay all wholesaling costs, including, but not limited to, the salaries and commissions of its wholesalers, out of the dealer manager fee. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the stock.

Our dealer manager will enter into participating dealer agreements with certain other broker-dealers which are members of FINRA, referred to as participating broker-dealers, to authorize them to sell our shares. Upon sale of our shares by such participating broker-dealers, our dealer manager will re-allow all of the sales commissions paid in connection with sales made by these participating broker-dealers.

Our dealer manager may re-allow to participating broker-dealers a portion of the 3% dealer manager fee earned on the proceeds raised by the participating broker-dealers as marketing fees, reimbursement of the costs and expenses of attending training and education meetings sponsored by our dealer manager, payment of attendance fees required for employees of our dealer manager or other affiliates to attend retail seminars sponsored by participating broker-dealers, or to defray other distribution-related expenses. The marketing fees portion of the re-allowance will be paid to any particular participating broker-dealer based upon the projected volume of sales and the amount of marketing assistance and level of marketing support we expect such participating broker-dealer to provide in this offering.

We expect to pay an additional amount of gross offering proceeds as reimbursements to participating broker-dealers (either directly or through our dealer manager) for bona fide due diligence expenses incurred by our dealer manager and such participating broker-dealers in discharging their responsibility to ensure that all material facts pertaining to this offering are adequately and accurately disclosed in the prospectus. Such reimbursement of due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by participating broker-dealers and their personnel when visiting our office to verify information relating to us and this offering and, in some cases, reimbursement of actual costs of third party professionals retained to provide due diligence services to our dealer manager and participating broker-dealers. We or our dealer manager shall have the right to require that any participating broker-dealer provide a detailed and itemized invoice for any such due diligence expenses. If the due diligence bill cannot be justified, any excess over actual due diligence expenses that is paid is considered by FINRA to be a non-accountable expense will be considered underwriting compensation and will be included within the 10% compensation guideline under FINRA Rule 2310 and reflected on the participating broker-dealer’s books and records. Such amounts, when aggregated with all other non-accountable expenses may not exceed 3% of gross offering proceeds.

Our shares will also be distributed through registered investment advisors who are generally compensated on a fee-for-service basis by the investor. In the event of the sale of shares in our primary offering through an investment advisor compensated on a fee-for-service basis by the investor, our dealer manager will waive its right to a commission and we may waive in our discretion a portion of the dealer manager fee.

Our directors and officers, as well as directors, officers and employees of our advisor or its affiliates, including sponsors and consultants, may purchase shares in our primary offering at a reduced

price. The purchase price for such shares shall be $             per share reflecting the fact that sales commissions and dealer manager fees in the aggregate amount of $             per share will not be payable in connection with such sales. The net proceeds to us from such sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of shares. Our advisor and its affiliates are expected to hold their shares purchased as stockholders for investment and not with a view towards distribution.

Any reduction in commissions in instances where lesser or no commissions or dealer manager fees are paid by us in connection with the sale of our shares will reduce the effective purchase price per share of shares to the investor involved but will not alter the net proceeds payable to us as a result of such sale. Distributions will be the same with respect to all shares whether or not the purchaser received a discount. Investors for whom we pay reduced commissions or dealer manager fees will receive higher returns on their investments in our shares as compared to investors for whom we do not pay reduced commissions and dealer manager fees.

Underwriting Compensation and Organization and Offering Expenses

The following table shows the estimated maximum compensation payable to our dealer manager and participating broker-dealers, and estimated organization and offering expenses in connection with this offering, including amounts deemed to be underwriting compensation under applicable FINRA rules.

Type of Compensation and Expenses	Maximum Amount(1)	Percentage of Maximum (excluding DRP Shares)
Sales Commissions(2)	$70,000,000	7.00%
Dealer Manager Fee(3)	$30,000,000	3.00%
Organization and Offering Expenses(4)	$17,500,000	1.75%

Total	$117,500,000	11.75%

(1)	Assumes the sale of the maximum offering in our primary offering of $1,000,000,000 in shares of common stock, excluding shares sold under our distribution reinvestment plan.

(2)

For purposes of this table, we have assumed no volume discounts or waived commissions as discussed elsewhere in this “Plan of Distribution” section. We will not pay commissions for sales of shares pursuant to our distribution reinvestment plan.

(3)

For purposes of this table, we have assumed no waived dealer manager fees as discussed elsewhere in this “Plan of Distribution” section. We will not pay a dealer manager fee for sales of shares pursuant to our distribution reinvestment plan.

(4)

Organization and offering expenses consist of all expenses (other than sales commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing, filing and registration fees, and other accountable offering expenses including, but not limited to: (a) costs and expenses of conducting educational conferences and seminars; (b) costs and expenses of attending broker-dealer sponsored conferences; (c) amounts to reimburse our advisor for all marketing related costs and expenses such as salaries and direct expenses of employees of our advisor and its affiliates in connection with registering and marketing of our shares, including, but not limited to, the senior management team and various other accounting and finance employees and administrative overhead allocated to these employees; (d) facilities and technology costs, insurance expenses and other costs and expenses associated with the offering and to facilitate the marketing of our shares; and (e) payment or reimbursement of bona fide due diligence expenses. Of the total estimated organization and offering expenses, it is estimated that approximately $100,000,000 of this amount would be considered underwriting compensation under applicable FINRA rules, and that approximately $17,500,000 of this amount would be treated as issuer or sponsor costs or bona fide due diligence expenses and, accordingly, would not be treated as underwriting compensation under applicable FINRA rules.

Our dealer manager employs wholesalers who attend local, regional and national conferences of the participating broker-dealers and who contact participating broker-dealers and their registered representatives to make presentations concerning us and this offering and to encourage them to sell our shares. The wholesalers receive base salaries and bonuses as compensation for their efforts. Our dealer manager sponsors training and education meetings for broker-dealers and their representatives. Our dealer manager will pay the travel, lodging and meal costs of invitees. The other costs of the training and education meetings will be borne by programs sponsored by our advisor, including us. Our estimated allocation of the costs associated with these training and education meetings are included in our estimates of our organization and offering expenses. All of these dealer manager costs will be paid out of the dealer manager fee.

In accordance with FINRA rules, in no event will our total underwriting compensation, including, but not limited to, sales commissions, the dealer manager fee and expense reimbursements to our dealer manager and participating broker-dealers, exceed 10% of our gross offering proceeds, in the aggregate. We expect to pay an additional amount of gross offering proceeds for bona fide accountable due diligence expenses; however, to the extent these due diligence expenses cannot be justified, any excess over actual due diligence expenses will be considered underwriting compensation subject to the above 10% limitation and, when aggregated with all other non-accountable expenses may not exceed 3% of gross offering proceeds. We may also reimburse our advisor for all expenses incurred by our advisor and its affiliates in connection with this offering and our organization, but in no event will such amounts exceed (i) 3.5% of the gross offering proceeds raised by us in the terminated or completed offering (excluding sales commissions and dealer manager fees), or (ii) 15% of the gross offering proceeds raised by us in the terminated or completed offering (including sales commissions and dealer manager fees). If the organization and offering expenses exceed such limits, within 60 days after the end of the month in which the offering terminates or is completed, our advisor must reimburse us for any excess amounts. FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds.

We will indemnify the participating broker-dealers and our dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the participating dealer agreement. If we are unable to provide this indemnification, we may contribute to payments the indemnified parties may be required to make in respect of those liabilities.

Volume Discounts

We are offering, and participating broker-dealers and their registered representatives will be responsible for implementing, volume discounts to investors who purchase $500,000 or more in shares from the same participating broker-dealer, whether in a single purchase or as the result of multiple purchases. Any reduction in the amount of the sales commissions as a result of volume discounts received may be credited to the investor in the form of the issuance of additional shares.

The volume discounts operate as follows:

Amount of Shares Purchased	Commission Percentage	Price Per Share to the Investor	Amount of Commission Paid Per Share	Net Offering Proceeds Per Share
Up to $500,000	7.0%	$	$	$

$500,000.01 to $1,000,000	6.0%	$	$	$
$1,000,000.01 to $2,000,000	5.0%	$	$	$
$2,000,000.01 to $5,000,000	4.0%	$	$	$
$5,000,000.01 to $7,500,000	3.0%	$	$	$
$7,500,000.01 to $10,000,000	2.0%	$	$	$
$10,000,000.01 and over	1.0%	$	$	$

The reduced selling price per share and selling commissions are applied to the incremental dollar amounts falling within the indicated range only. All commission rates are calculated assuming a $             price per share. Thus, for example, an investment of $1,500,000 would result in a total purchase of approximately              shares of our common stock as follows:

•	Approximately shares of our common stock at $ per share (total: $500,000) and a 7.0% commission;

•	Approximately shares of our common stock at approximately $ per share (total: $500,000) and a 6.0% commission; and

•	Approximately shares of our common stock at approximately $ per share (total: $500,000) and a 5.0% commission.

In the above example, you will receive approximately              shares instead of              shares, the number of shares you would have received if you had paid $             per share. The net offering proceeds we receive from the sale of shares are not affected by volume discounts.

If you qualify for a particular volume discount as the result of multiple purchases of our shares, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases. For this purpose, if you purchased shares issued and sold in our initial public offering or this offering, you will receive the benefit of such share purchases in connection with qualifying for volume discounts in future offerings.

As set forth below, a “single purchaser” may combine purchases by other persons for the purpose of qualifying for a volume discount, and for determining commissions payable to participating broker-dealers. You must request that your share purchases be combined for this purpose by designating such on your subscription agreement. For the purposes of such volume discounts, the term “single purchaser” includes:

•	an individual, his or her spouse and their parents or children under the age of 21 who purchase the common shares for his, her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Code; and

•	all commingled trust funds maintained by a given bank.

Any request to combine purchases of our shares will be subject to our verification that such purchases were made by a “single purchaser.”

Requests to combine subscriptions as part of a combined order for the purpose of qualifying for volume discounts must be made in writing by the participating broker-dealer, and any resulting reduction in commissions will be prorated among the separate subscribers. As with volume discounts provided to qualifying single purchasers, the net proceeds we receive from the sale of shares will not be affected by volume discounts provided as a result of a combined order.

Regardless of any reduction in any commissions for any reason, any other fees based upon gross proceeds of the offering will be calculated as though the purchaser paid $             per share. An investor qualifying for a volume discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Notwithstanding the foregoing, after you have acquired our common shares and if you are a participant in our distribution reinvestment plan, you may not receive a discount greater than 5% on any subsequent purchase of our shares. This restriction may limit the amount of the volume discounts available to you after your initial investment.

California and Minnesota residents should be aware that volume discounts will not be available in connection with the sale of shares made to such investors to the extent such discounts do not comply with the laws of California and Minnesota. Pursuant to this rule, volume discounts can be made available to California or Minnesota residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

•	all purchasers of the shares must be informed of the availability of volume discounts;

•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California and Minnesota residents will be available in accordance with the foregoing table of uniform discount levels based on dollar amount of shares purchased for single purchasers. However, no discounts will be allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the dollar amount of shares purchased.

For sales of $10,000,000 or more, our dealer manager may agree to waive all or a portion of the dealer manager fee such that shares purchased in any such transaction may be at a discount of up to 9.0% or $             per share, reflecting a reduction in selling commissions from 7% to 1.0% as the result of volume discounts and an additional reduction of 3% due to the dealer manager’s waiver of its fee. The net offering proceeds we receive will not be affected by any such waiver of the dealer manager fee.

You should ask your financial advisor and broker-dealer about the ability to receive volume discounts through any of the circumstances described above.

Subscription Procedures

General

To purchase shares in this offering, you must complete the subscription agreement, a sample of which is contained in this prospectus as Appendix A. You should pay for your shares by check payable to “Griffin Capital Net Lease REIT, Inc.” or as otherwise instructed by your participating broker-dealer. Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscription payments will be deposited into a special account in our name under the joint authorization of our dealer manager and us until such time as we have accepted or rejected the subscription. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to the rejected subscribers within 10 business days thereafter. If accepted, the funds will be transferred into our general account. We may not accept a subscription for shares until at least five business days after the date you receive the final prospectus. You will receive a confirmation of your subscription. We generally accept investments from stockholders on a daily basis.

Automatic Investment Plan

Investors who desire to purchase shares during the offering period at regular intervals may be able to do so through their participating broker-dealer or, if they are investing in this offering other than through a participating broker-dealer, through our dealer manager by completing the appropriate section in the subscription agreement or by completing an automatic investment plan enrollment form. Participation in the automatic investment plan is limited to investors who have already met the minimum purchase requirement in this offering of $2,500. The minimum periodic investment is $100 per month. The opportunity to make periodic investments under the automatic investment plan is available only during the offering period. The automatic investment plan is not available to residents of Alabama, Nebraska, Ohio or Tennessee.

We will provide a confirmation of your monthly purchases under the automatic investment plan within five business days after the end of each month. The confirmation will disclose the following information:

•	the amount of the investment;

•	the date of the investment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

We will pay the same commissions, dealer manager fees and other offering expenses in connection with sales made under the automatic investment plan that we pay in connection with all other sales made in our primary offering, of which shares issued under the automatic investment plan are included. For this reason, at the time you complete your enrollment in the automatic investment plan, you must still be associated with a participating broker-dealer and identify your registered representative and participating broker-dealer as part of your enrollment. For purchases made after you enroll, unless we are notified in writing that you have changed your broker-dealer firm, we will continue to pay sales commissions and dealer manager fees to the broker-dealer you identified through your initial enrollment.

You may terminate your participation in the automatic investment plan at any time by providing us with written notice. Your participation in the plan will also terminate should you no longer meet the suitability standards described above in the “Suitability Standards” section immediately following the cover page of this prospectus.

Subscription Agreement

The general form of subscription agreement that investors will use to subscribe for the purchase of shares in this offering is included as Appendix A to this prospectus. The subscription agreement requires all investors subscribing for shares to make the following certifications or representations:

•	your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

•	you received a copy of this prospectus;

•

you meet the minimum income, net worth and higher suitability standards imposed by your state of primary residence, if applicable, as described in the “Suitability Standards” section of this prospectus;

•	you are purchasing the shares for your own account; and

•	you acknowledge that there is no public market for the shares and, thus, your investment in shares is not liquid.

The above certifications and representations are included in the subscription agreement in order to help satisfy the responsibility of participating broker-dealers and our dealer manager to make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any shares to you unless you are able to make the above certifications and representations by executing the subscription agreement. By executing the subscription agreement, you will not, however, be waiving any rights you may have under the federal securities laws.

Determination of Suitability

Our sponsor and participating broker-dealers and others selling shares on our behalf have the responsibility to make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. In making this determination, our sponsor or those selling shares on our behalf have a responsibility to ascertain that the prospective stockholder:

•	meets the applicable minimum income and net worth standards set forth in the “Suitability Standards” section immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our common stock based on the prospective stockholder’s overall investment objectives and portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation; and

•	has apparent understanding of:

•	the fundamental risks of an investment in our common stock;

•	the risk that the stockholder may lose your entire investment;

•	the lack of liquidity of our common stock;

•	the restrictions on transferability of our common stock;

•	the background and qualifications of our advisor and its affiliates; and

•	the tax consequences of an investment in our common stock.

Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective stockholder, as well as any other pertinent factors. Our sponsor or those selling shares on our behalf must maintain, for a six-year period, records of the information used to determine that an investment in stock is suitable and appropriate for each stockholder.

Minimum Purchase Requirements

The minimum initial investment is at least $2,500, except for purchases by (1) our existing stockholders, including purchases made pursuant to the distribution reinvestment plan, and (2) existing investors in other programs sponsored by our sponsor, which may be in lesser amounts; provided however, that the minimum initial investment for purchases made by an IRA is at least $1,500. In addition, you may not transfer, factionalize or subdivide your investment in shares of our common stock so as to retain fewer than the number of shares of our common stock required under the applicable minimum initial investment. In order for retirement plans to satisfy the minimum initial investment requirements, unless otherwise prohibited by state law, a husband and wife may contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code (Code).

Until our shares are listed on a national securities exchange, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares of stock required for the minimum purchase described above, except in the following circumstances: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates, and transfers by operation of law.

HOW TO SUBSCRIBE

Investors who meet the applicable suitability standards and minimum purchase requirements described in the “Suitability Standards” section of this prospectus may purchase shares of common stock. If you want to purchase shares, you must proceed as follows:

(1) Receive a copy of the prospectus and the current supplement(s), if any, accompanying this prospectus.

(2) Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix A.

(3) Deliver a completed subscription agreement and a check to Griffin Capital Securities, Inc. or its designated agent for the full purchase price of the shares being subscribed for, payable to “Griffin Capital Net Lease REIT, Inc.” or as otherwise instructed by your participating broker-dealer. Certain participating broker-dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check made payable as described herein for the purchase price of your subscription. The name of the participating dealer appears on the subscription agreement.

(4) Execute the subscription agreement and pay the full purchase price for the shares subscribed for, attest that you meet the minimum income and net worth standards as provided in the “Suitability Standards” section of this prospectus and as stated in the subscription agreement and accept the terms of the subscription agreement.

An approved trustee must process through us and forward us subscriptions made through IRAs, Keogh plans, 401(k) plans and other tax-deferred plans. If you want to purchase shares through an IRA, SEP or other tax-deferred account, Sterling Trust Company has agreed to serve as IRA custodian for such purpose. Sterling Trust Company has agreed to provide this service to our stockholders with annual maintenance fees charged at a discounted rate. We will pay the fees related to the establishment of investor accounts with Sterling Trust Company that exceed $5,000, and we will also pay the fees related to the maintenance of any such account for the first year following its establishment.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The sales materials may include information relating to this offering, the past performance of our advisor, and its affiliates, property brochures and articles and publications concerning the commercial real estate industry or real estate in general. In certain jurisdictions, some or all of our sales material may not be permitted and will not be used in those jurisdictions.

The offering of shares is made only by means of this prospectus. Although the information contained in our supplemental sales material will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

Baker Donelson will pass upon the legality of the common stock and legal matters in connection with our status as a REIT for federal income tax purposes. Baker Donelson does not purport to represent our stockholders or potential investors, who should consult their own counsel. Baker Donelson also provides legal services to our advisor as well as certain of our affiliates and may continue to do so in the future.

EXPERTS

The consolidated financial statements of Griffin Capital Net Lease REIT, Inc. appearing in Griffin Capital Net Lease REIT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011 (including the financial statement schedule therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The Statements of Revenue and Certain Expenses of the Will Partners property and the Emporia Partners property for each of the three years ended December 31, 2009, appearing in Griffin Capital Net Lease REIT, Inc.’s Form 8-K/As filed on August 20, 2010 and November 12, 2010, respectively, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The Statement of Revenue and Certain Operating Expenses of the ITT property for the year ended December 31, 2009, appearing in Griffin Capital Net Lease REIT, Inc.’s Form 8-K/A filed on November 15, 2010, has been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and is incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The Statement of Revenues and Certain Operating Expenses of the AT&T property for the year ended December 31, 2011, appearing in Griffin Capital Net Lease REIT, Inc.’s Form 8-K/A filed on April 12, 2012, has been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and is incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The Statement of Revenues and Certain Operating Expenses of the Westinghouse property for the year ended December 31, 2011, appearing in Griffin Capital Net Lease REIT, Inc.’s Form 8-K/A filed on June 6, 2012, has been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and is incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We previously filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock issued in this offering. The prospectus is a part of that registration statement as amended and, as allowed by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document referred to are necessarily summaries of such contract or document and in each instance, if the contract or document is filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. We furnish our stockholders by mail (or, where permitted, by electronic delivery and notification) with annual reports containing consolidated financial statements certified by an independent registered public accounting firm. The registration statement is, and all of these filings with the SEC are, available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room. You can also access documents that will be incorporated by reference into this prospectus at the web site we maintain at www.griffincapitalnetleasereit.com. There is additional information about us and our affiliates at our web site, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus. We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. The following documents filed with the SEC are incorporated by reference into our prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Amendment to Current Report on Form 8-K/A filed on August 20, 2010;

•	Amendment to Current Report on Form 8-K/A filed on November 12, 2010;

•	Amendment to Current Report on Form 8-K/A filed on November 15, 2010;

•	Amendment to Current Report on Form 8-K/A filed on March 18, 2011;

•	Amendment to Current Report on Form 8-K/A filed on July 27, 2011;

•	Annual Report on Form 10-K for the Year Ended December 31, 2011 filed on March 26, 2012;

•	Amendment to Current Report on Form 8-K/A filed on April 12, 2012;

•	Definitive Proxy Statement on Schedule 14A filed on April 16, 2012;

•	Current Report on Form 8-K filed on June 5, 2012;

•	Amendment to Current Report on Form 8-K/A filed on June 6, 2012;

•	Current Report on Form 8-K filed on June 22, 2012;

•	Current Report on Form 8-K filed on July 2, 2012;

•	Current Report on Form 8-K filed on September 27, 2012;

•	Current Report on Form 8-K filed on October 4, 2012;

•	Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2012 filed on November 13, 2012;

•	Current Report on Form 8-K filed on November 14, 2012;

•	Current Report on Form 8-K filed on December 6, 2012; and

•	Current Report on Form 8-K filed on December 6, 2012.

Subsequent to the date of this prospectus, we are electing to “incorporate by reference” certain information into the prospectus. By incorporating by reference, we will be disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of the prospectus, except for information incorporated by reference that is superseded by information contained in the prospectus.

We will provide to each person to whom the prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into the prospectus but not delivered with the prospectus. To receive a free copy of any of the documents incorporated by reference in the prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call us at (310) 606-5900 or write us at Griffin Capital Net Lease REIT, Inc., 2121 Rosecrans Avenue, Suite 3321, El Segundo, California 90245. The information relating to us contained in the prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in the prospectus.

We maintain an Internet website at www.griffincapitalnetleasereit.com, at which there is additional information about us. The contents of that site are not incorporated by reference in, or otherwise a part of, this prospectus.

ELECTRONIC DELIVERY OF DOCUMENTS

Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information (“documents”) electronically by so indicating on the subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. Unless you elect in writing to receive documents electronically, all documents will be provided in paper form by mail. You must have Internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. Documents will be available on our Internet web site. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

Appendix A

GRIFFIN CAPITAL NET LEASE REIT, INC.

SUBSCRIPTION AGREEMENT

(SECOND OFFERING)

1	YOUR INITIAL INVESTMENT

Make all checks* payable to: “GRIFFIN CAPITAL NET LEASE REIT, INC.”

*Cash, cashier’s checks/official bank checks under $10,000, foreign checks, money orders, third party checks, or traveler’s checks are not accepted.

The minimum investment is $2,500**
Investment Amount: $
All additional investments must be for at least $100.

**Unless	otherwise described in our prospectus

☐ Waiver of Commission Please check this box if you are eligible for a waiver of commission. Waivers of commissions are available to: purchases through an affiliated investment advisor, participating Broker-Dealer or its retirement plan, or for a representative of a participating Broker-Dealer or his or her retirement plan or family member(s).

2	FORM OF OWNERSHIP

(Select only one)

☐     INDIVIDUAL OR

☐     JOINT TENANT

Type of Joint Tenancy

(Joint accounts will be registered as joint tenants with rights of survivorship unless otherwise indicated)

☐     TRANSFER ON DEATH

(optional designation of beneficiaries for individual, joint owners with rights of survivorship, or tenants by the entireties)

☐     PENSION PLAN (Include Plan Documents)

☐     TRUST (Include title and signature pages)

☐     CORPORATION OR PARTNERSHIP

(Include Corporate Resolution or Partnership Agreement)

☐     PROFIT SHARING

☐     OTHER

(Include title and signature pages)

☐ UNIFORM GIFT/TRANSFER TO MINORS (UGMA/UTMA) Under the UGMA/UTMA of the State of ☐ IRA (Third Party Administered IRA)

3	INVESTOR & CUSTODIAL INFORMATION

Please print name(s) in which shares are to be registered. If establishing a retirement plan, include both custodian and investor names and Taxpayer ID numbers.

☐  U.S. Citizen    ☐  Resident Alien – Country of Origin                  ☐  Non-resident Alien – Country of Origin

Individual/Custodian/Trustee (All fields must be completed)

Custodial Name	Tax ID

First Name	(MI)	Last Name	Gender (M/F)

Social Security Number/Tax ID Number	Drivers License Number/State	Date of Birth (MM/DD/YYYY)

Joint Owner/Minor/Beneficial Owner/Co-Trustee (All fields must be completed)

First Name	(MI)	Last Name	Gender (M/F)

Social Security Number	Drivers License Number/State	Date of Birth (MM/DD/YYYY)

Transfer on Death Beneficiary Information (For Individual or Joint Tenant Accounts only)

First Name	(MI)	Last Name	Social Security Number	Primary Contingent %

First Name	(MI)	Last Name	Social Security Number	Primary Contingent %

Trust/Corporation/Partnership/Other (Trustee information must be provided above)

Entity Name	Tax ID Number	Date of Trust

Transfer Agent Use Only
Sub. #	Admit Date	Amount	Check #

Appendix A

4	ADDRESS INFORMATION

A.	Custodian (Section 4D must be completed if mailing address in Section 4A is a P.O. Box)

Street Address	Apt. #

City	State	Zip Code

B.	Individual/Trustee/Corporation (Section 4D must be completed if mailing address in Section 4B is a P.O. Box)

Street Address	Apt. #

City	State	Zip Code

If Non-U.S., Specify Country	Daytime Phone Number	E-mail Address

C.	Joint Owner/Minor/Beneficial Owner/Co-Trustee (If different than address of record)

Street Address	Apt. #

City	State	Zip Code

If Non-U.S., Specify Country	Daytime Phone Number	E-mail Address

D.	Residential Street Address (Section 4D must be completed if mailing address in Section 4A or 4B is a P.O. Box)

Street Address	Apt. #

City	State	Zip Code

If Non-U.S., Specify Country	Daytime Phone Number

5	DISTRIBUTIONS

Complete this section to enroll in the Distribution Reinvestment Plan or to elect to receive distributions by check mailed to you, by check mailed to a third-party or alternate address, or by direct deposit.

IRA accounts may not direct distributions without the custodian’s approval.

I hereby subscribe for shares of Griffin Capital Net Lease REIT, Inc. and elect the distribution option indicated below:

(Select each that apply – must equal 100%)

1. ☐ Participate in the Distribution Reinvestment Plan (see Prospectus for details)             %

2. ☐ Check mailed to the address set forth in Section 4A above             %

3. ☐ Check mailed to the address set forth in Section 4B above             %

4. ☐ Check mailed to Third-Party/Alternate Address             %

    To direct distributions to a party other than the registered owner, please provide applicable information below.

5. ☐ Direct Deposit Please attach a pre-printed voided check. (Non-Custodian Investors Only)             %

I authorize Griffin Capital Net Lease REIT, Inc. or its agent to deposit my distribution to my checking or savings account. This authority will remain in force until I notify Griffin Capital Net Lease REIT, Inc. in writing to cancel it. In the event that Griffin Capital Net Lease REIT, Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Name/Entity Name/Financial Institution	Mailing Address

City	State	Zip Code

Please Attach a Pre-printed Voided Check Here*

* The above services cannot be established without a pre-printed voided check.

For Electronic Funds Transfers, signatures of bank account owners are required exactly as they appear on bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Signature

Signature
Your Bank’s ABA Routing Number	Your Bank Account Number ☐ Checking Account ☐ Savings Account

Appendix A

6	ACCOUNT OPTIONS (You may select more than one option)

A. ☐ Automatic Investment Plan. Electronic Funds Transfer from your bank account directly to your Griffin Capital Net Lease REIT, Inc. investment account ($100 Minimum). I authorize Griffin Capital Net Lease REIT, Inc. or its agent to draft from my checking or savings account. This authority will remain in force until I notify Griffin Capital Net Lease REIT, Inc. in writing to cancel it. In the event that Griffin Capital Net Lease REIT, Inc. drafts funds erroneously from my account, they are authorized to credit my account for an amount not to exceed the amount of the erroneous draft.*

*Automatic Investment Plan is not available to residents of Alabama, Nebraska, Ohio or Tennessee.

Name of Financial Institution	Mailing Address

City	State	Zip Code

Please Attach a Pre-printed Voided Check Here*
* The above services cannot be established without a pre-printed voided check. For Electronic Funds Transfers, signatures of bank account owners are required exactly as they appear on bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.
Signature

Signature
Your Bank’s ABA Routing Number	Your Bank Account Number ☐ Checking Account ☐ Savings Account

I authorize Griffin Capital Net Lease REIT, Inc. or its agent to draft from my checking or savings account $                    (MONTHLY AMOUNT) on the second day of each month, starting on        /       /        (START DATE).

                                                                                              MM / DD / YY

B. ☐ Electronic Delivery of Reports and Updates. I authorize Griffin Capital Net Lease REIT, Inc. to make available on its website at www.griffincapitalnetleasereit.com its quarterly reports, annual reports, proxy statements, prospectus supplements or other reports required to be delivered to me, as well as any property or marketing updates, and to notify me via e-mail when such reports or updates are available in lieu of receiving paper documents. (You must provide an e-mail address if you choose this option)

E-mail address:

7	BROKER-DEALER/FINANCIAL ADVISOR INFORMATION (All fields must be completed)

The Financial Advisor must sign below to complete order. The Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence.

Broker-Dealer Name	BD Mailing Address

City	State	Zip Code

Telephone Number	Fax Number

Financial Advisor Firm Name	Financial Advisor Name

Advisor Mailing Address

City	State	Zip Code

Telephone Number	Fax Number

E-mail Address

☐	Registered Investment Advisor (RIA): All sales of securities must be made through a Broker-Dealer. If an RIA has introduced a sale, the sale must be conducted through (1) the RIA in his or her capacity as a Registered Representative of a Broker-Dealer, if applicable; (2) a Registered Representative of a Broker-Dealer which is affiliated with the RIA, if applicable; or (3) if neither (1) nor (2) is applicable, an unaffiliated Broker-Dealer. (Section 7 must be filled in.)

The undersigned confirm on behalf of the Broker-Dealer that they (1) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (2) have discussed such investor’s prospective purchase of shares with such investor; (3) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares, (4) have delivered a current Prospectus and related supplements, if any, to such investor; (5) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; and (6) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

X			X
	Financial Advisor Signature	Date		Branch Manager Signature (If required by Broker-Dealer)	Date

Appendix A

8	SUBSCRIBER SIGNATURES

TAXPAYER IDENTIFICATION NUMBER OR SOCIAL SECURITY NUMBER CONFIRMATION (required): The investor signing below, under penalties of perjury, certifies that (1) the number shown on this subscription agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me), (2) I am not subject to backup withholding because I am exempt from backup withholding, I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident alien), unless I have otherwise indicated in Section 3 above.

I understand that I will not be admitted as a stockholder until my investment has been accepted. Depositing of my check alone does not constitute acceptance. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA PATRIOT Act and depositing funds.

Griffin Capital Net Lease REIT, Inc. is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Griffin Capital Net Lease REIT, Inc. may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce Griffin Capital Net Lease REIT, Inc. to accept this subscription, I hereby represent and warrant to you as follows:

[ALL ITEMS MUST BE READ AND INITIALED.]		Owner	Joint Owner

(1)	I have received the final Prospectus of Griffin Capital Net Lease REIT, Inc.
		Initials	Initials
(2)

I have (x) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more, or (y) a net worth (as described above) of at least $70,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $70,000 gross annual income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “SUITABILITY STANDARDS.” I will not purchase additional shares unless I meet those suitability requirements at the time of purchase. Net worth $

		Initials	Initials
(3)	I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.
		Initials	Initials
(4)

I (we) represent that I am (we are) purchasing the shares for my (our) own account; or, if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), then I (we) represent that I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) the trustee(s) or authorized agent(s).

		Initials	Initials

For Kansas Residents – It is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other direct participation investments.

For Maine Residents – The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar offerings not exceed 10% of the investor’s liquid net worth.

		Initials	Initials

Your sale is not final for five (5) business days after your receipt of the final Prospectus. We will deliver a confirmation of sale to you after your purchase is completed.

If you participate in the Distribution Reinvestment Plan or make subsequent purchases of shares of Griffin Capital Net Lease REIT, Inc., including purchases made pursuant to our Automatic Investment Program, you agree that, if you fail to meet the suitability requirements for making an investment in shares or can no longer make the other representations or warranties set forth in this Section 8, you are required to promptly notify Griffin Capital Net Lease REIT, Inc. and your Broker-Dealer in writing.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

X			X
	Signature of Investor/Owner	Date		Signature of Custodian, Joint Owner or Beneficial Owner (if applicable)	Date

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF IRA OR QUALIFIED PLAN IS ADMINISTERED BY A THIRD PARTY)

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in Griffin Capital Net Lease REIT, Inc.

OVERNIGHT TO: Griffin Capital Net Lease REIT, Inc., c/o DST Systems 430 W. 7th Street, Kansas City, MO 64105 888.926.2688	REGULAR MAIL TO: Griffin Capital Net Lease REIT, Inc., c/o DST Systems P.O. Box 219133, Kansas City, MO 64121-9133 888.926.2688

ACH/WIRE INSTRUCTIONS:

Bank: UMB Bank, N.A., ABA#: 101000695, Account#: 9871976270

1010 Grand, 4th Floor, Mail Stop: 1020409, Kansas City, MO 64106

Accepted by Griffin Capital Net Lease REIT, Inc.

By	Sub #

Appendix A

APPENDIX B

GRIFFIN CAPITAL NET LEASE REIT, INC.

DISTRIBUTION REINVESTMENT PLAN

Amended and Restated As of

Griffin Capital Net Lease REIT, Inc., a Maryland corporation (the “Company”), has adopted a distribution reinvestment plan (the “DRP”), the terms and conditions of which are set forth below.

1.        Distribution Reinvestment. As agent for the stockholders of the Company (“Stockholders”) who (A) purchased shares of the Company’s Common Stock (the “Shares”) through the private offering detailed in that certain private placement memorandum dated February 20, 2009 (“Private Offering”), (B) purchased Shares pursuant to the Company’s initial public offering (“Initial Public Offering”), or (C) purchase Shares pursuant to the current offering or any subsequent offering of the Company (“Offering”) and who elect to participate in the DRP (the “Participants”), the Company will apply all distributions declared and paid in respect of the Shares held by each participating Stockholder (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for such participating Stockholders directly, if permitted under state securities laws and, if not, through the dealer manager or participating dealers registered in the participating Stockholder’s state of residence (“Participating Dealers”).

2.        Effective Date. The DRP became effective on February 20, 2009. The board of directors of the Company amended and restated the DRP on              effective             . Any amendment or amendment and restatement to the DRP shall be effective as provided in Section 12.

3.        Eligibility and Procedure for Participation. Any Stockholder who purchased Shares pursuant to the Private Offering or Initial Public Offering, or purchases shares in any Offering, and who has received a Memorandum in the Private Offering or a Prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing the subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the dealer manager or participating dealer. The Company may elect to deny a Stockholder participation in the DRP if the Stockholder resides in a jurisdiction or foreign country where, in the Company’s judgment, the burden or expense of compliance with applicable securities laws makes the Stockholder’s participation impracticable or inadvisable. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s accepted subscription, enrollment or authorization.

Once enrolled, a Participant may continue to purchase stock under the DRP until all of the shares of stock registered have been sold, the Company has terminated a current offering, or the Company has terminated the DRP. A Participant can choose to have all or a portion of distributions reinvested through the DRP. A Participant may also change the percentage of distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. Any election to increase a Participant’s level of participation must be made through a participating dealer or, if purchased other than through a participating dealer, through the Company’s dealer manager. Shares will be purchased under the DRP on the date that Distributions are paid by the Company.

Each Participant agrees that if, at any time prior to the listing of the Shares on a national securities exchange, he or she fails to meet the suitability requirements for making an investment in the

Appendix B

Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

4.        Purchase of Shares. Participants may acquire DRP Shares from the Company at a price equal to 95% of the per share offering price of the Company’s common stock, until the earliest of (A) the date that all of the DRP Shares registered have been issued or (B) all offerings terminate and the Company elects to deregister with the SEC the unsold DRP Shares, if any. The DRP Share price was determined by the Company’s board of directors in its business judgment. The Company’s board of directors may set or change the DRP Share price for the purchase of DRP Shares at any time in its sole and absolute discretion based upon such factors as it deems appropriate. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares; however, a Participant will not be able to acquire DRP Shares to the extent that any such purchase would cause such Participant to exceed the ownership limit as set forth in the Company’s charter or otherwise would cause a violation of the share ownership restrictions set forth in the Company’s charter.

Shares to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (A) the DRP Shares issued in connection with the Company’s Private Offering, (B) Shares registered, or to be registered, with the SEC in an Offering for use in the DRP (a “Registration”), or (C) Shares of the Company’s common stock purchased by the Company for the DRP in a secondary market (if available) or on a national securities exchange (collectively, the “Secondary Market”).

Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be used for purposes of issuing Shares in the DRP. Shares acquired by the Company in any Secondary Market or registered in a Registration for use in the DRP may be at prices lower or higher than the Share price which will be paid for the DRP Shares pursuant to the Initial Public Offering.

If the Company acquires Shares in any Secondary Market for use in the DRP, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRP will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make an Offering for Shares to be used in the DRP, the Company is in no way obligated to do either, in its sole discretion.

5.        No Commissions or Other Charges. No dealer manager fee and no commissions will be paid with respect to the DRP Shares.

6.        Exclusion of Certain Distributions. The board of directors of the Company reserves the right to designate that certain cash or other distributions attributable to net sale proceeds will be excluded from Distributions that may be reinvested in shares under the DRP.

7.        Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes which may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this Plan.

8.        Stock Certificates. The ownership of the Shares purchased through the DRP will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

9.        Voting. A Participant may vote all shares acquired through the DRP.

Appendix B

10.        Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distribution payments and amounts of Distributions paid during the prior fiscal year.

11.        Termination by Participant. A Participant may terminate participation in the DRP at any time, without penalty by delivering to the Company a written notice. Prior to listing of the Shares on a national securities exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. Upon termination of DRP participation for any reason, Distributions paid subsequent to termination will be distributed to the Stockholder in cash.

12.        Amendment or Termination of DRP by the Company. The board of directors of the Company may by majority vote (including a majority of the independent directors) amend, modify, suspend or terminate the DRP for any reason upon 10 days’ written notice to the Participants; provided, however, no such amendment shall add compensation to the DRP or remove the opportunity for a Participant to terminate participation in the DRP, as specified above.

13.        Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (A) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death, or (B) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. Any limitation of the Company’s liability under this Section 13 may be further limited by Section II.G. of the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, as applicable. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

Appendix B

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Griffin Capital Net Lease REIT, Inc.

Maximum Offering of

$1,100,000 in Shares

of Common Stock

PROSPECTUS

Griffin Capital Securities, Inc.

            , 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be paid by us, other than the dealer manager fee and sales commissions, while issuing and distributing the common stock being registered. All amounts are estimates except the registration fee and the FINRA filing fee.

SEC Registration Fee	$56,383	(1)
FINRA Filing Fee	74,300
Printing Expenses	2,925,000
Legal Fees and Expenses	1,865,000
Accounting Fees and Expenses	440,000
Blue Sky Fees and Expenses	450,000
Educational Seminars and Conferences	150,000
Due Diligence Expenses	1,117,617
Advertising and Sales Literature	3,925,700
Miscellaneous	6,496,000

Total Expenses	$17,500,000

(1)	An additional $33,926 of filing fees paid in connection with a prior registration statement are carried forward in accordance with Rule 415(a)(6).

Item 32.	Sales to Special Parties

Not Applicable

Item 33.	Recent Sales of Unregistered Securities

We engaged in a private placement offering of up to 10,000,000 shares of common stock at $10.00 per share (subject to discounts) to accredited investors (as defined in Rule 501 under the Securities Act of 1933, as amended (the “Act”)) pursuant to a confidential private placement memorandum dated February 20, 2009, as supplemented. From February 20, 2009 through November 6, 2009, when the private placement offering terminated, we received net offering proceeds of approximately $2.4 million from the sale of 247,978 shares of common stock in the private placement after commissions, fees and expenses.

Each of the purchasers of our common shares in the private placement has represented to us that he or she is an accredited investor. Based upon these representations, we believe that the issuances of our common shares were exempt from the registration requirements pursuant to Section 4(2) of the Act and Regulation D promulgated thereunder.

Item 34.	Indemnification of the Directors and Officers

The Maryland General Corporation Law, as amended (the “MGCL”), permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Act is against public policy and is unenforceable pursuant to Section 14 of the Act.

Subject to the significant conditions below, our charter provides that we shall indemnify and hold harmless a director, officer, employee, agent, advisor or affiliate against any and all losses or liabilities reasonably incurred by such director, officer, employee, agent, advisor or affiliate in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity.

However, under our charter, we shall not indemnify our directors, officers, employees, agents, advisor or any affiliate for any liability or loss suffered by the directors, officers, employees, agents, advisors or affiliates, nor shall we provide that the directors, officers, employees, agents, advisors or affiliates be held harmless for any loss or liability suffered by us, unless all of the following conditions are met: (i) the directors, officers, employees, agents, advisor or affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the directors, officers, employees, agents, advisor or affiliates were acting on our behalf or performing services for us; (iii) such liability or loss was not the result of (A) negligence or misconduct by the directors, excluding the independent directors, officers, employees, agents, advisor or affiliates; or (B) gross negligence or willful misconduct by the independent directors; and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from stockholders. Notwithstanding the foregoing, the directors, officers, employees, agents, advisor or affiliates and any persons acting as a broker-dealer shall not be indemnified by us for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Our charter provides that the advancement of funds to our directors, officers, employees, agents, advisor or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; (iii) the directors, officers, employees, agents, advisor or affiliates undertake to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such directors, officers, employees, agents, advisor or affiliates are found not to be entitled to indemnification.

We also have purchased and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, subject to our limitations on indemnification.

Item 35.	Treatment of Proceeds from Stock Being Registered

Not Applicable

Item 36.	Financial Statements and Exhibits

(a) Financial Statements: The following financial statements are incorporated by reference into this registration statement:

Consolidated Financial Statements:

Audited Financial Statements

(1)	Report of Independent Registered Public Accounting Firm
(2)	Consolidated Balance Sheets as of December 31, 2011 and 2010
(3)	Consolidated Statements of Operations for the Years Ended December 31, 2011, 2010 and 2009
(4)	Consolidated Statements of Equity for the Years Ended December 31, 2011, 2010 and 2009
(5)	Consolidated Statements of Cash Flows for the Years Ended December 31, 2011, 2010 and 2009
(6)	Notes to Consolidated Financial Statements
(7)	Schedule III- Real Estate Assets and Accumulated Depreciation

Unaudited Financial Statements

(1)	Consolidated Balance Sheets as of September 30, 2012 and December 31, 2011
(2)	Consolidated Statements of Operations and Comprehensive Loss for the Three Months and Nine Months Ended September 30, 2012 and 2011
(3)	Consolidated Statements of Equity for the Year Ended December 31, 2011 and the Nine Months Ended September 30, 2012
(4)	Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2012 and 2011
(5)	Notes to Consolidated Financial Statements

Financial Statements and Pro Forma Financial Information:

Audited Financial Statements for Will Partners Property

(1)	Report of Independent Registered Public Accounting Firm
(2)	Statement of Revenues and Certain Expenses for the Years Ended December 31, 2007, 2008 and 2009, and for the six months ended June 30, 2010 (unaudited)
(3)	Notes to Statement of Revenues and Certain Expenses for the Years Ended December 31, 2007, 2008 and 2009

Unaudited Pro Forma Financial Information for Will Partners Property

(1)	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2010
(2)	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2009
(3)	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 2010
(4)	Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Audited Financial Statements for Emporia Partners Property

(1)	Report of Independent Registered Public Accounting Firm
(2)	Statement of Revenues and Certain Operating Expenses for the Years Ended December 31, 2007, 2008 and 2009, and for the six months ended June 30, 2010 (unaudited)
(3)	Notes to Statement of Revenues and Certain Operating Expenses for the Years Ended December 31, 2007, 2008 and 2009

Unaudited Pro Forma Financial Information for Emporia Partners Property

(1)	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2010
(2)	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2009
(3)	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 2010
(4)	Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Audited Financial Statements for ITT Property

(1)	Report of Independent Registered Public Accounting Firm
(2)	Statement of Revenues and Certain Operating Expenses for the Year Ended December 31, 2009, and for the six months ended June 30, 2010 (unaudited)
(3)	Notes to Statement of Revenues and Certain Operating Expenses for the Year Ended December 31, 2009

Unaudited Pro Forma Financial Information for ITT Property

(1)	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2010
(2)	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2009
(3)	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 2010
(4)	Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Unaudited Pro Forma Financial Information for Quad/Graphics Property

(1)	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2010
(2)	Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Year Ended December 31, 2009 and Nine Months Ended September 30, 2010

(3)	Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Unaudited Pro Forma Financial Information for LTI Property

(1)	Unaudited Pro Forma Condensed Consolidated Balance Sheets as of March 31, 2011
(2)	Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Year Ended December 31, 2010 and Three Months Ended March 31, 2011
(3)	Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Audited Financial Statements for AT&T Property

(1)	Report of Independent Registered Public Accounting Firm
(2)	Statement of Revenues and Certain Operating Expenses for the Year Ended December 31, 2011
(3)	Notes to Statement of Revenues and Certain Operating Expenses for the Year Ended December 31, 2011

Unaudited Pro Forma Financial Information for AT&T Property

(1)	Unaudited Pro Forma Condensed Consolidated Balance Sheets as of December 31, 2011
(2)	Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Year Ended December 31, 2011
(3)	Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Audited Financial Statements for Westinghouse Property

(1)	Report of Independent Registered Public Accounting Firm
(2)	Statement of Revenues and Certain Operating Expenses for the Year Ended December 31, 2011, and for the three months ended March 31, 2012 (unaudited)
(3)	Notes to Statement of Revenues and Certain Operating Expenses for the Year Ended December 31, 2011

Unaudited Pro Forma Financial Information for Westinghouse Property

(1)	Unaudited Pro Forma Condensed Consolidated Statements of Operations and Comprehensive Loss for the Year Ended December 31, 2011
(2)	Unaudited Pro Forma Condensed Consolidated Statements of Operations and Comprehensive Income for the Three Months Ended March 31, 2012
(3)	Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(b) Exhibits:

Exhibit	Description
1.1	Form of Dealer Manager Agreement and Participating Dealer Agreement, incorporated by reference to Exhibit 1.1 to the Registrant’s Registration Statement on Form S-11, filed on August 29, 2012, Commission File No. 333-183614
3.1	Third Articles of Amendment and Restatement of Griffin Capital Net Lease REIT, Inc., incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form S-11, filed on October 29, 2009, Commission File No. 333-159167
3.2	Bylaws of Griffin Capital Net Lease REIT, Inc., incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11, filed on May 12, 2009, Commission File No. 333-159167
3.3	Articles of Amendment to Third Articles of Amendment and Restatement of Griffin Capital Net Lease REIT, Inc., incorporated by reference to Exhibit 3.3 to Post-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form S-11, filed on July 12, 2011, Commission File No. 333-159167
4.1*	Form of Subscription Agreement and Subscription Agreement Signature Page (included as Appendix A to prospectus)

Exhibit	Description
5.1	Form of Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC as to legality of securities, incorporated by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form S-11, filed on August 29, 2012, Commission File No. 333-183614
8.1	Form of Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC as to tax matters, incorporated by reference to Exhibit 8.1 to the Registrant’s Registration Statement on Form S-11, filed on August 29, 2012, Commission File No. 333-183614
10.1	First Amended and Restated Limited Partnership Agreement of The GC Net Lease REIT Operating Partnership, L.P., incorporated by reference to Exhibit 10.1 to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, filed on August 19, 2009, Commission File No. 333-159167
10.2	Griffin Capital Net Lease REIT, Inc. 2009 Long Term Incentive Plan, incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-11, filed on May 12, 2009, Commission File No. 333-159167
10.3*	Griffin Capital Net Lease REIT, Inc. Distribution Reinvestment Plan (included as Appendix B to prospectus)
10.4	Tax Protection Agreement by and among Griffin Capital Net Lease REIT, Inc., The GC Net Lease REIT Operating Partnership, L.P., Kevin A. Shields, Don G. Pescara and David C. Rupert, incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-11, filed on May 12, 2009, Commission File No. 333-159167
10.5	Form of Master Property Management, Leasing and Construction Management Agreement, incorporated by reference to Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-Q, filed on December 10, 2009, Commission File No. 333-159167
10.6	Lease Agreement for Renfro Property, incorporated by reference to Exhibit 10.7 to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, filed on August 19, 2009, Commission File No. 333-159167
10.7	Amendment to Lease Agreement for Renfro Property, incorporated by reference to Exhibit 10.8 to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, filed on August 19, 2009, Commission File No. 333-159167
10.8	Lease Agreement for Plainfield Property, incorporated by reference to Exhibit 10.9 to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, filed on August 19, 2009, Commission File No. 333-159167
10.9	Amendment to Lease Agreement for Plainfield Property, incorporated by reference to Exhibit 10.10 to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, filed on August 19, 2009, Commission File No. 333-159167
10.10	Fixed Rate Note for Plainfield Property, incorporated by reference to Exhibit 10.17 to the Registrant’s Annual Report on Form 10-K, filed on March 30, 2010, Commission File No. 333-159167
10.11	Amended and Restated Lease for Will Partners Property dated April 26, 2000, incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on June 9, 2010, Commission File No. 333-159167
10.12	First Amendment to Amended and Restated Lease for Will Partners Property dated June 4, 2010, incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed on June 9, 2010, Commission File No. 333-159167
10.13	Tax Protection Agreement for Will Partners Property dated June 4, 2010, incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, filed on June 9, 2010, Commission File No. 333-159167
10.14	Credit Agreement for KeyBank Revolver dated June 4, 2010, incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, filed on June 9, 2010, Commission File No. 333-159167

Exhibit	Description
10.15	Guaranty for KeyBank Revolver dated June 4, 2010, incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K, filed on June 9, 2010, Commission File No. 333-159167
10.16	Second Amended and Restated Advisory Agreement, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on November 16, 2010, Commission File No. 333-159167
10.17	First Amendment to Credit Agreement for KeyBank Revolver, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on November 29, 2010, Commission File No. 333-159167
10.18	Contribution Agreement for LTI Property dated May 13, 2011, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on May 16, 2011, Commission File No. 000-54377
10.19	Tax Protection Agreement for LTI Property dated May 13, 2011, incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on May 16, 2011, Commission File No. 000-54377
10.20	Cash Purchase Agreement for LTI Property dated May 13, 2011, incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed on May 16, 2011, Commission File No. 000-54377
10.21	Lease for LTI Property dated August 8, 2006, incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, filed on May 16, 2011, Commission File No. 000-54377
10.22	Fixed Rate Note for LTI Property dated February 10, 2006, incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, filed on May 16, 2011, Commission File No. 000-54377
10.23	Assumption Agreement for LTI Property dated May 13, 2011, incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K, filed on May 16, 2011, Commission File No. 000-54377
10.24	Restated KeyBank Credit Agreement dated November 18, 2011, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on November 18, 2011, Commission File No. 000-54377
10.25	Amended and Restated Guaranty dated November 18, 2011, incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on November 18, 2011, Commission File No. 000-54377
10.26	AT&T Purchase Agreement dated January 27, 2012, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on February 2, 2012, Commission File No. 000-54377
10.27	Form of AT&T Lease dated June 30, 2005, incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on February 2, 2012, Commission File No. 000-54377
10.28	Form of Assignment and First Amendment to Lease Agreement dated July 2, 2009, incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed on February 2, 2012, Commission File No. 000-54377
10.29	Mezzanine Credit Agreement dated January 31, 2012, incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, filed on February 2, 2012, Commission File No. 000-54377
10.30	Equity Proceeds Pledge dated January 31, 2012, incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, filed on February 2, 2012, Commission File No. 000-54377

Exhibit	Description
10.31	Ownership Interests Pledge dated January 31, 2012, incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K, filed on February 2, 2012, Commission File No. 000-54377
10.32	Guaranty Agreement for Mezzanine Loan dated January 31, 2012, incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K, filed on February 2, 2012, Commission File No. 000-54377
10.33	First Amendment to the Restated KeyBank Credit Agreement dated March 16, 2012, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on March 22, 2012, Commission File No. 000-54377
10.34	Westinghouse Purchase Agreement dated August 18, 2011, incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on March 22, 2012, Commission File No. 000-54377
10.35	Westinghouse Lease dated September 2, 2009, incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed on March 22, 2012, Commission File No. 000-54377
10.36	Second Amendment to Westinghouse Lease dated November 10, 2010, incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, filed on March 22, 2012, Commission File No. 000-54377
10.37	Third Amendment to Westinghouse Lease dated March 22, 2012, incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, filed on March 22, 2012, Commission File No. 000-54377
10.38	Guaranty dated March 22, 2012 incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K, filed on March 22, 2012, Commission File No. 000-54377
10.39	Second Amendment to the Restated KeyBank Credit Agreement, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on October 4, 2012, Commission File No. 000-54377
10.40	Note dated September 21, 2012 issued to Fifth Third Bank, incorporated by reference to Exhibit 10.39 to Post-Effective Amendment No. 11 to the Registrant’s Registration Statement on Form S-11, filed on October 17, 2012, Commission File No. 333-159167
10.41	Note dated December 4, 2012 issued to Union Bank, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on December 6, 2012, Commission File No. 000-54377
21.1	Subsidiaries of Griffin Capital Net Lease REIT, Inc. , incorporated by reference to Exhibit 21.1 to the Registrant’s Registration Statement on Form S-11, filed on August 29, 2012, Commission File No. 333-183614
23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included in Exhibit 5.1)
23.2	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC with respect to tax opinion (included in Exhibit 8.1)
23.3*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
24.1	Power of Attorney, incorporated by reference to Exhibit 24.1 to the Registrant’s Registration Statement on Form S-11, filed on August 29, 2012, Commission File No. 333-183614

* Filed herewith

Item 37.	Undertakings

(a) The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) The Registrant undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) The Registrant undertakes that, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d) For the purpose of determining liability of the Registrant under the Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

(e) The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transaction with our advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to our advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f) The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by our advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(g) The Registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(h) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on the 19th day of December, 2012.

GRIFFIN CAPITAL NET LEASE REIT, INC.

By:	/s/ Kevin A. Shields
Kevin A. Shields
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Kevin A. Shields Kevin A. Shields	Chief Executive Officer and Director (Principal Executive Officer)	December 19, 2012

/s/ Joseph E. Miller Joseph E. Miller	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	December 19, 2012

/s/ Gregory M. Cazel* Gregory M. Cazel	Independent Director	December 19, 2012

/s/ Timothy J. Rohner* Timothy J. Rohner	Independent Director	December 19, 2012

*By:	/s/ Joseph E. Miller
Joseph E. Miller
Attorney-in-Fact

EXHIBIT INDEX

Exhibit	Description
1.1	Form of Dealer Manager Agreement and Participating Dealer Agreement, incorporated by reference to Exhibit 1.1 to the Registrant’s Registration Statement on Form S-11, filed on August 29, 2012, Commission File No. 333-183614
3.1	Third Articles of Amendment and Restatement of Griffin Capital Net Lease REIT, Inc., incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form S-11, filed on October 29, 2009, Commission File No. 333-159167
3.2	Bylaws of Griffin Capital Net Lease REIT, Inc., incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11, filed on May 12, 2009, Commission File No. 333-159167
3.3	Articles of Amendment to Third Articles of Amendment and Restatement of Griffin Capital Net Lease REIT, Inc., incorporated by reference to Exhibit 3.3 to Post-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form S-11, filed on July 12, 2011, Commission File No. 333-159167
4.1*	Form of Subscription Agreement and Subscription Agreement Signature Page (included as Appendix A to prospectus)
5.1	Form of Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC as to legality of securities, incorporated by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form S-11, filed on August 29, 2012, Commission File No. 333-183614
8.1	Form of Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC as to tax matters, incorporated by reference to Exhibit 8.1 to the Registrant’s Registration Statement on Form S-11, filed on August 29, 2012, Commission File No. 333-183614
10.1	First Amended and Restated Limited Partnership Agreement of The GC Net Lease REIT Operating Partnership, L.P., incorporated by reference to Exhibit 10.1 to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, filed on August 19, 2009, Commission File No. 333-159167
10.2	Griffin Capital Net Lease REIT, Inc. 2009 Long Term Incentive Plan, incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-11, filed on May 12, 2009, Commission File No. 333-159167
10.3*	Griffin Capital Net Lease REIT, Inc. Distribution Reinvestment Plan (included as Appendix B to prospectus)
10.4	Tax Protection Agreement by and among Griffin Capital Net Lease REIT, Inc., The GC Net Lease REIT Operating Partnership, L.P., Kevin A. Shields, Don G. Pescara and David C. Rupert, incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-11, filed on May 12, 2009, Commission File No. 333-159167
10.5	Form of Master Property Management, Leasing and Construction Management Agreement, incorporated by reference to Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-Q, filed on December 10, 2009, Commission File No. 333-159167
10.6	Lease Agreement for Renfro Property, incorporated by reference to Exhibit 10.7 to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, filed on August 19, 2009, Commission File No. 333-159167
10.7	Amendment to Lease Agreement for Renfro Property, incorporated by reference to Exhibit 10.8 to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, filed on August 19, 2009, Commission File No. 333-159167
10.8	Lease Agreement for Plainfield Property, incorporated by reference to Exhibit 10.9 to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, filed on August 19, 2009, Commission File No. 333-159167

Exhibit	Description
10.9	Amendment to Lease Agreement for Plainfield Property, incorporated by reference to Exhibit 10.10 to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, filed on August 19, 2009, Commission File No. 333-159167
10.10	Fixed Rate Note for Plainfield Property, incorporated by reference to Exhibit 10.17 to the Registrant’s Annual Report on Form 10-K, filed on March 30, 2010, Commission File No. 333-159167
10.11	Amended and Restated Lease for Will Partners Property dated April 26, 2000, incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on June 9, 2010, Commission File No. 333-159167
10.12	First Amendment to Amended and Restated Lease for Will Partners Property dated June 4, 2010, incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed on June 9, 2010, Commission File No. 333-159167
10.13	Tax Protection Agreement for Will Partners Property dated June 4, 2010, incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, filed on June 9, 2010, Commission File No. 333-159167
10.14	Credit Agreement for KeyBank Revolver dated June 4, 2010, incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, filed on June 9, 2010, Commission File No. 333-159167
10.15	Guaranty for KeyBank Revolver dated June 4, 2010, incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K, filed on June 9, 2010, Commission File No. 333-159167
10.16	Second Amended and Restated Advisory Agreement, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on November 16, 2010, Commission File No. 333-159167
10.17	First Amendment to Credit Agreement for KeyBank Revolver, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on November 29, 2010, Commission File No. 333-159167
10.18	Contribution Agreement for LTI Property dated May 13, 2011, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on May 16, 2011, Commission File No. 000-54377
10.19	Tax Protection Agreement for LTI Property dated May 13, 2011, incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on May 16, 2011, Commission File No. 000-54377
10.20	Cash Purchase Agreement for LTI Property dated May 13, 2011, incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed on May 16, 2011, Commission File No. 000-54377
10.21	Lease for LTI Property dated August 8, 2006, incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, filed on May 16, 2011, Commission File No. 000-54377
10.22	Fixed Rate Note for LTI Property dated February 10, 2006, incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, filed on May 16, 2011, Commission File No. 000-54377
10.23	Assumption Agreement for LTI Property dated May 13, 2011, incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K, filed on May 16, 2011, Commission File No. 000-54377
10.24	Restated KeyBank Credit Agreement dated November 18, 2011, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on November 18, 2011, Commission File No. 000-54377

Exhibit	Description
10.25	Amended and Restated Guaranty dated November 18, 2011, incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on November 18, 2011, Commission File No. 000-54377
10.26	AT&T Purchase Agreement dated January 27, 2012, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on February 2, 2012, Commission File No. 000-54377
10.27	Form of AT&T Lease dated June 30, 2005, incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on February 2, 2012, Commission File No. 000-54377
10.28	Form of Assignment and First Amendment to Lease Agreement dated July 2, 2009, incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed on February 2, 2012, Commission File No. 000-54377
10.29	Mezzanine Credit Agreement dated January 31, 2012, incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, filed on February 2, 2012, Commission File No. 000-54377
10.30	Equity Proceeds Pledge dated January 31, 2012, incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, filed on February 2, 2012, Commission File No. 000-54377
10.31	Ownership Interests Pledge dated January 31, 2012, incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K, filed on February 2, 2012, Commission File No. 000-54377
10.32	Guaranty Agreement for Mezzanine Loan dated January 31, 2012, incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K, filed on February 2, 2012, Commission File No. 000-54377
10.33	First Amendment to the Restated KeyBank Credit Agreement dated March 16, 2012, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on March 22, 2012, Commission File No. 000-54377
10.34	Westinghouse Purchase Agreement dated August 18, 2011, incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on March 22, 2012, Commission File No. 000-54377
10.35	Westinghouse Lease dated September 2, 2009, incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed on March 22, 2012, Commission File No. 000-54377
10.36	Second Amendment to Westinghouse Lease dated November 10, 2010, incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, filed on March 22, 2012, Commission File No. 000-54377
10.37	Third Amendment to Westinghouse Lease dated March 22, 2012, incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, filed on March 22, 2012, Commission File No. 000-54377
10.38	Guaranty dated March 22, 2012 incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K, filed on March 22, 2012, Commission File No. 000-54377
10.39	Second Amendment to the Restated KeyBank Credit Agreement, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on October 4, 2012, Commission File No. 000-54377
10.40	Note dated September 21, 2012 issued to Fifth Third Bank, incorporated by reference to Exhibit 10.39 to Post-Effective Amendment No. 11 to the Registrant’s Registration Statement on Form S-11, filed on October 17, 2012, Commission File No. 333-159167
10.41	Note dated December 4, 2012 issued to Union Bank, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on December 6, 2012, Commission File No. 000-54377

Exhibit	Description
21.1	Subsidiaries of Griffin Capital Net Lease REIT, Inc. , incorporated by reference to Exhibit 21.1 to the Registrant’s Registration Statement on Form S-11, filed on August 29, 2012, Commission File No. 333-183614
23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included in Exhibit 5.1)
23.2	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC with respect to tax opinion (included in Exhibit 8.1)
23.3*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
24.1	Power of Attorney, incorporated by reference to Exhibit 24.1 to the Registrant’s Registration Statement on Form S-11, filed on August 29, 2012, Commission File No. 333-183614

* Filed herewith